                                                    Filed Pursuant to Rule 424B5
                                                Registration File No. 333-108944


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES NOR IS IT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR COMPLETED,
                              DATED AUGUST 2, 2004

PRELIMINARY PROSPECTUS SUPPLEMENT
(TO ACCOMPANY PROSPECTUS DATED JUNE 17, 2004)


                          $1,007,897,000 (APPROXIMATE)
                             (OFFERED CERTIFICATES)

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C14

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)


--------------------------------       THE TRUST FUND:
YOU SHOULD CAREFULLY CONSIDER THE
RISK FACTORS BEGINNING ON PAGE S-43    o  As of August 11, 2004, the mortgage
OF THIS PROSPECTUS SUPPLEMENT AND         loans included in the trust fund will
ON PAGE 14 OF THE ACCOMPANYING            have an aggregate principal balance
PROSPECTUS.                               of approximately $1,097,030,350.

Neither the offered certificates       o  The trust fund will consist of a pool
nor the underlying mort- gage loans       of 81 fixed rate mortgage loans.
are insured or guaranteed by any
government agency or                   o  The mortgage loans are secured by
instrumentality.                          first liens on commercial and
                                          multifamily properties.
The offered certificates will
represent interests in the trust       o  All of the mortgage loans were
fund only. They will not represent        originated or acquired by Wachovia
obligations of any other party. The       Bank, National Association and
offered certificates will not be          Artesia Mortgage Capital Corporation.
listed on any national securities
exchange or any automated quotation    THE CERTIFICATES:
system of any registered securities
association.                           o  The trust fund will issue 23 classes
                                          of certificates.
This prospectus supplement may be
used to offer and sell the offered     o  Only the 5 classes of offered
certificates only if it is                certificates described in the
accompanied by the prospectus dated       following table are being offered by
August 2, 2004.                           this prospectus supple ment and the
--------------------------------          accompanying prospectus.

--------------------------------------------------------------------------------------------------------------------------
                          ORIGINAL       PERCENTAGE OF     PASS-THROUGH       ASSUMED FINAL                     EXPECTED
                        CERTIFICATE       CUT-OFF DATE         RATE           DISTRIBUTION                     S&P/MOODY'S
CLASS                    BALANCE(1)       POOL BALANCE      DESCRIPTION          DATE(2)         CUSIP NO.      RATING(3)
-------------------   ---------------   ---------------   --------------   ------------------   -----------   ------------
Class A-1 .........    $534,414,000          48.715%       Fixed           January 15, 2014                      AAA/Aaa
Class A-2 .........    $413,146,000          37.660%      Fixed(4)          August 15, 2014                      AAA/Aaa
Class B ...........    $ 28,797,000           2.625%      Fixed(4)          August 15, 2014                      AA/Aa2
Class C ...........    $ 13,713,000           1.250%      Fixed(4)          August 15, 2014                      AA-/Aa3
Class D ...........    $ 17,827,000           1.625%      Fixed(4)          August 15, 2014                       A/A2
--------------------------------------------------------------------------------------------------------------------------

(Footnotes explaining the table are on page S-2)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Wachovia Capital Markets, LLC is acting as sole lead manager for this offering. Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to all classes of offered certificates. Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-managers for this offering. Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are required to purchase the offered certificates from us, subject to certain conditions. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. We expect to receive from this offering
approximately      % of the initial certificate balance of the offered
certificates, plus accrued interest from August 1, 2004, before deducting expenses.

We expect that delivery of the offered certificates will be made in book-entry form on or about August 25, 2004.


                               WACHOVIA SECURITIES

GOLDMAN, SACHS & CO.                                       RBS GREENWICH CAPITAL

                                 AUGUST   , 2004

                    WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

      Commercial Mortgage Pass-Through Certificates, Series WBCMT 2004-C14
                    Geographic Overview of Mortgage Pool(1)

                                 [MAP OMITTED]

OREGON
2 properties
$13,050,000
1.2% of total

NEVADA
3 properties
$21,536,119
2.0% of total

NORTHERN CALIFORNIA(2)
4 properties
$33,695,974
3.1% of total

CALIFORNIA
13 properties
$153,267,943
14.0% of total

SOUTHERN CALIFORNIA(2)
9 properties
$119,571,969
10.9% of total

ARIZONA
1 property
$149,846,169
13.7% of total

COLORADO
2 properties
$73,973,130
6.7% of total

NEW MEXICO
1 property
$940,105
0.1% of total

TEXAS
4 properties
$24,071,770
2.2% of total

OKLAHOMA
1 property
$2,997,546
0.3% of total

LOUISIANA
1 property
$10,000,000
0.9% of total

ARKANSAS
1 property
$15,000,000
1.4% of total

UTAH
2 properties
$24,492,674
2.2% of total

KANSAS
1 property
$8,000,000
0.7% of total

ILLINOIS
11 properties
$182,652,524
16.6% of total

WISCONSIN
3 properties
$20,150,000
1.8% of total

INDIANA
1 property
$1,600,000
0.1% of total

OHIO
1 property
$3,150,000
0.3% of total

NEW YORK
3 properties
$100,228,448
9.1% of total

CONNECTICUT
2 properties
$4,116,603
0.4% of total

NEW JERSEY
3 properties
$22,287,699
2.0% of total

DISTRICT OF COLUMBIA
2 properties
$38,494,137
3.5% of total

MARYLAND
1 property
$41,900,000
3.8% of total

VIRGINIA
5 properties
$18,483,993
1.7% of total

SOUTH CAROLINA
1 property
$2,465,000
0.2% of total

NORTH CAROLINA
6 properties
$64,750,000
5.9% of total

GEORGIA
3 properties
$55,090,934
5.0% of total

FLORIDA
9 properties
$44,485,559
4.1% of total


                     MORTGAGED PROPERTIES BY PROPERTY TYPE


                                [GRAPHIC OMITTED]


Retail   32.6%

Multifamily   27.2%

Self Storage   2.9%

Mobile Home Park   2.4%

Mixed Use    1.2%

Hospitality   0.9%

Land   0.1%

Office    32.7%


GEOGRAPHIC OVERVIEW OF MORTGAGED PROPERTIES

(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.


(greater than) 10.0% of Initial Pool Balance

(greater than) 5.0 - 10.0% of Initial Pool Balance

(greater than) 1.0 - 5.0% of Initial Pool Balance

(less than or equal to) 1.0% of Initial Pool Balance

[Graphic Omitted]                                  [Graphic Omitted]


Park Place Mall, Tucson, AZ



[Graphic Omitted]                                  [Graphic Omitted]

BJB Portfolio, Chicago, IL



[Graphic Omitted]                                  [Graphic Omitted]

11 Madison Avenue, New York, NY          444 North Michigan Avenue, Chicago, IL

[Graphic Omitted]                                  [Graphic Omitted]

Independence Plaza, Denver, CO      Barneys New York, Beverly Hills, CA



[Graphic Omitted]                                  [Graphic Omitted]

FBI Field Office Baltimore, MD      Aylesbury Farms Apartment Homes, Duluth, GA



[Graphic Omitted]                                  [Graphic Omitted]

1750 H Street, Washington, DC       Kennedy Ridge Apartments, Denver, CO

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates and (b) this prospectus supplement, which describes the specific terms of the offered certificates. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE AS OF THE DATE OF THIS DOCUMENT. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the offered certificates and the trust fund in abbreviated form:

     o SUMMARY OF PROSPECTUS SUPPLEMENT, commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the offered certificates and a description of the mortgage loans included in the trust fund; and

     o RISK FACTORS, commencing on page S-43 of this prospectus supplement, which describes risks that apply to the offered certificates which are in addition to those described in the prospectus.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "INDEX OF DEFINED TERMS" beginning on page S-257 in this prospectus supplement.

     In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

     WE DO NOT INTEND THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO BE AN OFFER OR SOLICITATION:

     o if used in a jurisdiction in which such offer or solicitation is not authorized;

     o if the person making such offer or solicitation is not qualified to do so; or

     o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

     This prospectus supplement and the accompanying prospectus may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in these transactions. Sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

(Footnotes to table on the front cover)

----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement and a 0% CPR (as defined in "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement). The Rated Final Distribution Date is the distribution date to occur in August 2041. See "DESCRIPTION OF THE CERTIFICATES--Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. See "RATINGS" in this prospectus supplement.

(4) The pass-through rate applicable to the Class A-2, Class B, Class C and Class D certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate (calculated as described herein) for such date.

                               TABLE OF CONTENTS

SUMMARY OF PROSPECTUS SUPPLEMENT .........................................   S-5
OVERVIEW OF THE CERTIFICATES .............................................   S-6
THE PARTIES ..............................................................   S-8
IMPORTANT DATES AND PERIODS ..............................................  S-10
THE CERTIFICATES .........................................................  S-11
THE MORTGAGE LOANS .......................................................  S-29
RISK FACTORS .............................................................  S-43
DESCRIPTION OF THE MORTGAGE POOL .........................................  S-90
 General .................................................................  S-90
 Mortgage Loan History ...................................................  S-91
 Certain Terms and Conditions of the Mortgage Loans ......................  S-91
 Assessments of Property Condition .......................................  S-95
 Co-Lender Loans .........................................................  S-96
 Additional Mortgage Loan Information .................................... S-105
 Twenty Largest Mortgage Loans ........................................... S-120
 The Mortgage Loan Sellers ............................................... S-178
 Underwriting Standards .................................................. S-178
 Assignment of the Mortgage Loans; Repurchases and Substitutions ......... S-179
 Representations and Warranties; Repurchases and Substitutions ........... S-182
 Repurchase or Substitution of Cross-Collateralized Mortgage Loans ....... S-185
 Changes in Mortgage Pool Characteristics ................................ S-186
SERVICING OF THE MORTGAGE LOANS .......................................... S-186
 General ................................................................. S-186
 The Master Servicer and the Special Servicer ............................ S-188
 Servicing of the 11 Madison Avenue Loan ................................. S-192
 Servicing and Other Compensation and Payment of Expenses ................ S-192
 Modifications, Waivers and Amendments ................................... S-195
 The Controlling Class Representative .................................... S-197
 Defaulted Mortgage Loans; REO Properties; Purchase Option ............... S-200
 Inspections; Collection of Operating Information ........................ S-202
DESCRIPTION OF THE CERTIFICATES .......................................... S-203
 General ................................................................. S-203
 Registration and Denominations .......................................... S-203
 Certificate Balances and Notional Amounts ............................... S-206
 Pass-Through Rates ...................................................... S-208
 Distributions ........................................................... S-211
 Subordination; Allocation of Losses and Certain Expenses ................ S-227
 P&I Advances ............................................................ S-230
 Appraisal Reductions .................................................... S-234
 Reports to Certificateholders; Available Information .................... S-236
 Assumed Final Distribution Date; Rated Final Distribution Date .......... S-240
 Voting Rights ........................................................... S-241
 Termination ............................................................. S-241
 The Trustee ............................................................. S-242
 The Fiscal Agent ........................................................ S-243
YIELD AND MATURITY CONSIDERATIONS ........................................ S-244
 Yield Considerations .................................................... S-244
 Weighted Average Life ................................................... S-247

USE OF PROCEEDS .......................................................... S-250
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................. S-250
 General ................................................................. S-250
 Taxation of the Offered Certificates .................................... S-250
ERISA CONSIDERATIONS ..................................................... S-251
LEGAL INVESTMENT ......................................................... S-254
METHOD OF DISTRIBUTION ................................................... S-255
LEGAL MATTERS ............................................................ S-256
RATINGS .................................................................. S-256
INDEX OF DEFINED TERMS ................................................... S-257
ANNEX A-1   Certain Characteristics of the Mortgage Loans and
            Mortgaged Properties..........................................   A-1
ANNEX A-2   Certain Information Regarding Multifamily
            Mortgaged Properties..........................................   A-2
ANNEX A-3   Reserve Account Information ..................................   A-3
ANNEX A-4   Commercial Tenant Schedule ...................................   A-4
ANNEX A-5   Certain Characteristics of the Mortgage Loans and
            Mortgaged Properties (Crossed and Portfolios) ................   A-5
ANNEX A-6   Monthly Debt Service Schedule for the FBI Field Office--
            Baltimore, MD Loan ...........................................   A-6
ANNEX B     Form of Distribution Date Statement ..........................   B-1
ANNEX C     Class X-P Reference Rate .....................................   C-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o WE PROVIDE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ON THE CERTIFICATES THAT ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS INCLUDED IN THE TRUST FUND, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE PRINCIPAL BALANCE OF THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE (WHICH IS AUGUST 1, 2004 WITH RESPECT TO 5 MORTGAGE LOANS, AUGUST 10, 2004 WITH RESPECT TO 1 MORTGAGE LOAN AND AUGUST 11, 2004 WITH RESPECT TO 75 MORTGAGE LOANS) AFTER GIVING EFFECT TO PAYMENTS DUE ON OR BEFORE SUCH DATE WHETHER OR NOT RECEIVED. THE CUT-OFF DATE BALANCE OF EACH MORTGAGE LOAN INCLUDED IN THE TRUST FUND AND EACH CUT-OFF DATE CERTIFICATE BALANCE IN THIS PROSPECTUS SUPPLEMENT ASSUMES THE TIMELY RECEIPT OF PRINCIPAL SCHEDULED TO BE PAID (IF ANY) ON EACH MORTGAGE LOAN AND NO DEFAULTS, DELINQUENCIES OR PREPAYMENTS ON ANY MORTGAGE LOAN ON OR BEFORE THE RELATED CUT-OFF DATE. PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE AGGREGATE PRINCIPAL BALANCE OF ALL THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND AS OF THE CUT-OFF DATE REPRESENTED BY THE AGGREGATE PRINCIPAL BALANCE OF THE RELATED MORTGAGE LOANS AS OF THE CUT-OFF DATE.

o ONE (1) MORTGAGE LOAN INCLUDED IN THE TRUST FUND, REFERRED TO AS THE 11 MADISON AVENUE MORTGAGE LOAN, IS PART OF A SPLIT LOAN STRUCTURE WHERE 3 COMPANION LOANS THAT ARE PART OF THE SPLIT LOAN STRUCTURE ARE PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT WITH THE RELATED MORTGAGE LOAN AND THE OTHER 3 COMPANION LOANS ARE JUNIOR TO THE 4 LOANS THAT ARE PARI PASSU IN RIGHT OF ENTITLEMENT TO PAYMENT. THE 11 MADISON AVENUE MORTGAGE LOAN IS FURTHER DIVIDED INTO A SENIOR POOLED COMPONENT AND A SUBORDINATE NON-POOLED COMPONENT AND, UNLESS OTHERWISE STATED HEREIN, ALL REFERENCES TO THE PRINCIPAL BALANCE OF THE MORTGAGE LOANS IN THE TRUST FUND AND RELATED INFORMATION (INCLUDING LOAN BALANCE PER SQUARE FOOT AND DEBT SERVICE COVERAGE AND LOAN-TO-VALUE RATIOS) ARE REFERENCES TO THE POOLED COMPONENT ONLY OF THE 11 MADISON AVENUE MORTGAGE LOAN.

o ALL NUMERICAL OR STATISTICAL INFORMATION CONCERNING THE MORTGAGE LOANS INCLUDED IN THE TRUST FUND IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

     The table below lists certain summary information concerning the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C14, which we are offering pursuant to the accompanying prospectus and this prospectus supplement. Each certificate represents an interest in the mortgage loans included in the trust fund and the other assets of the trust fund. The table also describes the certificates that are not offered by this prospectus supplement (other than the Class Z, Class R-I and Class R-II) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions.

                   CLOSING DATE
                    CERTIFICATE   PERCENTAGE                PASS-          INITIAL       WEIGHTED        CASH FLOW
                    BALANCE OR    OF CUT-OFF               THROUGH          PASS-         AVERAGE      OR PRINCIPAL      EXPECTED
                     NOTIONAL      DATE POOL   CREDIT        RATE          THROUGH         LIFE           WINDOW        S&P/MOODY'S
     CLASS           AMOUNT(1)      BALANCE    SUPPORT   DESCRIPTION        RATE        (YEARS)(2)     (MON./YR.)(2)     RATING(3)
---------------- --------------- ----------- ---------- ------------- ---------------- ------------ ------------------ ------------
Class A-1 ...... $   534,414,000     48.715%    13.625%    Fixed              %            5.70        09/04 - 01/14      AAA/Aaa
Class A-2 ...... $   413,146,000     37.660%    13.625%   Fixed (4)           %            9.81        01/14 - 08/14      AAA/Aaa
Class B ........ $    28,797,000      2.625%    11.000%   Fixed (4)           %            9.97        08/14 - 08/14      AA/Aa2
Class C ........ $    13,713,000      1.250%     9.750%   Fixed (4)           %            9.97        08/14 - 08/14      AA-/Aa3
Class D ........ $    17,827,000      1.625%     8.125%   Fixed (4)           %            9.97        08/14 - 08/14       A/A2
Class E ........ $    10,970,000      1.000%     7.125%    WAC (5)            %             (6)             (6)            A-/A3
Class F ........ $    12,342,000      1.125%     6.000%    WAC (7)            %             (6)             (6)          BBB+/Baa1
Class G ........ $    12,342,000      1.125%     4.875%    WAC (7)            %             (6)             (6)          BBB/Baa2
Class H ........ $    15,084,000      1.375%     3.500%    WAC (7)            %             (6)             (6)          BBB-/Baa3
Class J ........ $     2,743,000      0.250%     3.250%   Fixed (4)           %             (6)             (6)           BB+/Ba1
Class K ........ $     4,114,000      0.375%     2.875%   Fixed (4)           %             (6)             (6)           BB/Ba2
Class L ........ $     6,856,000      0.625%     2.250%   Fixed (4)           %             (6)             (6)           BB-/Ba3
Class M ........ $     2,743,000      0.250%     2.000%   Fixed (4)           %             (6)             (6)            B+/B1
Class N ........ $     2,743,000      0.250%     1.750%   Fixed (4)           %             (6)             (6)            B/B2
Class O ........ $     2,743,000      0.250%     1.500%   Fixed (4)           %             (6)             (6)            B-/B3
Class P ........ $    16,453,349      1.500%     0.000%   Fixed (4)           %             (6)             (6)            NR/NR
Class X-P ...... $ 1,057,622,000       N/A        N/A     WAC-IO (8)          %             (8)             (8)           AAA/Aaa
Class X-C ...... $ 1,097,030,349       N/A        N/A     WAC-IO (8)          %             (8)             (8)           AAA/Aaa
Class MAD ...... $    13,555,555       N/A        N/A     Variable            %(9)          (6)             (6)          BBB-/Baa2
Class PP ....... $    39,958,978       N/A        N/A     Variable            %(10)         (6)             (6)          BBB-/Baa3


----------
(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. See "RATINGS" in this prospectus supplement.

(4) The pass-through rates applicable to the Class A-2, Class B, Class C, Class D, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates for any distribution date will be subject to a maximum rate of the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(5) The pass-through rate applicable to the Class E certificates for any distribution date will be equal to the applicable weighted average net mortgage rate for such date less % per annum.

(6) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(7) The pass-through rate applicable to the Class F, Class G and Class H certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described herein) for such date.

(8) The Class X-C and Class X-P certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class X-C and Class X-P certificates will not have certificate balances and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class X-C or Class X-P certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class X-C and Class X-P certificates for each distribution date will be as described in this prospectus supplement. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

(9) Because the 11 Madison Avenue mortgage loan accrues interest on "actual/360" basis but the Class MAD certificates accrue interest on a "30/360" basis, the pass-through rate in certain months on such class may be higher or lower than indicated.

(10) Because the Park Place Mall subordinate loan accrues interest on "actual/360" basis but the Class PP certificates accrue interest on a "30/360" basis, the pass-through rate in certain months on such class may be higher or lower than indicated.

----------
            Offered certificates
----------

----------
            Private certificates
----------

                                   THE PARTIES

THE TRUST FUND................   The trust fund will be created on or about the
                                 closing date pursuant to a pooling and
                                 servicing agreement, dated as of August 1, 2004, by and among the depositor, the master servicer, the special servicer, the trustee and the fiscal agent.

THE DEPOSITOR.................   Wachovia Commercial Mortgage Securities, Inc.
                                 We are a wholly owned subsidiary of Wachovia
                                 Bank, National Association, which is one of the mortgage loan sellers, the master servicer, the master servicer and special servicer of the 11
                                 Madison Avenue loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank
                                 Commercial Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C10, and an affiliate of one of the underwriters. Our principal executive office is located at 301
                                 South College Street, Charlotte, North Carolina
                                 28288-0166 and our telephone number is (704)
                                 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. For more detailed information, see "THE DEPOSITOR" in the accompanying prospectus.

                                 On the closing date, we will sell the mortgage loans and related assets to be included in the trust fund to the trustee to create the trust fund.

THE ISSUER....................   The trust fund to be established under the
                                 pooling and servicing agreement. For more detailed information, see "DESCRIPTION OF THE
                                 CERTIFICATES" in this prospectus supplement and the accompanying prospectus.

THE MORTGAGE LOAN SELLERS.....   Wachovia Bank, National Association and Artesia
                                 Mortgage Capital Corporation. For more
                                 information, see "DESCRIPTION OF THE MORTGAGE
                                 POOL--The Mortgage Loan Sellers" in this prospectus supplement. The mortgage loan sellers will sell and assign to us on the closing date the mortgage loans to be included in the trust fund. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

                                 Wachovia Bank, National Association originated or acquired 64 of the mortgage loans to be included in the trust fund, representing 90.6% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund. Artesia Mortgage Capital Corporation originated 17 of the mortgage loans to be included in the trust fund, representing 9.4% of the cut-off date pool balance of all the mortgage loans to be included in the trust fund.

THE MASTER SERVICER...........   Wachovia Bank, National Association. Wachovia
                                 Bank, National Association is our affiliate, one of the mortgage loan sellers, the master servicer and special servicer of the 11 Madison Avenue loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C10 and an affiliate of one of the underwriters. The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans which are not part of the trust fund; provided, however, the 11 Madison
                                 Avenue mortgage loan and the 11 Madison Avenue companion loans will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia
                                 Bank Commercial Mortgage Trust, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2004-C10. The master servicer under the
                                 2004-C10 pooling and servicing agreement is Wachovia Bank, National Association.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Master Servicer and the Special Servicer" and "--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement.

THE SPECIAL SERVICER..........   Initially, Allied Capital Corporation. The
                                 special servicer will be responsible for performing certain servicing functions with respect to the mortgage loans included in the trust fund (including the Park Place Mall subordinate loan) and 1 companion loan which is not part of the trust fund that, in general, are in default or as to which default is imminent; provided, however, the 11 Madison
                                 Avenue mortgage loan and the 11 Madison Avenue companion loans will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust,
                                 Commercial Mortgage Pass-Through Certificates,
                                 Series 2004-C10. The special servicer under the 2004-C10 pooling and servicing agreement, with respect to the 11 Madison Avenue mortgage loan, is Wachovia Bank, National Association.

                                 Some holders of certificates (initially the holder of the Class P certificates with respect to each mortgage loan other than the 11 Madison Avenue mortgage loan and the Park Place Mall mortgage loan) will have the right to replace the special servicer and to select a representative who may advise and direct the special servicer and whose approval is required for certain actions by the special servicer under certain circumstances. With respect to the 11 Madison Avenue mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the most subordinate existing companion loan related to the 11 Madison Avenue mortgage loan may appoint or remove the special servicer with respect to the 11 Madison Avenue mortgage loan and, with respect to the Park

                                 Place Mall mortgage loan, except during the continuance of a control appraisal period under the related intercreditor agreement, the holder of the Class PP certificates may appoint or remove the special servicer with respect to the Park Place Mall mortgage loan. It is anticipated that Allied Capital Corporation or an affiliate of Allied Capital Corporation, will purchase certain non-offered classes of certificates (including the Class P certificates).

THE TRUSTEE...................   LaSalle Bank National Association. The trustee
                                 will be responsible for distributing payments to certificateholders and delivering to certificateholders certain reports on the mortgage loans included in the trust fund and the certificates. See "DESCRIPTION OF THE
                                 CERTIFICATES--The Trustee" in this prospectus supplement.

THE FISCAL AGENT..............   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of the trustee.

THE UNDERWRITERS..............   Wachovia Capital Markets, LLC, Goldman, Sachs &
                                 Co. and Greenwich Capital Markets, Inc.
                                 Wachovia Capital Markets, LLC is our affiliate and is an affiliate of Wachovia Bank, National
                                 Association, which is the master servicer, the special servicer of the 11 Madison Avenue mortgage loan under the 2004-C10 pooling and servicing agreement and one of the mortgage loan sellers. Wachovia Capital Markets, LLC is acting as lead manager for this offering.
                                 Wachovia Capital Markets, LLC is acting as sole bookrunner with respect to all classes of offered certificates. Goldman, Sachs & Co. and
                                 Greenwich Capital Markets, Inc. are acting as co-managers for this offering.


                           IMPORTANT DATES AND PERIODS

CLOSING DATE..................   On or about August 25, 2004.

CUT-OFF DATE..................   For 5 mortgage loans, representing 1.8% of the
                                 mortgage pool, August 1, 2004, and for 1 mortgage loan, representing 0.9% of the mortgage pool, August 10, 2004, and for 75 mortgage loans, representing 97.3% of the mortgage pool, August 11, 2004. The cut-off date balance of each mortgage loan included in the trust fund and each cut-off date certificate balance in this prospectus supplement assumes the timely receipt of principal scheduled to be paid (if any) on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the related cut-off date.

DISTRIBUTION DATE.............   The fourth business day following the related
                                 determination date.

DETERMINATION DATE............   The 11th day of each month, or if such 11th day
                                 is not a business day, the next succeeding business day, commencing in September 2004.

COLLECTION PERIOD.............   For any distribution date, the period beginning
                                 on the 12th day in the immediately preceding month (or the day after the applicable cut-off date in the case of the first collection period) through and including the 11th day of the month in which the distribution date occurs. Notwithstanding the foregoing, in the event that the last day of a collection period is not a business day, any payments with respect to the mortgage loans which relate to such collection period and are received on the business day immediately following such last day will be deemed to have been received during such collection period and not during any other collection period.


                                THE CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following 5 classes
                                 of certificates of our Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C14 pursuant to this prospectus supplement:

                                    Class A-1
                                    Class A-2
                                    Class B
                                    Class C
                                    Class D

PRIORITY OF DISTRIBUTIONS.....   On each distribution date, the owners of the
                                 certificates (other than the Class MAD and Class PP certificates) will be entitled to distributions of payments or other collections on the mortgage loans (other than payments or other collections allocable to the 11 Madison
                                 Avenue non-pooled component and the Park Place
                                 Mall subordinate loan) that the master servicer collected or advanced during or with respect to the related collection period after deducting certain fees and expenses.

                                 The trustee will distribute amounts to the extent that the money is available, in the following order of priority, to pay:

                                 ----------------------------------------------
                                 Interest, pro rata, on the Class A-1, Class
                                 A-2, Class X-C and Class X-P certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-1 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class A-2 certificates, up to the principal distribution amount, until their certificate balance is reduced to zero.
                                 ----------------------------------------------


                                 ----------------------------------------------
                                 Reimbursement to the Class A-1 and Class A-2
                                 certificates, pro rata, for any realized loss and trust fund expenses borne by such classes.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class B certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class B certificates, up to
                                 the principal distribution amount, until their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class B certificates for any realized losses and trust fund expenses borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class C certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class C certificates, up to
                                 the principal distribution amount, until their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class C certificates for any realized losses and trust fund expenses borne by such class.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Interest on the Class D certificates.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Principal of the Class D certificates, up to
                                 the principal distribution amount, until their certificate balance is reduced to zero.
                                 ----------------------------------------------

                                 ----------------------------------------------
                                 Reimbursement to the Class D certificates for any realized losses and trust fund expenses borne by such class.
                                 ----------------------------------------------

                                 If, on any distribution date, the certificate balances of the Class B through Class P certificates have been reduced to zero, but the Class A-1 and Class A-2 certificates remain outstanding, distributions of principal and interest will be made, pro rata, to the outstanding Class A-1 and Class A-2 certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

                                 On each Distribution Date amounts available in respect of the 11 Madison Avenue non-pooled component (net of administrative costs and fees) will be distributed in respect of the principal of, and interest on, the Class MAD certificates. On each Distribution Date amounts available in respect of the Park Place Mall subordinate loan (net of administrative costs and fees) will be distributed in respect of the principal of, and interest on, the Class PP certificates.

                                 The 11 Madison Avenue non-pooled component will support only the Class MAD certificates and amounts allocated to such component will not be part of funds available for distributions to holders of the other certificates. The Park Place Mall subordinate loan will support only the Class PP certificates and amounts allocated to such subordinate loan will not be part of funds available for distributions to holders of the other certificates. No other companion loans will be part of the trust, and amounts received with respect to such companion loans will not be available for distributions to holders of any certificates.

INTEREST......................   On each distribution date each class of
                                 certificates (other than the Class Z, Class R-I and Class R-II certificates) will be entitled to receive:

                                 o for each such class of certificates, one month's interest at the applicable pass-through rate accrued during the calendar month prior to the related distribution date, on the certificate balance or notional amount, as applicable, of such class of certificates immediately prior to such distribution date;

                                 o    plus any interest that such class of
                                      certificates was entitled to receive on
                                      all prior distribution dates to the extent not received;

                                 o minus (other than in the case of the Class X-C and Class X-P certificates) such class' share of any shortfalls in interest collections due to prepayments on mortgage loans included in the trust fund (or, in the case of the Class MAD certificates, the 11 Madison Avenue non-pooled component and in the case of the Class PP certificates, the Park Place Mall subordinate loan) that are not offset by certain payments made by the master servicer; and

                                 o minus (other than in the case of the Class X-C and Class X-P certificates) such class' allocable share of any reduction in interest accrued on any mortgage loan (or, in the case of the Class MAD certificates, the 11 Madison Avenue non-pooled component and in the case of the Class PP certificates, the Park Place Mall subordinate loan) as a result of a modification that reduces the related mortgage rate and allows the reduction in accrued interest to be added to the stated principal balance of the mortgage loan.

                                 See "DESCRIPTION OF THE CERTIFICATES,
                                 Certificate Balances and Notional Amounts" and "--Distributions" in this prospectus supplement.

                                 The Class X-C and Class X-P certificates will be entitled to distributions of interest only on their respective notional amounts. On each distribution date, the notional amount of the Class X-C certificates will generally be equal to the aggregate outstanding certificate balances of the sequential pay certificates on such date.

                                 The notional amount of the Class X-P
                                 certificates generally will equal:

                                 (1)  until the distribution date in February
                                      2005, the sum of (a) the lesser of
                                      $530,658,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

                                 (2)  after the distribution date in February
                                      2005 through and including the
                                      distribution date in August 2005, the sum of (a) the lesser of $525,727,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

                                 (3) after the distribution date in August 2005 through and including the distribution date in February 2006, the sum of (a) the lesser of $502,810,000 and the certificate balance of the Class A-1 certificates and
                                      (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

                                 (4)  after the distribution date in February
                                      2006 through and including the
                                      distribution date in August 2006, the sum of (a) the lesser of $476,779,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

                                 (5) after the distribution date in August 2006 through and including the distribution date in February 2007, the sum of (a) the lesser of $451,611,000 and the certificate balance of the Class A-1 certificates and
                                      (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates;

                                 (6)  after the distribution date in February
                                      2007 through and including the
                                      distribution date in August 2007, the sum of (a) the lesser of $426,847,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates and (c) the lesser of $10,879,000 and the certificate balance of the Class H certificates;

                                 (7) after the distribution date in August 2007 through and including the distribution date in February 2008, the sum of (a) the lesser of $402,797,000 and the certificate balance of the Class A-1 certificates and
                                      (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates and (c) the lesser of $695,000 and the certificate balance of the Class H certificates;

                                 (8)  after the distribution date in February
                                      2008 through and including the
                                      distribution date in August 2008, the sum of (a) the lesser of $379,182,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D, Class E and Class F certificates and (c) the lesser of $3,216,000 and the certificate balance of the Class G certificates;

                                 (9) after the distribution date in August 2008 through and including the distribution date in February 2009, the sum of (a) the lesser of $356,428,000 and the certificate balance of the Class A-1 certificates and
                                      (b) the aggregate certificate balances of the Class A-2, Class B, Class C, Class D and Class E certificates and (c) the lesser of $6,090,000 and the certificate balance of the Class F certificates;

                                 (10) after the distribution date in February
                                      2009 through and including the
                                      distribution date in August 2009, the sum of (a) the lesser of $115,279,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class B, Class C and Class D certificates and (c) the lesser of $7,977,000 and the certificate balance of the Class E certificates;

                                 (11) after the distribution date in August 2009
                                      through and including the distribution
                                      date in February 2010, the sum of (a) the lesser of $96,999,000 and the certificate balance of the Class A-1 certificates and
                                      (b) the aggregate certificate balances of the Class A-2, Class B, Class C and Class D certificates and (c) the lesser of $312,000 and the certificate balance of the Class E certificates;

                                 (12) after the distribution date in February
                                      2010 through and including the
                                      distribution date in August 2010, the sum of (a) the lesser of $80,582,000 and the certificate balance of the Class A-1 certificates and (b) the aggregate certificate balances of the Class A-2, Class B and Class C certificates and (c) the lesser of $11,981,000 and the certificate balance of the Class D certificates;

                                 (13) after the distribution date in August 2010
                                      through and including the distribution
                                      date in February 2011, the sum of (a) the lesser of $65,490,000 and the certificate balance of the Class A-1 certificates and
                                      (b) the aggregate certificate balances of the Class A-2, Class B and Class C certificates and (c) the lesser of $6,058,000 and the certificate balance of the Class D certificates;

                                 (14) after the distribution date in February
                                      2011 through and including the
                                      distribution date in August 2011, the sum of (a) the lesser of $401,279,000 and the certificate balance of the Class A-2 certificates and (b) the aggregate certificate balances of the Class B and Class C certificates and (c) the lesser of $584,000 and the certificate balance of the Class D certificates; and

                                 (15) after the distribution date in August
                                      2011, $0.

                                 The Class X-C and Class X-P certificates will accrue interest at a rate as described under "Pass-Through Rates" below.

                                 The certificates (other than the Class Z, Class R-I and Class R-II certificates) will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

                                 The interest accrual period with respect to any distribution date and any class of certificates (other than the Class Z Class R-I and Class R-II certificates) is the calendar month preceding the month in which such distribution date occurs.

                                 As reflected in the chart under "Priority of Distributions" beginning on page S-11 above, on each distribution date, the trustee will distribute interest to the holders of the offered certificates and the Class X certificates:

                                 o    first, pro rata, to the Class X-C
                                      certificates, Class X-P certificates,
                                      Class A-1 certificates and Class A-2
                                      certificates as described above under
                                      "Priority of Distributions", and then to each other class of offered certificates in alphabetical order; and

                                 o only to the extent funds remain after the trustee makes all distributions of interest and principal required to be made on such date to each class of certificates with a higher priority of distribution.

                                 You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans included in the trust fund.

                                 Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

PASS-THROUGH RATES............   The pass-through rate for each class of
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Z, Class R-I and Class R-II
                                 certificates) on each distribution date is set forth above under "OVERVIEW OF THE
                                 CERTIFICATES" in this prospectus supplement.

                                 The pass-through rate applicable to the Class X-C certificates for the initial distribution date will equal approximately % per annum.

                                 The pass-through rate applicable to the Class X-C certificates for each distribution date will, in general, equal the weighted average of the respective Class X-C strip rates at which interest accrues from time to time on the respective Class X-C components prior to such distribution date (weighted on the basis of the respective component balances of those Class X-C components outstanding immediately prior to such distribution date). Each Class X-C component will be comprised of all or a designated portion of the certificate balance of one of the classes of sequential pay certificates. In general, the certificate balance of each class of sequential pay certificates will constitute a separate Class X-C component. However, if a portion, but not all, of the certificate balance of any particular class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then the identified portion of the certificate balance will also represent one or more Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates, and the remaining portion of the certificate balance will represent one or more other Class X-C components for purposes of calculating the pass-through rate of the Class X-C certificates. For each distribution date through and including the distribution date in August 2011, the Class X-C strip rate for each Class X-C component will be calculated as follows:

                                 (1)  if such Class X-C component consists of
                                      the entire certificate balance of any
                                      class of sequential pay certificates, and if the certificate balance does not, in whole or in part, also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                 (2) if such Class X-C component consists of a designated portion (but not all) of the certificate balance of any class of sequential pay certificates, and if the designated portion of the certificate balance does not also constitute a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates;

                                 (3) if such Class X-C component consists of a designated portion (but not all) of the certificate balance of any class of sequential pay certificates, and if the designated portion of the certificate balance also constitutes a Class X-P component immediately prior to the distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of (i) the Class X-P strip rate for the applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates; and

                                 (4)  if such Class X-C component consists of
                                      the entire certificate balance of any
                                      class of sequential pay certificates, and if the certificate balance also constitutes, in its entirety, a Class X-P component immediately prior to such distribution date, then the applicable Class X-C strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the sum of (i) the Class X-P strip rate for the applicable Class X-P component, and (ii) the pass-through rate in effect for the distribution date for the applicable class of sequential pay certificates.

                                 For each distribution date after the
                                 distribution date in August 2011, the
                                 certificate balance of each class of sequential pay certificates will constitute one or more separate Class X-C components, and the applicable Class X-C strip rate with respect to each such Class X-C component for each distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for the distribution date, over (b) the pass-through rate in effect for the distribution date for the class of sequential pay certificates.

                                 The pass-through rate applicable to the Class X-P certificates for the initial distribution date will equal approximately % per annum.

                                 The pass-through rate applicable to the Class X-P certificates for each subsequent distribution date will equal the weighted average of the respective Class X-P strip rates, at which interest accrues from time to time on the respective components prior to such distribution date (weighted on the basis of the balances of those Class X-P components outstanding immediately prior to the distribution date). Each Class X-P component will be comprised of all or a designated portion of the certificate balance of a specified class of sequential pay certificates. If all or a designated portion of the certificate balance of any class of sequential pay certificates is identified under "--Interest" above as being part of the notional amount of the Class X-P certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate Class X-P components for purposes of calculating the pass-through rate of the Class X-P certificates. For each distribution date through and including the distribution date in August 2011, the Class X-P strip rate for each Class X-P component will equal (a) the lesser of (1) the weighted average net mortgage rate for such distribution date, and (2) the reference rate specified on Annex C to this prospectus supplement for such distribution date minus 0.03% per annum, minus (b) the pass-through rate for such component (but in no event will any Class X-P strip rate be less than zero).

                                 After the distribution date in August 2011, the Class X-P certificates will cease to accrue interest and will have a 0% pass-through rate.

                                 The weighted average net mortgage rate for each distribution date is the weighted average of the net mortgage rates for the mortgage loans (excluding the interest rate and component principal balance of the 11 Madison Avenue non-pooled component and the interest rate and principal balance of the Park Place Mall subordinate loan) included in the trust fund as of the beginning of the related collection period, weighted on the basis of their respective stated principal balances (excluding, with respect to the 11 Madison Avenue mortgage loan, the component principal balance of the non-pooled component of the 11 Madison Avenue mortgage loan and the principal balance of the Park Place Mall subordinate loan) immediately following the preceding distribution date; provided that, for the purpose of determining the weighted average net mortgage rate only, if the mortgage rate for any mortgage loan included in the trust fund has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the special servicer, the weighted average net mortgage rate for such mortgage loan will be calculated without regard to such event. The net mortgage rate for each mortgage loan included in the trust fund will generally equal:

                                 o the mortgage interest rate in effect for such mortgage loan as of the closing date; minus

                                 o the applicable administrative cost rate, as described in this prospectus supplement.

                                 For the purpose of calculating the weighted average net mortgage rate, the mortgage rate of each mortgage loan will be deemed adjusted as described under "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

                                 The stated principal balance of each mortgage loan included in the trust fund will generally equal the balance of that mortgage loan as of the cut-off date, reduced as of any date of determination (to not less than zero) by:

                                 o the portion of the principal distribution amount for the related distribution date that is attributable to such mortgage loan; and

                                 o the principal portion of any realized loss incurred in respect of such mortgage loan during the related collection period.

                                 The stated principal balance of any mortgage loan as to which the mortgage rate is reduced through a modification may be increased in certain circumstances by the amount of the resulting interest reduction. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS.......   On the closing date, each class of certificates
                                 (other than the Class X-C, Class X-P, Class Z,
                                 Class R-I and Class R-II certificates) will
                                 have the certificate balance set forth above
                                 under "OVERVIEW OF THE CERTIFICATES". The
                                 certificate balance for each class of
                                 certificates entitled to receive principal may
                                 be reduced by:

                                 o    distributions of principal; and

                                 o allocations of realized losses and trust fund expenses.

                                 The certificate balance or notional amount of a class of certificates may be increased in certain circumstances by the allocation of any increase in the stated principal balance of any mortgage loan resulting from the reduction of the related mortgage rate through modification. See "DESCRIPTION OF THE CERTIFICATES-- Certificate Balances and Notional Amounts" in this prospectus supplement.

                                 The Class X-C and Class X-P certificates do not have principal balances and will not receive distributions of principal.

                                 As reflected in the chart under "Priority of Distributions" above:

                                 o principal is distributed to each class of certificates entitled to receive distributions of principal in alphabetical and, if applicable, numerical designation;

                                 o principal is only distributed on a class of certificates to the extent funds remain after the trustee makes all distributions of principal and interest on each class of certificates with an earlier alphabetical and, if applicable, numerical designation;

                                 o    generally, no class of certificates is
                                      entitled to distributions of principal
                                      until the certificate balance of each
                                      class of certificates with an earlier
                                      alphabetical and, if applicable, numerical designation has been reduced to zero; and

                                 o in no event will holders of the Class B, Class C and Class D certificates or classes of non-offered certificates be entitled to receive any payments of principal until the certificate balances of the Class A-1 and Class A-2 certificates have both been reduced to zero.

                                 The amount of principal to be distributed for each distribution date generally will be an amount equal to:

                                 o    the scheduled principal payments (other
                                      than balloon payments) due on the mortgage loans included in the trust fund during the related collection period whether or not such scheduled payments are actually received;

                                 o    balloon payments actually received with
                                      respect to mortgage loans included in the trust fund during the related collection period;

                                 o prepayments received with respect to the mortgage loans included in the trust fund during the related collection period; and

                                 o    all liquidation proceeds, insurance
                                      proceeds, condemnation awards and
                                      repurchase and substitution amounts
                                      received during the related collection
                                      period that are allocable to principal.

                                 However, if the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it or the special servicer has determined is not recoverable out of collections on the related mortgage loan (including with respect to the Park Place Mall subordinate loan and the 11 Madison Avenue non-pooled component), and certain advances that are determined not to be reimbursed currently in connection with the work-out of a mortgage loan (including with respect to the Park Place Mall subordinate loan and the 11 Madison Avenue non-pooled component), then such advances (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the pooling and servicing agreement, to be reimbursed first out of payments and other collections of principal otherwise distributable on the principal balance certificates (with respect to the 11 Madison Avenue mortgage loan and the Park Place

                                 Mall whole loan, first, out of principal payments and collections distributable on the Class MAD certificates and the Class PP certificates, respectively, and then to the extent not sufficient, out of principal payments and collections distributable on the principal balance certificates), prior to, in the case of nonrecoverable advances only, being deemed reimbursed out of payments and other collections of interest otherwise distributable on the certificates.


SUBORDINATION; ALLOCATION
  OF LOSSES AND CERTAIN
  EXPENSES....................   Credit support for any class of certificates
                                 (other than the Class Z, Class R-I, Class R-II,
                                 Class MAD and Class PP certificates) is
                                 provided by the subordination of payments and allocation of any losses to such classes of certificates which have a later alphabetical class designation (other than the Class X-C and Class X-P certificates) and, (i) with respect to the 11 Madison Avenue mortgage loan, the Class MAD certificates and (ii) with respect to the Park Place Mall mortgage loan, the Class PP certificates. The certificate balance of a class of certificates (other than the Class
                                 X-C, Class X-P, Class Z, Class R-I and Class
                                 R-II certificates) will be reduced on each distribution date by any losses on the mortgage loans that have been realized and certain additional trust fund expenses actually allocated to such class of certificates on such distribution date.

                                 Losses on the mortgage loans that have been realized and additional trust fund expenses will first be allocated to the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) that are not offered by this prospectus supplement and then to the certificates that are offered certificates in reverse alphabetical order as indicated on the following table provided, that losses and additional trust fund expenses on the 11 Madison Avenue mortgage loan will first be allocated to the non-pooled component of the 11 Madison Avenue mortgage loan (and therefore to the Class MAD certificates) and losses and additional trust fund expenses on the Park Place Mall whole loan will first be allocated to the Park Place Mall subordinate loan (and therefore, to the Class PP certificates) in accordance with the terms of the related intercreditor agreement; provided, further, that (i) losses and additional trust fund expenses on the mortgage loans (other than losses and trust fund expenses with respect to the 11 Madison Avenue mortgage loan) will not be allocated to the Class MAD certificates and
                                 (ii) losses and additional trust fund expenses on the mortgage loans (other than losses and trust fund expenses with respect to the Park Place Mall whole loan) will not be allocated to the Class PP certificates.

                                                                    ORDER OF
                                                      PERCENTAGE   APPLICATION
                                         ORIGINAL       CUT-OFF     OF LOSSES
                                       CERTIFICATE     DATE POOL       AND
          CLASS DESIGNATION              BALANCE        BALANCE     EXPENSES
------------------------------------ --------------- ------------ ------------
  Class A-1 ........................  $534,414,000       48.715%        5
  Class A-2 ........................  $413,146,000       37.660%        5
  Class B ..........................  $ 28,797,000        2.625%        4
  Class C ..........................  $ 13,713,000        1.250%        3
  Class D ..........................  $ 17,827,000        1.625%        2
  Other non-offered certificates
    (excluding the Class X-C, the
    Class X-P, Class MAD* and
    Class PP * certificates) .......  $ 89,133,349        8.125%        1

                                 ----------
                                 *    The Class MAD and Class PP certificates
                                      have been excluded for purposes of the
                                      table; mortgage loan losses and additional trust fund expenses on the mortgage loans will not be allocated to the Class MAD or Class PP certificates other than mortgage loan losses and additional trust fund expenses with respect to the 11 Madison Avenue mortgage loan or the Park Place Mall mortgage loan, as applicable.

                                 Any losses realized on the mortgage loans included in the trust fund or additional trust fund expenses allocated in reduction of the certificate balance of any class of sequential pay certificates will result in a corresponding reduction in the notional amount of the Class X-C certificates and, with respect to the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates and portions of the Class A-1 certificates, a corresponding reduction in the notional amount of the Class X-P certificates.

                                 Any losses and expenses that are associated with each of the mortgage loans secured by the 11 Madison Avenue mortgaged property will be allocated in accordance with the terms of the related intercreditor agreement and the pooling and servicing agreement first, to the most subordinate companion loan secured by the related mortgaged property, second, to the second most subordinate companion loan secured by the related mortgaged property, third to the third most subordinate companion loan secured by the related mortgaged property and fourth, pro rata, among the 4 pari passu mortgage loans secured by the related mortgaged property. The portion of any losses and expenses that is allocated to the 11 Madison Avenue mortgage loan will be allocated to the 11 Madison Avenue non-pooled component (and therefore to the Class MAD certificates) until the component principal balance of the 11 Madison Avenue non-pooled component has been reduced to zero before being allocated among the Series 2004-C14 certificates in the manner described above. Any losses and expenses that are associated with either of the mortgage loans secured by the Park Place Mall mortgaged property will be allocated in accordance with the terms of the related intercreditor agreement first, to the subordinate loan secured by the related mortgaged property (and therefore to the Class PP certificates) and second, to the senior mortgage loan secured by the related mortgaged property. The portion of those losses and expenses that is allocated to the mortgage loans that are included in the trust fund will be allocated among the Series 2004-C14 certificates in the manner described above.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.


PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES.........   On each distribution date, any prepayment
                                 premium or yield maintenance charge actually collected during the related collection period on a mortgage loan included in the trust fund
                                 (other than the Park Place Mall subordinate loan) or, with respect to the 11 Madison Avenue mortgage loan, the portion of such loan allocated to the 11 Madison Avenue pooled component, will be distributed to the holders of each class of offered certificates and the Class E, Class F, Class G and Class H certificates then entitled to distributions as follows:

                                 The holders of each class of offered
                                 certificates and the Class E, Class F, Class G and Class H certificates then entitled to distributions of principal on such distribution date will generally be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of:

                                 o the amount of such prepayment premiums or yield maintenance charges;

                                 o a fraction (in no event greater than one), the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate; and

                                 o    a fraction, the numerator of which is
                                      equal to the amount of principal
                                      distributable on such class of
                                      certificates on such distribution date,
                                      and the denominator of which is the
                                      principal distribution amount for such
                                      distribution date.

                                 If there is more than one class of certificates entitled to distributions of principal on any particular distribution date on which a prepayment premium or yield maintenance charge is distributable, the aggregate amount of such prepayment premium or yield maintenance charge will be allocated among all such classes up to, and on a pro rata basis in accordance with, the foregoing entitlements.

                                 The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the Class X-C certificates.

                                 The "discount rate" applicable to any class of offered certificates and the Class E, Class F, Class G and Class H certificates will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid mortgage loan or mortgage loan for which title to the related mortgaged property was acquired by the trust fund.

                                 o    In the event that there are two or more
                                      such US Treasury issues with the same
                                      coupon, the issue with the lowest yield
                                      will be utilized; and

                                 o    In the event that there are two or more
                                      such US Treasury issues with maturity
                                      dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.


                               EXAMPLES OF ALLOCATION OF PREPAYMENT PREMIUMS OR
                                           YIELD MAINTENANCE CHARGES

                              Mortgage interest rate ......................   8%
                              Pass-through rate for applicable class ......   6%
                              Discount rate ...............................   5%


                              ALLOCATION PERCENTAGE     ALLOCATION PERCENTAGE
                               FOR APPLICABLE CLASS         FOR CLASS X-C
                              ----------------------   ----------------------
                                  6% - 5%
                                ---------- = 33 1/3%   100% - 33 1/3% = 66 2/3%
                                  8% - 5%

                                 Any yield maintenance charges allocable to the non-pooled component of the 11 Madison Avenue mortgage loan will be paid to the Class MAD certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Allocation of Prepayment
                                 Premiums and Yield Maintenance Charges" in this prospectus supplement.

ALLOCATION OF ADDITIONAL
  INTEREST....................   On each distribution date, any additional
                                 interest collected in respect of a mortgage loan in the trust (and solely amounts allocable to the 11 Madison Avenue pooled component with respect to the 11 Madison Avenue mortgage loan) with an anticipated repayment date during the related collection period will be distributed to the holders of the Class Z certificates and, in the case of amounts allocable to the non-pooled component of the 11 Madison Avenue mortgage loan, to the Class MAD certificates.
                                 In each case, such interest will not be
                                 available to provide credit support for other classes of certificates or offset any interest shortfalls.

ADVANCING.....................   In the event the master servicer fails to
                                 receive one or more scheduled payments of principal and interest (other than balloon payments) on a mortgage loan included in the trust fund by the last day of the related collection period and the master servicer determines that such scheduled payment of principal and interest will be ultimately recoverable from the related mortgage loan, the master servicer, or if it fails to do so, the trustee is required to make a principal and interest cash advance of such scheduled payment of principal and interest. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance. In addition, the master servicer (or the trustee or the fiscal agent, if applicable) will be required to make interest advances, but not principal advances, with respect to delinquent scheduled payments on the Park Place Mall subordinate loan to the extent the master servicer, the trustee or the fiscal agent, if applicable, determines that such scheduled interest will be ultimately recoverable from the Park Place Mall whole loan.

                                 With respect to the 11 Madison Avenue mortgage loan, in the event the master servicer under the 2004-C10 pooling and servicing agreement fails to receive one or more scheduled payments of principal and interest (other than balloon payments) on the 11 Madison Avenue mortgage loan by the last day of the related collection period and such master servicer determines that such scheduled payment of principal and interest will ultimately be recoverable from the 11 Madison Avenue mortgage loan, the master servicer under the 2004-C10 pooling and servicing agreement, or if it fails to do so, the trustee under the 2004-C10 pooling and servicing agreement, and if it fails to do so, the master servicer under the pooling and servicing agreement (so long as it has received all information necessary to make a recoverability determination), and if it fails to do so, the trustee under the pooling and servicing agreement, and if it fails to do so, the fiscal agent under the pooling and servicing agreement, is required to make a principal or interest cash advance of such scheduled payment of principal and interest to the extent described in this prospectus supplement.

                                 These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the certificates and are not intended to guarantee or insure against losses. In other words, the advances are intended to provide liquidity (rather than credit enhancement) to certificateholders. To the extent described in this prospectus supplement, the trust fund will pay interest to the master servicer, the trustee or the fiscal agent, as the case may be, on the amount of any principal and interest cash advance (including on interest advances, but not principal advances, with respect to the Park Place Mall subordinate loan) calculated at the prime rate (provided, that no principal and/or interest cash advance shall accrue interest until after the expiration of any applicable grace or cure period for the related scheduled payment) and will reimburse the master servicer, the trustee or the fiscal agent for any principal and interest cash advances that are later determined to be not recoverable. Neither the master servicer, the trustee nor the fiscal agent will be required to make an advance with respect to any companion loan (except interest advances on the Park Place Mall subordinate loan). See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this prospectus supplement.

OPTIONAL TERMINATION OF THE
  TRUST FUND..................   The trust fund may be terminated when the
                                 aggregate principal balance of the mortgage loans included in the trust fund (including the non-pooled component of the 11 Madison Avenue mortgage loan and also the Park Place Mall subordinate loan) is less than 1.0% of the aggregate principal balance of the pool of mortgage loans (including the 11 Madison Avenue non-pooled component and the Park Place Mall subordinate loan) included in the trust fund as of the cut-off date. See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination" in this prospectus supplement and in the accompanying prospectus.

                                 The trust fund may also be terminated when the Class A-1, Class A-2, Class B, Class C and Class D certificates have been paid in full and all of the remaining certificates, other than the Class MAD certificates, the Class PP certificates, the Class Z certificates and the REMIC residual certificates are held by a single certificateholder. See "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.

REGISTRATION AND
  DENOMINATION................   The offered certificates will initially be
                                 registered in the name of Cede & Co., as nominee for The Depository Trust Company in the United States, or in Europe through Clearstream
                                 Banking societe anonyme or Euroclear Bank S.A./
                                 N.V., as operator of the Euroclear System. You will not receive a definitive certificate representing your interest in the trust fund, except in the limited circumstances described in the accompanying prospectus. See
                                 "DESCRIPTION OF THE CERTIFICATES--Book-Entry
                                 Registration and Definitive Certificates" in the accompanying prospectus.

                                 Beneficial interests in the Class A-1, Class
                                 A-2, Class B, Class C and Class D certificates will be offered in minimum denominations of $10,000 actual principal amount and in integral multiples of $1 in excess of those amounts.


MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES................   Two separate real estate mortgage investment
                                 conduit elections will be made with respect to most of the trust fund ("REMIC I" and "REMIC
                                 II"). In addition, a separate REMIC election will also be made with respect to the 11
                                 Madison Avenue mortgage loan (the "11 Madison
                                 Avenue Loan REMIC," and together with REMIC I and REMIC II, each a "REMIC"). The offered certificates will evidence regular interests in a REMIC and generally will be treated as debt instruments of such REMIC. The Class R-I certificates will represent the residual interests in the 11
                                 Madison Avenue Loan REMIC and REMIC I, and the
                                 Class R-II certificates will represent the residual interests in REMIC II. The Class Z and
                                 Class MAD certificateholders' entitlement to any additional interest that has accrued on a related mortgage loan that provides for the accrual of such additional interest if the unamortized principal amount of such mortgage loan is not repaid on the anticipated repayment date set forth in the related mortgage note will be treated as a grantor trust (as described in the related prospectus) for United
                                 States federal income tax purposes.

                                 The offered certificates will be treated as
                                 newly originated debt instruments for federal income tax purposes. You will be required to report income with respect to the offered certificates using the accrual method of accounting, even if you otherwise use the cash method of accounting. It is anticipated that
                                 the Class    certificates will be treated as
                                 having been issued at a premium for federal income tax reporting purposes.

                                 For further information regarding the federal income tax consequences of investing in the offered certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS..........   Subject to important considerations described
                                 under "ERISA CONSIDERATIONS" in this prospectus supplement and the accompanying prospectus, the following certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                    Class A-1
                                    Class A-2
                                    Class B
                                    Class C
                                    Class D

                                 This is based on individual prohibited
                                 transaction exemptions granted to each of Wachovia Capital Markets, LLC, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. by the U.S. Department of Labor. See "ERISA CONSIDERATIONS" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisers for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                 See "LEGAL INVESTMENT" in this prospectus supplement and in the accompanying prospectus.

RATINGS.......................   The offered certificates will not be issued
                                 unless they have received the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
                                 Moody's Investors Service, Inc.:


                                                            EXPECTED RATING
                                                                 FROM
                                           CLASS              S&P/MOODY'S
                                   ---------------------   ----------------
                                     Class A-1 .........        AAA/Aaa
                                     Class A-2 .........        AAA/Aaa
                                     Class B ...........        AA/Aa2
                                     Class C ...........        AA-/Aa3
                                     Class D ...........         A/A2

                                 The ratings on the offered certificates address the likelihood of timely receipt of interest and ultimate receipt of principal by the rated final distribution date by the holders of offered certificates. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates. In addition, ratings adjustments may result from a change in the financial position of the trustee or the fiscal agent as back-up liquidity providers. See "RATINGS" in this prospectus supplement and in the accompanying prospectus for a discussion of the basis upon which ratings are given, the limitations and restrictions on the ratings, and conclusions that should not be drawn from a rating.

                               THE MORTGAGE LOANS

GENERAL.......................   It is expected that the mortgage loans to be
                                 included in the trust fund will have the following approximate characteristics as of the cut-off date. All information presented herein
                                 (including loan-to-value ratios and debt service coverage ratios) with respect to the 3 mortgage loans with subordinate companion loans is calculated without regard to the related subordinate companion loans. With respect to loan number 2, unless otherwise specified, the calculations of loan balance per square foot, loan-to-value ratios and debt service coverage ratios were based on the aggregate indebtedness of this mortgage loan (excluding the 11 Madison
                                 Avenue non-pooled component) and the related pari passu companion loans (but not any subordinate companion loan). All percentages of the mortgage loans, or any specified group of mortgage loans, referred to in this prospectus supplement are approximate percentages.

                                 The totals in the following tables may not add up to 100% due to rounding.


                                                                  ALL MORTGAGE
                                                                     LOANS
                                                              ------------------
Number of mortgage loans ....................................               81
Number of crossed loan pools ................................                2
Number of mortgaged properties ..............................               83
Aggregate balance of all mortgage loans .....................   $1,097,030,350
Number of mortgage loans with balloon payments(1) ...........               36
Aggregate balance of mortgage loans with balloon
  payments(1) ...............................................   $  467,252,528
Number of mortgage loans with anticipated repayment
  dates .....................................................               40
Aggregate balance of mortgage loans with anticipated
  repayment dates ...........................................   $  506,983,684
Number of fully amortizing mortgage loans ...................                3
Aggregate balance of fully amortizing mortgage loans ........   $    7,294,137
Number of non-amortizing mortgage loans .....................                2
Aggregate balance of non-amortizing mortgage loans ..........   $  115,500,000
Average mortgage loan balance ...............................   $   13,543,585
Minimum mortgage loan balance ...............................   $      940,105
Maximum mortgage loan balance ...............................   $  149,846,169
Maximum balance for a group of cross-collateralized and
  cross-defaulted loans(2) ..................................   $  111,152,524
Weighted average cut-off date loan-to-value ratio ...........             70.0%
Minimum cut-off date loan-to-value ratio ....................             38.6%
Maximum cut-off date loan-to-value ratio ....................             80.0%
Weighted average underwritten debt service coverage ratio ...             1.50x
Minimum underwritten debt service coverage ratio ............             1.20x
Maximum underwritten debt service coverage ratio ............             2.94x
Weighted average loan-to-value ratio at stated maturity or
  anticipated repayment date ................................             61.9%
Weighted average mortgage interest rate .....................            5.612%
Minimum mortgage interest rate ..............................            4.990%
Maximum mortgage interest rate ..............................            8.700%
Weighted average remaining term to maturity or anticipated
  repayment date (months) ...................................              101
Minimum remaining term to maturity or anticipated
  repayment date (months) ...................................               58
Maximum remaining term to maturity or anticipated
  repayment date (months) ...................................              240
Weighted average occupancy rate(3) ..........................             94.5%

                                 ----------
                                 (1)  Does not include mortgage loans with
                                      anticipated repayment dates or mortgage
                                      loans that are interest only for their
                                      entire term.
                                 (2)  Consists of a group of 10 individual
                                      mortgage loans (loan numbers 10, 11, 14,
                                      21, 22, 51, 57, 75, 79 and 80).
                                 (3)  Excludes 2 mortgage loans secured by
                                      hospitality properties, representing 0.9% of the mortgage pool.

NON-POOLED COMPONENT AND
  CLASS MAD CERTIFICATES......   The 11 Madison Avenue mortgage loan will be
                                 deemed to be split into a senior pooled
                                 component, with a principal balance of
                                 $82,000,000, representing 7.5% of the mortgage pool, that supports distributions on the certificates (other than the Class MAD and Class PP certificates) and a subordinate non-pooled component, with a principal balance of

                                 $13,555,556, that supports distributions only on the Class MAD certificates, which are not being offered hereby. The 11 Madison Avenue mortgage loan is part of a split loan structure where 3 companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the 11 Madison Avenue mortgage loan and the 3 other companion loans are junior to the 4 loans that are pari passu in right of entitlement to payment. The aggregate principal balance of the 11 Madison Avenue mortgage loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be $95,555,556. See "DESCRIPTION OF THE MORTGAGE POOL-- Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement. All principal and interest collections on the 11 Madison Avenue mortgage loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement. For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled component of the 11 Madison Avenue mortgage loan. Generally, the subordination of the non-pooled component of the 11 Madison Avenue mortgage loan decreases the loan-to-value ratio and increases the debt service coverage ratio of the pooled component of the 11 Madison Avenue mortgage loan included as a "mortgage loan" herein because those ratios are based only on the pooled component of the 11 Madison Avenue mortgage loan. All principal and interest collections on the 11 Madison Avenue mortgage loan will be allocated between the pooled component and non-pooled component as described in "DESCRIPTION OF THE CERTIFICATES--Distributions--the Class MAD
                                 Certificates and the 11 Madison Avenue
                                 Non-Pooled Component" in this prospectus supplement. Interest on the pooled component and non-pooled component will accrue on the balance of such component at a per annum rate equal to the net mortgage rate in effect for the 11 Madison Avenue mortgage loan as of the beginning of the related collection period.

                                 Although the non-pooled component of the 11
                                 Madison Avenue mortgage loan will be part of the trust, such component supports only the Class MAD certificates, which certificates are not being offered pursuant to this prospectus supplement.


PARK PLACE MALL SUBORDINATE
  LOAN AND CLASS PP
  CERTIFICATES................   Although the Park Place Mall subordinate loan
                                 will be part of the trust, for purposes of the information contained in this prospectus supplement (including the appendices), unless otherwise indicated, the Park Place Mall subordinate loan is not reflected in this prospectus supplement and the term "mortgage loan" does not include the Park Place Mall subordinate loan. The Park
                                 Place Mall subordinate loan supports only the Class PP certificates, which are not being offered pursuant to this prospectus supplement.
                                 For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans exclude the Park
                                 Place Mall subordinate loan.


SECURITY FOR THE MORTGAGE
  LOANS IN THE TRUST FUND.....   Generally, all of the mortgage loans included
                                 in the trust fund are non-recourse obligations of the related borrowers.

                                 o    No mortgage loan included in the trust
                                      fund is insured or guaranteed by any
                                      government agency or private insurer.

                                 o All of the mortgage loans included in the trust fund are secured by first lien fee mortgages or leasehold mortgages on commercial properties, multifamily properties or mobile home properties.

PROPERTY TYPES................   The following table describes the mortgaged
                                 properties securing the mortgage loans expected to be included in the trust fund as of the cut-off date:


                     MORTGAGED PROPERTIES BY PROPERTY TYPE

                                      NUMBER OF      AGGREGATE     PERCENTAGE OF
                                      MORTGAGED    CUT-OFF DATE    CUT-OFF DATE
            PROPERTY TYPE            PROPERTIES       BALANCE      POOL BALANCE
----------------------------------- ------------ ---------------- --------------
  Office ..........................      17       $  358,910,710        32.7%
  Retail ..........................      28          357,097,784        32.6
   Retail--Anchored ...............      17          273,568,806        24.9
   Retail--Shadow Anchored(1) .....       5           60,185,146         5.5
   Retail--Unanchored .............       6           23,343,832         2.1
  Multifamily .....................      27          298,827,406        27.2
  Self Storage ....................       4           31,944,610         2.9
  Mobile Home Park ................       3           25,920,000         2.4
  Mixed Use .......................       1           12,989,840         1.2
  Hospitality .....................       2            9,740,000         0.9
  Land(2) .........................       1            1,600,000         0.1
                                         --       --------------       -----
                                         83       $1,097,030,350       100.0%
                                         ==       ==============       =====

                                 (1)  A mortgaged property is classified as
                                      shadow anchored if it is located in close proximity to an achored retail property.


                                 (2)  Specifically, the fee interest in land
                                      which the ground tenant has improved and leased as an anchored retail building. The retail building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.


                                        Retail                   32.6%
                                        Office                   32.7%
                                        Land                      0.1%
                                        Hospitality               0.9%
                                        Mixed Use                 1.2%
                                        Mobile Home Park          2.4%
                                        Self Storage              2.9%
                                        Multifamily              27.2%

GEOGRAPHIC CONCENTRATIONS.....   The mortgaged properties are located throughout
                                 25 states and the District of Columbia. The following table describes the number and percentage of mortgaged properties in states which have concentrations of mortgaged properties above 5.0%:


               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                           NUMBER OF      AGGREGATE      PERCENTAGE OF
                           MORTGAGED     CUT-OFF DATE    CUT-OFF DATE
          STATE           PROPERTIES       BALANCE       POOL BALANCE
------------------------ ------------ ----------------- --------------
  IL ...................      11       $  182,652,524         16.6%
  CA ...................      13          153,267,943         14.0
   Southern(2) .........       9          119,571,969         10.9
   Northern(2) .........       4           33,695,974          3.1
  AZ ...................       1          149,846,169         13.7
  NY ...................       3          100,228,448          9.1
  CO ...................       2           73,973,130          6.7
  NC ...................       6           64,750,000          5.9
  GA ...................       3           55,090,934          5.0
  Other ................      44          317,221,202         28.9
                              --       --------------        -----
                              83       $1,097,030,350        100.0%
                              ==       ==============        =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties) or the allocated loan amount as detailed in the related mortgage loan documents.

                                 (2)  For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

PAYMENT TERMS.................   All of the mortgage loans included in the trust
                                 fund accrue interest at a fixed rate, other than mortgage loans providing for an anticipated repayment date, which provide for an increase of fixed interest after a certain date.

                                 o Payments on the mortgage loans included in the trust fund are due on the 11th day of the month, except payments on 5 mortgage loans, representing 1.8% of the mortgage pool, are due on the 1st day of the month and payments on 1 mortgage loan, representing 0.9% of the mortgage pool, are due on the 10th day of the month. No mortgage loan has a grace period that extends payment beyond the 11th day of any calendar month.

                                 o As of the cut-off date, 78 of the mortgage loans, representing 91.7% of the mortgage pool, accrue interest on an actual/360 basis, 2 of the mortgage loans, representing 7.2% of the mortgage pool, accrue interest on a 30/360 basis and 1 of the mortgage loans representing 1.1% of the mortgage pool accrues interest on a 30/360 basis during its related interest-only period
                                      and subsequently actual/360 during its
                                      related amortization period. Nineteen (19)
                                      of the mortgage loans, representing 31.8% of the mortgage pool, have periods during which only interest is due and periods in which principal and interest are due. Two
                                      (2) mortgage loans, representing 10.5% of the mortgage pool, provide that only interest is due until maturity.

                                 The following tables set forth additional characteristics of the mortgage loans that we anticipate to be included in the trust fund as of the cut-off date:


                         RANGE OF CUT-OFF DATE BALANCES

                                                     AGGREGATE     PERCENTAGE OF
        RANGE OF CUT-OFF DATE           NUMBER      CUT-OFF DATE    CUT-OFF DATE
             BALANCES ($)              OF LOANS       BALANCE       POOL BALANCE
------------------------------------- ---------- ----------------- -------------
  (less than)  2,000,000 .. .........      7      $    9,860,624          0.9%
  2,000,001 -- 3,000,000 ............      6          15,335,565          1.4
  3,000,001 -- 4,000,000 ............      9          30,573,200          2.8
  4,000,001 -- 5,000,000 ............      2           8,302,722          0.8
  5,000,001 -- 6,000,000 ............      8          45,162,691          4.1
  6,000,001 -- 7,000,000 ............      7          46,009,833          4.2
  7,000,001 -- 8,000,000 ............      3          22,308,484          2.0
  8,000,001 -- 9,000,000 ............      7          60,030,589          5.5
  9,000,001 -- 10,000,000 ...........      2          19,850,000          1.8
  10,000,001 -- 15,000,000 ..........     14         179,625,643         16.4
  15,000,001 -- 20,000,000 ..........      5          85,249,982          7.8
  20,000,001 -- 25,000,000 ..........      1          20,143,496          1.8
  25,000,001 -- 30,000,000 ..........      2          59,931,351          5.5
  30,000,001 -- 35,000,000 ..........      1          33,000,000          3.0
  35,000,001 -- 40,000,000 ..........      2          72,400,000          6.6
  40,000,001 -- 45,000,000 ..........      2          85,900,000          7.8
  70,000,001 -- 75,000,000 ..........      1          71,500,000          6.5
  80,000,001 -- 149,846,169 .........      2         231,846,169         21.1
                                          --      --------------        -----
                                          81      $1,097,030,350        100.0%
                                          ==      ==============        =====


                            RANGE OF MORTGAGE RATES

                                          AGGREGATE      PERCENTAGE OF
     RANGE OF MORTGAGE       NUMBER      CUT-OFF DATE    CUT-OFF DATE
         RATES (%)          OF LOANS       BALANCE       POOL BALANCE
-------------------------- ---------- ----------------- --------------
  4.990 -- 5.249 .........     11      $  258,531,512         23.6%
  5.250 -- 5.499 .........     10         206,598,974         18.8
  5.500 -- 5.749 .........     15         256,498,429         23.4
  5.750 -- 5.999 .........     22         196,143,698         17.9
  6.000 -- 6.249 .........     12         129,442,436         11.8
  6.250 -- 6.499 .........      5          21,978,129          2.0
  6.500 -- 6.749 .........      3          20,202,007          1.8
  7.000 -- 7.249 .........      1           3,640,000          0.3
  8.250 -- 8.499 .........      1           3,055,058          0.3
  8.500 -- 8.700 .........      1             940,105          0.1
                               --      --------------        -----
                               81      $1,097,030,350        100.0%
                               ==      ==============        =====

                        RANGE OF UNDERWRITTEN DSC RATIOS

                                        AGGREGATE      PERCENTAGE OF
                           NUMBER      CUT-OFF DATE    CUT-OFF DATE
    RANGE OF DSCR (X)     OF LOANS       BALANCE       POOL BALANCE
------------------------ ---------- ----------------- --------------
  1.20 -- 1.24 .........     14      $  198,230,597         18.1%
  1.25 -- 1.29 .........     19         233,073,274         21.2
  1.30 -- 1.34 .........     10          82,053,657          7.5
  1.35 -- 1.39 .........     10          53,341,478          4.9
  1.40 -- 1.44 .........      6          66,304,582          6.0
  1.45 -- 1.49 .........      6          52,310,946          4.8
  1.50 -- 1.54 .........      1           3,094,137          0.3
  1.55 -- 1.59 .........      2           7,183,665          0.7
  1.60 -- 1.64 .........      4         172,988,014         15.8
  1.65 -- 1.69 .........      2          72,900,000          6.6
  1.70 -- 1.74 .........      1           9,850,000          0.9
  1.75 -- 1.79 .........      2           7,700,000          0.7
  1.80 -- 1.84 .........      2          92,300,000          8.4
  2.30 -- 2.94 .........      2          45,700,000          4.2
                             --      --------------        -----
                             81      $1,097,030,350        100.0%
                             ==      ==============        =====


                        RANGE OF CUT-OFF DATE LTV RATIOS

                                          AGGREGATE      PERCENTAGE OF
   RANGE OF CUT-OFF DATE     NUMBER      CUT-OFF DATE    CUT-OFF DATE
      LTV RATIOS (%)        OF LOANS       BALANCE       POOL BALANCE
-------------------------- ---------- ----------------- --------------
  38.60 -- 40.00 .........      1      $    1,700,000          0.2%
  50.01 -- 55.00 .........      4         130,100,000         11.9
  55.01 -- 60.00 .........      4          29,344,137          2.7
  60.01 -- 65.00 .........      8         243,431,332         22.2
  65.01 -- 70.00 .........     11          71,936,973          6.6
  70.01 -- 75.00 .........     17         190,197,984         17.3
  75.01 -- 80.00 .........     36         430,319,924         39.2
                               --      --------------        -----
                               81      $1,097,030,350        100.0%
                               ==      ==============        =====


                    RANGE OF REMAINING TERMS TO MATURITY DATE
                         OR ANTICIPATED REPAYMENT DATE*

                                          AGGREGATE      PERCENTAGE OF
 RANGE OF REMAINING TERMS    NUMBER      CUT-OFF DATE    CUT-OFF DATE
         (MONTHS)           OF LOANS       BALANCE       POOL BALANCE
-------------------------- ---------- ----------------- --------------
  0 -- 60 ................     13      $  151,122,354         13.8%
  61 -- 84 ...............      9         251,941,560         23.0
  85 -- 108 ..............      2          44,955,058          4.1
  109 -- 120 .............     52         631,283,716         57.5
  169 -- 180 .............      1           3,440,000          0.3
  205 -- 216 .............      1           1,700,000          0.2
  229 -- 240 .............      3          12,587,660          1.1
                               --      --------------        -----
                               81      $1,097,030,350        100.0%
                               ==      ==============        =====

                                 ----------
                                 *    With respect to the mortgage loans with
                                      anticipated repayment dates, the remaining term to maturity was calculated as of the related anticipated repayment date.

                               AMORTIZATION TYPES

                                                   AGGREGATE      PERCENTAGE OF
                                      NUMBER      CUT-OFF DATE    CUT-OFF DATE
         AMORTIZATION TYPE           OF LOANS       BALANCE       POOL BALANCE
----------------------------------- ---------- ----------------- --------------
  Amortizing Balloon ..............     29      $  358,162,528         32.6%
  Amortizing ARD ..................     28         267,633,684         24.4
  Interest-only, Amortizing ARD*...     12         239,350,000         21.8
  Interest-only, Balloon ..........      2         115,500,000         10.5
  Interest-only, Amortizing
    Balloon* ......................      7         109,090,000          9.9
  Fully Amortizing ................      3           7,294,137          0.7
                                        --      --------------        -----
                                        81      $1,097,030,350        100.0%
                                        ==      ==============        =====

                                 ----------
                                 * These mortgage loans require payments of interest-only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.


                                 Balloon loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier.

                                 Mortgage loans providing for anticipated repayment dates generally fully or substantially amortize through their terms to maturity. However, if such a mortgage loan is not prepaid by a date specified in its mortgage note, interest will accrue at a higher rate and the borrower will be required to apply all cash flow generated by the mortgaged property in excess of its regular debt service payments and certain other permitted expenses and reserves to repay principal on the mortgage loan.

                                 In addition, because the fixed periodic payment on the mortgage loans is determined assuming interest is calculated on a "30/360 basis," but interest actually accrues and is applied on the majority of the mortgage loans on an "actual/ 360 basis," there will be less amortization, absent prepayments, of the principal balance during the term of the related mortgage loan, resulting in a higher final payment on such mortgage loan. This will occur even if a mortgage loan is a "fully amortizing" mortgage loan.

                                 See "DESCRIPTION OF THE MORTGAGE POOL-- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

PREPAYMENT RESTRICTIONS.......   All of the mortgage loans included in the trust
                                 fund restrict or prohibit voluntary prepayments of principal in some manner for some period of time.


                        TYPES OF PREPAYMENT RESTRICTIONS

                                                  AGGREGATE      PERCENTAGE OF
                                     NUMBER      CUT-OFF DATE    CUT-OFF DATE
    PREPAYMENT RESTRICTION TYPE     OF LOANS       BALANCE       POOL BALANCE
---------------------------------- ---------- ----------------- --------------
Prohibit prepayment for most of
  the term of the mortgage loan;
  but permit defeasance after
  date specified in related
  mortgage note for most or all
  of the remaining term* .........     75      $1,054,133,580         96.1%

Prohibit prepayment until date
  specified in related mortgage
  note and then impose a yield
  maintenance charge for most
  of the remaining term* .........      6          42,896,770          3.9
                                       --      --------------        -----
                                       81      $1,097,030,350        100.0%
                                       ==      ==============        =====

                                 ----------
                                 * For the purposes hereof, "remaining term" refers to either remaining term to maturity or anticipated repayment date, as applicable.

                                 See "DESCRIPTION OF THE MORTGAGE POOL--
                                 Additional Mortgage Loan Information" in this prospectus supplement. The ability of the master servicer or special servicer to waive or modify the terms of any mortgage loan relating to the payment of a prepayment premium or yield maintenance charge will be limited as described in this prospectus supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We make no representations as to the enforceability of the provisions of any mortgage notes requiring the payment of a prepayment premium or yield maintenance charge or limiting prepayments to defeasance or the ability of the master servicer or special servicer to collect any prepayment premium or yield maintenance charge.

DEFEASANCE....................   Seventy-five (75) of the mortgage loans
                                 included in the trust fund as of the cut-off date, representing 96.1% of the mortgage pool, permit the borrower, under certain conditions, to substitute United States government obligations as collateral for the related mortgage loans (or a portion thereof) following their respective lock-out periods. Upon such substitution, the related mortgaged property
                                 (or, in the case of a mortgage loan secured by multiple mortgaged properties, one or more of such mortgaged properties) will no longer secure such mortgage loan. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related mortgage loan or allocated to the related mortgaged property. See "DESCRIPTION OF THE MORTGAGE

                                 POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TWENTY LARGEST MORTGAGE
  LOANS.......................   The following table describes certain
                                 characteristics of the twenty largest mortgage loans or groups of cross-collateralized mortgage loans, in the trust fund by aggregate principal balance as of the cut-off date. With respect to the loan referred to as the 11
                                 Madison Avenue mortgage loan in the immediately following table, the loan balance per square foot, the debt service coverage ratio and the loan-to-value ratio set forth in such table, in each case, are based on the aggregate combined principal balance of the 11 Madison Avenue mortgage loan (excluding the non-pooled component of the 11 Madison Avenue mortgage loan) and its related pari passu companion loans (but not its related subordinate companion loans). With respect to the loan referred to as the Park Place Mall mortgage loan in the immediately following table, such balances and ratios are based on the principal balance of the Park Place Mall mortgage loan
                                 (but not its subordinate companion loan).
                                 Except for the subordinate companion loan with respect to the Park Place Mall mortgage loan, none of the subordinate companion loans are included in the trust fund.

                                          NUMBER OF
                                          MORTGAGE                      % OF
                                           LOANS/                     CUT-OFF
                              MORTGAGE    NUMBER OF      CUT-OFF        DATE
                                LOAN      MORTGAGED        DATE         POOL
          LOAN NAME            SELLER    PROPERTIES      BALANCE      BALANCE
---------------------------- ---------- ------------ --------------- ---------
Park Place Mall ............ Wachovia         1/1     $149,846,169      13.7%
BJB Portfolio .............. Wachovia       10/10      111,152,524      10.1
11 Madison Avenue .......... Wachovia         1/1       82,000,000       7.5
444 North Michigan
 Avenue .................... Wachovia         1/1       71,500,000       6.5
Independence Plaza ......... Wachovia         1/1       44,000,000       4.0
FBI Field Office --
 Baltimore, MD ............. Artesia          1/1       41,900,000       3.8
Barneys New York --
 Beverly Hills, CA ......... Wachovia         1/1       37,000,000       3.4
1750 H Street .............. Wachovia         1/1       35,400,000       3.2
Aylesbury Farms
 Apartment Homes ........... Wachovia         1/1       33,000,000       3.0
Kennedy Ridge
 Apartments ................ Wachovia         1/1       29,973,130       2.7
                                            -----     ------------      ----
 SUBTOTAL/WTD. AVG. ........                19/19     $635,771,823      58.0%
                                            =====     ============      ====
Bel Villaggio, Phases I
 & II ...................... Wachovia         1/1     $ 17,985,042       1.6%
Cranbrook at Biltmore
 Park ...................... Wachovia         1/1       17,800,000       1.6
Summer View at Sherman
 Oaks Apartments ........... Wachovia         1/1       16,000,000       1.5
Valley Center Towers --
 Phase I ................... Wachovia         1/1       16,000,000       1.5
The Harrington
 Apartments ................ Wachovia         1/1       15,000,000       1.4
Hot Springs Mall ........... Wachovia         1/1       15,000,000       1.4
Carriage Club
 Apartments ................ Wachovia         1/1       14,900,000       1.4
Glasshouse Square
 Shopping Center ........... Wachovia         1/1       14,487,259       1.3
Weston Commercial
 Center .................... Wachovia         1/1       12,989,840       1.2
Elmbrook Plaza Shopping
 Center .................... Wachovia         1/1       12,850,000       1.2
                                            -----     ------------      ----
 SUBTOTAL/WTD. AVG. ........                10/10     $153,012,140      13.9%
                                            =====     ============      ====
 TOTAL/WTD. AVG. ...........                29/29     $788,783,963      71.9%
                                            =====     ============      ====


                                                       LOAN                  CUT-OFF    LTV RATIO
                                                   BALANCE PER              DATE LTV   AT MATURITY    MORTGAGE
          LOAN NAME              PROPERTY TYPE       SF/UNIT       DSCR       RATIO       OR ARD        RATE
---------------------------- -------------------- ------------- ---------- ---------- ------------- -----------
Park Place Mall ............ Retail -- Anchored      $    321   1.64x          63.8%       58.5%        5.150%
BJB Portfolio .............. Multifamily --          $115,303   1.23x          78.3%       70.0%        5.300%
                             Conventional
11 Madison Avenue .......... Office -- CBD           $    164   1.81x          54.7%       50.6%        5.304%
444 North Michigan           Office -- CBD           $    140   1.69x          65.0%       65.0%        5.680%
 Avenue ....................
Independence Plaza ......... Office -- CBD           $     78   2.94x          51.5%       51.5%        5.060%
FBI Field Office --          Office -- Suburban      $    269   1.42x          75.1%       66.6%        6.240%
 Baltimore, MD .............
Barneys New York --          Retail -- Shadow        $    322   1.27x          74.0%       62.3%        5.780%
 Beverly Hills, CA ......... Anchored
1750 H Street .............. Office -- CBD           $    318   1.26x          74.5%       58.5%        5.600%
Aylesbury Farms              Multifamily --          $ 86,842   1.31x          80.0%       74.5%        5.660%
 Apartment Homes ........... Conventional
Kennedy Ridge                Multifamily --          $ 31,255   1.23x          76.1%       70.9%        5.700%
 Apartments ................ Conventional

 SUBTOTAL/WTD. AVG. ........                                    1.59X          67.8%       61.9%        5.436%

Bel Villaggio, Phases I      Retail -- Shadow        $    233   1.21x          76.5%       64.9%        5.990%
 & II ...................... Anchored
Cranbrook at Biltmore        Multifamily --          $ 64,493   1.24x          78.1%       68.7%        5.710%
 Park ...................... Conventional
Summer View at Sherman       Multifamily --          $ 94,675   1.23x          78.1%       70.4%        5.910%
 Oaks Apartments ........... Conventional
Valley Center Towers --      Office -- Suburban      $    129   1.25x          73.3%       63.9%        6.200%
 Phase I ...................
The Harrington               Multifamily --          $ 52,083   1.28x          72.8%       68.5%        5.150%
 Apartments ................ Conventional
Hot Springs Mall ........... Retail -- Anchored      $     47   1.49x          74.3%       63.2%        6.120%
Carriage Club                Multifamily --          $ 55,597   1.29x          75.1%       70.6%        5.150%
 Apartments ................ Conventional
Glasshouse Square            Retail -- Anchored      $    142   1.46x          65.9%       55.5%        5.775%
 Shopping Center ...........
Weston Commercial            Mixed Use --            $    116   1.29x          71.4%       61.0%        6.220%
 Center .................... Office/Flex
Elmbrook Plaza Shopping      Retail -- Anchored      $     58   1.36x          78.4%       74.0%        5.410%
 Center ....................

 SUBTOTAL/WTD. AVG. ........                                    1.30X          74.5%       66.1%        5.770%
 TOTAL/WTD. AVG. ...........                                    1.54X          69.1%       62.7%        5.500%

----------
* In the case of a concentration of cross-collateralized mortgage loans, the aggregate principal balance.


                                 For more information on the twenty largest mortgage loans in the trust fund, see "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

CO-LENDER LOANS...............   Three (3) mortgage loans to be included in the
                                 trust that were originated or acquired by Wachovia Bank, National Association, representing approximately 21.8% of the initial mortgage pool balance, are, in each case, evidenced by one of two or more notes which are secured by a single mortgaged real property. In each case, other than the Park Place Mall subordinate loan, the related companion loan(s) will not be part of the trust fund. One (1) mortgage loan, loan number 2 (the 11 Madison
                                 Avenue mortgage loan), is part of a split loan structure where 3 companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the 11 Madison Avenue mortgage loan and the 3 other companion loans are junior to the 4 loans that are pari passu in right of entitlement to payment. The 11 Madison Avenue mortgage loan is further divided into a pooled component that is included as part of the mortgage pool and available for payments on the 2004-C14 certificates to the extent described in this prospectus supplement and a non-pooled component that is also included as part of the mortgage pool, but is available for payments on the Class MAD certificates only. Two (2) mortgage loans, loan numbers 1 and 42 (the Park
                                 Place Mall mortgage loan and the Pointe West
                                 Medical Office Building mortgage loan,
                                 respectively) are each part of a split loan structure in which the related companion loan is subordinate to the related mortgage loan.
                                 Each of these mortgage loans and its related companion loan(s) are subject to intercreditor agreements.

                                 The intercreditor agreement for the 11 Madison Avenue mortgage loan and the pooling and servicing agreement generally allocate collections in respect of such mortgage loan first, to the mortgage loan and the related pari passu companion loans, on a pro rata basis, and second, to amounts due on the subordinate companion loans; provided, that amounts allocated to the 11 Madison Avenue mortgage loan will be allocated between the related pooled component and non-pooled component as described in "DESCRIPTION OF THE CERTIFICATES--Class MAD Certificates and the 11 Madison Avenue Non-Pooled Component" in this prospectus supplement. The related intercreditor agreement with respect to each of the 2 mortgage loans with a subordinate companion loan only, among other things, generally allocates collections in respect of such loans first to amounts due on the mortgage loan in the trust fund and second to amounts due on the related subordinate companion loan not included in the trust (except for the Park Place Mall subordinate loan). The master servicer and special servicer will service and administer these mortgage loans and their related companion loans (other than the 11 Madison Avenue mortgage loan and its related companion loans) pursuant to the pooling and servicing agreement and the related intercreditor agreement for so long as the related mortgage loan is part of the trust fund. The 11 Madison Avenue mortgage loan and its related companion loans will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10. The master servicer and, with respect to the 11 Madison Avenue mortgage loan, the special servicer under the 2004-C10 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer, except with respect to the 11 Madison Avenue mortgage loan, under the 2004-C10 pooling and servicing agreement is Lennar Partners, Inc. The terms of the 2004-C10 pooling and servicing agreement with respect to the 11 Madison Avenue whole loan are generally similar to the terms of the pooling and servicing agreement for this transaction. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement. With respect to 1 mortgage loan (loan number 42), the related intercreditor agreement allows the trust fund and the related companion loan to receive separate collections of principal and interest prior to any material defaults.

                                 Amounts attributable to any companion loan
                                 (other than the Park Place Mall subordinate loan) will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

                                 See "DESCRIPTION OF THE MORTGAGE
                                 POOL--Co-Lender Loans" and "SERVICING OF THE
                                 MORTGAGE LOANS" in this prospectus supplement for a description of certain rights of the holders of these companion loans to direct or consent to the servicing of the related mortgage loans.

                                 In addition to the mortgage loans described above, certain of the mortgaged properties or the equity interests in the related borrowers are permitted to become subject to additional debt. In certain cases, this additional debt is secured by the related mortgaged properties. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risks" in this prospectus supplement.

                                  RISK FACTORS

     o You should carefully consider, among other things, the following risk factors (as well as the risk factors set forth under "RISK FACTORS" in the accompanying prospectus) before making your investment decision. Additional risks are described elsewhere in this prospectus supplement under separate headings in connection with discussions regarding particular aspects of the mortgage loans included in the trust fund or the certificates.

     o The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     o This prospectus supplement contains forward-looking statements that involve risk and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described below and elsewhere in this prospectus supplement.

     o If any of the following risks are realized, your investment could be materially and adversely affected.


                            THE OFFERED CERTIFICATES

ONLY TRUST FUND ASSETS ARE
  AVAILABLE TO PAY YOU........   Neither the offered certificates nor the
                                 mortgage loans will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. If the assets of the trust fund, primarily the mortgage loans, are insufficient to make payments on the offered certificates, no other assets will be available for payment of the deficiency. See "RISK
                                 FACTORS--The Assets of the Trust Fund May Not
                                 Be Sufficient to Pay Your Certificates" in the accompanying prospectus.

PREPAYMENTS WILL AFFECT
  YOUR YIELD..................   Prepayments. The yield to maturity on the
                                 offered certificates will depend on the rate and timing of principal payments (including both voluntary prepayments, in the case of mortgage loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults, liquidations or repurchases for breaches of representations or warranties or other sales of defaulted mortgage loans which in either case may not require any accompanying prepayment premium or yield maintenance charge) on the mortgage loans included in the trust fund and how such payments are allocated among the offered certificates entitled to distributions of

                                 In addition, upon the occurrence of certain limited events, a party may be required or permitted to repurchase or purchase a mortgage loan from the trust fund and the money paid would be passed through to the holders of the certificates with the same effect as if such mortgage loan had been prepaid in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such purchase or repurchase). In addition, certain mortgage loans may permit prepayment without an accompanying prepayment premium or yield maintenance charge if the mortgagee elects to apply casualty or condemnation proceeds to the mortgage loan. We cannot make any representation as to the anticipated rate of prepayments (voluntary or involuntary) on the mortgage loans or as to the anticipated yield to maturity of any certificate.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.

                                 Yield. In general, if you purchase an offered certificate at a premium and principal distributions on that offered certificate occur at a rate faster than you anticipated at the time of purchase, and no prepayment premiums or yield maintenance charges are collected, your actual yield to maturity may be lower than you had predicted at the time of purchase. Conversely, if you purchase an offered certificate at a discount and principal distributions on that offered certificate occur at a rate slower than you anticipated at the time of purchase, your actual yield to maturity may be lower than you had predicted at the time of purchase.

                                 The yield on the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates could be adversely affected if mortgage loans with higher interest rates pay faster than mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans.

                                 Interest Rate Environment. Mortgagors generally are less likely to prepay if prevailing interest rates are at or above the rates borne by their mortgage loans. On the other hand, mortgagors are more likely to prepay if prevailing interest rates fall significantly below the mortgage interest rates of their mortgage loans. Mortgagors are less likely to prepay mortgage loans with a lockout period, yield maintenance charge or prepayment premium provision, to the extent enforceable, than similar mortgage loans without such provisions, with shorter lockout periods or with lower yield maintenance charges or prepayment premiums.

                                 Performance Escrows. In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

                                 Premiums. Provisions requiring prepayment premiums and yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot provide assurance that the obligation to pay such premium or charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay such prepayment premium or yield maintenance charge. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the certificateholders as, a prepayment, we cannot provide assurance that a court would not interpret such provisions as requiring a prepayment premium or yield maintenance charge and possibly determine that such provisions are unenforceable or usurious under applicable law. Prepayment premiums and yield maintenance charges are generally not charged for prepayments resulting from casualty or condemnation and would not be paid in connection with repurchases of mortgage loans for breaches of representations or warranties. No prepayment premium or yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.

                                 Pool Concentrations. Principal payments
                                 (including prepayments) on the mortgage loans included in the trust fund will occur at different rates. In addition, mortgaged properties can be released from the trust fund as a result of prepayments, defeasance, repurchases, casualties or condemnations. As a result, the aggregate balance of the mortgage loans concentrated in various property types in the trust fund changes over time. You therefore may be exposed to varying concentration risks as the mixture of property types and relative principal balance of the mortgage loans associated with certain property types changes. See the table entitled "Range of Remaining Terms to Maturity or Anticipated Repayment Date for All Mortgage Loans as of the Cut-Off Date" under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this prospectus supplement for a description of the respective maturity dates of the mortgage loans included in the trust fund. Because principal on the certificates (other than the Class X-C, Class X-P, Class Z, Class R-I and Class R-II certificates) is payable in sequential order to the extent described under "DESCRIPTION OF THE CERTIFICATES-- Distributions" in this prospectus supplement, classes that have a lower priority of distributions are more likely to be exposed to the risk of changing concentrations discussed under "--Special Risks Associated With High Balance Mortgage Loans" below than classes with a higher sequential priority.

OPTIONAL EARLY TERMINATION OF
  THE TRUST FUND MAY RESULT
  IN AN ADVERSE IMPACT ON
  YOUR YIELD OR MAY RESULT
  IN A LOSS...................   The offered certificates will be subject to
                                 optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See
                                 "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD.......................   The aggregate amount of distributions on the
                                 offered certificates, the yield to maturity of the offered certificates, the rate of principal payments on the offered certificates and the weighted average life of the offered certificates will be affected by the rate and timing of delinquencies and defaults on the mortgage loans included in the trust fund.
                                 Delinquencies on the mortgage loans included in the trust fund, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the offered certificates for the current month.
                                 Any late payments received on or in respect of the mortgage loans will be distributed to the certificates in the priorities described more fully in this prospectus supplement, but no interest will accrue on such shortfall during the period of time such payment is delinquent.

                                 If you calculate your anticipated yield based on an assumed default rate and an assumed amount of losses on the mortgage pool that are lower than the default rate and the amount of losses actually experienced, and if such losses are allocated to your class of certificates, your actual yield to maturity will be lower than the yield so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated mortgage loan also will affect the actual yield to maturity of the offered certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD CONSIDERATIONS" in the accompanying prospectus.

                                 Even if losses on the mortgage loans included in the trust fund are allocated to a particular class of offered certificates, such losses may affect the weighted average life and yield to maturity of other certificates. Losses on the mortgage loans, to the extent not allocated to such class of offered certificates, may result in a higher percentage ownership interest evidenced by such certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans.

ADDITIONAL COMPENSATION AND
  CERTAIN REIMBURSEMENTS TO
  THE SERVICER WILL AFFECT
   YOUR RIGHT TO RECEIVE
   DISTRIBUTIONS..............   To the extent described in this prospectus
                                 supplement, the master servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses.
                                 The right of the master servicer, the trustee or the fiscal agent to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which will be allocated to the offered certificates.

                                 Amounts in respect of the non-pooled component of the 11 Madison Avenue mortgage loan are not available for distributions on the certificates (other than the Class MAD certificates), nor are they available for the reimbursement of nonrecoverable advances of principal and interest on the certificates (other than the Class MAD certificates) to the extent such amounts are unrelated to the 11 Madison Avenue mortgage loan. Nevertheless, if an advance by the 2004-C10 master servicer, the 2004-C10 trustee, the master servicer, trustee or the fiscal agent, if applicable, on the non-pooled component of the 11 Madison Avenue mortgage loan becomes a nonrecoverable advance and such party is unable to recover such amounts from amounts available for distribution on the Class MAD certificates, the 2004-C10 master servicer, the 2004-C10 trustee, the master servicer, trustee or the fiscal agent, if applicable, will be permitted to recover a nonrecoverable advance (including interest thereon) from the assets of the trust available for distribution on the certificates (other than the Class PP certificates). This may result in shortfalls which will be allocated to the certificates (other than the Class PP certificates).

                                 Amounts in respect of the Park Place Mall subordinate loan are not available for distributions on the certificates (other than the Class PP certificates), nor are they available for the reimbursement of nonrecoverable advances of principal and interest to the extent such amounts are unrelated to the Park Place Mall whole loan on the certificates (other than the

                                 Class PP certificates). Nevertheless, if an advance by the master servicer (or trustee or the fiscal agent, if applicable) on the Park Place Mall subordinate loan becomes a nonrecoverable advance, the master servicer (or the trustee or the fiscal agent, if applicable) will be permitted to recover a nonrecoverable advance (including interest thereon) from the assets of the trust available for distribution on the certificates (other than the Class MAD certificates). This may result in shortfalls which will be allocated to the certificates (other than the Class MAD certificates).

SUBORDINATION OF SUBORDINATE
  OFFERED CERTIFICATES........   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class X-C or Class X-P certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class
                                 X-C and Class X-P certificates.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Distributions--Application of the Available
                                 Distribution Amount" and "DESCRIPTION OF THE
                                 CERTIFICATES--Subordination; Allocation of
                                 Losses and Certain Expenses" in this prospectus supplement.


YOUR LACK OF CONTROL OVER THE
  TRUST FUND CAN CREATE RISKS.   You and other certificateholders generally do
                                 not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "SERVICING OF
                                 THE MORTGAGE LOANS--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

                                 Under certain circumstances, the consent or approval of less than all certificateholders will be required to take, and will bind all certificateholders to, certain actions relating to the trust fund. The interests of those certificateholders may be in conflict with those of the other certificateholders. For example, certificateholders of certain classes that are subordinate in right of payment may direct the actions of the special servicer with respect to troubled mortgage loans and related mortgaged properties. In certain circumstances, the holder of a companion loan, mezzanine loan or subordinate debt may direct the actions of the special servicer with respect to the related mortgage loan and the holder of a companion loan, mezzanine loan or subordinate debt will have certain consent rights relating to foreclosure or modification of the related loans. The interests of such holder of a companion loan, mezzanine loan or subordinate debt may be in conflict with those of the certificateholders.

                                 One (1) of the mortgage loans, the 11 Madison Avenue mortgage loan (loan number 2), representing 7.5% of the mortgage pool, is evidenced by multiple promissory notes. For such mortgage loan, certain of the related promissory notes are pari passu in right of payment. In addition, the mortgage loan has promissory notes that are subordinate in right of payment to the notes that are pari passu in right of payment. Only one of the promissory notes is included in the trust fund. One of the related pari passu companion notes is owned by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10, another of the related pari passu companion notes is owned by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C11 and another of the related pari passu companion notes is owned by the trust fund relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12. The 11 Madison Avenue mortgage loan, and its related companion loans, will be serviced pursuant to the 2004-C10 pooling and servicing agreement. The 2004-C10 controlling class representative may have certain control rights with respect to each of these loans.

                                 With respect to the 11 Madison Avenue mortgage loan, the subordinate companion holder, controlling class representative, 2004-C12 controlling class representative, 2004-C11 controlling class representative and/or the 2004-C10 controlling class representative will have decision making authority regarding consents and other determinations. The interests of these parties may be in conflict with those of the certificateholders. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the Madison Avenue Loan" in this prospectus supplement.

                                 Additionally, less than all of the
                                 certificateholders may amend the pooling and servicing agreement in certain circumstances.

                                 See "SERVICING OF THE MORTGAGE LOANS--The
                                 Controlling Class Representative" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

LIQUIDITY FOR CERTIFICATES MAY
  BE LIMITED..................   There is currently no secondary market for the
                                 offered certificates. While each underwriter has advised us that it intends to make a secondary market in one or more classes of the offered certificates, none of them are under any obligation to do so. No secondary market for your certificates may develop. If a secondary market does develop, there can be no assurance that it will be available for the offered certificates or, if it is available, that it will provide holders of the offered certificates with liquidity of investment or continue for the life of your certificates.
                                 Lack of liquidity could result in a substantial decrease in the market value of your certificates. Your certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as
                                 NASDAQ.

BOOK-ENTRY REGISTRATION.......   Your certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.

POTENTIAL CONFLICTS OF
  INTEREST....................   The master servicer is an affiliate of the
                                 depositor and is one of the underwriters and one of the mortgage loan sellers. Wachovia
                                 Bank, National Association is also acting as the initial special servicer for the 11 Madison
                                 Avenue mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank
                                 Commercial Mortgage Trust, Commercial Mortgage
                                 Pass-Through Certificates, Series 2004-C10.
                                 These affiliations could cause conflicts with the master servicer's duties to the trust under the pooling and servicing agreement. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party to the pooling and servicing agreement. See
                                 "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 Wachovia Bank, National Association or one of its affiliates will be (i) the initial holder of the Class PP certificates and may be able to make certain determinations with respect to the Park Place Mall whole loan, and (ii) the initial holder of the Class MAD certificates and may be able to make certain determinations with respect to the 11 Madison Avenue Whole Loan or the Class MAD certificates, as applicable. These relationships could cause a conflict between Wachovia Bank, National Association's duties to the trust under the pooling and servicing agreement and its or its affiliate's interest as a holder of the Class PP certificates or the Class MAD certificates, as applicable.

                                 In addition, SL Green Funding LLC will be appointed by Wachovia Bank, National Association as a sub-servicer with respect to the 11 Madison Avenue mortgage loan under the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10. An affiliate of SL Green Funding LLC owns the most subordinate companion loan in the 11 Madison Avenue mortgage loan. This could cause a conflict between SL Green Funding LLC's duty to the trust as a sub-servicer and its interest in the related 11 Madison Avenue subordinate loan.

                                 The special servicer will (and any related sub-servicer may) be involved in determining whether to modify or foreclose a defaulted mortgage loan. The special servicer or an affiliate of the special servicer may purchase certain other non-offered certificates (including the controlling class, the Class PP certificates and the Class Z certificates). The special servicer or its affiliate may serve as the initial controlling class representative. The special servicer or its affiliates may acquire non-performing loans or interests in non-performing loans, which may include REO properties that compete with the mortgaged properties securing mortgage loans in the trust. The special servicer or its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. The special servicer or its affiliates may also make loans on properties that may compete with the mortgaged properties and may also advise other clients that own or are in the business of owning properties that compete with the mortgaged properties or that own loans like the mortgage loans included in the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

                                 This could cause a conflict between the special servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the special servicer. See "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement.

                                 In addition, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties securing the mortgage loans because:

                                 o    a substantial number of the mortgaged
                                      properties are managed by property
                                      managers affiliated with the respective
                                      borrowers;

                                 o    these property managers also may manage
                                      and/or franchise additional properties,
                                      including properties that may compete with the mortgaged properties;

                                 o affiliates of the property manager and/or the borrowers, or the property managers and/or the borrowers themselves also may own other properties, including competing properties; or

                                 o    the mortgaged property is self managed.

                                 In addition, certain mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

RECENT TERRORIST ATTACKS AND
  MILITARY CONFLICTS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT..................   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known, but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. In addition, on August 1, 2004, the United States
                                 Department of Homeland Security issued a threat report warning of potential terrorist attacks on the financial services industry noting specific targets located in close proximity to certain mortgage properties included in the trust fund. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur,
                                 (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or
                                 (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Insurance Coverage on Mortgaged Properties May Not Cover Special
                                 Hazard Losses" below.

                                 Terrorist attacks in the United States,
                                 incidents of terrorism occurring outside the United States and military conflict in Iraq and elsewhere may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

                                 It is uncertain what continued effect armed conflict involving the United States, including the recent war between the United States and Iraq or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.


                               THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING.........   Commercial and multifamily lending is generally
                                 viewed as exposing a lender (and your
                                 investment in the trust fund) to a greater risk of loss than lending which is secured by single-family residences, in part because it typically involves making larger loans to single borrowers or groups of related mortgagors. In addition, unlike loans which are secured by single-family residences, repayment of loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

                                 o to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

                                 o    in the case of loans that do not fully
                                      amortize over their terms, to retain
                                      sufficient value to permit the borrower to pay off the loan at maturity through a sale or refinancing of the mortgaged property.

FUTURE CASH FLOW AND PROPERTY
  VALUES ARE NOT PREDICTABLE..   A number of factors, many beyond the control of
                                 the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value.

                                 Among these factors are:

                                 o economic conditions generally and in the area of the project;

                                 o the age, quality, functionality and design of the project;

                                 o the degree to which the project competes with other projects in the area;

                                 o changes or continued weakness in specific industry segments;

                                 o    increases in operating costs;

                                 o the willingness and ability of the owner to provide capable property management and maintenance;

                                 o the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make improvements;

                                 o a decline in the financial condition of a major tenant;

                                 o    the location of a mortgaged property;

                                 o whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

                                 o    an increase in vacancy rates;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of such
                                      properties;

                                 o vulnerability to litigation by tenants and patrons; and

                                 o    environmental contamination.

                                 Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such loans may be leased entirely to a single tenant. If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. With respect to 1 mortgage loan, the 11 Madison Avenue mortgage loan, representing 7.5% of the mortgage pool, the largest tenant, Credit Suisse First Boston LLC, has the right to terminate a portion of its leased space. Although 74.3% of Credit Suisse First Boston LLC's 1,921,459 square feet of net rentable area is leased through April 2017, Credit Suisse First Boston LLC does have the option to terminate up to 528,730 square feet (27.5% of Credit Suisse First Boston LLC's space and 23.4% of the mortgaged property's total space) after April 2007 in its sole discretion, provided that they meet certain notice requirements and pay a termination fee. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement. There can be no assurance that the related borrower will be able to relet the terminated space or that such space could be relet at the same rate being paid by Credit Suisse First Boston Corporation. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project and/or the borrower's ability to sell or refinance without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties are leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

                                 Other factors are more general in nature, such as:

                                 o    national, regional or local economic
                                      conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

                                 o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

                                 o    demographic factors;

                                 o    consumer confidence;

                                 o    consumer tastes and preferences; and

                                 o    changes in building codes and other
                                      applicable laws.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o in the case of rental properties, the rate at which new rentals occur;

                                 o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants); and

                                 o a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of property with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties securing the
                                 mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible (or convertible at all) due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties which are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 See "--Special Risks Associated with Mobile
                                 Home Park Properties" below.

LOANS NOT INSURED
 OR GUARANTEED................   Generally, the mortgage loans included in the
                                 trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, any mortgage loan seller, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent or any of their respective affiliates.

                                 We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, you should assume all of the mortgage loans included in the trust fund are nonrecourse loans, and that recourse in the case of default will be limited to the related mortgaged property.

                                 However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

                                 o there is a defect or omission with respect to certain of the documents relating to such mortgage loan and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of the trust therein or the interests of any certificateholder; or

                                 o    certain of their respective
                                      representations or warranties concerning such mortgage loan are breached, and such breach materially and adversely affects the value of such mortgage loan, the interests of the trust therein or the interests of any certificateholder and is not cured as required.

                                 We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.


RISKS RELATING TO CERTAIN
  PROPERTY TYPES..............   Particular types of income properties are
                                 exposed to particular risks. For instance:

SPECIAL RISKS ASSOCIATED WITH
  OFFICE PROPERTIES...........   Office properties may require their owners to
                                 expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space.
                                 Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. In addition, a large number of factors may adversely affect the value of office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                 o    the physical attributes of the building
                                      with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

                                 o the desirability of the area as a business location;

                                 o    the presence of competing properties; and

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees).

                                 Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

                                 Office properties secure 17 of the mortgage loans included in the trust fund as of the cut-off date, representing 32.7% of the mortgage pool.


SPECIAL RISKS ASSOCIATED WITH
  SHOPPING CENTERS AND OTHER
  RETAIL PROPERTIES...........   Shopping centers are affected by the health of
                                 the retail industry, which is currently
                                 undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via
                                 Internet web sites and telemarketing. A
                                 particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor, shadow anchor or major tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant's lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. See "--The Failure of a Tenant Will Have a Negative Impact on Single and Tenant Concentration Properties" below.

                                 In addition, 1 of the mortgage loans secured by a retail mortgaged property (loan number 1), representing 13.7% of the mortgage pool, has a movie theater as a tenant. This mortgaged property is exposed to certain unique risks. In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators. This new construction has caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of the unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

                                 Retail properties, including shopping centers, secure 27 of the mortgage loans included in the trust fund as of the cut-off date, representing 32.6% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  MULTIFAMILY PROJECTS........   Multifamily projects are part of a market that,
                                 in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

                                 A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

                                 o the physical attributes of the apartment building (for example, its age, appearance and construction quality);

                                 o the location of the property (for example, a change in the neighborhood over time);

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o the types of services and amenities that the property provides;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates
                                      (which, if relatively low, may encourage tenants to purchase rather than lease housing);

                                 o    the tenant mix, such as the tenant
                                      population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                 o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions; and

                                 o    state and local regulations.

                                 Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

                                 o    rent limitations that could adversely
                                      affect the ability of borrowers to
                                      increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

                                 o tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                 The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                 Multifamily properties secure 26 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 27.2% of the mortgage pool.


SPECIAL RISKS ASSOCIATED WITH
  SELF STORAGE FACILITIES.....   The self storage facilities market contains low
                                 barriers to entry. In addition, due to the short-term nature of self-storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

                                 Because of the construction utilized in
                                 connection with certain self storage
                                 facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

                                 In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Laws May Adversely Affect the Value of and Cash Flow from a Mortgaged Property" below.

                                 Self storage properties secure 4 of the
                                 mortgage loans included in the trust fund as of the cut-off date, representing 2.9% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  MOBILE HOME PARK PROPERTIES.   Mortgage loans secured by liens on mobile home
                                 park properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

                                 The successful operation of a mobile home park property may depend upon the number of other competing residential developments in the local market, such as:

                                 o    other mobile home park properties;

                                 o    apartment buildings; and

                                 o    site-built single family homes.

                                 Other factors may also include:

                                 o the physical attributes of the community, including its age and appearance;

                                 o    location of the mobile home park property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                 o    the types of services or amenities it
                                      provides;

                                 o    the property's reputation; and

                                 o    state and local regulations, including
                                      rent control and rent stabilization.

                                 The mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mobile home park property were readily adaptable to other uses.

                                 Mobile home park properties secure 3 of the mortgage loans, representing 2.4% of the mortgage pool.

SPECIAL RISKS ASSOCIATED WITH
  HOSPITALITY PROPERTIES......   Hospitality properties are affected by various
                                 factors, including:

                                 o    location;

                                 o    quality;

                                 o    management ability;

                                 o    amenities;

                                 o    franchise affiliation (or lack thereof);

                                 o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                 o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

                                 o    changes in travel patterns caused by
                                      changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

                                 o adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

                                 o    construction of competing hotels or
                                      motels, which may also limit the amount
                                      that may be charged for a room and may
                                      result in a reduction in occupancy levels.

                                 Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. All of the mortgage loans secured by hotel properties are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

                                 o    the continued existence and financial
                                      strength of the franchisor or hotel
                                      management company;

                                 o the public perception of the franchise or hotel chain service mark; and

                                 o the duration of the franchise licensing or management agreements.

                                 One (1) hospitality property included in the trust fund as of the cut-off date, or approximately 0.6% of the mortgage pool is associated with the Hampton Inn & Suites franchise or its affiliate franchises.

                                 One (1) hospitality property included in the trust fund as of the cut-off date, or approximately 0.3% of the mortgage pool is associated with the Suburban Lodge franchise or its affiliate franchises.

                                 Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

                                 The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                 Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

                                 Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

                                 Hospitality properties secure 2 of the mortgage loans included in the trust fund as of the cut-off date, representing 0.9% of the mortgage pool.


ENVIRONMENTAL LAWS MAY
  ADVERSELY AFFECT THE VALUE
  OF AND CASH FLOW FROM A
  MORTGAGED PROPERTY..........   If an adverse environmental condition exists
                                 with respect to a mortgaged property securing a mortgage loan included in the trust fund, the trust fund may be subject to certain risks including the following:

                                 o a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

                                 o    the potential that the related borrower
                                      may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

                                 o    liability for clean-up costs or other
                                      remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

                                 o the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

                                 Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

                                 Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an "owner" or "operator" of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund's potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement.

                                 A third-party environmental consultant
                                 conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund. Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

                                 o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

                                 o an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

                                 o either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

                                 o    an escrow or reserve was established to
                                      cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents; or

                                 o the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, if any, with respect to those circumstances or conditions that have been required by the applicable governmental regulatory authority or any environmental law or regulation.

                                 We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                 With respect to 1 mortgage loan representing
                                 0.6% of the mortgage pool, the related borrower provided a secured creditor impaired property environmental insurance policy in lieu of providing an environmental indemnity.

                                 We cannot provide assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

                                 The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK FACTORS--Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Environmental Considerations" in the accompanying prospectus.


SPECIAL RISKS ASSOCIATED WITH
  BALLOON LOANS AND
  ANTICIPATED REPAYMENT
  DATE LOANS..................   Seventy-eight (78) of the mortgage loans,
                                 representing 99.3% of the mortgage pool, provide for scheduled payments of principal and/or interest based on amortization schedules significantly longer than their respective remaining terms to maturity or provide for payments of interest only until the respective maturity date and, in each case, a balloon payment on their respective maturity dates.
                                 Forty (40) of these mortgage loans included in the trust fund as of the cut-off date, representing 46.2% of the mortgage pool, are anticipated repayment date loans, which provide that if the principal balance of the loan is not repaid on a date specified in the related mortgage note, the loan will accrue interest at an increased rate.

                                 o    A borrower's ability to make a balloon
                                      payment or repay its anticipated repayment date loan on the anticipated repayment date typically will depend upon its ability either to refinance fully the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make such payment.

                                 o    Whether or not losses are ultimately
                                      sustained, any delay in the collection of a balloon payment on the maturity date or repayment on the anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

                                 o    The ability of a borrower to effect a
                                      refinancing or sale will be affected by a number of factors, including (but not limited to) the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the mortgaged property, the financial condition and operating history of the borrower and the mortgaged property, rent rolling status, rent control laws with respect to certain residential properties, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

                                 We cannot assure you that each borrower under a balloon loan or an anticipated repayment date loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. In addition, fully amortizing mortgage loans which pay interest on an "actual/360" basis but have fixed monthly payments may, in fact, have a small balloon payment due at maturity. For additional description of risks associated with balloon loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default" in the accompanying prospectus.

                                 In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans that are in material default or as to which a payment default (including the failure to make a balloon payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement. We cannot provide assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

                                 See "YIELD AND MATURITY CONSIDERATIONS" in this prospectus supplement and "YIELD
                                 CONSIDERATIONS" in the accompanying prospectus.


ADVERSE CONSEQUENCES
  ASSOCIATED WITH BORROWER
  CONCENTRATION, BORROWERS
  UNDER COMMON CONTROL AND
  RELATED BORROWERS...........   Certain borrowers under the mortgage loans
                                 included in the trust fund are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the mortgaged properties of that borrower and its affiliates and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, they could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related mortgage loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the certificates.

                                 Mortgaged properties owned by related borrowers are likely to:

                                 o    have common management, increasing the
                                      risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans included in the trust fund; and

                                 o have common general partners or managing members which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans included in the trust fund.

                                 The BJB Portfolio concentration consists of 10 mortgage loans (loan numbers 10, 11, 14, 21, 22, 51, 57, 75, 79 and 80), which collectively represent 10.1% of the mortgage pool. Each of these mortgages is cross-defaulted and cross-collateralized. The sponsor of each mortgage loan in the BJB Portfolio is Donal P. Barry, Sr. and James W. Purcell.

                                 The Piggly Wiggly/Stoughton Plaza Shopping
                                 Center concentration consists of 2 mortgage loans (loan numbers 60 and 63) which collectively represent 0.7% of the mortgage pool. Each of these mortgages is cross-defaulted and cross collateralized. The sponsor of each mortgage loan in the Piggly Wiggly/ Stoughton Plaza Shopping Center concentration is J. Peter Jungbacker.

                                 Although the mortgage loans within an
                                 individual portfolio are generally
                                 cross-collateralized and cross-defaulted with the other mortgage loans in such portfolio, the mortgage loans in one portfolio are not cross-collateralized or cross-defaulted with the mortgage loans in the other portfolio. No group or borrower concentration represents more than 13.7% of the mortgage pool.


THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES
  SUBJECTS THE TRUST FUND
  TO A GREATER EXTENT TO
  STATE AND REGIONAL
  CONDITIONS..................   Except as indicated in the following tables,
                                 less than 5.0% of the mortgage loans, by cut-off date pool balance, are secured by mortgaged properties in any one state or the District of Columbia.


               MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION(1)

                            NUMBER OF        AGGREGATE        PERCENTAGE OF
                            MORTGAGED       CUT-OFF DATE      CUT-OFF DATE
         STATE             PROPERTIES         BALANCE         POOL BALANCE
-----------------------   ------------   -----------------   --------------
  IL ..................        11         $  182,652,524           16.6%
  CA ..................        13            153,267,943           14.0
    Southern(2) .......         9            119,571,969           10.9
    Northern(2) .......         4             33,695,974            3.1
  AZ ..................         1            149,846,169           13.7
  NY ..................         3            100,228,448            9.1
  CO ..................         2             73,973,130            6.7
  NC ..................         6             64,750,000            5.9
  GA ..................         3             55,090,934            5.0
  Other ...............        44            317,221,202           28.9
                               --         --------------          -----
                               83         $1,097,030,350          100.0%
                               ==         ==============          =====

                                 ----------
                                 (1)  Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the mortgaged properties or the allocated loan amount as detailed in the related mortgage loan documents).

                                 (2)  For purposes of determining whether a
                                      mortgaged property is in Northern
                                      California or Southern California,
                                      mortgaged properties located north of San
                                      Luis Obispo County, Kern County and San
                                      Bernardino County were included in
                                      Northern California and mortgaged
                                      properties located in or south of such
                                      counties were included in Southern
                                      California.

                                 The concentration of mortgaged properties in a specific state or region will make the performance of the trust fund as a whole more sensitive to the following in the state or region where the mortgagors and the mortgaged properties are located:

                                 o    economic conditions;

                                 o    conditions in the real estate market;

                                 o changes in governmental rules and fiscal policies;

                                 o acts of God or terrorism (which may result in uninsured losses); and

                                 o other factors which are beyond the control of the mortgagors.


SPECIAL RISKS ASSOCIATED WITH
  HIGH BALANCE MORTGAGE LOANS.   Several of the mortgage loans included in the
                                 trust fund, individually or together with other such mortgage loans with which they are cross-collateralized, have principal balances as of the cut-off date that are substantially higher than the average principal balance of the mortgage loans in the trust fund as of the cut-off date.

                                 In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

                                 o The largest single mortgage loan included in the trust fund as of the cut-off date represents 13.7% of the mortgage pool.

                                 o The largest group of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represents in the aggregate 10.1% of the mortgage pool.

                                 o The 5 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 41.8% of the mortgage pool.

                                 o The 10 largest mortgage loans or groups of cross-collateralized mortgage loans included in the trust fund as of the cut-off date represent, in the aggregate, 58.0% of the mortgage pool.

CONCENTRATION OF MORTGAGED
  PROPERTY TYPES SUBJECT THE
  TRUST FUND TO INCREASED
  RISK OF DECLINE IN A
  PARTICULAR INDUSTRY.........   A concentration of mortgaged property types can
                                 increase the risk that a decline in a
                                 particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

                                 In that regard:

                                 o mortgage loans included in the trust fund and secured by office properties represent as of the cut-off date 32.7% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                 o mortgage loans included in the trust fund and secured by retail properties represent as of the cut-off date 32.6% of the mortgage pool (based on the primary property type for combined office/retail properties);

                                 o mortgage loans included in the trust fund and secured by multifamily properties represent as of the cut-off date 27.2% of the mortgage pool;

                                 o mortgage loans included in the trust fund and secured by self-storage facilities represent as of the cut-off date 2.9% of the mortgage pool;

                                 o mortgage loans included in the trust fund and secured by mobile home properties represent as of the cut-off date 2.4% of the mortgage pool;

                                 o mortgage loans included in the trust fund and secured by mixed use properties represent as of the cut-off date 1.2% of the mortgage pool;

                                 o mortgage loans included in the trust fund and secured by hospitality properties represent as of the cut-off date 0.9% of the mortgage pool; and

                                 o mortgage loans included in the trust fund and secured by land represent as of the cut-off date 0.1% of the mortgage pool.

WE HAVE NOT REUNDERWRITTEN ANY
  OF THE MORTGAGE LOANS.......   We have not reunderwritten the mortgage loans
                                 included in the trust fund. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the interest of the trust or the interests of any certificateholder. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans included in the trust fund, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "DESCRIPTION OF THE
                                 MORTGAGE POOL--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.


FORECLOSURE ON MORTGAGED
  PROPERTIES MAY RESULT IN
  ADVERSE TAX CONSEQUENCES....   One or more of the REMICs relating to the
                                 assets of the trust fund might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund's acquisition of a mortgaged property pursuant to a foreclosure or deed-in-lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to you. See "MATERIAL FEDERAL
                                 INCOME TAX CONSEQUENCES--Taxation of Owners of
                                 REMIC Regular Certificates," and "--Taxation of
                                 Owners of REMIC Residual Certificates" in the accompanying prospectus. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


INSURANCE COVERAGE ON
  MORTGAGED PROPERTIES MAY
  NOT COVER SPECIAL HAZARD
  LOSSES......................   The master servicer (with respect to mortgage
                                 loans that are not specially serviced mortgage loans) and/or special servicer (with respect to specially serviced mortgage loans) will generally be required to cause the borrower on each mortgage loan included in the trust fund and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

                                 Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

                                 o    war;

                                 o    terrorism;

                                 o    revolution;

                                 o    governmental actions;

                                 o    floods, and other water-related causes;


                                 o    earth movement (including earthquakes,
                                      landslides and mud flows);

                                 o    wet or dry rot;

                                 o    vermin;

                                 o    domestic animals;

                                 o    sink holes or similarly occurring soil
                                      conditions; and

                                 o other kinds of risks not specified in the preceding paragraph.

                                 In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) indicated that they intended to eliminate coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and was established to provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. The Terrorism Risk Insurance Act of 2002 requires the Treasury Department to establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

                                 The Terrorism Insurance Program required that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds had 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium or authorizes the exclusion, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002, must make similar disclosure and provide a similar opportunity for the insured to purchase coverage. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage.

                                 Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. On June 18, 2004, the Secretary of the Treasury announced its decision to extend this mandatory participation through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002, is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002, is also voided.

                                 However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. Further, the act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

                                 Furthermore, because the Terrorism Insurance
                                 Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

                                 Finally, the Terrorism Insurance Program terminates as described above. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that subsequent terrorism insurance legislation will be passed upon its expiration.

                                 No assurance can be given that the mortgaged properties will continue to have the benefit of insurance against terrorist acts. In addition, no assurance can be given that the coverage for such acts, if obtained or maintained, will be broad enough to cover the particular act of terrorism that may be committed or that the amount of coverage will be sufficient to repair and restore the mortgaged property or to repay the mortgage loan in full. The insufficiency of insurance coverage in any respect could have a material and adverse affect on your certificates.

                                 Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if the special servicer has determined, in consultation with the controlling class representative, in accordance with the servicing standard that either:

                                 o    such insurance is not available at
                                      commercially reasonable rates and that
                                      such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

                                 o    such insurance is not available at any
                                      rate.

                                 In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

                                 Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates.

ADDITIONAL DEBT ON SOME
  MORTGAGE LOANS CREATES
  ADDITIONAL RISKS............   In general, the borrowers are:

                                 o    required to satisfy any existing
                                      indebtedness encumbering the related
                                      mortgaged property as of the closing of
                                      the related mortgage loan; and

                                 o    prohibited from encumbering the related
                                      mortgaged property with additional secured debt without the mortgagee's prior approval.

                                 None of the mortgage loans included in the trust fund, other than the mortgage loans with companion loans, are secured by mortgaged properties that secure other loans outside the trust fund.

                                 Four (4) mortgage loans (loan numbers 16, 37, 38 and 49), representing 3.6% of the mortgage pool, provide that under certain circumstances the related borrower may encumber the related mortgaged property with subordinate debt in the future upon the consent of the mortgagee.

                                 Two (2) mortgage loans (loan numbers 3 and 40), representing 7.2% of the mortgage pool, have existing unsecured debt. With respect to 14 mortgage loans (loan numbers 1, 3, 10, 11, 14, 21, 22, 23, 45, 51, 57, 75, 79 and 80),
                                 representing 32.1% of the mortgage pool, the related mortgage loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

                                 One (1) mortgage loan (loan number 18),
                                 representing 1.4% of the mortgage pool,
                                 provides that under certain circumstances (a) the related borrower may encumber the related mortgaged property with subordinate debt in the future and/or (b) the entities with a controlling ownership interest in the related borrower may pledge their interest in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee.

                                 Two (2) mortgage loans (loan numbers 29 and 81), representing 1.1% of the mortgage pool, do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 Secured subordinated debt encumbering any mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the trust fund) on the mortgaged property could be delayed. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business or for capital improvements that is not secured by the related mortgaged property which is generally limited to a specified percentage of the outstanding principal balance of the related mortgage loan.

                                 Further, certain of the mortgage loans included in the trust fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt.

                                 In addition, certain mortgage loans, which may include the mortgage loans previously described in this risk factor, permit the related borrower to incur, or do not prohibit the related borrower from incurring, unsecured debt to an affiliate of, or owner of an interest in, the borrower or to an affiliate of such an owner, subject to certain conditions under the related mortgage loan documents. Further, certain of the mortgage loans permit additional liens on the related mortgaged properties for
                                 (1) assessments, taxes or other similar charges or (2) liens which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the related borrower's assets. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower which would cause a delay in the foreclosure by the trust fund on the mortgaged property. It may not be evident that a borrower has incurred any such future subordinate second lien debt until the related mortgage loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks, including, without limitation, the following:

                                 o the risk that the necessary maintenance of the mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the mortgaged property may fall as a result;

                                 o    the risk that the borrower may have a
                                      greater incentive to repay the subordinate or unsecured indebtedness first;

                                 o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment upon the maturity of the mortgage loan;

                                 o    the existence of subordinated debt
                                      encumbering any mortgaged property may
                                      increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance; and

                                 o    the risk that, in the event that the
                                      holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the mortgaged property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Subordinate Financing" and
                                 "--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance
                                 Provisions" in this prospectus supplement.

                                 Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property.

                                 The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

                                 Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

                                 Additionally, some intercreditor agreements with respect to certain mezzanine debt may give the holder of the mezzanine debt the right to cure certain defaults and, upon a default, to purchase the related mortgage loan for an amount equal to the then-current outstanding balance of such loan. Some intercreditor agreements relating to mezzanine debt may also limit the special servicer's ability to enter into certain modifications of the mortgage loan without the consent of the related mezzanine lender.

                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Other Financing" and "--Due-on-Sale and Due-on-Encumbrance Provisions" in this prospectus supplement.

                                 Although the assets of the trust do not include the companion loans (other than the Park Place Mall subordinate loan) related to the mortgage loans which have companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

                                 o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on the subordinate or pari passu obligations and that the value of the mortgaged property may fall as a result; and

                                 o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the loans contained in the loan pair upon the maturity of the mortgage loans.

                                 In addition, although 3 of the mortgage loans have companion loans that are subordinate to the related mortgage loan, the 11 Madison Avenue mortgage loan, representing 7.5% of the mortgage pool, also has companion loans that are pari passu with such mortgage loan. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.


THE BORROWER'S FORM OF ENTITY
  MAY CAUSE SPECIAL RISKS.....   Most of the borrowers are legal entities rather
                                 than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals.
                                 For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

                                 Many of the borrowers are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

                                 o    operating entities with businesses
                                      distinct from the operation of the
                                      property with the associated liabilities and risks of operating an ongoing business; or

                                 o individuals that have personal liabilities unrelated to the property.

                                 However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot provide assurances that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                 Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, with respect to 5 mortgage loans, representing 2.9% of the mortgage pool, the borrowers own the related mortgaged property as tenants in common. As a result, the related mortgage loans may be subject to prepayment, including during periods when prepayment might otherwise be prohibited, as a result of partition. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISKS...............   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 Additionally, pursuant to subordination
                                 agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                 As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                 Certain of the mortgage loans may have a sponsor that has previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


INSPECTIONS AND APPRAISALS
  MAY NOT ACCURATELY REFLECT
  VALUE OR CONDITION OF
  MORTGAGED PROPERTY..........   In general, appraisals represent only the
                                 analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale.
                                 Information regarding the values of the
                                 mortgaged properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE
                                 Additional Mortgage Loan Information" in this prospectus supplement for illustrative purposes only. Any engineering reports or site inspections obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

THE MORTGAGED PROPERTIES MAY
  NOT BE IN COMPLIANCE WITH
  CURRENT ZONING LAWS.........   The mortgaged properties securing the mortgage
                                 loans included in the trust fund are typically subject to building and zoning ordinances and codes affecting the construction and use of real property. Since the zoning laws applicable to a mortgaged property (including, without limitation, density, use, parking and set-back requirements) are usually subject to change by the applicable regulatory authority at any time, the improvements upon the mortgaged properties may not, currently or in the future, comply fully with all applicable current and future zoning laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the mortgaged property following such loss. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then-current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


RESTRICTIONS ON CERTAIN OF
  THE MORTGAGED PROPERTIES
  MAY LIMIT THEIR USE.........   Certain of the mortgaged properties securing
                                 mortgage loans included in the trust fund which are non-conforming may not be "legal non-conforming" uses. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming" use may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or operating agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH APPLICABLE
  LAWS AND REGULATIONS MAY
  RESULT IN LOSSES............   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations applicable to the related mortgaged property securing a mortgage loan included in the trust fund. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF
                                 MORTGAGE LOANS AND LEASES--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

ENFORCEABILITY OF DUE-ON-SALE
  CLAUSES AND ASSIGNMENTS OF
  LEASES AND RENTS IS LIMITED.   The mortgages securing the mortgage loans
                                 included in the trust fund generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the lender's approval. In addition, certain of the mortgage loans do not restrict the transfer of limited partnership interests or non-managing member interests in the related borrower. See
                                 "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND
                                 LEASES--Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

                                 The mortgage loans included in the trust fund may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Leases and Rents" in the accompanying prospectus.

LIMITATIONS ON THE BENEFITS OF
  CROSS-COLLATERALIZED AND
  CROSS-DEFAULTED PROPERTIES..   Two (2) groups of mortgage loans (loan numbers
                                 10, 11, 14, 21, 22, 51, 57, 75, 79 and 80 and
                                 loan numbers 60 and 63), representing in the aggregate 10.8% of the mortgage pool, are groups of mortgage loans that are cross-collateralized and cross-defaulted with each of the other mortgage loans in their respective groups. In addition, some mortgage loans are secured by first lien deeds of trust or mortgages, as applicable, on multiple properties securing the joint and several obligations of multiple borrowers. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

                                 o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

                                 o such borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

                                 We cannot provide assurances that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and
                                 Cross-Collateralization of Certain Mortgage

                                 Loans; Certain Multi-Property Mortgage Loans" in this prospectus supplement and Annex A-5 to this prospectus supplement for more information regarding the cross-collateralized loans. No mortgage loan included in the trust fund (other than the mortgage loans with companion loans) is cross-collateralized with a mortgage loan not included in the trust fund.

SINGLE TENANTS AND
  CONCENTRATION OF TENANTS
  SUBJECT THE TRUST FUND TO
  INCREASED RISK..............   Thirteen (13) of the mortgaged properties
                                 securing mortgage loans included in the trust fund, representing 10.6% of the mortgage pool, are leased wholly to a single tenant or are wholly owner occupied. Certain other of the mortgaged properties are leased in large part to a single tenant or are in large part owner occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related mortgage loan.
                                 We cannot provide assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents).

                                 With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds.

                                 In addition, certain of the mortgaged
                                 properties that are leased to single tenants or a major tenant may have leases that terminate prior to the maturity date of the related mortgage loan. Mortgaged properties leased to a single tenant, or a small number of tenants, are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

                                 With respect to the mortgaged property securing the 11 Madison Avenue mortgage loan, representing 7.5% of the mortgage pool, the largest tenant, Credit Suisse First Boston LLC, has the right to terminate a portion of its leased space. Although 74.3% of Credit Suisse First Boston LLC's 1,921,459 square feet of net rentable area is leased through April 2017, Credit Suisse First Boston LLC does have the option to terminate up to 528,730 square feet (27.5% of Credit Suisse First Boston LLC's space and 23.4% of the mortgaged property's total space) after April 2007 in its sole discretion, provided that they meet certain notice requirements and pay a termination fee. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement. There can be no assurance that the related borrower will be able to relet the terminated space or that such space could be relet at the same rate being paid by Credit Suisse First Boston LLC.

                                 Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. For further information regarding certain significant tenants at the mortgaged properties, see Annex A-4 to this prospectus supplement.


THE FAILURE OF A TENANT WILL
  HAVE A NEGATIVE IMPACT ON
  SINGLE TENANT AND TENANT
  CONCENTRATION PROPERTIES....   The bankruptcy or insolvency of a major tenant
                                 or sole tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.


LITIGATION MAY HAVE ADVERSE
  EFFECT ON BORROWERS.........   From time to time, there may be legal
                                 proceedings pending, threatened or ongoing against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and their respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. It is possible that such proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on distributions on your certificates.


POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF THE
  RELATED MORTGAGED PROPERTY..   The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 The failure of a property manager that manages a number of mortgaged properties as described above to properly manage the related properties or any financial difficulties with respect to this property manager could have a significant negative impact on the continued income generation from these mortgaged properties and therefore the performance of the related mortgage loans. See "RISK FACTORS--Adverse Consequences Associated with Borrower Concentration, Borrowers Under Common Control and Related Borrowers" and "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans" in this prospectus supplement.

                                 We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot provide assurance that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

CONDEMNATIONS OF MORTGAGED
  PROPERTIES MAY RESULT
  IN LOSSES...................   From time to time, there may be condemnations
                                 pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.


THE STATUS OF A GROUND LEASE
  MAY BE UNCERTAIN IN A
  BANKRUPTCY PROCEEDING.......   Four (4) mortgage loans included in the trust
                                 fund, representing 5.5% of the mortgage pool, are secured by the borrower's leasehold interests. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold interest were to be terminated upon a lease default, the lender would lose its security in the loan. Generally, each related ground lease requires the lessor thereunder to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or a purchaser at a foreclosure sale (in some cases only upon the consent of the lessor) and contains certain other protective provisions typically included in a "mortgageable" ground lease. In addition, pursuant to Section 365(h) of the Bankruptcy Code, ground lessees in possession under a ground lease that has commenced have the right to continue in a ground lease even though the representative of their bankrupt ground lessor rejects the lease.
                                 The leasehold mortgages generally provide that the borrower may not elect to treat the ground lease as terminated on account of any such rejection by the ground lessor without the prior approval of the holder of the mortgage note or otherwise prohibit the borrower from terminating the ground lease. In a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume
                                 (continue) or reject (breach and/or terminate) any or all of its ground leases. If the ground lessor and the ground lessee/ borrower are concurrently involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to continue in a ground lease rejected by a bankrupt ground lessor. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related mortgage. Further, in a recent decision by the United States Court of Appeals for the Seventh
                                 Circuit (Precision Indus. v. Qualitech Steel
                                 SBQ, LLC, 327 F.3d 537 (7th Cir. 2003), the
                                 court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11
                                 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.
                                 Pursuant to Section 363(e) of the Bankruptcy
                                 Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under
                                 Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

                                 In addition, certain of the mortgaged
                                 properties securing the mortgage loans are subject to operating leases. The operating lessee then sublets space in the mortgaged property to sub-tenants. Therefore, the cash flow from the rented mortgaged property will be subject to the bankruptcy risks with respect to the operating lessee.

MORTGAGE LOAN SELLERS MAY NOT
  BE ABLE TO MAKE A REQUIRED
  REPURCHASE OR SUBSTITUTION
  OF A DEFECTIVE MORTGAGE
  LOAN........................   Each mortgage loan seller is the sole
                                 warranting party in respect of the mortgage loans sold by such mortgage loan seller to us.
                                 Neither we nor any of our affiliates (except, in certain circumstances, for Wachovia Bank, National Association in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions.

                                 In addition, one or more of the mortgage loan sellers has acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge if successful, may have a negative impact on the distributions on your certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Representations and
                                 Warranties; Repurchases" in the accompanying prospectus.

ONE ACTION JURISDICTION MAY
  LIMIT THE ABILITY OF THE
  SPECIAL SERVICER TO
  FORECLOSE ON THE MORTGAGED
  PROPERTY....................   Some states (including California) have laws
                                 that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where this rule could be applicable.
                                 In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged properties located in states affected by one action rules.
                                 See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                                 AND LEASES--Foreclosure" in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (each, a "Mortgage Loan") included in the Trust Fund (the "Mortgage Pool") is expected to consist of 81 fixed rate mortgage loans (the "Mortgage Loans"), with an aggregate principal balance (the "Cut-Off Date Pool Balance") of $1,097,030,350. The "Cut-Off Date" for (i) 5 of the Mortgage Loans is August 1, 2004, (ii) 1 of the Mortgage Loans is August 10, 2004, and (iii) 75 of the Mortgage Loans is August 11, 2004. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the related Cut-Off Date, after reduction for all payments of principal due on or before such date, whether or not received. The Cut-Off Date Balances of all of the Mortgage Loans in the Mortgage Pool range from $940,105 to $149,846,169. The Mortgage Loans in the Mortgage Pool have an average Cut-Off Date Balance of $13,543,585. References to percentages of Mortgaged Properties referred to in this prospectus supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the pool of Mortgage Loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(1) all scheduled principal and/or interest payments due on or before the Cut-Off Date will be made, and (2) there will be no principal prepayments on or before the Cut-Off Date. All percentages of the Mortgage Loans or any specified group of Mortgage Loans referred to in this prospectus supplement are approximate percentages. All numerical and statistical information presented herein (including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to the Co-Lender Loans are calculated without regard to the related Subordinate Companion Loan.

     The 11 Madison Avenue Loan will be deemed to be split into two components (the "11 Madison Avenue Pooled Component" and the "11 Madison Avenue Non-Pooled Component"). The 11 Madison Avenue Pooled Component has a component principal balance of $82,000,000 and will represent 7.5% of the Cut-Off Date Pool Balance. The Certificates (other than the Class MAD Certificates) will be entitled to distributions from the 11 Madison Avenue Pooled Component. Although the 11 Madison Avenue Non-Pooled Component is included in the trust, for the purpose of numerical and statistical information presented herein (including the annexes) such information includes the Pari Passu Companion Loans, but not the 11 Madison Avenue Non-Pooled Component or the related Subordinate Companion Loans. The component principal balance of the 11 Madison Avenue Non-Pooled Component as of the Cut-Off Date will be $13,555,556.

     The trust's assets will also include the Park Place Mall Subordinate Loan. The Park Place Mall Subordinate Loan supports only the Class PP Certificates. Although the Park Place Mall Subordinate Loan is an asset of the trust, for the purpose of information contained in this prospectus supplement (including the annexes and statistical information contained in this prospectus supplement), unless otherwise specified, the Park Place Mall Subordinate Loan is not reflected in this prospectus supplement and the term "Mortgage Loan" does not include the Park Place Mall Subordinate Loan. The principal balance of the Park Place Mall Subordinate Loan as of the Cut-Off Date will be $39,958,978.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note") and are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a fee simple estate or, with respect to 4 Mortgage Loans, representing 5.5% of the Cut-Off Date Pool Balance, on the related borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property"). In addition, the security for the 11 Madison Avenue Loan consists of the borrower's interest in the portion of the related Mortgaged Property leased to Credit Suisse First Boston LLC (the "IDA Premises") under the IDA lease as well as the borrower's fee interest in the remainder of the Mortgaged Property. The fee interest in the IDA Premises is owned by the New York City Industrial Development Agency (the "IDA") but will revert to the borrower upon the termination of the IDA lease. See "DESCRIPTION OF THE MORTGAGE POOL--Twenty Largest Mortgage Loans--11 Madison Avenue" in this prospectus supplement.

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans that are secured by Mortgaged Properties operated for each indicated purpose:


                      MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                 PERCENTAGE OF
                                                  AGGREGATE         CUT-OFF
                                   NUMBER          CUT-OFF           DATE
                                OF MORTGAGED         DATE            POOL
            PROPERTY TYPE        PROPERTIES        BALANCE          BALANCE
------------------------------ -------------- ----------------  --------------
Office .......................       17       $  358,910,710          32.7%
Retail .......................       28          357,097,784          32.6
 Retail--Anchored ............       17          273,568,806          24.9
 Retail--Shadow Anchored(1) ..        5           60,185,146           5.5
 Retail--Unanchored ..........        6           23,343,832           2.1
Multifamily ..................       27          298,827,406          27.2
Self Storage .................        4           31,944,610           2.9
Mobile Home Park .............        3           25,920,000           2.4
Mixed Use ....................        1           12,989,840           1.2
Hospitality ..................        2            9,740,000           0.9
Land(2) ......................        1            1,600,000           0.1
                                     --       --------------         -----
                                     83       $1,097,030,350         100.0%
                                     ==       ==============         =====

----------
(1) A Mortgaged Property is classified as shadow anchored if it is in close proximity to an anchored retail property.

(2) Specifically, the fee interest in land which the ground tenant has improved and leased as an anchored retail building. The retail building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.


                         Retail                   32.6%
                         Office                   32.7%
                         Land                      0.1%
                         Hospitality               0.9%
                         Mixed Use                 1.2%
                         Mobile Home Park          2.4%
                         Self Storage              2.9%
                         Multifamily              27.2%


MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers. Wachovia Bank, National Association ("Wachovia"), in its capacity as a Mortgage Loan Seller, originated or acquired 64 of the Mortgage Loans to be included in the Trust Fund representing 90.6% of the Cut-Off Date Pool Balance. Artesia Mortgage Capital Corporation ("Artesia") originated 17 of the Mortgage Loans to be included in the Trust Fund representing 9.4% of the Cut-Off Date Pool Balance. None of the Mortgage Loans were 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this prospectus supplement. See "--Amortization" below. Seventy-eight (78) of the Mortgage Loans, representing 91.7% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Two (2) of the Mortgage Loans, representing 7.2% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of 12 thirty-day months. One (1) Mortgage Loan, representing 1.1% of the Cut-Off Date Pool Balance, accrues interest during its interest-only term on a 30/360 basis and an Actual/360 basis during its amortization term. Nineteen
(19) of the Mortgage Loans, representing 31.8% of the Cut-Off Date Pool Balance, have periods during which only interest is due and periods in which principal and interest are due. Two (2) of the Mortgage Loans, representing 10.5% of the Cut-Off Date Pool Balance, are interest-only for their entire term.

     Mortgage Loan Payments. Scheduled payments of principal and/or interest other than Balloon Payments (the "Periodic Payments") on all of the Mortgage Loans are due monthly.

     Due Dates. Generally, the Periodic Payment for each Mortgage Loan is due on the date (each such date, a "Due Date") occurring on the 11th day of the month (or in the case of 5 Mortgage Loans, the 1st day of the month or in the case of 1 Mortgage Loan, the 10th day of the month). No Mortgage Loan due on the 1st day of the month has a grace period that extends payment beyond the 11th day of any calendar month. The Mortgage Loans that pay on the 10th and the 11th day of each month do not provide for a grace period.

     Amortization. Seventy-eight (78) of the Mortgage Loans (the "Balloon Loans") (including the ARD Loans), representing 99.3% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity, in each case with payments on their respective scheduled maturity dates of principal amounts outstanding (each such amount, together with the corresponding payment of interest, a "Balloon Payment"). Two (2) of these Balloon Loans, representing 10.5% of the Cut-Off Date Pool Balance, provide for interest-only Periodic Payments for the entire term and do not amortize. Three (3) of the Mortgage Loans (the "Fully Amortizing Loans"), representing 0.7% of the Cut-Off Date Pool Balance, fully or substantially amortize through their respective remaining terms to maturity. In addition, because the fixed periodic payments on the Fully Amortizing Loans are determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on the Fully Amortizing Loans on an Actual/360 basis, there will be less amortization, absent prepayments, of the related principal balances during the terms of the Fully Amortizing Loans, resulting in a higher final payment on the Fully Amortizing Loans.

     Forty (40) of the Balloon Loans (the "ARD Loans"), representing 46.2% of the Cut-Off Date Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. On or before the Anticipated Repayment Date, the ARD Loans generally require the related borrower to enter into a cash management agreement whereby all Excess Cash Flow will be deposited directly into a lockbox account. Any amount received in respect of Additional Interest (other than such amounts allocable to the 11 Madison Avenue Non-Pooled Component and the Park Place Mall Subordinate Loan) will be distributed to (i) the holders of the Class Z Certificates and (ii) with respect to Additional Interest allocable to the 11 Madison Avenue Non-Pooled Component, to the holders of the Class MAD Certificates. Generally, Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date.

     Nineteen (19) of the Balloon Loans and ARD Loans, representing 31.8% of the Cut-Off Date Pool Balance, provide for monthly payments of interest-only for the first 12 to 60 months of their respective terms followed by payments which amortize a portion of the principal balance of the Mortgage Loans by their related maturity dates or Anticipated Repayment Dates, as applicable, but not the entire principal balance of the Mortgage Loans. Two (2) of the Balloon Loans, representing 10.5% of the Cut-Off Date Pool Balance, provide for monthly payments of interest-only until maturity and do not provide for any amortization of principal.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary prepayment of principal until a date specified in the related Mortgage Note, but permit defeasance after a date specified in the related Mortgage Note for most or all of the remaining term or
(ii) prohibit voluntary prepayment of principal for a period ending on a date specified in the related Mortgage Note, and thereafter impose a Yield Maintenance Charge for most of the remaining term (6 Mortgage Loans, or 3.9% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. See "--Additional Mortgage Loan Information" in this prospectus supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. The Mortgage Loans generally do not require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment, in whole or in part, of the related Mortgage Loan as a result of or in connection with a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, any obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     The Mortgage Loans included in the Trust Fund provide that, in the event of a partial prepayment of such Mortgage Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment of such Mortgage Loan will remain unchanged. See "RISK FACTORS--Prepayments Will Affect Your Yield" in this prospectus supplement.

     Seventy-Five (75) of the Mortgage Loans, or 96.1% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, no earlier than two years following the Closing Date, to substitute a pledge of Defeasance Collateral in exchange for a release of the related Mortgaged Property (or a portion thereof) from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Prepayment Premium or Yield Maintenance Charge. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that (i) prior to the release of a related Mortgaged Property (or a portion thereof), a specified percentage (generally 125% of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain debt service coverage ratios and loan-to-value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of United States government obligations that provide for payments on or prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans) (provided, that in the case of certain Mortgage Loans, such defeasance payments may cease at the beginning of the open prepayment period with respect to such Mortgage Loan, and the final payment on the Defeasance Collateral may be sufficient to fully prepay the Mortgage Loan), with each such payment being equal to or greater than (with any excess to be returned to the borrower (in some cases, after the related Mortgage Loan is paid in full)) the Periodic Payment (including the portion related to the Park Place Mall Subordinate Loan) due on such date or (i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and

Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent the related Mortgage Loan documents enable the Master Servicer or the Special Servicer, as applicable, to make such requirement, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such Defeasance Collateral may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. Four (4) mortgage loans (loan numbers 16, 37, 38 and 49) representing 3.6% of the Cut-Off Date Pool Balance, provide that the related borrower, under certain circumstances, may encumber the related Mortgaged Property with subordinate debt in the future, which in each case is subject to the terms of an intercreditor agreement and/or standstill agreement in favor of the mortgagee.

     With respect to 14 mortgage loans (loan numbers 1, 3, 10, 11, 14, 21, 22, 23, 45, 51, 57, 75, 79 and 80) representing 32.1% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that, under certain circumstances, the entities with a controlling ownership interest in the borrower may pledge their interests in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions. One (1) Mortgage Loan (loan number 18), representing 1.4% of the Cut-Off Date Pool Balance, provides that under certain circumstances (a) the related borrower may encumber the related Mortgaged Property with subordinate debt in the future and/or (b) the entities with a controlling ownership interest in the related borrower may pledge their interest in the borrower as security for mezzanine debt in the future, subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee. Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Some Mortgaged Properties May Be Encumbered by Subordinated Debt Which May Delay Foreclosure" in this prospectus supplement. In addition, 2 Mortgage Loans included in the Trust Fund as of the Cut-Off Date (loan numbers 29 and 81), representing 1.1% of the Cut-Off Pool Balance, do not prohibit the related borrower from incurring additional unsecured debt or an owner of an interest in the related borrower from pledging its ownership interest in the related borrower as security for mezzanine debt because the related borrower is not required by either the mortgage loan documents or related organizational documents to be a special purpose entity. With respect to 2 Mortgage Loans (loan numbers 3 and 40), representing 7.2% of the Cut-Off Date Pool Balance, the related borrower has existing unsecured debt. Further, certain of the Mortgage Loans included in the Trust Fund do not prohibit limited partners or other owners of non-controlling interests in the related borrower from pledging their interests in the borrower as security for mezzanine debt. See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional Risk" in this prospectus supplement.

     In addition, with respect to the Co-Lender Loans, the related Mortgaged Property also secures one or more Companion Loans. See "--Co-Lender Loans" in this prospectus supplement.

     Nonrecourse Obligations. The Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related

Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should therefore consider all of the Mortgage Loans to be nonrecourse.

     Due-On-Sale and Due-On-Encumbrance Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans may permit one or more transfers of the related Mortgaged Property or the transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions without the approval of the mortgagee and certain Mortgage Loans do not prohibit transfers of limited partnership interests or non managing member interests in the related borrowers. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer will determine, in a manner consistent with the servicing standard described under "SERVICING OF THE MORTGAGE LOANS--General" in this prospectus supplement whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans; Certain Multi-Property Mortgage Loans. Two (2) groups of Mortgage Loans (loan numbers 10, 11, 14, 21, 22, 51, 57, 75, 79 and 80 and loan numbers 60 and 63), representing 10.8% in aggregate of the Cut-Off Date Pool Balance are groups of Mortgage Loans that are cross-collateralized and cross-defaulted with the other Mortgage Loans in such group as indicated in Annex A-5. Although the Mortgage Loans within each group are cross-collateralized and cross-defaulted with the other mortgage loans in such group, the Mortgage Loans in one group are not cross-collateralized or cross-defaulted with the Mortgage Loans in the other group. As of the Closing Date, no Mortgage Loan, except the Co-Lender Loans, will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

     Partial Releases. Certain of the Mortgage Loans permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the Mortgage Loan at the time of origination, without any prepayment or defeasance of the Mortgage Loan.

     One (1) of the Mortgage Loans (loan number 1), representing 13.7% of the Cut-Off Date Pool Balance permits partial releases of certain unimproved, non-income producing parcels.

     One (1) of the Mortgage Loans (loan number 18), representing 1.4% of the Cut-Off Date Pool Balance permits a partial release of a certain parcel designated for development or expansion of an anchor tenant and/or shop tenant space upon the satisfaction of certain conditions, including, without limitation: (i) the payment of a release price (through partial defeasance) equal to the amount set forth in the mortgage (approximately 100% of the value of the anchor tenant parcel), (ii) delivery of rating agency confirmations that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to the Certificates and (iii) no event of default has occurred and is continuing with respect to such Mortgage Loan.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Generally, the Mortgaged Properties were inspected by or on behalf of the Mortgage Loan Sellers in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the value of the Mortgaged Property as security for the related Mortgage Loan, except in such cases where adequate reserves have been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to each Mortgaged Property in connection with the origination of the related Mortgage Loans. "Phase I" environmental site assessments generally do not include environmental testing. In certain cases, environmental testing, including in some cases a "Phase II" environmental site assessment as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator of the Mortgage Loan determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of all of the Mortgage Loans, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion; provided, however, with respect to mortgage loans originated by Artesia Mortgage Capital Corporation, such reserves are generally not required for repairs when the estimated cost is less than $10,000.

     Earthquake Analyses. An architectural and/or engineering consultant performed an analysis on certain Mortgaged Properties located in areas considered to be an earthquake risk, which includes California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, 2 Mortgaged Properties securing 2 Mortgage Loans, representing 4.2% of the Cut-Off Date Pool Balance are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. Both of these Mortgaged Properties have earthquake insurance in place.

CO-LENDER LOANS

     General. Three (3) Mortgage Loans (loan number 1, the "Park Place Mall Loan" loan number 2, the "11 Madison Avenue Loan" and loan number 42, the "Pointe West Medical Office Building Loan") originated by Wachovia Bank, National Association are each evidenced by one of two or more notes each secured by a single mortgage and a single assignment of leases and rents. The 11 Madison Avenue Loan will be deemed to be split into a pooled component (the "11 Madison Avenue Pooled Component"), with a principal balance of $82,000,000, representing 7.5% of the Cut-Off Date Pool Balance, that supports distributions on the Certificates (other than the Class MAD Certificates) and a non-pooled component (the "11 Madison Avenue Non-Pooled Component"), with a component principal balance of $13,555,556, that supports only the Class MAD Certificates, which are not being offered hereby. The 11 Madison Avenue Loan was originated by Wachovia Bank, National Association and is evidenced by one of seven notes each secured by a single mortgage and a single assignment of leases and rents. The 11 Madison Avenue Loan is part of a split loan structure where three (3) companion loans that are part of this split loan structure are pari passu in right of entitlement to payment with the 11 Madison Avenue Loan (the "11 Madison Avenue Pari Passu Loans") and three companion loans that are part of this split loan structure are subordinate in their right of entitlement to payment with the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans (the "11 Madison Avenue Subordinate Loans" and, together with the 11 Madison Avenue Pari Passu Loans, the "11 Madison Avenue Companion Loans"). The 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans are referred to collectively herein as the "11 Madison Avenue Senior Loans". The 11 Madison Avenue Companion Loans and the 11 Madison Avenue Loan are referred to collectively herein as the "11 Madison Avenue Whole Loan". None of the 11 Madison Avenue Companion Loans are included in the trust.

     The Park Place Mall Loan is part of a split loan structure in which the companion loan is subordinate in its right of entitlement to payment to the Park Place Mall Loan (the "Park Place Mall Subordinate Loan"). The Park Place Mall Loan and the Park Place Mall Subordinate Loan are referred to collectively herein as the "Park Place Mall Whole Loan". The Park Place Mall Loan has a Cut-Off Date Balance of $149,846,169, representing 13.7% of the Cut-Off Date Pool Balance. The Park Place Mall Subordinate Loan will be included in the trust and has a Cut-Off Date Balance of $39,958,978, however, the Park Place Mall Subordinate Loan will support only the Class PP Certificates. Amounts allocated to the Park Place Mall Subordinate Loan will not be part of the funds available for distributions to holders of the other Certificates as more fully described herein. See " --Park Place Mall Loan" below.

     The Pointe West Medical Office Building Loan is part of a split loan structure in which the companion loan (the "Pointe West Medical Office Building Subordinate Loan") is subordinate in its right of entitlement to payment of the Pointe West Medical Office Building Loan. The Pointe West Medical Office Building Subordinate Loan and the Pointe West Medical Office Building Loan are referred to collectively herein as the "Pointe West Medical Office Building Whole Loan". The Pointe West Medical Office Building Loan has a Cut-Off Date Balance of $7,108,484, representing 0.6% of the Cut-Off Date Pool Balance. The 11 Madison Avenue Companion Loans, the Pointe West Medical Office Building Subordinate Loan and the Park Place Mall Subordinate Loan are referred to hereunder as the "Companion Loans". The 11 Madison Avenue Subordinate Loans, the Pointe West Medical Office Building Subordinate Loan and the Park Place Mall Subordinate Loan are collectively referred to herein as the "Subordinate Companion Loans".

     The trust created pursuant to the 2004-C10 Pooling and Servicing Agreement is the holder of one of the 11 Madison Avenue Pari Passu Loans, the trust created pursuant to the 2004-C11 Pooling and Servicing Agreement is the holder of one of the 11 Madison Avenue Pari Passu Loans and the trust created pursuant to the 2004-C12 Pooling and Servicing Agreement is also the holder of one of the 11 Madison Avenue Pari Passu Loans. The remaining Companion Loans are held by entities unaffiliated with such trusts. The holders of the Companion Loans may only sell each such Companion Loan with the prior written consent of the Master Servicer or the Special Servicer (or with respect to the 11 Madison Avenue Loan, the 2004-C10 Master Servicer or the applicable 2004-C10 Special Servicer), in each case after receiving prior confirmation from each Rating Agency that such sale will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency, or, without such consent or confirmation, to certain institutional lenders or other parties named in the related Intercreditor Agreement.

     With respect to the 11 Madison Avenue Loan, the terms of an intercreditor agreement (the "11 Madison Avenue Intercreditor Agreement") provide that the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans are of equal priority with each other and no portion of any of these loans will have priority or preference over the other and that the 11 Madison Avenue Subordinate Loans are subordinate in certain respects to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans. With respect to the Park Place Mall Loan, the terms of an intercreditor agreement (the "Park Place Mall Intercreditor Agreement") provide that the Park Place Mall Subordinate Loan is subordinate in certain respects to the Park Place Mall Loan. With respect to the Pointe West Medical Office Building Loan, under the terms of an intercreditor and servicing agreement among noteholders (the "Pointe West Intercreditor Agreement", and together with the 11 Madison Avenue Intercreditor Agreement and the Park Place Mall Intercreditor Agreement the "Intercreditor Agreements") the holder of the Pointe West Medical Office Building Subordinate Loan has agreed to subordinate its interest in certain respects to the Pointe West Medical Office Building Loan. Except with respect to the 11 Madison Avenue Loan and its related Companion Loans (which will be serviced under the 2004-C10 Pooling and Servicing Agreement), the Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of the Co-Lender Loans under the related Intercreditor Agreements.

     The following table presents certain information with respect to the Co-Lender Loans:


                                 CO-LENDER LOANS

                              CUT-OFF
                                DATE
                             PRINCIPAL                                                               WHOLE LOAN
                              BALANCE          CUT-OFF DATE          CUT-OFF DATE      WHOLE LOAN     CUT-OFF
                            OF MORTGAGE      PRINCIPAL BALANCE    PRINCIPAL BALANCE   UNDERWRITTEN      DATE
      MORTGAGE LOAN             LOAN       OF SENIOR COMPONENTS     OF WHOLE LOAN         DSCR          LTV
------------------------- --------------- ---------------------- ------------------- -------------- -----------
Park Place Mall .........  $149,846,169        $149,846,169          $189,805,147          1.29x        80.8%
11 Madison Avenue .......  $ 82,000,000        $430,000,000          $515,000,000          1.20x        76.3%
Pointe West Medical
 Office Building ........  $  7,108,484        $  7,108,484          $  7,553,425          1.22x        84.9%

  11 Madison Avenue Loan

     11 Madison Avenue Loan Components. The ownership interest in the 11 Madison Avenue Loan will be split into a senior pooled interest (the "11 Madison Avenue Pooled Component") and a subordinate interest (the "11 Madison Avenue Non-Pooled Component"). The 11 Madison Avenue Pooled Component will represent approximately 7.5% of the Cut-Off Date Pool Balance. All distributions of principal and interest with respect to the 11 Madison Avenue Loan will be distributed to the Certificates as described herein. The holders of the Offered Certificates will only be entitled to collections with respect to the 11 Madison Avenue Loan to the extent allocated to the 11 Madison Avenue Pooled Component and the holders of the Class MAD Certificates will only be entitled to distributions of principal or interest allocable to the 11 Madison Avenue Loan to the extent allocated to the 11 Madison Avenue Non-Pooled Component. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement. The Class MAD Certificates are not being offered hereby.

     The following table describes certain information regarding the 11 Madison Avenue Mortgage Loan, the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component:

                                          COMBINED          POOLED         NON-POOLED
                                           CUT-OFF         COMPONENT        COMPONENT        COMBINED         COMBINED
                               LOAN         DATE         CUT-OFF DATE     CUT-OFF DATE     CUT-OFF DATE     UNDERWRITTEN
       MORTGAGE LOAN            NO.        BALANCE          BALANCE          BALANCE            LTV             DSCR
---------------------------   ------   --------------   --------------   --------------   --------------   -------------
11 Madison Avenue .........   2         $95,555,556      $82,000,000      $13,555,556           63.7%           1.55x

     Servicing Provisions of the 11 Madison Avenue Intercreditor Agreement. The 11 Madison Avenue Loan and its related Companion Loans will be serviced under the pooling and servicing agreement (the "2004-C10 Pooling and Servicing Agreement") entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10. The master servicer under the 2004-C10 Pooling and Servicing Agreement is Wachovia Bank, National Association (the "2004-C10 Master Servicer"), the special servicer under the 2004-C10 Pooling and Servicing Agreement is Wachovia Bank, National Association with respect to the 11 Madison Avenue mortgage loan, and Lennar Partners, Inc. with respect to each other mortgage loan (together, the "2004-C10 Special Servicer"), and the trustee under the 2004-C10 Pooling and Servicing Agreement is Wells Fargo Bank, N.A. (the "2004-C10 Trustee"). The terms of the 2004-C10 Pooling and Servicing Agreement provide for servicing arrangements that are generally similar to those under the Pooling and Servicing Agreement. Subject to the exceptions described herein under "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative", the Controlling Class Representative will generally share among the controlling class representative under the 2004-C10 Pooling and Servicing Agreement (the "2004-C10 Controlling Class Representative"), the controlling class representative under the pooling and servicing agreement (the "2004-C11 Pooling and Servicing Agreement") entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C11 (the "2004-C11 Controlling Class Representative") and the controlling class representative under the pooling and servicing agreement (the "2004-C12 Pooling and Servicing Agreement") entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12 (the "2004-C12 Controlling Class Representative") the rights given to the 2004-C10 Controlling Class Representative under the 2004-C10 Pooling and Servicing Agreement to direct the servicing of the 11 Madison Avenue Loan. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement. The 11 Madison Avenue Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 11 Madison Avenue Whole Loan will be allocated first, to the holders of the 11 Madison Avenue Subordinate Loans and thereafter, pro rata and pari passu, to the 11 Madison Avenue Senior Loans; provided, that, pursuant to the Pooling and Servicing Agreement, expenses, losses and shortfalls allocated to the 11 Madison Avenue Loan will be allocated first to the 11 Madison Avenue Non-Pooled Component and then to the 11 Madison Avenue Pooled Component.

     With respect to the 11 Madison Avenue Loan, the 2004-C10 Master Servicer and 2004-C10 Special Servicer will service and administer the 11 Madison Avenue Loan and each of the 11 Madison Avenue Companion Loans pursuant to the 2004-C10 Pooling and Servicing Agreement and the 11 Madison Avenue Intercreditor Agreement for so long as the 11 Madison Avenue Loan is part of the 2004-C10 Trust. If the principal amount of any 11 Madison Avenue Subordinate Loan, less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of such 11 Madison Avenue Subordinate Loan, the holder of such 11 Madison Avenue Companion Loan, or an advisor on its behalf, will be entitled to advise and direct the 2004-C10 Master Servicer and/or 2004-C10 Special Servicer with respect to certain matters, including, among other things, foreclosure or material modifications of the 11 Madison Avenue Loan. However, no advice or direction may require or cause the 2004-C10 Master Servicer or the 2004-C10 Special Servicer to violate any provision of the 2004-C10 Pooling and Servicing Agreement, including the 2004-C10 Master Servicer's and the 2004-C10 Special Servicer's obligation to act in accordance with the Servicing Standard (as set forth in the 2004-C10 Pooling and Servicing Agreement). See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" and "--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement.

     In the event of certain defaults under the 11 Madison Avenue Loan or any of the 11 Madison Avenue Companion Loans, the holders of the 11 Madison Avenue Subordinate Loans will be entitled to (i) cure such default within five (5) business days of receipt of notice from the 2004-C10 Master Servicer with respect to monetary defaults and within twenty (20) days (which twenty-day period may be extended by up to two (2) additional five-day periods) of receipt of notice from the 2004-C10 Master Servicer with respect to non-monetary defaults and/or (ii) purchase the 11 Madison Avenue Loan from the trust after the expiration of the cure period subject to the conditions contained in the 11 Madison Avenue Intercreditor Agreement. Upon exercising its right to purchase the 11 Madison Avenue Loan, such purchasing holder of an 11 Madison Avenue Subordinate Loan will also be required to purchase all of the 11 Madison Avenue Companion Loans senior to the 11 Madison Avenue Subordinate Loan held by such holder. The purchase price will generally equal the unpaid aggregate principal balance of the 11 Madison Avenue Companion Loans being purchased, together with all unpaid interest thereon (other than default interest) at the related mortgage rate and any unreimbursed servicing expenses, advances and interest on advances for which the borrower under the 11 Madison Avenue Loan is responsible; provided, however, that the purchase price shall not be reduced by any outstanding P&I Advance, include any Prepayment Premium, late payment charge, default interest or exit fees or include any Liquidation Fee or Workout Fee payable to the 2004-C10 Special Servicer pursuant to the 2004-C10 Pooling and Servicing Agreement but shall include, in the event the purchase price is being calculated in connection with the purchase of an REO Property, any and all costs and expenses incurred by the trust during the time it owned the Mortgaged Property, net of all cash receipts from the Mortgaged Property actually received by the trust during such period, and any and all costs and expenses incurred by the trust in connection with the transfer of the Mortgaged Property to such purchasing holder, including, without limitation, reasonable attorneys fees and expenses, and any transfer or gains or similar taxes and fees paid in connection with such transfer. No prepayment consideration will be payable in connection with such a purchase of the 11 Madison Avenue Whole Loan.

     Application of Payments. Pursuant to the 11 Madison Avenue Intercreditor Agreement, to the extent described below: (a) the right of the holders of the 11 Madison Avenue Pari Passu Loans to receive payments with respect to the applicable Companion Loans are pari passu to the rights of the trust to receive payments with respect to the 11 Madison Avenue Loan; and (b) the right of the holders of the

11 Madison Avenue Subordinate Loans to receive payments with respect to the applicable Companion Loans are subordinated to the rights of the trust to receive payments with respect to the 11 Madison Avenue Loan. Prior to the occurrence of an event of default with respect to the 11 Madison Avenue Loan or prior to a servicing transfer event under the 2004-C10 Pooling and Servicing Agreement related to the 11 Madison Avenue Loan, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 11 Madison Avenue Loan or the 11 Madison Avenue Companion Loans (including payments or reimbursements to the 2004-C10 Master Servicer, the 2004-C10 Special Servicer and/or the 2004-C10 Trustee pursuant to the 2004-C10 Pooling and Servicing Agreement), all payments and proceeds (of whatever nature) received with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be paid first, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to interest due with respect to the 11 Madison Avenue Loan and 11 Madison Avenue Pari Passu Loans; second, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to the principal payments received, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; third, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; fourth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of the 11 Madison Avenue Senior Loans; fifth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and
(iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; sixth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; seventh, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; eighth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; ninth, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clauses fifth and seventh above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal payments received with respect to such 11 Madison Avenue Subordinate Loan, if any, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; tenth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to default interest, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; eleventh, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to default interest, if any, with respect to such 11 Madison Avenue Subordinate Loan; twelfth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any prepayment premiums; thirteenth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to unreimbursed costs and expenses, if any, with respect to the 11 Madison Avenue Whole Loan; and fourteenth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, any excess.

     Following the occurrence and during the continuance of an event of default with respect to the 11 Madison Avenue Loan or such mortgage loan becoming a specially serviced mortgage loan pursuant to the 11 Madison Avenue Intercreditor Agreement, and subject to the right to purchase the 11 Madison Avenue Loan from the trust by the holders of the 11 Madison Avenue Subordinate Loans, after payment or reimbursement of any advances, advance interest or other costs, fees or expenses related to or allocable to the 11 Madison Avenue Loan and each of the 11 Madison Avenue Companion Loans (including payments or reimbursements to the 2004-C10 Master Servicer, the 2004-C10 Special Servicer and/or the 2004-C10 Trustee pursuant to the 2004-C10 Pooling and Servicing Agreement), all payments and proceeds (of whatever nature) on the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be paid first, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to interest due with respect to the 11 Madison Avenue Loan and 11 Madison Avenue Pari Passu Loans; second, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to the principal balance of such loans until paid in full; third, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to any unreimbursed realized losses, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; fourth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan; fifth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; sixth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; seventh, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clause fifth above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; eighth, to certain holders of the 11 Madison Avenue Subordinate Loans, in an amount equal to any unreimbursed cure payments previously paid by the holder of such 11 Madison Avenue Subordinate Loan in respect of certain other 11 Madison Avenue Subordinate Loans; ninth, to certain holders of the 11 Madison Avenue Subordinate Loans (other than the holders receiving payments pursuant to clauses fifth and seventh above), in an amount equal to (i) interest due with respect to such 11 Madison Avenue Subordinate Loan, (ii) the principal balance until paid in full, and (iii) any unreimbursed realized losses, if any, with respect to such 11 Madison Avenue Subordinate Loan; tenth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans, in an amount equal to default interest, if any, with respect to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans; eleventh, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to default interest, if any, with respect to such 11 Madison Avenue Subordinate Loan; twelfth, pro rata, among the trust and the holders of the 11 Madison Avenue Pari Passu Loans in an amount equal to any prepayment premiums payable with respect to the 11 Madison Avenue Senior Loans; thirteenth, to certain holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to any prepayment premiums payable with respect to such 11 Madison Avenue Subordinate Loans; fourteenth, to the holders of the 11 Madison Avenue Subordinate Loans, in order of seniority, in an amount equal to unreimbursed costs and expenses, if any, with respect to the 11 Madison Avenue Whole Loan; and fifteenth, pro rata, among the trust, the holders of the 11 Madison Avenue Pari Passu Loans and the holders of the 11 Madison Avenue Subordinate Loans, any excess.

     Amounts allocable to the 11 Madison Avenue Loan will be further allocated between (i) the 11 Madison Avenue Pooled Component and available for distributions on the Certificates, other than the Class MAD Certificates, and
(ii) the 11 Madison Avenue Non-Pooled Component and available for distributions on the Class MAD Certificates, in accordance with the priority of payments described in "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement.

   Park Place Mall Loan

     Servicing Provisions of the Park Place Mall Intercreditor Agreement. Pursuant to the terms of the Park Place Mall Intercreditor Agreement, the Park Place Mall Whole Loan will be serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable. The Park Place Mall Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Park Place Mall Whole Loan will be allocated first, to the holder of the Park Place Mall Subordinate Loan and thereafter, to the Park Place Mall Loan.

     Prior to a Park Place Mall Control Appraisal Period, the holder of the Park Place Mall Subordinate Loan will have the right to consult with and advise the Special Servicer with respect to the Park Place Mall Whole Loan; following the occurrence and during the continuance of a Control Appraisal Period, the Trust Fund as the holder of the Park Place Mall Loan, will have such rights as provided in the Park Place Mall Intercreditor Agreement. The holders of the Class PP Certificates will be entitled to exercise the rights and powers granted to the holder of the Park Place Mall Subordinate Loan. See "SERVICING OF THE MORTGAGE LOANS --The Controlling Class Representative" in this prospectus supplement. A "Park Place Mall Control Appraisal Period" will exist if, and for so long as, the initial principal balance of the Park Place Mall Subordinate Loan (minus (i) the sum of any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Park Place Mall Subordinate Loan after the Cut-Off Date, (ii) any Appraisal Reduction Amount for the Park Place Mall Subordinate Loan and (iii) Realized Losses with respect to the Park Place Mall Subordinate Loan) is less than 25% of its initial principal balance.

     In the event that the Park Place Mall Loan is in default, the majority holder of the Class PP Certificates will have an option (the "Park Place Mall Purchase Option") to purchase the Park Place Mall Whole Loan from the Trust Fund at a price (the "Park Place Mall Loan Option Price") generally equal to the unpaid principal balance of the Park Place Mall Whole Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Park Place Mall Whole Loan whether paid or unpaid and any other expenses relating to the Park Place Mall Whole Loan. If the majority holder of the Class PP Certificates fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to exercise the related Park Place Mall Loan Purchase Option as described under "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement.

     So long as no Park Place Mall Control Appraisal Period has occurred and is continuing, and all of the holders of the Class PP Certificates unanimously agree, the holders of the Class PP Certificates will be entitled to cure a monetary event of default under the Park Place Mall Whole Loan within five (5) business days of receipt of notice from the Master Servicer, subject to certain limitations set forth in the Park Place Mall Intercreditor Agreement. In connection with the exercise of a cure right, the holders of the Class PP Certificates must pay or reimburse the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and any other appropriate person for all unreimbursed Advances and unpaid fees with respect to the Park Place Mall Whole Loan, together with interest thereon, and any other expenses incurred by the Trust Fund in respect of the Park Place Mall Whole Loan.

     Application of Payments. Under the terms of the Park Place Mall Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Park Place Mall Whole Loan (or, if such a default has occurred, but the majority holder of the Class PP Certificates has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Park Place Mall Whole Loan will generally be paid in the following manner: first, the holder of the Park Place Mall Loan will receive accrued and unpaid interest on its outstanding principal at its interest rate; second, any scheduled principal payments will be paid to the holder of the Park Place Mall Loan, pro rata, based on the principal balance of the Park Place Mall Loan and the Park Place Mall Subordinate Loan; third, the holder of the Park Place Mall Subordinate Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate; fourth, any remaining scheduled principal payments will be paid to the Park Place Mall Subordinate Loan, pro rata, based on the principal balance of the Park Place Mall Loan and the Park Place Mall Subordinate Loan; fifth, any unscheduled principal payments will be paid to the Park Place Mall Loan and the Park Place Mall Subordinate Loan, pro rata, based on the principal balance of each such loan, first to the Park Place Mall Loan and then to the Park Place Mall Subordinate Loan; sixth, any prepayment premiums that are allocable to the Park Place Mall Loan on the one hand, and the Park Place Mall Subordinate Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the trust and the holder of the Park Place Mall Loan, and then to the holder of the Park Place Mall Subordinate Loan, pro rata; seventh, any default interest (in excess of the interest paid in accordance with clauses first and third above) will be paid to each of the holders of the Park Place Mall Loan and the Park Place Mall Subordinate Loan, on a pro rata basis in accordance with the respective principal balance of each loan, first to the holder of the Park Place Mall Loan and then to the holder of the Park Place Mall Subordinate Loan; eighth, the holder of the Park Place Mall Subordinate Loan will receive the amount of any unreimbursed cure payments made by such holder; and ninth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through eighth above, such amount will be paid to each of the holders of the Park Place Mall Loan and the Park Place Mall Subordinate Loan on a pro rata basis in accordance with the respective initial principal balance of each loan, first to the holder of the Park Place Mall Loan and then to the holder of the Park Place Mall Subordinate Loan.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Park Place Mall Whole Loan (unless the Park Place Mall Operating Advisor has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, liquidation proceeds and other collections with respect to the Park Place Mall Loan will generally be applied in the following manner: first, the holder of the Park Place Mall Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, second, any scheduled principal payments will be paid to the holder of the Park Place Mall Loan until the principal balance of such loan has been paid in full; third, the holder of the Park Place Mall Subordinate Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate; fourth, any remaining principal payments will be paid to the holder of the Park Place Mall Loan until the principal balance of the related loan is reduced to zero; fifth, the holder of the Park Place Mall Subordinate Loan will receive an amount up to its principal balance, until such principal has been paid in full; sixth, if the proceeds of any foreclosure sale or any liquidation of the Park Place Mall Whole Loan or the Park Place Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout, the principal balance of either the Park Place Mall Loan on the one hand, and the Park Place Mall Subordinate Loan on the other hand have been reduced, such excess amount will first be paid to the trust in an amount up to the reduction, if any, of the respective principal balance as a result of such workout, and then to the holder of the Park Place Mall Subordinate Loan in an amount up to the reduction, if any, of its principal balance as a result of such workout; seventh, any prepayment premiums that are allocable to the Park Place Mall Loan, on the one hand, and the Park Place Mall Subordinate Loan on the other hand, to the extent actually paid by the borrower, will be paid first to the trust pro rata, and then to the holder of the Park Place Mall Subordinate Loan, respectively; eighth, any default interest in excess of the interest paid in accordance with clauses first and third above, will be paid first to the holder of the Park Place Mall Loan, and then to the holder of the Park Place Mall Subordinate Loan, based on the total amount of default interest then owing to each such party; ninth, the holder of the Park Place Mall Subordinate Loan will receive the amount of any unreimbursed cure payments made by such holder; and tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through ninth or the proceeds of any foreclosure sale or any liquidation of the Park Place Mall Whole Loan or the Park Place Mall Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through ninth, such amount will generally be paid, first to the holder of the Park Place Mall Loan on the one hand, and then to the holder of the Park Place Mall Subordinate Loan on the other hand, in accordance with the respective initial principal balances of each loan.

   Pointe West Medical Office Building Loan

     Servicing Provisions of the Pointe West Intercreditor Agreement. With respect to the Pointe West Medical Office Building Loan, the Master Servicer and Special Servicer will service and administer such Mortgage Loan and the related Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the related Mortgage Loan is part of the trust. The Master Servicer and/or Special Servicer may not enter into amendments, modifications or extensions of the Pointe West Medical Office Building Loan or the Pointe West Medical Office Building Subordinate Loan, without the consent of the holder of the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on the Pointe West Medical Office Building Loan or the Pointe West Medical Office Building Subordinate Loan becomes 90 or more days delinquent, (ii) the principal balance of such Pointe West Medical Office Building Loan or the Pointe West Medical Office Building Subordinate Loan has been accelerated, (iii) the principal balance of such Pointe West Medical Office Building Loan or the Pointe West Medical Office Building Subordinate Loan is not paid at maturity, (iv) the related borrower declares bankruptcy or (v) any other event where the cash flow payment under the Pointe West Medical Office Building Subordinate Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the applicable Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related Mortgage Loan, together with all unpaid interest on the related Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the related Mortgage Loan is responsible. Unless the related borrower or an affiliate is purchasing the Pointe West Medical Office Building Loan no prepayment consideration will be payable in connection with the purchase of the Pointe West Medical Office Building Loan.

     Application of Payments. Pursuant to the related Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Pointe West Medical Office Building Loan or the Pointe West Medical Office Building Subordinate Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Pointe West Medical Office Building Loan or the Pointe West Medical Office Building Subordinate Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of the Pointe West Medical Office Building Loan or the Pointe West Medical Office Building Subordinate Loan (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Pointe West Medical Office Building Subordinate Loan to purchase the Pointe West Medical Office Building Loan from the trust, all payments and proceeds (of whatever nature) on the Pointe West Medical Office Building Subordinate Loan will be subordinated to all payments due on the related Mortgage Loan and the amounts with respect to such Loan Pair will be paid first, to the Master Servicer, Special Servicer, Trustee or Fiscal Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity; third, to the trust, in an amount equal to interest due with respect to the Pointe West Medical Office Building Loan; fourth, to the trust, in an amount equal to the principal balance of the Pointe West Medical Office Building Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Pointe West Medical Office Building Loan; sixth, to the holder of the Pointe West Medical Office Building Subordinate Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the such Subordinate Companion Loan; seventh, to the holder of the Pointe West Medical Office Building Subordinate Loan, in an amount equal to interest due with respect to such Subordinate Companion Loan; eighth, to the holder of the Pointe West Medical Office Building Subordinate Loan in an amount equal to the principal balance of such Subordinate Companion Loan until paid in full; ninth, to the holder of the Pointe West Medical Office Building Subordinate Loan in an amount equal to any prepayment premium, to the extent actually paid, allocable to such Subordinate Companion Loan; tenth, to the trust and the holder of the related Subordinate Companion Loan, in that order, in an amount equal to any unpaid default interest accrued on the Pointe West Medical Office Building Loan and the related Subordinate Companion Loan, respectively; and eleventh, any excess, to the trust and to the holder of the Pointe West Medical Office Building Subordinate Loan pro rata, based upon the outstanding principal balances; provided that if the principal balance of the Subordinate Companion Loan is equal to zero, then based upon the initial principal balances.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement. For purposes of numerical and statistical information set forth in this prospectus supplement and Annexes A-1, A-2, A-3, A-4, A-5 and A-6, such numerical and statistical information excludes the Pointe West Medical Office Building Subordinate Loan relating to the Pointe West Medical Office Building Loan, but such numerical and statistical information includes the Park Place Mall Subordinate Loan relating to the Park Place Mall Loan. For purposes of the calculation of DSC Ratios and LTV Ratios with respect to the 11 Madison Avenue Loan, such information includes the Pari Passu Companion Loans, but not the 11 Madison Avenue Non-Pooled Component or the related Subordinate Companion Loans and with respect to the Park Place Mall Loan, such information includes the Park Place Mall Loan, but not the Park Place Mall Subordinate Loan. Certain additional information regarding the Mortgage Loans is contained under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement, and under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES" in the accompanying prospectus.

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4, A-5 and A-6 to this prospectus supplement, cross-collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized and Cross Defaulted Loan Flag" with respect to the other Mortgage Loans with which they are cross-collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4, A-5 and A-6:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the applicable Mortgage Loan Seller on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home park, industrial, residential health care, self-storage and office properties (each a "Rental Property"); provided, however, for purposes of calculating the DSC Ratios and DSCR provided herein with respect to 19 Mortgage Loans (loan numbers 2, 5, 7, 8, 13, 15, 16, 17, 19, 24, 25, 32, 35, 37, 50, 53, 54, 60 and 63),
     representing 31.8% of the Cut-Off Date Pool Balance, where Periodic Payments are interest-only for a certain amount of time after origination after which date the Mortgage Loan amortizes principal for the remaining term of the loan the debt service used is the annualized amount of debt service that will be payable under the Mortgage Loan commencing after the amortization period begins. Further, for purposes of calculating DSCR with respect to 1 Mortgage Loan (loan number 5), representing 3.8% of the Cut-Off Date Pool Balance, where the loan is structured with fixed monthly payments of principal and interest for the first 12 months based upon a 20-year amortization schedule, interest only payments in months 13-36, and fixed monthly payments of principal and interest based on a 30-year amortization schedule thereafter, the related debt service coverage ratio was calculated using the fixed monthly payments during the 30-year amortization period of the loan term. In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

     In determining the "revenue" component of Net Cash Flow for each Rental Property, the applicable Mortgage Loan Seller generally relied on the most recent rent roll and/or other known, signed tenant leases or executed extension options supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable Mortgage Loan Seller determined revenue from rents by generally relying on the most recent rent roll and/or other known, signed leases or executed lease extension options supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5.0%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed, and with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this prospectus supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

     The borrowers' financial information used to determine Net Cash Flow was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iv) References to "Loan per Sq. Ft., Unit, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home park property), hospitality property or assisted living facility or other healthcare property, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms, respectively, that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self-storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan (including, with respect to the 11 Madison Avenue Loan, the master servicing fee rate for the 11 Madison Avenue Loan specified in the 2004-C10 Pooling and Servicing Agreement), and (b) 0.0021%, which percentage represents the trustee fee rate with respect to each Mortgage Loan. The Administrative Cost Rate for each Mortgage Loan is set forth on Annex A-1 hereto.

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the later of the Cut-Off Date and the end of any interest-only period, if any, to the month in which such Mortgage Loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment, if any, due on such Mortgage Loan; provided however, for purposes of calculating the Remaining Amortization Term with respect to 1 Mortgage Loan (loan number 5), representing 3.8% of the Cut-Off Date Pool Balance, where the loan is structured with fixed monthly payments of principal and interest for the first 12 months based upon a 20-year amortization schedule, interest only payments in months 13-36, and fixed monthly payments of principal and interest based on a 30-year amortization schedule thereafter, the related Remaining Amortization Term was calculated assuming a 30-year amortization schedule.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the number of monthly payments of such period (calculated for each Mortgage Loan from the date of its origination). References to "O ( )" represent the number of monthly payments for which (a) no Prepayment Premium or Yield Maintenance Charge is assessed and (b) defeasance is no longer required. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. "3%( )", "2% ( )" and "1% ( )" each represents the period for which a Prepayment Premium is assessed and the respective percentage used in the calculation thereof. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D ( )" or "Defeasance" represent, with respect to each Mortgage Loan, the period (in months) during which the related holder of the Mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home park properties and assisted living facilities, the percentage of units or pads rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented and is exclusive of hospitality properties, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting), and is exclusive of hospitality properties.

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NA" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xx) The sum in any column of any of the following tables may not equal the indicated total due to rounding.

         MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS(1)

                         NUMBER OF      AGGREGATE          % OF          AVERAGE        HIGHEST
                         MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE
     PROPERTY TYPE      PROPERTIES       BALANCE       POOL BALANCE      BALANCE        BALANCE
---------------------- ------------ ----------------- -------------- -------------- --------------
Office ...............      17       $  358,910,710         32.7%     $21,112,395    $ 82,000,000
Retail ...............      28          357,097,784         32.6      $12,753,492    $149,846,169
 Retail -- Anchored...      17          273,568,806         24.9      $16,092,283    $149,846,169
 Retail -- Shadow
  Anchored(4) ........       5           60,185,146          5.5      $12,037,029    $ 37,000,000
 Retail --
  Unanchored .........       6           23,343,832          2.1      $ 3,890,639    $  5,850,000
Multifamily ..........      27          298,827,406         27.2      $11,067,682    $ 33,000,000
Self Storage .........       4           31,944,610          2.9      $ 7,986,152    $ 11,168,982
Mobile Home Park .....       3           25,920,000          2.4      $ 8,640,000    $ 10,650,000
Mixed Use ............       1           12,989,840          1.2      $12,989,840    $ 12,989,840
Hospitality ..........       2            9,740,000          0.9      $ 4,870,000    $  6,100,000
Land(5) ..............       1            1,600,000          0.1      $ 1,600,000    $  1,600,000
----------------------      --       --------------        -----
                            83       $1,097,030,350        100.0%     $13,217,233    $149,846,169
                            ==       ==============        =====


                                                      WTD. AVG.
                                                        STATED
                                                      REMAINING                                                   WTD.
                          WTD. AVG.      WTD. AVG.     TERM TO      WTD.     MINIMUM               WTD. AVG.      AVG.
                        CUT-OFF DATE   LTV RATIO AT    MATURITY   AVG. DSC     DSC      MAXIMUM    OCCUPANCY    MORTGAGE
     PROPERTY TYPE        LTV RATIO     MATURITY(2)   (MOS.)(2)     RATIO     RATIO    DSC RATIO    RATE(3)       RATE
---------------------- -------------- -------------- ----------- ---------- --------- ----------- ----------- -----------
Office ...............       64.9%          58.1%        112     1.72x      1.20x     2.94x           94.1%       5.675%
Retail ...............       69.4%          60.9%         92     1.47x      1.20x     1.70x           95.1%       5.551%
 Retail -- Anchored...       68.4%          61.2%         83     1.52x      1.20x     1.70x           95.0%       5.395%
 Retail -- Shadow
  Anchored(4) ........       73.8%          60.6%        124     1.26x      1.21x     1.44x           94.3%       5.907%
 Retail --
  Unanchored .........       69.4%          59.2%        115     1.44x      1.26x     1.62x           97.9%       6.471%
Multifamily ..........       77.0%          69.2%         93     1.26x      1.20x     1.69x           93.8%       5.521%
Self Storage .........       64.0%          49.2%        124     1.72x      1.60x     2.44x           91.8%       5.826%
Mobile Home Park .....       79.2%          66.4%        120     1.27x      1.22x     1.33x           99.5%       5.616%
Mixed Use ............       71.4%          61.0%        119     1.29x      1.29x     1.29x           98.7%       6.220%
Hospitality ..........       60.6%          48.1%        107     1.68x      1.49x     1.79x           N/A         6.732%
Land(5) ..............       53.3%          48.1%         84     1.77x      1.77x     1.77x          100.0%       5.920%
-----------------------
                             70.0%          61.9%        101     1.50X      1.20X     2.94X           94.5%       5.612%

-------
(1) Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount as detailed in the related Mortgage Loan documents).

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement but excludes 2 Mortgage Loans secured by hospitality properties, representing 0.9% of the Cut-Off Date Pool Balance.

(4) A Mortgaged Property is considered "shadow anchored" if it is in close proximity to the anchored property.

(5) Specifically, the fee interest in land, which the ground tenant has improved and leased as an anchored retail building. The retail building is not part of the loan collateral, and the source of funds for loan repayment is the ground rent payments made to the borrower.

              RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                 AGGREGATE          % OF
        RANGE OF CUT-OFF          NUMBER OF     CUT-OFF DATE    CUT-OFF DATE   AVERAGE CUT-OFF
        DATE BALANCES ($)           LOANS         BALANCE       POOL BALANCE     DATE BALANCE
-------------------------------- ----------- ----------------- -------------- -----------------
(less than)  2,000,000 .. ......       7      $    9,860,624          0.9%       $  1,408,661
2,000,001 -- 3,000,000 .........       6          15,335,565          1.4        $  2,555,928
3,000,001 -- 4,000,000 .........       9          30,573,200          2.8        $  3,397,022
4,000,001 -- 5,000,000 .........       2           8,302,722          0.8        $  4,151,361
5,000,001 -- 6,000,000 .........       8          45,162,691          4.1        $  5,645,336
6,000,001 -- 7,000,000 .........       7          46,009,833          4.2        $  6,572,833
7,000,001 -- 8,000,000 .........       3          22,308,484          2.0        $  7,436,161
8,000,001 -- 9,000,000 .........       7          60,030,589          5.5        $  8,575,798
9,000,001 -- 10,000,000 ........       2          19,850,000          1.8        $  9,925,000
10,000,001 -- 15,000,000 .......      14         179,625,643         16.4        $ 12,830,403
15,000,001 -- 20,000,000 .......       5          85,249,982          7.8        $ 17,049,996
20,000,001 -- 25,000,000 .......       1          20,143,496          1.8        $ 20,143,496
25,000,001 -- 30,000,000 .......       2          59,931,351          5.5        $ 29,965,676
30,000,001 -- 35,000,000 .......       1          33,000,000          3.0        $ 33,000,000
35,000,001 -- 40,000,000 .......       2          72,400,000          6.6        $ 36,200,000
40,000,001 -- 45,000,000 .......       2          85,900,000          7.8        $ 42,950,000
70,000,001 -- 75,000,000 .......       1          71,500,000          6.5        $ 71,500,000
80,000,001 -- 149,846,169 ......       2         231,846,169         21.1        $115,923,085
--------------------------------      --      --------------        -----
                                      81      $1,097,030,350        100.0%       $ 13,543,585
                                      ==      ==============        =====

                                                                                  WTD. AVG.
                                                                                   STATED
                                                                                  REMAINING
                                                      WTD. AVG.      WTD. AVG.     TERM TO               WTD. AVG.
        RANGE OF CUT-OFF          HIGHEST CUT-OFF   CUT-OFF DATE     LTV RATIO    MATURITY   WTD. AVG.   MORTGAGE
        DATE BALANCES ($)           DATE BALANCE      LTV RATIO    AT MATURITY*    (MOS.)*   DSC RATIO     RATE
-------------------------------- ----------------- -------------- -------------- ---------- ----------- ----------
(less than)  2,000,000 .. ......    $  1,746,078         64.4%          51.9%        100    1.62x          5.747%
2,000,001 -- 3,000,000 .........    $  2,997,546         70.2%          52.4%        139    1.40x          6.047%
3,000,001 -- 4,000,000 .........    $  3,856,000         69.4%          54.2%        116    1.41x          6.284%
4,000,001 -- 5,000,000 .........    $  4,186,119         72.3%          60.5%        118    1.47x          5.531%
5,000,001 -- 6,000,000 .........    $  6,000,000         74.7%          65.4%        112    1.31x          5.927%
6,000,001 -- 7,000,000 .........    $  6,993,523         71.5%          56.2%        137    1.38x          5.997%
7,000,001 -- 8,000,000 .........    $  8,000,000         73.3%          64.4%         98    1.41x          6.058%
8,000,001 -- 9,000,000 .........    $  8,775,628         75.0%          63.4%        119    1.33x          5.783%
9,000,001 -- 10,000,000 ........    $ 10,000,000         67.3%          57.0%         90    1.50x          5.588%
10,000,001 -- 15,000,000 .......    $ 15,000,000         74.1%          64.8%         99    1.35x          5.586%
15,000,001 -- 20,000,000 .......    $ 17,985,042         77.2%          67.9%        111    1.24x          5.810%
20,000,001 -- 25,000,000 .......    $ 20,143,496         78.4%          70.0%         81    1.20x          5.280%
25,000,001 -- 30,000,000 .......    $ 29,973,130         77.0%          70.4%         70    1.22x          5.530%
30,000,001 -- 35,000,000 .......    $ 33,000,000         80.0%          74.5%        120    1.31x          5.660%
35,000,001 -- 40,000,000 .......    $ 37,000,000         74.3%          60.5%        120    1.27x          5.692%
40,000,001 -- 45,000,000 .......    $ 44,000,000         63.0%          58.9%         83    2.20x          5.636%
70,000,001 -- 75,000,000 .......    $ 71,500,000         65.0%          65.0%        119    1.69x          5.680%
80,000,001 -- 149,846,169 ......    $149,846,169         60.5%          55.7%         82    1.70x          5.205%
--------------------------------
                                    $149,846,169         70.0%          61.9%        101    1.50X          5.612%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

              MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS





                                                                                                       WTD. AVG.
                                                                                                        STATED
                                            % OF                               WTD. AVG.               REMAINING
                 NUMBER OF    AGGREGATE    CUT-OFF     AVERAGE       HIGHEST    CUT-OFF    WTD. AVG.   TERM TO             WTD. AVG.
                 MORTGAGED     CUT-OFF    DATE POOL    CUT-OFF       CUT-OFF     DATE    LTV RATIO AT  MATURITY  WTD. AVG. MORTGAGE
      STATE     PROPERTIES   DATE BALANCE  BALANCE  DATE BALANCE  DATE BALANCE LTV RATIO  MATURITY(1) (MOS.)(1)  DSC RATIO   RATE
--------------- ---------- -------------- --------- ------------  ------------ --------- ------------ ---------- --------- --------
IL ............     11     $  182,652,524    16.6%  $ 16,604,775  $ 71,500,000    73.1%       68.1%       96       1.41x     5.449%
CA ............     13        153,267,943    14.0   $ 11,789,842  $ 37,000,000    71.1%       59.3%      121       1.38x     5.855%
  Southern(2) .      9        119,571,969    10.9   $ 13,285,774  $ 37,000,000    72.0%       59.9%      121       1.34x     5.916%
  Northern(2) .      4         33,695,974     3.1   $  8,423,993  $ 10,300,000    68.1%       57.1%      119       1.51x     5.638%
AZ ............      1        149,846,169    13.7   $149,846,169  $149,846,169    63.8%       58.5%       65       1.64x     5.150%
NY ............      3        100,228,448     9.1   $ 33,409,483  $ 82,000,000    58.7%       53.8%      114       1.71x     5.423%
CO ............      2         73,973,130     6.7   $ 36,986,565  $ 44,000,000    61.4%       59.4%       60       2.25x     5.319%
NC ............      6         64,750,000     5.9   $ 10,791,667  $ 17,800,000    76.1%       68.8%       92       1.27x     5.531%
GA ............      3         55,090,934     5.0   $ 18,363,645  $ 33,000,000    78.7%       70.3%      120       1.28x     5.562%
FL ............      9         44,485,559     4.1   $  4,942,840  $ 12,989,840    69.1%       57.5%      120       1.48x     6.287%
MD ............      1         41,900,000     3.8   $ 41,900,000  $ 41,900,000    75.1%       66.6%      108       1.42x     6.240%
DC ............      2         38,494,137     3.5   $ 19,247,068  $ 35,400,000    73.0%       53.9%      129       1.28x     5.663%
UT ............      2         24,492,674     2.2   $ 12,246,337  $ 16,000,000    75.2%       64.8%      119       1.27x     6.079%
TX ............      4         24,071,770     2.2   $  6,017,942  $  9,850,000    68.5%       61.2%       95       1.46x     5.536%
NJ ............      3         22,287,699     2.0   $  7,429,233  $  8,400,000    75.1%       55.9%      157       1.30x     6.103%
NV ............      3         21,536,119     2.0   $  7,178,706  $ 10,650,000    78.1%       65.2%      119       1.30x     5.485%
WI ............      3         20,150,000     1.8   $  6,716,667  $ 12,850,000    77.1%       72.2%       58       1.37x     5.482%
VA ............      5         18,483,993     1.7   $  3,696,799  $  5,545,974    78.7%       65.4%      131       1.29x     6.206%
AR ............      1         15,000,000     1.4   $ 15,000,000  $ 15,000,000    74.3%       63.2%      120       1.49x     6.120%
OR ............      2         13,050,000     1.2   $  6,525,000  $  7,200,000    62.5%       53.3%      120       1.47x     6.180%
LA ............      1         10,000,000     0.9   $ 10,000,000  $ 10,000,000    75.6%       58.5%      120       1.31x     6.010%
KS ............      1          8,000,000     0.7   $  8,000,000  $  8,000,000    76.2%       69.4%       60       1.41x     5.440%
CT ............      2          4,116,603     0.4   $  2,058,302  $  2,232,734    69.8%       59.3%      119       1.36x     6.020%
OH ............      1          3,150,000     0.3   $  3,150,000  $  3,150,000    75.0%       63.6%      120       1.27x     5.990%
OK ............      1          2,997,546     0.3   $  2,997,546  $  2,997,546    74.9%       63.7%      119       1.56x     6.050%
SC ............      1          2,465,000     0.2   $  2,465,000  $  2,465,000    78.5%       66.4%      120       1.37x     5.900%
IN ............      1          1,600,000     0.1   $  1,600,000  $  1,600,000    53.3%       48.1%       84       1.77x     5.920%
NM ............      1            940,105     0.1   $    940,105  $    940,105    62.7%       58.5%       73       1.38x     8.700%
---------------     --     --------------   -----
                    83     $1,097,030,350   100.0%  $ 13,217,233  $149,846,169    70.0%       61.9%      101       1.50X     5.612%
                    ==     ==============   =====


-------
(1)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.

             RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS

                                                                                                       WTD. AVG.
                                                                                                        STATED
                                                                                WTD. AVG.              REMAINING
                             AGGREGATE       % OF        AVERAGE      HIGHEST    CUT-OFF    WTD. AVG.   TERM TO  WTD. AVG. WTD. AVG.
    RANGE OF      NUMBER   CUT-OFF DATE  CUT-OFF DATE CUT-OFF DATE CUT-OFF DATE   DATE      LTV RATIO  MATURITY     DSC    MORTGAGE
  DSC RATIOS (X) OF LOANS    BALANCE     POOL BALANCE    BALANCE      BALANCE   LTV RATIO AT MATURITY*  (MOS.)*    RATIO     RATE
---------------- -------- -------------- ------------ ------------ ------------ --------- ------------ --------- --------- ---------
1.20 -- 1.24 ...     14   $  198,230,597       18.1%   $14,159,328 $ 29,973,130    77.5%       68.6%       97      1.21x     5.641%
1.25 -- 1.29 ...     19      233,073,274       21.2    $12,267,014 $ 37,000,000    75.6%       65.0%      107      1.27x     5.647%
1.30 -- 1.34 ...     10       82,053,657        7.5    $ 8,205,366 $ 33,000,000    78.3%       68.8%      115      1.31x     5.736%
1.35 -- 1.39 ...     10       53,341,478        4.9    $ 5,334,148 $ 12,850,000    74.6%       66.6%       99      1.36x     5.915%
1.40 -- 1.44 ...      6       66,304,582        6.0    $11,050,764 $ 41,900,000    72.7%       60.2%      117      1.42x     6.243%
1.45 -- 1.49 ...      6       52,310,946        4.8    $ 8,718,491 $ 15,000,000    67.3%       56.8%      117      1.48x     6.007%
1.50 -- 1.54 ...      1        3,094,137        0.3    $ 3,094,137 $  3,094,137    55.3%        1.5%      239      1.50x     6.380%
1.55 -- 1.59 ...      2        7,183,665        0.7    $ 3,591,832 $  4,186,119    74.8%       62.6%      118      1.57x     5.467%
1.60 -- 1.64 ...      4      172,988,014       15.8    $43,247,003 $149,846,169    64.4%       57.8%       72      1.64x     5.250%
1.65 -- 1.69 ...      2       72,900,000        6.6    $36,450,000 $ 71,500,000    65.0%       64.7%      119      1.69x     5.685%
1.70 -- 1.74 ...      1        9,850,000        0.9    $ 9,850,000 $  9,850,000    58.8%       55.4%       59      1.70x     5.160%
1.75 -- 1.79 ...      2        7,700,000        0.7    $ 3,850,000 $  6,100,000    57.5%       46.6%      113      1.79x     6.427%
1.80 -- 1.84 ...      2       92,300,000        8.4    $46,150,000 $ 82,000,000    55.2%       50.6%      114      1.81x     5.351%
2.30 -- 2.94 ...      2       45,700,000        4.2    $22,850,000 $ 44,000,000    51.0%       49.5%       66      2.92x     5.076%
----------------     --   --------------      -----
                     81   $1,097,030,350      100.0%   $13,543,585 $149,846,169    70.0%       61.9%      101      1.50X     5.612%
                     ==   ==============      =====

-------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

        RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                                                        WTD. AVG.
                                                                                                         STATED
                                                                                 WTD. AVG.              REMAINING
    RANGE OF                  AGGREGATE       % OF       AVERAGE      HIGHEST     CUT-OFF    WTD. AVG.   TERM TO           WTD. AVG.
   CUT-OFF DATE   NUMBER     CUT-OFF DATE CUT-OFF DATE   CUT-OFF      CUT-OFF      DATE      LTV RATIO  MATURITY  WTD. AVG. MORTGAGE
  LTV RATIOS (%)  OF LOANS     BALANCE    POOL BALANCE DATE BALANCE DATE BALANCE LTV RATIO AT MATURITY*  (MOS.)*  DSC RATIO   RATE
----------------- -------- -------------- ------------ ------------ ------------ --------- ------------ --------- --------- --------
38.60 -- 40.00 ..     1    $    1,700,000       0.2%   $ 1,700,000  $  1,700,000    38.6%       0.0%       216      2.44x    5.490%
50.01 -- 55.00 ..     4       130,100,000      11.9    $32,525,000  $ 82,000,000    53.5%      49.9%        97      2.18x    5.246%
55.01 -- 60.00 ..     4        29,344,137       2.7    $ 7,336,034  $ 10,300,000    58.7%      45.9%       112      1.74x    5.776%
60.01 -- 65.00 ..     8       243,431,332      22.2    $30,428,917  $149,846,169    64.0%      59.9%        85      1.64x    5.447%
65.01 -- 70.00 ..    11        71,936,973       6.6    $ 6,539,725  $ 14,487,259    67.6%      53.3%       130      1.47x    5.874%
70.01 -- 75.00 ..    17       190,197,984      17.3    $11,188,117  $ 37,000,000    73.5%      62.4%       112      1.30x    5.746%
75.01 -- 80.00 ..    36       430,319,924      39.2    $11,953,331  $ 41,900,000    78.0%      69.2%       100      1.28x    5.702%
-----------------    --    --------------     -----
                     81    $1,097,030,350     100.0%   $13,543,585  $149,846,169    70.0%      61.9%       101      1.50X    5.612%
                     ==     =============     ======


-------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.

      RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR
                           ANTICIPATED REPAYMENT DATE


                                                                                                      WTD. AVG.
                                                                                                       STATED
 RANGE OF MATURITY                                         AVERAGE                WTD. AVG. WTD. AVG. REMAINING
DATE OR ANTICIPATED            AGGREGATE        % OF       CUT-OFF      HIGHEST    CUT-OFF    LTV      TERM TO  WTD. AVG. WTD. AVG.
  REPAYMENT DATE     NUMBER   CUT-OFF DATE  CUT-OFF DATE    DATE     CUT-OFF DATE    DATE   RATIO AT  MATURITY     DSC    MORTGAGE
   LTV RATIOS (%)   OF LOANS    BALANCE     POOL BALANCE   BALANCE      BALANCE   LTV RATIO MATURITY*  (MOS.)*    RATIO     RATE
------------------- -------- -------------- ------------ ----------- ------------ --------- --------- --------- --------- ---------
0.00 -- 5.00 ......     3    $    7,294,137      0.7%    $ 2,431,379 $  3,094,137    50.3%     0.6%      234      1.70x     6.107%
30.01 -- 40.00 ....     1         6,993,523      0.6     $ 6,993,523 $  6,993,523    66.0%    31.7%      239      1.41x     6.650%
40.01 -- 50.00 ....     3         9,100,000      0.8     $ 3,033,333 $  6,100,000    58.5%    47.0%      114      1.77x     6.354%
50.01 -- 55.00 ....    10       182,123,356     16.6     $18,212,336 $ 82,000,000    56.9%    51.4%      101      2.01x     5.483%
55.01 -- 60.00 ....    14       254,329,439     23.2     $18,166,389 $149,846,169    66.5%    58.2%       86      1.53x     5.386%
60.01 -- 65.00 ....    13       209,995,013     19.1     $16,153,463 $ 71,500,000    70.8%    63.5%      119      1.43x     5.810%
65.01 -- 70.00 ....    23       241,878,843     22.0     $10,516,471 $ 41,900,000    77.5%    67.9%      103      1.30x     5.772%
70.01 -- 74.50 ....    14       185,316,039     16.9     $13,236,860 $ 33,000,000    78.3%    71.9%       87      1.26x     5.522%
-------------------    --    --------------    -----
                       81    $1,097,030,350    100.0%    $13,543,585 $149,846,169    70.0%    61.9%      101      1.50X     5.612%
                       ==    ==============    =====

-------
*    Calculated with respect to the Anticipated Repayment Date for ARD Loans.


      RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                      AGGREGATE             % OF             AVERAGE
RANGE OF MORTGAGE                     NUMBER         CUT-OFF DATE       CUT-OFF DATE      CUT-OFF DATE
   RATES (%)                         OF LOANS          BALANCE          POOL BALANCE         BALANCE
--------------------------------    ----------    -----------------    --------------    --------------
4.990 -- 5.249 .................        11         $  258,531,512            23.6%        $23,502,865
5.250 -- 5.499 .................        10            206,598,974            18.8         $20,659,897
5.500 -- 5.749 .................        15            256,498,429            23.4         $17,099,895
5.750 -- 5.999 .................        22            196,143,698            17.9         $ 8,915,623
6.000 -- 6.249 .................        12            129,442,436            11.8         $10,786,870
6.250 -- 6.499 .................         5             21,978,129             2.0         $ 4,395,626
6.500 -- 6.749 .................         3             20,202,007             1.8         $ 6,734,002
7.000 -- 7.249 .................         1              3,640,000             0.3         $ 3,640,000
8.250 -- 8.499 .................         1              3,055,058             0.3         $ 3,055,058
8.500 -- 8.700 .................         1                940,105             0.1         $   940,105
--------------------------------        --         --------------           -----
                                        81         $1,097,030,350           100.0%        $13,543,585
                                        ==         ==============           =====

                                                                               WTD. AVG.
                                                                                STATED
                                                                               REMAINING
                                     HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
                                  CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
   RANGE OF MORTGAGE RATES (%)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
-------------------------------- -------------- -------------- -------------- ---------- ----------- ----------
4.990 -- 5.249 .................  $149,846,169        63.9%          59.1%         66    1.79x          5.123%
5.250 -- 5.499 .................  $ 82,000,000        68.3%          61.7%         94    1.49x          5.318%
5.500 -- 5.749 .................  $ 71,500,000        72.4%          65.4%        111    1.41x          5.664%
5.750 -- 5.999 .................  $ 37,000,000        75.0%          63.7%        119    1.32x          5.870%
6.000 -- 6.249 .................  $ 41,900,000        73.0%          62.2%        118    1.37x          6.160%
6.250 -- 6.499 .................  $  7,200,000        70.1%          52.2%        146    1.37x          6.362%
6.500 -- 6.749 .................  $  7,108,484        68.7%          49.2%        160    1.51x          6.584%
7.000 -- 7.249 .................  $  3,640,000        63.9%          51.2%         84    1.49x          7.020%
8.250 -- 8.499 .................  $  3,055,058        61.2%          51.6%         89    1.44x          8.300%
8.500 -- 8.700 .................  $    940,105        62.7%          58.5%         73    1.38x          8.700%
---------------------------------
                                  $149,846,169        70.0%          61.9%        101    1.50X          5.612%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

       RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                            FOR ALL MORTGAGE LOANS

 RANGE OF ORIGINAL TERM TO                         AGGREGATE              % OF              AVERAGE
  MATURITY OR ANTICIPATED         NUMBER          CUT-OFF DATE        CUT-OFF DATE       CUT-OFF DATE
  REPAYMENT DATE (MONTHS)        OF LOANS           BALANCE           POOL BALANCE          BALANCE
---------------------------     ----------     -----------------     --------------     --------------
0 -- 60 ...................         13          $  151,122,354             13.8%         $11,624,796
61 -- 84 ..................          8             251,001,456             22.9          $31,375,182
85 -- 108 .................          1              41,900,000              3.8          $41,900,000
109 -- 120 ................         53             632,223,821             57.6          $11,928,751
121 -- 156 ................          1               3,055,058              0.3          $ 3,055,058
169 -- 180 ................          1               3,440,000              0.3          $ 3,440,000
205 -- 216 ................          1               1,700,000              0.2          $ 1,700,000
229 -- 240 ................          3              12,587,660              1.1          $ 4,195,887
---------------------------         --          --------------            -----
                                    81          $1,097,030,350            100.0%         $13,543,585
                                    ==          ==============            =====

                                                                          WTD. AVG.
                                                                           STATED
                                                                          REMAINING
 RANGE OF ORIGINAL TERM TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
  MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
  REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
--------------------------- -------------- -------------- -------------- ---------- ----------- ----------
0 -- 60 ...................  $ 44,000,000        67.7%          64.2%         59    1.80x          5.288%
61 -- 84 ..................  $149,846,169        69.4%          62.8%         72    1.48x          5.241%
85 -- 108 .................  $ 41,900,000        75.1%          66.6%        108    1.42x          6.240%
109 -- 120 ................  $ 82,000,000        70.7%          61.8%        118    1.44x          5.761%
121 -- 156 ................  $  3,055,058        61.2%          51.6%         89    1.44x          8.300%
169 -- 180 ................  $  3,440,000        80.0%          59.1%        180    1.27x          6.260%
205 -- 216 ................  $  1,700,000        38.6%           0.0%        216    2.44x          5.490%
229 -- 240 ................  $  6,993,523        60.6%          18.0%        239    1.44x          6.492%
----------------------------
                             $149,846,169        70.0%          61.9%        101    1.50X          5.612%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.


       RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

 RANGE OF REMAINING TERM TO                         AGGREGATE              % OF              AVERAGE
   MATURITY OR ANTICIPATED         NUMBER          CUT-OFF DATE        CUT-OFF DATE       CUT-OFF DATE
   REPAYMENT DATE (MONTHS)        OF LOANS           BALANCE           POOL BALANCE          BALANCE
----------------------------     ----------     -----------------     --------------     --------------
0 -- 60 ....................         13          $  151,122,354             13.8%         $11,624,796
61 -- 84 ...................          9             251,941,560             23.0          $27,993,507
85 -- 108 ..................          2              44,955,058              4.1          $22,477,529
109 -- 120 .................         52             631,283,716             57.5          $12,140,071
169 -- 180 .................          1               3,440,000              0.3          $ 3,440,000
205 -- 216 .................          1               1,700,000              0.2          $ 1,700,000
229 -- 240 .................          3              12,587,660              1.1          $ 4,195,887
----------------------------         --          --------------            -----
                                     81          $1,097,030,350            100.0%         $13,543,585
                                     ==          ==============            =====
                                                                           WTD. AVG.
                                                                            STATED
                                                                           REMAINING
 RANGE OF REMAINING TERM TO      HIGHEST       WTD. AVG.      WTD. AVG.     TERM TO   WTD. AVG.   WTD. AVG.
   MATURITY OR ANTICIPATED    CUT-OFF DATE   CUT-OFF DATE     LTV RATIO    MATURITY      DSC      MORTGAGE
   REPAYMENT DATE (MONTHS)       BALANCE       LTV RATIO    AT MATURITY*    (MOS.)*     RATIO       RATE
---------------------------- -------------- -------------- -------------- ---------- ----------- ----------
0 -- 60 ....................  $ 44,000,000        67.7%          64.2%         59    1.80x          5.288%
61 -- 84 ...................  $149,846,169        69.4%          62.8%         72    1.48x          5.254%
85 -- 108 ..................  $ 41,900,000        74.1%          65.6%        107    1.42x          6.380%
109 -- 120 .................  $ 82,000,000        70.7%          61.8%        118    1.44x          5.757%
169 -- 180 .................  $  3,440,000        80.0%          59.1%        180    1.27x          6.260%
205 -- 216 .................  $  1,700,000        38.6%           0.0%        216    2.44x          5.490%
229 -- 240 .................  $  6,993,523        60.6%          18.0%        239    1.44x          6.492%
-----------------------------
                              $149,846,169        70.0%          61.9%        101    1.50X          5.612%

-------
*     Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                     RANGE OF REMAINING AMORTIZATION TERMS
                 FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

          RANGE OF                                     AGGREGATE                % OF                AVERAGE
   REMAINING AMORTIZATION           NUMBER            CUT-OFF DATE          CUT-OFF DATE         CUT-OFF DATE
     TERMS (MONTHS)(1)             OF LOANS             BALANCE             POOL BALANCE            BALANCE
---------------------------       ----------       -----------------       --------------       --------------
193 -- 228 ................            1            $    1,700,000                0.2%           $ 1,700,000
229 -- 264 ................            4                12,289,195                1.1            $ 3,072,299
265 -- 300 ................            8                80,144,610                7.3            $10,018,076
301 -- 348 ................            3                15,933,628                1.5            $ 5,311,209
349 -- 360 ................           63               871,462,916               79.4            $13,832,745
Non-amortizing ............            2               115,500,000               10.5            $57,750,000
                                      --            --------------              -----
                                      81            $1,097,030,350              100.0%           $13,543,585
                                      ==            ==============              =====

                                                                            WTD. AVG.
                                                                              STATED
                                                                            REMAINING
          RANGE OF              HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
   REMAINING AMORTIZATION    CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
     TERMS (MONTHS)(1)          BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     RATIO       RATE
--------------------------- -------------- -------------- ---------------- ----------- ----------- ----------
193 -- 228 ................  $  1,700,000        38.6%           0.0%          216     2.44x          5.490%
229 -- 264 ................  $  3,640,000        58.6%          28.4%          156     1.47x          7.008%
265 -- 300 ................  $ 35,400,000        71.8%          57.0%          113     1.41x          5.808%
301 -- 348 ................  $  8,000,000        70.9%          52.2%          139     1.41x          6.163%
349 -- 360 ................  $149,846,169        71.4%          63.4%           98     1.42x          5.587%
Non-amortizing ............  $ 71,500,000        59.8%          59.8%           97     2.17x          5.444%
                             $149,846,169        70.0%          61.9%          101     1.50X          5.612%

     The weighted average remaining amortization term for all Mortgage Loans (excluding non-amortizing loans) is 352 months.

-------
(1) The remaining amortization term shown for any Mortgage Loan that is interest-only for part of its term does not include the number of months during which is in interest-only, but rather is the number of months remaining at the end of such interest-only period.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

                    AMORTIZATION TYPE FOR ALL MORTGAGE LOANS

                                                       AGGREGATE               % OF               AVERAGE
                                     NUMBER           CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE
      AMORTIZATION TYPES            OF LOANS            BALANCE            POOL BALANCE           BALANCE
-----------------------------      ----------      -----------------      --------------      --------------
Amortizing Balloon ..........          29           $  358,162,528              32.6%          $12,350,432
Amortizing ARD ..............          28              267,633,684              24.4           $ 9,558,346
Interest-only, Amortizing
 ARD(2) .....................          12              239,350,000              21.8           $19,945,833
Interest-only, Balloon ......           2              115,500,000              10.5           $57,750,000
Interest-only, Amortizing
 Balloon(2) .................           7              109,090,000               9.9           $15,584,286
Fully Amortizing ............           3                7,294,137               0.7           $ 2,431,379
                                       --           --------------             -----
                                       81           $1,097,030,350             100.0%          $13,543,585
                                       ==           ==============             =====
                                                                              WTD. AVG.
                                                                                STATED
                                                                              REMAINING
                                  HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                               CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
      AMORTIZATION TYPES          BALANCE       LTV RATIO    AT MATURITY(1)   (MOS.)(1)     RATIO       RATE
----------------------------- -------------- -------------- ---------------- ----------- ----------- ----------
Amortizing Balloon ..........  $149,846,169        68.6%           59.0%          99     1.50x          5.618%
Amortizing ARD ..............  $ 29,973,130        75.8%           66.3%          94     1.28x          5.622%
Interest-only, Amortizing
 ARD(2) .....................  $ 82,000,000        68.2%           60.4%         110     1.48x          5.686%
Interest-only, Balloon ......  $ 71,500,000        59.8%           59.8%          97     2.17x          5.444%
Interest-only, Amortizing
 Balloon(2) .................  $ 33,000,000        76.1%           70.2%          98     1.32x          5.552%
Fully Amortizing ............  $  3,094,137        50.3%            0.6%         234     1.70x          6.107%
                               $149,846,169        70.0%           61.9%         101     1.50X          5.612%

-------
(1)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(2) These Mortgage Loans require payments of interest-only for a period of 12 to 60 months from origination prior to the commencement of payments of principal and interest.

               RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS(1)

                                                           AGGREGATE               % OF               AVERAGE
                                         NUMBER           CUT-OFF DATE         CUT-OFF DATE        CUT-OFF DATE
   RANGE OF OCCUPANCY RATES (%)         OF LOANS            BALANCE            POOL BALANCE           BALANCE
---------------------------------      ----------      -----------------      --------------      --------------
80.00 -- 84.99 ..................           6           $   94,808,171              8.6%           $15,801,362
85.00 -- 89.99 ..................           4              127,500,000             11.6            $31,875,000
90.00 -- 94.99 ..................          14              195,313,968             17.8            $13,950,998
95.00 -- 99.99 ..................          20              407,664,722             37.2            $20,383,236
100.00 -- 100.00 ................          35              262,003,489             23.9            $ 7,485,814
                                           --           --------------             ----
                                           79           $1,087,290,350             99.1%           $13,763,169
                                           ==           ==============             ====
                                                                                  WTD. AVG.
                                                                                    STATED
                                                                                  REMAINING
                                      HIGHEST       WTD. AVG.       WTD. AVG.      TERM TO    WTD. AVG.   WTD. AVG.
                                   CUT-OFF DATE   CUT-OFF DATE      LTV RATIO      MATURITY      DSC      MORTGAGE
   RANGE OF OCCUPANCY RATES (%)       BALANCE       LTV RATIO    AT MATURITY(2)   (MOS.)(2)     RATIO       RATE
--------------------------------- -------------- -------------- ---------------- ----------- ----------- ----------
80.00 -- 84.99 ..................  $ 29,973,130        73.5%           65.5%          94     1.33x          5.877%
85.00 -- 89.99 ..................  $ 71,500,000        59.5%           58.3%         100     2.14x          5.467%
90.00 -- 94.99 ..................  $ 33,000,000        76.8%           68.3%         101     1.28x          5.516%
95.00 -- 99.99 ..................  $149,846,169        66.5%           59.6%          91     1.53x          5.402%
100.00 -- 100.00 ................  $ 41,900,000        74.5%           61.6%         119     1.34x          5.943%
                                   $149,846,169        70.1%           62.0%         101     1.49X          5.602%

-------
(1) Occupancy rates were calculated based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the rent roll date set forth on Annex A-1 to this prospectus supplement, but excludes 2 Mortgage Loans secured by hospitality properties, representing 0.9% of the Cut-off Date Pool Balance.

(2)   Calculated with respect to the Anticipated Repayment Date for ARD Loans.

         PREPAYMENT PROVISION BASED ON OUTSTANDING LOAN BALANCE(1)(2)

             DATE                 AUGUST--2004      AUGUST--2005      AUGUST--2006      AUGUST--2007      AUGUST--2008
------------------------------   --------------   ---------------   ---------------   ---------------   ---------------
Locked Out ...................          100.0%           99.10%            41.01%            35.84%             1.40%
Defeasance ...................           0.00             0.00             56.52             61.70             96.15
Yield Maintenance ............           0.00             0.90              2.47              2.46              2.45
Prepayment Premium ...........           0.00             0.00              0.00              0.00              0.00
Open .........................           0.00             0.00              0.00              0.00              0.00
                                   ----------       ----------        ----------        ----------        ----------
Total ........................         100.00%          100.00%           100.00%           100.00%           100.00%
------------------------------     ----------       ----------        ----------        ----------        ----------
Mortgage Pool Balance ........
Outstanding (in millions) ....    $  1,097.03       $ 1,087.48        $ 1,076.86        $ 1,065.14        $ 1,052.02
------------------------------    -----------       ----------        ----------        ----------        ----------
% of Initial Pool Balance.....          100.0%           99.13%            98.16%            97.09%            95.90%
==============================    ===========       ==========        ==========        ==========        ==========

             DATE               AUGUST--2009   AUGUST--2010   AUGUST--2011   AUGUST--2012   AUGUST--2013   AUGUST--2014
------------------------------ -------------- -------------- -------------- -------------- -------------- -------------
Locked Out ...................        0.00%          0.00%          0.00%          0.00%          0.00%         0.00%
Defeasance ...................       81.08          95.85          95.00          95.42          89.73         92.77
Yield Maintenance ............        3.42           4.03           4.59           4.58           4.85          7.23
Prepayment Premium ...........        0.00           0.00           0.00           0.00           0.00          0.00
Open .........................       15.50           0.12           0.41           0.00           5.41          0.00
                                  --------       --------       --------       --------       --------       -------
Total ........................      100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
-------------------------------   --------       --------       --------       --------       --------       -------
Mortgage Pool Balance ........
Outstanding (in millions) ....    $ 893.40       $ 743.06       $ 639.94       $ 626.19       $ 577.12      $  13.34
-------------------------------   --------       --------       --------       --------       --------      --------
% of Initial Pool Balance.....       81.44%         67.73%         58.33%         57.08%         52.61%         1.22%
===============================   ========       ========       ========       ========       ========      ========

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (and assuming that each ARD Loan will be repaid on its Anticipated Repayment Date).

(2) Based on the assumptions set forth in footnote (1) above, after August 2014, the outstanding loan balances represent less than 1.22% of the Cut-Off Date Pool Balance.

TWENTY LARGEST MORTGAGE LOANS

     The following table and summaries describe the twenty largest Mortgage Loans or groups of cross-collateralized mortgage loans in the Mortgage Pool by Cut-Off Date Balance.

                                                          NUMBER OF
                                                          MORTGAGE                              % OF
                                                           LOANS/                             CUT-OFF
                                                          NUMBER OF          CUT-OFF            DATE
                                         MORTGAGE         MORTGAGED            DATE             POOL
            LOAN NAME                  LOAN SELLER       PROPERTIES          BALANCE          BALANCE
---------------------------------     -------------     ------------     ---------------     ---------
Park Place Mall .................        Wachovia           1/1           $149,846,169          13.7%
BJB Portfolio ...................        Wachovia          10/10           111,152,524          10.1
11 Madison Avenue ...............        Wachovia           1/1             82,000,000           7.5
444 North Michigan
 Avenue .........................        Wachovia           1/1             71,500,000           6.5
Independence Plaza ..............        Wachovia           1/1             44,000,000           4.0
FBI Field Office --
 Baltimore, MD ..................        Artesia            1/1             41,900,000           3.8
Barneys New York --
 Beverly Hills, CA ..............        Wachovia           1/1             37,000,000           3.4
1750 H Street ...................        Wachovia           1/1             35,400,000           3.2
Aylesbury Farms Apartment
 Homes ..........................        Wachovia           1/1             33,000,000           3.0
Kennedy Ridge Apartments.........        Wachovia           1/1             29,973,130           2.7
                                                           -----          ------------          ----
 SUBTOTAL/WTD. AVG. .............                          19/19          $635,771,823          58.0%
                                                           =====          ============          ====
Bel Villaggio, Phases I & II.....        Wachovia           1/1           $ 17,985,042           1.6%
Cranbrook at Biltmore
 Park ...........................        Wachovia           1/1             17,800,000           1.6
Summer View at Sherman
 Oaks Apartments ................        Wachovia           1/1             16,000,000           1.5
Valley Center Towers --
 Phase I ........................        Wachovia           1/1             16,000,000           1.5
The Harrington
 Apartments .....................        Wachovia           1/1             15,000,000           1.4
Hot Springs Mall ................        Wachovia           1/1             15,000,000           1.4
Carriage Club Apartments ........        Wachovia           1/1             14,900,000           1.4
Glasshouse Square
 Shopping Center ................        Wachovia           1/1             14,487,259           1.3
Weston Commercial Center.........        Wachovia           1/1             12,989,840           1.2
Elmbrook Plaza Shopping
 Center .........................        Wachovia           1/1             12,850,000           1.2
                                                           -----          ------------          ----
 SUBTOTAL/WTD. AVG. .............                          10/10          $153,012,140          13.9%
                                                           =====          ============          ====
 TOTAL/WTD. AVG. ................                          29/29          $788,783,963          71.9%
                                                           =====          ============          ====

                                                                   LOAN                               LTV
                                                                 BALANCE                CUT-OFF    RATIO AT
                                            PROPERTY             PER SF/                  DATE     MATURITY    MORTGAGE
            LOAN NAME                         TYPE                 UNIT       DSCR     LTV RATIO    OR ARD       RATE
--------------------------------- ---------------------------- ----------- ---------- ----------- ---------- -----------
Park Place Mall ................. Retail - Anchored             $    321     1.64x        63.8%      58.5%      5.150%
BJB Portfolio ................... Multifamily - Conventional    $115,303     1.23x        78.3%      70.0%      5.300%
11 Madison Avenue ............... Office - CBD                  $    164     1.81x        54.7%      50.6%      5.304%
444 North Michigan
 Avenue ......................... Office - CBD                  $    140     1.69x        65.0%      65.0%      5.680%
Independence Plaza .............. Office - CBD                  $     78     2.94x        51.5%      51.5%      5.060%
FBI Field Office --
 Baltimore, MD .................. Office - Suburban             $    269     1.42x        75.1%      66.6%      6.240%
Barneys New York --
 Beverly Hills, CA .............. Retail - Shadow Anchored      $    322     1.27x        74.0%      62.3%      5.780%
1750 H Street ................... Office - CBD                  $    318     1.26x        74.5%      58.5%      5.600%
Aylesbury Farms Apartment
 Homes .......................... Multifamily - Conventional    $ 86,842     1.31x        80.0%      74.5%      5.660%
Kennedy Ridge Apartments......... Multifamily - Conventional    $ 31,255     1.23x        76.1%      70.9%      5.700%
 SUBTOTAL/WTD. AVG. .............                                            1.59X        67.8%      61.9%      5.436%
Bel Villaggio, Phases I & II..... Retail - Shadow Anchored      $    233     1.21x        76.5%      64.9%      5.990%
Cranbrook at Biltmore
 Park ........................... Multifamily - Conventional    $ 64,493     1.24x        78.1%      68.7%      5.710%
Summer View at Sherman
 Oaks Apartments ................ Multifamily - Conventional    $ 94,675     1.23x        78.1%      70.4%      5.910%
Valley Center Towers --
 Phase I ........................ Office - Suburban             $    129     1.25x        73.3%      63.9%      6.200%
The Harrington
 Apartments ..................... Multifamily - Conventional    $ 52,083     1.28x        72.8%      68.5%      5.150%
Hot Springs Mall ................ Retail - Anchored             $     47     1.49x        74.3%      63.2%      6.120%
Carriage Club Apartments ........ Multifamily - Conventional    $ 55,597     1.29x        75.1%      70.6%      5.150%
Glasshouse Square
 Shopping Center ................ Retail - Anchored             $    142     1.46x        65.9%      55.5%      5.775%
Weston Commercial Center......... Mixed Use - Office/Flex       $    116     1.29x        71.4%      61.0%      6.220%
Elmbrook Plaza Shopping
 Center ......................... Retail - Anchored             $     58     1.36x        78.4%      74.0%      5.410%
 SUBTOTAL/WTD. AVG. .............                                            1.30X        74.5%      66.1%      5.770%
 TOTAL/WTD. AVG. ................                                            1.54X        69.1%      62.7%      5.500%

     Park Place Mall

--------------------------------------------------------------------------------
                                 LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia

CUT-OFF DATE BALANCE                                                $149,846,169

PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    13.7%

NUMBER OF MORTGAGE LOANS                                                       1

LOAN PURPOSE                                                           Refinance

SPONSOR                                                             GGPLP L.L.C.

TYPE OF SECURITY                                                             Fee

MORTGAGE RATE                                                             5.150%

MATURITY DATE                                                   January 11, 2010

AMORTIZATION TYPE                                                        Balloon

ORIGINAL TERM / AMORTIZATION                                            66 / 360

REMAINING TERM / AMORTIZATION                                           65 / 359

LOCKBOX                                                                      Yes

SHADOW RATING (S&P/MOODY'S)(1)                                         BBB-/Baa3

UP-FRONT RESERVES                                                           None

ONGOING MONTHLY RESERVES

  TAX/INSURANCE(2)                 Springing

  TI/LC/REPLACEMENT(3)             Springing

ADDITIONAL FINANCING               B Note                         $39,958,978(4)

                                                                   WHOLE
                                                A NOTE         MORTGAGE LOAN
                                           -----------------   -------------
CUT-OFF DATE BALANCE                         $149,846,169       $189,805,147

CUT-OFF DATE BALANCE/SF                              $321               $406

CUT-OFF DATE LTV                                     63.8%              80.8%

MATURITY DATE LTV                                    58.5%              74.0%

UW DSCR ON NCF                                       1.64x              1.29x
--------------------------------------------------------------------------------
(1) S&P and Moody's have confirmed that the Park Place Mall Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment-grade obligation.
(2) Monthly reserves for taxes and insurance are required if (i) an event of default occurs and is continuing or (ii) the debt service coverage ratio, as computed by the mortgagee for any preceding 12-month period, is less than 1.05x for the whole loan.
(3) Monthly reserves for tenant improvements, leasing commissions and replacement reserves are required in the amount of $38,928.42 (as of the Cut-Off Date) up to a maximum amount of $467,141 if (i) an event of default occurs and is continuing or (ii) the debt service coverage ratio, as computed by the mortgagee for any preceding 12-month period, is less than 1.05x for the whole loan.
(4) The B note payments are guaranteed by GGPLP L.L.C., however, the maximum liability under the guaranty may be reduced pursuant to certain conditions set forth in the related loan documents.
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1

LOCATION                                                              Tucson, AZ

PROPERTY TYPE                                                 Retail -- Anchored

SIZE (SF)                                                                467,141

OCCUPANCY AS OF JUNE 4, 2004                                               95.5%

YEAR BUILT / YEAR RENOVATED                                          1974 / 2001

APPRAISED VALUE                                                     $235,000,000

PROPERTY MANAGEMENT                                                 Self-managed

UW ECONOMIC OCCUPANCY                                                      95.0%

UW REVENUES                                                          $21,716,349

UW TOTAL EXPENSES                                                     $5,206,577

UW NET OPERATING INCOME (NOI)                                        $16,509,771

UW NET CASH FLOW (NCF)                                               $16,085,495
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                         NET
                                        RATINGS*       RENTABLE     % OF NET     ACTUAL                  % OF ACTUAL  DATE OF LEASE
               TENANT              MOODY'S/S&P/FITCH  AREA (SF)  RENTABLE AREA  RENT PSF    ACTUAL RENT      RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
ANCHOR TENANTS - ANCHOR OWNED
Sears ............................    Baa1/BBB/BBB      221,457                ANCHOR OWNED - NOT PART OF COLLATERAL
Dillard's ........................     B2/BB/BB-        200,000                ANCHOR OWNED - NOT PART OF COLLATERAL
Macy's ...........................   Baa1/BBB+/BBB+     160,000                ANCHOR OWNED - NOT PART OF COLLATERAL
                                                        -------
 TOTAL ANCHOR OWNED ..............                      581,457
ANCHOR TENANTS - COLLATERAL
Century Theaters .................      NR/NR/NR         73,280       15.7%       $0.00%    Rent only         0.0%     August 2021
 TOTAL ANCHOR TENANTS ............                       73,280       15.7%       $0.00            $0         0.0%
TOP 5 TENANTS
Borders Books & Music ............      NR/NR/NR         26,878        5.8%      $19.00      $510,682         4.3%      March 2020
Old Navy .........................    Ba2/BB+/BB+        22,958        4.9       $19.00       436,202         3.7     January 2005
Gap/Gap Kids/Baby Gap/Gap Body ...    Ba2/BB+/BB+        18,142        3.9       $23.80       431,780         3.7     January 2005
Abercrombie & Fitch ..............      NR/NR/NR         14,000        3.0       $19.00       266,000         2.3     January 2011
Lerner New York ..................    Baa1/BBB+/NR       10,937        2.3       $17.50       191,398         1.6     January 2005
                                                        -------      -----                -----------       -----
 TOTAL TOP 5 TENANTS .............                       92,915       19.9%      $19.76    $1,836,061        15.6%
Non-Major Tenants ................                      279,845       59.9       $35.45     9,919,218        84.4
                                                        -------      -----                -----------       -----
OCCUPIED MALL TOTAL ..............                      446,040       95.5%      $26.35   $11,755,279       100.0%
Vacant space .....................                       21,101        4.5                ===========       =====
                                                        -------      -----
COLLATERAL TOTAL .................                      467,141      100.0%
                                                                     =====
PROPERTY TOTAL ...................                    1,048,598
                                                      =========
------------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.


------------------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                   % OF TOTAL     CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF         SF           % OF SF          RENT          ACTUAL RENT
     YEAR           ROLLING        ROLLING       ROLLING      ROLLING*       ROLLING*        ROLLING*         ROLLING*
------------------------------------------------------------------------------------------------------------------------------------
     2004             1              $0.00        1,200          0.3%            0.3%           0.0%              0.0%
     2005             7             $21.58       63,052         13.5%           13.8%          11.6%             11.6%
     2006             0              $0.00            0          0.0%           13.8%           0.0%             11.6%
     2007             6             $41.75       12,044          2.6%           16.3%           4.3%             15.9%
     2008             3            $500.00          180          0.0%           16.4%           0.8%             16.6%
     2009             1             $18.52        9,000          1.9%           18.3%           1.4%             18.0%
     2010             36            $43.66       70,142         15.0%           33.3%          26.0%             44.1%
     2011             23            $25.45       90,821         19.4%           52.8%          19.7%             63.7%
     2012             22            $51.69       34,731          7.4%           60.2%          15.3%             79.0%
     2013             6             $35.01       15,813          3.4%           63.6%           4.7%             83.7%
     2014             9             $31.48       31,754          6.8%           70.4%           8.5%             92.2%
  Thereafter          4              $7.79      117,303         25.1%           95.5%           7.8%            100.0%
    Vacant            0                N/A       21,101          4.5%          100.0%           0.0%            100.0%
------------------------------------------------------------------------------------------------------------------------------------

* Calculated based on the approximate square footage occupied by each tenant.

     THE LOAN. The Park Place Mall Loan (the "Park Place Mall Loan") represents the senior interest in a $190,000,000 mortgage loan (the "Park Place Mall Whole Loan"), which Park Place Mall Whole Loan is evidenced by two notes, an A note (the "Park Place Mall Note") in the original principal amount of the Park Place Mall Loan and a B note (the "Park Place Mall Subordinate Note") in the original principal amount of $40,000,000, which Park Place Mall Subordinate Note evidences a loan (the "Park Place Mall Subordinate Loan") which is subordinate in payment priority to the Park Place Mall Loan. The Park Place Mall Subordinate Loan will be an asset of the trust, however, the Park Place Mall Loan and the Park Place Mall Subordinate Loan will be governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans".

     The Park Place Mall Whole Loan is secured by a first priority mortgage (the "Park Place Mall Mortgage") on the borrower's fee interest in the real property known as Park Place Mall located in Tucson, Arizona. The Park Place Mall Loan represents approximately 13.7% of the Cut-Off Date Pool Balance. The Park Place Mall Whole Loan was originated on June 14, 2004. The Park Place Mall Loan has an outstanding principal balance as of the Cut-Off Date of $149,846,169, and the Park Place Mall Subordinate Loan has an outstanding principal balance as of the Cut-Off Date of $39,958,978. The Park Place Mall Note and the Park Place Mall Subordinate Note each bear interest at 5.150% per annum.

     The Park Place Mall Whole Loan has a remaining term of 65 months and matures on January 11, 2010. The Park Place Mall Whole Loan may be prepaid on or after July 11, 2009, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Park Mall L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Park Place Mall Loan. The sponsor of the borrower is GGPLP L.L.C. GGPLP L.L.C. is a wholly-owned subsidiary of General Growth Properties, Inc. ("GGP"). GGP is the second largest owner and operator of regional malls and the largest third-party property manager in the United States.

     THE PROPERTY. The Mortgaged Property is approximately 467,141 square feet of an approximately 1,048,598 square foot regional mall situated on approximately 40.8 acres. The Mortgaged Property was constructed in 1974, and renovated in 2001. The Mortgaged Property is located in Tucson, Arizona. As of June 4, 2004, the occupancy rate (which includes space subject to tenants that have executed a lease but have not accepted the related space or leases out for signature) for the Mortgaged Property securing the Park Place Loan was approximately 95.5%.

     The anchor tenants at the Mortgaged Property are Dillard's, Sears, Roebuck & Co. and Macy's, each of which own their respective premises and land and are not part of the collateral. The largest tenant which is part of the Mortgaged Property is Century Theatres ("Century"), occupying approximately 73,280 square feet, or approximately 15.7% of the net rentable area. Century Theatres is a regional movie theater company, operating approximately 900 screens in 11 states. The Century lease expires in August 2021. The second largest tenant is Borders Books & Music ("Borders"), occupying approximately 26,878 square feet, or approximately 5.8% of the net rentable area. Borders is a major retailer of books and music in the United States. The Borders lease expires in March 2020. The third largest tenant is Old Navy ("Old Navy"), a subsidiary of The Gap, Inc., occupying approximately 22,958 square feet, or approximately 4.9% of the net rentable area. Old Navy is a national retailer of clothing and accessories. As of July 23, 2004, The Gap, Inc. was rated "Ba2" (Moody's), "BB+" (S&P) and "BB+" (Fitch). The Old Navy lease expires in January 2005.

     GUARANTY. GGPLP L.L.C., the sole economic owner of the borrower, has delivered a guaranty pursuant to which it guaranteed up to $40,000,000 of the Park Place Mall Whole Loan. Provided no event of default exists, the guaranty provides that the total liability of GGPLP L.L.C. will be reduced (i) on a dollar for dollar basis as the principal amount of the Park Place Mall Subordinate Note is reduced by payments on such note and (ii) to (a) $32,000,000, if the net operating income for the Mortgaged Property is equal to or greater than $17,000,000 but less than $17,500,000, (b) $24,000,000, if the net operating income for the Mortgaged Property is equal to or greater than $17,500,000 but less than $18,000,000, (c) $16,000,000, if the net operating income for the Mortgaged Property is equal to or greater than $18,000,000 but less than $18,500,000, (d) $8,000,000, if the net operating income for the Mortgaged Property is equal to or greater than $18,500,000 but less than $19,000,000, and (e) zero, if the net operating income for the Mortgaged Property is equal to or greater than $19,000,000. The guaranty further provides for the release of GGPLP L.L.C. from all liability upon defeasance of the Park Place Mall Subordinate Loan.

     INSURANCE. The borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks under a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the Mortgaged Property, with a waiver of depreciation, provided that the amount shall not be less than the outstanding principal balance of the Park Place Mall Whole Loan; (2) containing an agreed amount endorsement waiving all co-insurance provisions; and (3) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Mortgaged Property will at any time constitute legal nonconforming structures or uses.

     All policies of insurance are required to be issued by one or more financially sound and responsible insurance companies meeting the Rating Agency and financial requirements set forth in the loan documents.

     CASUALTY AND CONDEMNATION. The Park Place Mall Loan documents provide that if the Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty, or if any portion of the Mortgaged Property is taken by any governmental authority through eminent domain or otherwise, the borrower is required to promptly proceed with the repair or rebuilding of the improvements as nearly as possible substantially to the condition the Mortgaged Property was in immediately prior to such fire, other casualty or taking (a "Park Place Mall Restoration"). The insurance proceeds or condemnation award shall be disbursed to the borrower to be used for the Park Place Mall Restoration provided certain conditions are satisfied, including: (i) if the net insurance proceeds exceed $9,500,000, less than 25% of the total floor area of the improvements have been damaged or rendered unusable; (ii) if the net condemnation award exceeds $9,500,000, the land which is taken is located along the perimeter or periphery of the Mortgaged Property and no material portion of the improvements are located on such land; (iii) if the net insurance proceeds or net condemnation award, as applicable, exceeds $9,500,000, leases demising in the aggregate at least 75% of the total rentable space in the Mortgaged Property as of the date of such casualty or condemnation shall remain in full force and effect during and after the Park Place Mall Restoration; and (iv) the borrower shall commence the Park Place Mall Restoration no later than 60 days after the insurance proceeds or condemnation award is received by mortgagee but in no event later than 120 days after the casualty or taking. If any of the conditions under the Park Place Mall Loan documents are not satisfied, insurance proceeds and any condemnation award may be applied by the mortgagee to the repayment of the Park Place Mall Whole Loan. To the extent not required to be disbursed by the mortgagee for the restoration of the Mortgaged Property, any award or payment may be applied to the repayment of the Park Place Mall Whole Loan whether or not then due and payable.

     The ability of the mortgagee to apply any condemnation award or insurance proceeds to restoration of the Mortgaged Property or to a prepayment of the Park Place Mall Loan may be subject to the provisions of any leases that are not subordinate to the mortgage securing the Park Place Mall Loan, which may also require any condemnation awards and insurance proceeds be applied to restoration rather than to the prepayment of the Park Place Mall Loan.

     TRANSFER OF THE PROPERTY AND INTERESTS IN THE BORROWER. The Park Place Mall Loan documents provide that the borrower will not permit any sale, assignment, conveyance, transfer or other disposition of, or any mortgage, lien or other encumbrance on, all or any part of the Mortgaged Property or any interest in such property or any interest in the borrower, without the consent of the mortgagee. The borrower shall, however, be permitted to sell the Mortgaged Property provided the borrower satisfies certain conditions, including: (i) the transferee is a special purpose, bankruptcy remote entity that satisfies the requirements of the Park Place Mall Loan documents, and the organizational documents of such transferee are reasonably satisfactory to the Rating Agencies (provided that such transferee shall not be required to satisfy any greater obligations in meeting the requirements of a special purpose, bankruptcy remote entity than those set forth in the Park Place Mall Loan documents); (ii) not less than 50% of the direct equity interests in the transferee are owned directly or indirectly by a Park Place Mall Permitted Owner and the transferee is controlled by a Park Place Mall Permitted Owner;
(iii) the property manager following such sale or conveyance is required to be a Park Place Mall Qualifying Manager; and (iv) the mortgagee has received a nonconsolidation opinion in form reasonably satisfactory to the Rating Agencies with respect to the sale or conveyance.

     In addition, a transfer or sale (but not a pledge, hypothecation, security interest or other encumbrance) of any direct or indirect interest in the borrower is permitted provided certain conditions are satisfied, including: (i) after such transfer or sale no less than 50% of the equity interests in the borrower is owned, directly or indirectly, by a Park Place Mall Permitted Owner and a Park Place Mall Permitted Owner controls the borrower; and (ii) if more than 49% of the direct or indirect interests in the borrower shall have been transferred to a person or entity not owning at least 49% of the direct or indirect interests in the borrower on the date of closing of the Park Place Mall Loan, the borrower shall deliver to the mortgagee a non-consolidation opinion with respect to the proposed transfer or sale.

     "Park Place Mall Permitted Owner" shall mean (i) a Park Place Mall Qualified Transferee or an affiliate of a Park Place Mall Qualified Transferee;
(ii) a Park Place Mall Sponsor or an affiliate of a Park Place Mall Sponsor; or
(iii) any other person or entity for which the mortgagee shall have received written confirmation by the Rating Agencies that the transfer to such person or entity will not cause a downgrade, withdrawal or qualification of the then current ratings of the Certificates. "Park

Place Mall Qualified Transferee" shall mean any one of the following (i) a pension fund, pension trust or pension account that (a) has total real estate assets of at least $1,000,000,000 and (b) is managed by a person or entity who controls at least $1,000,000,000 of real estate equity assets; (ii) a pension fund advisor who (a) immediately prior to such transfer, controls at least $1,000,000,000 of real estate equity assets and (b) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (i) of this definition; (iii) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia)
(a) with a net worth, as of a date no more than 6 months prior to the date of the transfer of at least $500,000,000 and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1,000,000,000; (iv) a corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (a) with a combined capital and surplus of at least $500,000,000 and (b) who, immediately prior to such transfer, controls real estate equity assets of at least $1,000,000,000; or (v) any person or entity (a) with a long-term unsecured debt rating from the Rating Agencies of at least investment grade or
(b) who (1) owns or operates at least 12 regional shopping centers totaling at least 6 million square feet of gross leasable area, (2) has a net worth, as of a date no more than 6 months prior to the date of such transfer, of at least $500,000,000 and (3) immediately prior to such transfer, controls real estate equity assets of at least $1,000,000,000.

     In addition, the Park Place Mall Loan documents do not restrict the right of (i) any shareholder in GGP, any limited partner in GGP Limited Partnership ("GGPLP"), the holder of any equity interest in the New York State Common Retirement Fund ("NYSCRF") or in any other shareholder of GGP/Homart, Inc. (other than GGP and GGPLP), the holder of any equity interest in any member of GGP/Homart II L.L.C. (other than GGP and GGPLP) or the holder of any equity interest in Teachers Retirement System of Illinois ("TRS") to transfer its interest in such entity or to cause or permit its interest in such entity to be redeemed; or (ii) any shareholder in GGP/Homart, Inc. or any member in GGP/Homart II L.L.C. to transfer its shares or membership interests, as applicable, in such entity, or to cause its interest in such entity to be redeemed, provided that, subsequent to any such transfer or redemption described in this clause (ii), GGP/Homart, Inc. and/or GGP/Homart L.L.C., as applicable, is controlled, directly or indirectly, by GGP, GGPLP and/or NYSCRF; or (iii) any member of GGPLP L.L.C. to transfer its interest in GGPLP L.L.C. or to cause its interest in GGPLP L.L.C. to be redeemed, provided that, subsequent to any such transfer or redemption described in this clause (iii), GGPLP L.L.C. is controlled, directly or indirectly, by GGP, and/or GGPLP; or (iv) any member of GGP-TRS L.L.C. to transfer its interest in GGP-TRS L.L.C. or to cause its interest in GGP-TRS L.L.C. to be redeemed, provided that, subsequent to any such transfer or redemption described in this clause (iv), GGP-TRS L.L.C. is controlled, directly or indirectly, by GGP, TRS and/or GGPLP; or (v) any partner in Price Development Company, Limited Partnership ("Price") to transfer its interest in Price or to cause or permit such interest to be redeemed, provided that, subsequent to any such transfer or redemption described in this clause (v), Price is controlled directly by GGP or GGPLP.

     In addition, each of GGP, GGPLP, GGPLP L.L.C., GGP-TRS L.L.C., NYSCRF, GGP/Homart II L.L.C., Price, GGP/Homart, Inc. GGP Holding, Inc. and/or GGP Holding II, Inc. (the "Park Place Mall Sponsors") may pledge its respective indirect interest in the borrower, if any, to each other. Each Park Place Mall Sponsor may also pledge its respective indirect interests in Borrower to a Park Place Mall Qualified Pledgee to secure direct obligations or debt of such entity provided certain conditions are satisfied, including (i) after giving effect to the exercise of any remedies available to the Park Place Mall Qualified Pledgee under such pledge, one or more Park Place Mall Sponsors shall own, directly or indirectly, unencumbered, in the aggregate not less than 51% of the equity interests in the borrower and shall control the borrower; and
(ii) upon the request of the Rating Agencies, following the exercise of any remedies available to the Park Place Mall Qualified Pledgee pursuant to the pledge, the borrower shall deliver to the mortgagee a nonconsolidation opinion. "Park Place Mall Qualified Pledgee" means one or more of the following: a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan provided such entity (a) has total assets (in name or under management) in excess of $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgaged properties.

     RELEASE OF PARCEL. The borrower may obtain the release of certain non-improved, non-income producing property upon the satisfaction of certain conditions, including without limitation: (i) the borrower provides evidence that (a) the released property is not necessary for the borrower's operation or its then current use of the Mortgaged Property and may be separated from the remaining Mortgaged Property without a material diminution in the value of the Mortgaged Property and (b) the released property will be vacant, non-income producing and unimproved (or improved only by the surface parking areas); (ii) no event of default has occurred and is continuing; and
(iii) the borrower delivers a rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the Certificates.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are required to be deposited into a lock box account (the "Park Place Mall Lockbox") maintained with LaSalle Bank National Association (the "Park Place Mall Lockbox Bank") in the name of the borrower for the benefit of the mortgagee. Other than during a Park Place Mall Lockbox Period, all funds on deposit in the Park Place Mall Lockbox will be transferred on every business day at the borrower's direction. At any time during the term of the Park Place Mall Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, for any preceding 12-month period is less than 1.05x, or (ii) upon the occurrence of an event of default under the loan documents (a "Park Place Mall Lockbox Period"), the Park Place Mall Lockbox Bank shall transfer funds on every business day to a cash collateral account (the "Park Place Mall Cash Collateral Account") maintained by the Park Place Mall Lockbox Bank in the name of the mortgagee for the benefit of the mortgagee. The Park Place Mall Lockbox Bank shall apply such funds from the Park Place Mall Cash Collateral Account as set forth in the loan documents to pay, in order, the following: a reserve for taxes and insurance, monthly debt service payment, a reserve for replacement costs, tenant improvements and leasing commissions, to the borrower for operating expenses and capital expenditures and to the mortgagee for other amounts due and payable under the loan documents, and any excess is retained for future application until an event of default no longer exists, at which time the excess funds shall be disbursed to the borrower.

     ESCROWS. The loan documents provide that during any Park Place Mall Lockbox Period the borrower is required to make monthly deposits of real estate taxes and insurance premiums to a taxes and insurance reserve; however, the requirement to make deposits for insurance premiums is waived as long as the borrower pays the premiums for such insurance under blanket insurance policies. In addition, during any Park Place Mall Lockbox Period, the borrower is required to make monthly deposits in the amount of 1/12th of $1 per square foot of the net rentable area into a reserve for replacement costs, tenant improvements and leasing commissions until such time as the balance of such reserve equals $467,141. In the event that the balance in the reserve for replacement costs, tenant improvements and leasing commissions drops below the target amount set forth above, the borrower will be required to resume making monthly deposits until the applicable target level is achieved.

     MEZZANINE DEBT. Although no mezzanine debt is currently outstanding, the Park Place Mall Loan permits the incurrence of debt secured by pledges of the indirect equity interests in the borrower.

     ADDITIONAL DEBT. The loan documents prohibit the borrower from incurring any additional debt, secured or unsecured, except for (1) trade and operational debt not exceeding $9,500,000 incurred in the ordinary course of business, and
(2) capital expenditures, so long as the sum of all outstanding trade and operational debt and outstanding capital expenditures does not exceed $14,250,000.

     MANAGEMENT. The Mortgaged Property is self-managed. The loan documents permit the Mortgaged Property to be managed by (a) the borrower or General Growth Management, Inc., (b) GGP, GGPLP, GGPLP L.L.C., GGP/Homart Inc., GGP Homart II L.L.C., GGP-TRS L.L.C., or Price Development Company, or any of their affiliates, or (c) a reputable and experienced management company approved by the Rating Agencies.

     INTERCREDITOR AGREEMENT. The holders of (a) the Park Place Mall Note and
(b) the Park Place Mall Subordinate Note are parties to an intercreditor and servicing agreement dated as of June 14, 2004 which sets forth the priority of payments and rights of such holders. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans".

     BJB Portfolio
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $111,152,524
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    10.1%
NUMBER OF MORTGAGE LOANS                                                      10
LOAN PURPOSE                                                           Refinance

SPONSOR                                 Donal P. Barry, Sr. and James W. Purcell
TYPE OF SECURITY                                                             Fee
WA MORTGAGE RATE                                                          5.300%
MATURITY DATE                                                            Various
AMORTIZATION TYPE                                                            ARD
ORIGINAL TERM / AMORTIZATION                                       Various / 360
REMAINING TERM / AMORTIZATION                                  Various / Various
LOCKBOX                                                                Springing


UP-FRONT RESERVES
 TAX/INSURANCE                     Yes
 ENGINEERING                       $73,975
 ENVIRONMENTAL*                    $5,000


ONGOING MONTHLY RESERVES
 TAX/INSURANCE                     Yes
 REPLACEMENT                       $18,281

ADDITIONAL FINANCING                             Future Mezzanine Debt Permitted


CUT-OFF DATE BALANCE                                                $111,152,524
CUT-OFF DATE BALANCE/UNIT                                               $115,303
CUT-OFF DATE LTV                                                           78.3%
MATURITY DATE LTV                                                          70.0%
WA UW DSCR ON NCF                                                          1.23x
--------------------------------------------------------------------------------
* Reserve established to mitigate costs associated with an O&M Program for the 21-27 East Delaware Place Property.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                10

LOCATION                                                             Chicago, IL

PROPERTY TYPE                                        Multifamily -- Conventional

SIZE (UNITS)                                                                 964

OCCUPANCY AS OF JUNE 15, 2004 AND
    JULY 30, 2004                                                          95.1%

YEAR BUILT / YEAR RENOVATED                                    Various / Various

APPRAISED VALUE                                                     $141,900,000

PROPERTY MANAGEMENT                                                 Self-managed

UW ECONOMIC OCCUPANCY                                                      94.9%

UW REVENUES                                                          $12,595,264

UW TOTAL EXPENSES                                                     $3,240,676

UW NET OPERATING INCOME (NOI)                                         $9,354,589

UW NET CASH FLOW (NCF)                                                $9,133,796
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                             BJB PORTFOLIO SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                              CUT-OFF DATE
                          CUT-OFF DATE   LOAN TERM   YEAR BUILT /  NUMBER OF  BALANCE PER               APPRAISED    APPRAISED VALUE
       PROPERTY NAME         BALANCE       (MOS)       RENOVATED     UNITS        UNIT      OCCUPANCY     VALUE         PER UNIT
------------------------------------------------------------------------------------------------------------------------------------
4100 North Marine Drive..  $29,958,221       84     1952 / 2002       190       $157,675       94.7%    $38,400,000     $202,105
21-27 East Delaware
 Place ..................   20,143,496       84     1926 / 2003       146       $137,969       95.2%     25,700,000     $176,027
451 West Wrightwood
 Avenue .................   17,464,941       84     1928 / 2004       177        $98,672       94.9%     21,900,000     $123,729
18 East Elm Street ......   14,195,248       84     1920 / 2004       150        $94,635       94.7%     17,800,000     $118,667
443 West Wrightwood
 Avenue .................   14,153,380       84     1928 / 2004       176        $80,417       95.5%     18,100,000     $102,841
1213-1229 West Diversey
 Parkway & 2751-2753
 North Magnolia Street...    5,988,013      120     1928 / 2003        46       $130,174       95.7%      8,400,000     $182,609
1939 North Lincoln
 Avenue .................    5,028,704       60     1928 / 2003        57        $88,223       94.7%      6,300,000     $110,526
482-484 West Deming
 Place ..................    1,746,078       60     1890 / 2002         6       $291,013      100.0%      2,200,000     $366,667
507-509 West Wrightwood
 Avenue .................    1,356,952       60     1890 / 2003         7       $193,850      100.0%      1,700,000     $242,857
734-742 West Oakdale
 Avenue .................    1,117,490       60     1930 / 2003         9       $124,166      100.0%      1,400,000     $155,556
                          ------------                                ---                              ------------
                          $111,152,524                                964       $115,303       95.1%   $141,900,000     $147,199
                          ============                                ===                              ============
------------------------------------------------------------------------------------------------------------------------------------


                                           BJB PORTFOLIO UNDERWRITING SUMMARY
                                                                                                  U/W DSCR   U/W DSCR ON
       PROPERTY NAME        U/W OCC %   U/W REVENUES   U/W EXPENSES     U/W NOI       U/W NCF      ON NOI        NCF
-------------------------- ----------- -------------- -------------- ------------- ------------- ---------- ------------
4100 North Marine Drive...     95.0%      $3,240,270      $776,402     $2,463,869    $2,421,119      1.22x      1.20x
21-27 East Delaware
 Place ...................     95.0%       2,175,393       530,813      1,644,580     1,611,730      1.22x      1.20x
451 West Wrightwood
 Avenue ..................     95.0%       2,070,871       564,735      1,506,136     1,466,311      1.29x      1.26x
18 East Elm Street .......     95.0%       1,552,672       381,733      1,170,939     1,137,189      1.24x      1.20x
443 West Wrightwood
 Avenue ..................     95.0%       1,795,644       557,263      1,238,381     1,198,781      1.31x      1.27x
1213-1229 West Diversey
 Parkway & 2751-2753
 North Magnolia Street....     94.6%         680,107       139,117        540,990       529,490      1.31x      1.28x
1939 North Lincoln
 Avenue ..................     94.9%         609,233       170,960        438,273       424,023      1.34x      1.30x
482-484 West Deming
 Place ...................     85.7%         193,654        55,543        138,111       136,593      1.22x      1.20x
507-509 West Wrightwood
 Avenue ..................     95.0%         144,238        29,459        114,779       112,756      1.30x      1.28x
734-742 West Oakdale
 Avenue ..................     95.0%         133,182        34,651         98,531        95,804      1.36x      1.32x
                                        ------------   -----------    -----------   -----------
                               94.9%     $12,595,264    $3,240,676     $9,354,589    $9,133,796      1.26X      1.23X
                                        ============   ===========    ===========   ===========

----------------------------------------------------------------------------------------------------
                                      4100 NORTH MARINE DRIVE
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
     UNIT MIX*          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RANGE
----------------------------------------------------------------------------------------------------
Studio ............       17             585             9,945          4.5%         $700-875
1-BR/1-BA .........       52           1,125            58,510         26.2         $935-1,410
2-BR/1-BA .........       85           1,215           103,275         46.3         $900-1,595
2-BR/2-BA .........       19           1,378            26,180         11.7        $1,495-1,795
3-BR/2-BA .........       17           1,470            24,990         11.2        $1,326-1,995
                         ---                           -------        -----
                         190           1,173           222,900        100.0%    $1,263 / $1.08 / SF
                         ===                           =======        =====
----------------------------------------------------------------------------------------------------

* In addition to the multifamily units, the Mortgaged Property includes 1 commercial tenant totaling 305 square feet.



----------------------------------------------------------------------------------------------------
                                      21-27 EAST DELAWARE PLACE
----------------------------------------------------------------------------------------------------
                         NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX*           UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RANGE
----------------------------------------------------------------------------------------------------
Studio ..............       63             363           22,838          24.1%         $650-870
1-BR/1-BA ...........       51             730           37,230          39.2         $900-1,310
2-BR/1-BA ...........       15             990           14,850          15.6        $1,345-1,850
2-BR/2-BA ...........       16           1,115           17,840          18.8        $1,450-2,395
3-BR/2.5-BA .........        1           2,190            2,190           2.3           $2495
                           ---                           ------         -----
                           146             650           94,948         100.0%    $1,106 / $1.70 / SF
                           ===                           ======         =====
----------------------------------------------------------------------------------------------------

* In addition to the multifamily units, the Mortgaged Property includes 3 commercial tenants totaling 4,500 square feet.



----------------------------------------------------------------------------------------------------
                                    451 WEST WRIGHTWOOD AVENUE
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA       RENTAL RANGE
----------------------------------------------------------------------------------------------------
Studio ............       83            460             38,170         38.1%       $650-1,030
1-BR/1-BA .........       72            597             42,980         42.9        $900-1,130
2-BR/2-BA .........       22            865             19,030         19.0       $1,029-1,610
                          --                            ------        -----
                         177            566            100,180        100.0%    $971 / $1.72 / SF
                         ===                           =======        =====
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                        18 EAST ELM STREET
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA       RENTAL RANGE
----------------------------------------------------------------------------------------------------
Studio ............       94             435           40,900          54.5%       $625-950
1-BR/1-BA .........       53             593           31,425          41.9       $855-1,190
2-BR/1-BA .........        1             755              755           1.0         $1,395
2-BR/2-BA .........        2           1,000            2,000           2.7         $1,510
                          --                           ------         -----
                         150             501           75,080         100.0%    $844 / $1.77 / SF
                         ===                           ======         =====
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                    443 WEST WRIGHTWOOD AVENUE
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA       RENTAL RANGE
----------------------------------------------------------------------------------------------------
Studio ............      113            422             47,700          59.6%        $599-900
1-BR/1-BA .........       63            514             32,385          40.4        $790-1,075
                         ---                            ------         -----
                         176            455             80,085         100.0%    $815 / $1.79 / SF
                         ===                            ======         =====
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                 1213-1229 WEST DIVERSEY PARKWAY & 2751-2753 NORTH MAGNOLIA STREET
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
     UNIT MIX*          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RANGE
----------------------------------------------------------------------------------------------------
Studio ............       6            425              2,550           9.9%        $695-710
1-BR/1-BA .........      39            573             22,350          87.0        $900-1,295
2-BR/1-BA .........       1            800                800           3.1          $1,395
                         --                            ------         -----
                         46            559             25,700         100.0%    $1,052 / $1.88 / SF
                         ==                            ======         =====
----------------------------------------------------------------------------------------------------

* In addition to the multifamily units, the Mortgaged Property includes 7 commercial tenants totaling 4,765 square feet.

----------------------------------------------------------------------------------------------------
                                    1939 NORTH LINCOLN AVENUE
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
     UNIT MIX*          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA       RENTAL RANGE
----------------------------------------------------------------------------------------------------
Studio ............       47            411            19,300          74.8%         $649-950
1-BR/1-BA .........       10            650             6,500          25.2         $975-1,095
                          --                           ------         -----
                          57            453            25,800         100.0%     $841 / $1.86 / SF
                          ==                           ======         =====
----------------------------------------------------------------------------------------------------

* In addition to the multifamily units, the Mortgaged Property includes 2 commercial tenants totaling 3,200 square feet.

----------------------------------------------------------------------------------------------------
                                     482-484 WEST DEMING PLACE
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
     UNIT MIX*          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RANGE
----------------------------------------------------------------------------------------------------
3-BR/2-BA .........       6           1,485             8,910        100.0%        $1,995-2,195
                         --                             -----        -----
                          6           1,485             8,910        100.0%     $2,095 / $1.41 / SF
                         ==                             =====        =====
----------------------------------------------------------------------------------------------------

* In addition to the multifamily units, the Mortgaged Property includes a 1,485 square foot commercial tenant.

----------------------------------------------------------------------------------------------------
                                   507-509 WEST WRIGHTWOOD AVENUE
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RANGE
----------------------------------------------------------------------------------------------------
1-BR/1-BA .........       2              968            1,935          22.3%       $1,260-1,450
2-BR/1-BA .........       2            1,090            2,180          25.1        $1,350-1,510
2-BR/2-BA .........       2              998            1,995          23.0        $1,450-1,595
3-BR/3-BA .........       1            2,575            2,575          29.6           $2,385
                         --                             -----         -----
                          7            1,241            8,685         100.0%     $1,571 / $1.27 / SF
                         ==                             =====         =====
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                    734-742 WEST OAKDALE AVENUE
----------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RANGE
----------------------------------------------------------------------------------------------------
2-BR/1-BA .........       6            800              4,800          53.3%        $1,100-1,795
3-BR/3-BA .........       3          1,400              4,200          46.7         $1,100-1,225
                         --                             -----         -----
                          9          1,000              9,000         100.0%    $1,353 / $1.35 / SF
                         ==                             =====         =====
----------------------------------------------------------------------------------------------------

     THE LOAN. The 10 Mortgage Loans (the "BJB Portfolio Loan") are collectively secured by first mortgages encumbering 10 multifamily properties in Chicago, Illinois. Each of the mortgages are cross-collateralized and cross-defaulted. The BJB Portfolio Loans represent approximately 10.1% of the Cut-Off Date Pool Balance. The BJB Portfolio Loans were originated on May 7, 2004, and May 20, 2004, and have a principal balance as of the Cut-Off Date of $111,152,524.

     Five (5) of the BJB Portfolio Loans have a remaining term of 81 months to their anticipated repayment date of May 11, 2011 and each of these 5 BJB Portfolio Loans may be prepaid on or after March 11, 2011. Four (4) of the BJB Portfolio Loans have a remaining term of 58 months to their anticipated repayment date of June 11, 2009, and each of these 4 BJB Portfolio Loans may be prepaid on or after April 11, 2009. One (1) of the BJB Portfolio Loans has a remaining term of 118 months to its anticipated repayment date of June 11, 2014, and this BJB Portfolio Loan may be prepaid on or after April 11, 2014. Each of the BJB Portfolio Loans permits defeasance with United States government obligations beginning four years after its first payment date.

     THE BORROWERS. The borrowers under the BJB Portfolio Loans are 4100 Marine, L.L.C., Delaware II, L.L.C., Wrightwood II, L.L.C., Elm II, L.L.C., Wrightwood III, L.L.C., Diversey II, L.L.C., Lincoln II, L.L.C., Deming I, L.L.C., Wrightwood IV, L.L.C. and Oakdale I, L.L.C., each a special purpose entity. The sponsors of each of the borrowers are Donal P. Barry, Sr. and James
W. Purcell, who are principals of BJB Partners, L.L.C. BJB Partners, L.L.C. owns and manages approximately 4,000 apartment units throughout the Chicago, Illinois metropolitan area.

     THE PROPERTIES. The Mortgaged Properties consist of 10 multifamily apartment buildings containing, in the aggregate, 964 multifamily units. Each of the 10 Mortgaged Properties securing the BJB Portfolio Loans have been extensively renovated during recent years to include modern amenities. As of June 15, 2004 (or as of July 30, 2004 for 1 of the BJB Portfolio Loans), the average occupancy rate for the Mortgaged Properties securing the BJB Portfolio Loans was approximately 95.1%.

     INSURANCE. Each borrower, at its sole cost and expense, is required to keep its Mortgaged Property insured against loss or damage by fire and other risks under a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of its Mortgaged Property, with a waiver of depreciation, (2) containing an agreed amount endorsement waiving all co-insurance provisions; and (3) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of such Mortgaged Property will at any time constitute legal nonconforming structures or uses.

     All policies of insurance are required to be issued by one or more financially sound and responsible insurance companies meeting the Rating Agency and/or financial requirements set forth in the loan documents.

     CASUALTY AND CONDEMNATION. The BJB Portfolio Loan documents provide that if a Mortgaged Properties is damaged or destroyed, in whole or in part, by fire or other casualty, or if any portion of a Mortgaged Property is taken by any governmental authority through eminent domain or otherwise, the applicable borrower may, subject to the conditions set forth below, proceed with the repair or rebuilding of the improvements as nearly as possible substantially to the condition the Mortgaged Property was in immediately prior to such fire, other casualty or taking (a "BJB Portfolio Restoration").

     To the extent that less than 40% of the improvements on the applicable Mortgaged Property have been taken or condemned and that the applicable borrower elects to proceed with such BJB Portfolio Restoration, the mortgagee shall disburse the applicable proceeds or award to the applicable borrower to be used for such BJB Portfolio Restoration upon the satisfaction of certain conditions, including that: (i) no default has occurred and is continuing under the BJB Portfolio Loan documents; (ii) such BJB Portfolio Restoration can be completed within the earlier to occur of (A) 6 months after the receipt of such proceeds or award and (B) 60 days prior to the stated maturity date of the applicable note; (iii) all necessary government approvals in connection with such BJB Portfolio Restoration have been received; (iv) there are sufficient sums available to both complete the BJB Portfolio Restoration and continue regular debt service payments on the applicable note; (v) the improvements will, following the completion of such BJB Portfolio Restoration, produce income sufficient to provide the same debt service coverage as immediately prior to such casualty or condemnation; and (vi) if the net insurance proceeds or net condemnation award, as applicable, exceeds the lesser of (A) 5% of the then-outstanding principal balance of the applicable note and (B) $150,000, a new appraisal has been delivered to mortgagee.

     To the extent that 40% or more of the improvements on the applicable Mortgaged Property have been taken or condemned or that the applicable borrower elects not to proceed with a BJB Portfolio Restoration, the mortgagee may elect to either (i) accelerate the applicable note and apply such proceeds or award in repayment of such note, or (ii) require the applicable borrower to (A) proceed with such BJB Portfolio Restoration upon such terms and conditions as would be required by a prudent interim construction lender and (B) deposit with the mortgagee a sum sufficient for any deficiency as determined in the mortgagee's reasonable discretion.

     TRANSFER OF THE PROPERTY AND INTERESTS IN THE BORROWER. The BJB Portfolio Loan documents provide that the borrower will not permit any sale, assignment, conveyance, transfer or other disposition of, or any mortgage, lien or other encumbrance on, all or any part of the Mortgaged Property or any interest in such property or any interest in the borrower, without the consent of the mortgagee. The borrower shall, however, be permitted to sell the Mortgaged Property provided the borrower satisfies certain conditions, including: (i) no default has occurred and is continuing under the BJB Portfolio Loan documents;
(ii) the mortgagee determines that the proposed transferee's experience in owning and operating facilities similar to the applicable Mortgaged Property is adequate based on standards that the mortgagee considers to be commercially reasonable in the mortgagee's sole discretion; (iii) the applicable borrower pays a transfer fee equal to 1% of the then-outstanding principal balance of the applicable note; (iv) such transferee assumes the obligations under the applicable note; (v) the transferee is a special purpose, bankruptcy remote entity that satisfies the requirements of the applicable BJB Portfolio Loan documents, and the organizational documents of such transferee are reasonably satisfactory to the mortgagee; (vi) the applicable borrower delivers a rating agency confirmation that the applicable transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Certificates; and (vi) the applicable transfer will not result in an increase in property taxes that would cause the debt service coverage ratio for the applicable Mortgaged Property to be less than 1.20x. No such sale of any of the Mortgaged Properties shall result in a release of such Mortgaged Property from the cross-collateralization and cross-default provisions of the BJB Portfolio Loan documents.


     LOCK BOX ACCOUNT. If the BJB Portfolio Loans are not repaid in full on or prior to 2 months before their anticipated repayment dates, the borrowers must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lockbox account.


     ESCROWS. The loan documents provide that each borrower is required to make monthly deposits of real estate taxes and insurance premiums to a taxes and insurance reserve. In addition, the borrowers are required to make monthly deposits in the aggregate amount of $18,281 into a reserve for replacement costs.


     MEZZANINE DEBT. Although no mezzanine debt is currently outstanding, the BJB Portfolio Loan permits the incurrence of debt secured by pledges of the indirect equity interests in the borrower subject to certain conditions, including: (i) the applicable Mortgaged Property with such subordinate financing maintains a minimum overall debt service coverage ratio of 1.10x, and
(ii) the subordinate lender executes a subordination and standstill agreement acceptable to the mortgagee.


     HYPER-AMORTIZATION. Commencing on the applicable anticipated repayment date of June 11, 2009, May 11, 2011 or June 11, 2014, if the BJB Portfolio Loans are not paid in full, the BJB Portfolio Loans enter into a hyper-amortization period through May 11, 2034 or June 11, 2034. The interest rate applicable to the BJB Portfolio Loans during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.


     MANAGEMENT. Each Mortgaged Property is currently self-managed by the applicable borrower.

     11 Madison Avenue

--------------------------------------------------------------------------------
                                  LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE(1)                                             $82,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.5%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                             Tamir Sapir
 TYPE OF SECURITY(2)                                                         Fee
 MORTGAGE RATE                                                            5.304%
 MATURITY DATE                                                  January 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         113 / 360
 LOCKBOX                                                                     Yes
 SHADOW RATING (S&P/MOODY'S)(3)                                          AAA/Aa3
 UP-FRONT RESERVES
  TAX/INSURANCE                      Yes
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                      Yes
  TI/LC(4)                           Yes
  REPLACEMENT                        $18,805

 ADDITIONAL FINANCING            A-4 Subordinate
                                 Non-Pooled Component                $13,555,556
                                 Pari Passu                         $334,444,444
                                 Subordinate Debt                    $85,000,000

                              A-4 POOLED         PARI PASSU           WHOLE
                             COMPONENT(1)           NOTES         MORTGAGE LOAN
                             -----------        ------------      --------------
 CUT-OFF DATE BALANCE        $82,000,000        $430,000,000      $515,000,000
 CUT-OFF DATE BALANCE/SF         $164               $191              $228
 CUT-OFF DATE LTV                54.7%              63.7%             76.3%
 MATURITY DATE LTV               50.6%              59.0%             71.2%
 UW DSCR ON NCF                  1.81x              1.55x             1.20x
--------------------------------------------------------------------------------
(1) Represents the pooled component of the A-4 note in a total senior note of $430,000,000 and aggregate mortgage debt of $515,000,000. The A-1 note of $143,333,333 and the A-2 and A-3 notes each of $95,555,556 are not included in the trust, but are pari passu with the A-4 note that is in the trust; however, while the non-pooled component of the A-4 note is included in the trust, payments allocable to such non-pooled component are not available for distributions to the Offered Certificates. In addition to the pari passu notes there are three subordinate notes, aggregating to $85,000,000 which are also not included in the trust. All Balance/SF, LTV and DSC ratios are based upon the aggregate indebtedness of A-4 note (excluding the non-pooled component) and the other senior notes but exclude the subordinate companion loans.

(2) For purposes of the table above and similar breakdowns by category elsewhere in the preliminary prospectus supplement, the borrower's interest in the Mortgaged Property has been classified as a fee interest. The security for the 11 Madison Avenue Loan consists of the borrower's interest in the IDA Premises under the IDA lease as well as the borrower's fee interest in the remainder of the Mortgaged Property. The fee interest in the IDA Premises is owned by the IDA but will revert to the borrower upon the termination of the IDA lease.

(3) S&P and Moody's have confirmed that the 11 Madison Avenue Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.

(4) For months 1-36 of the loan term, $47,011.50/month will be escrowed, increasing to $141,034.50/ month during months 37-72 and decreasing to $94,023/month for the remainder of the loan term.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1
 LOCATION                                                           New York, NY
 PROPERTY TYPE                                                      Office - CBD
 SIZE (SF)                                                             2,256,552
 OCCUPANCY AS OF APRIL 1, 2004                                             98.6%
 YEAR BUILT / YEAR RENOVATED                                         1932 / 1997
 APPRAISED VALUE                                                    $675,000,000
 PROPERTY MANAGEMENT                                   Cushman & Wakefield, Inc.
 UW ECONOMIC OCCUPANCY                                                     98.0%
 UW REVENUES                                                         $63,438,713
 UW TOTAL EXPENSES                                                   $18,543,090
 UW NET OPERATING INCOME (NOI)                                       $44,895,623
 UW NET CASH FLOW (NCF)                                              $44,558,893
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                        NET        % OF NET                                % OF
                                    RATINGS*       RENTABLE AREA   RENTABLE    ACTUAL                     ACTUAL     DATE OF LEASE
             TENANT            MOODY'S/S&P/FITCH        (SF)         AREA     RENT PSF    ACTUAL RENT      RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston ..      Aa3/A/AA-         1,921,459        85.2%     $20.90    $40,154,365       83.1%  Multiple Spaces
Aon (sublet to IBM) .........      Baa2/A-/A-          138,072         6.1      $28.75      3,969,570        8.2        April 2013
Omnicom Group, Inc. .........      Baa1/A-/A-           95,557         4.2      $28.25      2,699,485        5.6    September 2008
Gould Paper Corp. ...........       NR/NR/NR            46,318         2.1      $21.50        995,837        2.1      October 2013
Eleven Madison Park .........       NR/NR/NR            11,500         0.5      $18.39        211,485        0.4     December 2017
Non-major tenants ...........                           12,018         0.5      $22.01        264,567        0.5
Vacant ......................                           31,628         1.4                          0        0.0
                                                     ---------       -----               ------------      -----
TOTAL .......................                        2,256,552       100.0%               $48,295,309      100.0%
                                                     =========       =====               ============      =====
------------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

--------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
                                                                                                              CUMULATIVE %
                                   WA BASE                                     CUMULATIVE     % OF ACTUAL          OF
                  # OF LEASES      RENT/SF       TOTAL SF      % OF TOTAL       % OF SF          RENT        ACTUAL RENT
     YEAR           ROLLING        ROLLING        ROLLING      SF ROLLING*      ROLLING*        ROLLING*        ROLLING*
--------------------------------------------------------------------------------------------------------------------------
     2004               0            $0.00              0           0.0%            0.0%           0.0%            0.0%
     2005               0            $0.00              0           0.0%            0.0%           0.0%            0.0%
     2006               0            $0.00              0           0.0%            0.0%           0.0%            0.0%
     2007               3           $25.88        390,386          17.3%           17.3%          20.9%           20.9%
     2008               1           $28.25         95,557           4.2%           21.5%           5.6%           26.5%
     2009               0            $0.00              0           0.0%           21.5%           0.0%           26.5%
     2010               1          $176.87            420           0.0%           21.6%           0.2%           26.7%
     2011               0            $0.00              0           0.0%           21.6%           0.0%           26.7%
     2012               0            $0.00              0           0.0%           21.6%           0.0%           26.7%
     2013               4           $26.50        288,404          12.8%           34.3%          15.8%           42.5%
     2014               0            $0.00              0           0.0%           34.3%           0.0%           42.5%
  Thereafter           13           $19.15      1,450,157          64.3%           98.6%          57.5%          100.0%
    Vacant              0              N/A         31,628           1.4%          100.0%           0.0%          100.0%
--------------------------------------------------------------------------------------------------------------------------

*    Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "11 Madison Avenue Loan") is split into a pooled component (the "11 Madison Avenue Pooled Component"), with a principal balance of $82,000,000, representing 7.5% of the Cut-Off Date Pool Balance that supports distributions on the Certificates (other than the Class MAD Certificates) and a non-pooled component (the "11 Madison Avenue Non-Pooled Component"), with a principal balance of $13,555,556, that supports only the Class MAD Certificates, which are not being offered hereby. The 11 Madison Avenue Loan is secured by a first mortgage encumbering an office building located in New York, New York. The 11 Madison Avenue Loan, which is evidenced by a pari passu note dated December 23, 2003, is a portion of a whole loan with an original principal balance of $515,000,000. The other loans related to the 11 Madison Avenue Loan are evidenced by six separate notes, each dated December 23, 2003, the "11 Madison Avenue Pari Passu I Loan" with an original principal balance of $143,333,333, the "11 Madison Avenue Pari Passu II Loan", with an original principal balance of $95,555,556, the "11 Madison Avenue Pari Passu III Loan", with an original principal balance of $95,555,556, and 3 subordinate notes (the "11 Madison Avenue Subordinate Loans") with an aggregate original principal balance of $85,000,000. The 11 Madison Avenue Pari Passu I Loan, the 11 Madison Avenue Pari Passu II Loan, the 11 Madison Avenue Pari Passu III Loan and the 11 Madison Avenue Subordinate Loans will not be assets of the trust. The 11 Madison Avenue Loan, the 11 Madison Avenue Pari Passu I Loan, the 11 Madison Avenue Pari Passu II Loan, the 11 Madison Avenue Pari Passu III Loan and the 11 Madison Avenue Subordinate Loans will be governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the issuance of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C10, as described in this prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans". The 11 Madison Avenue Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 11 Madison Avenue Loan has a remaining term of 113 months to its anticipated repayment date of January 11, 2014. The 11 Madison Avenue Loan may be prepaid on or after November 11, 2013, and permits defeasance with United States government obligations beginning the earlier of four years after origination or two years from the date of the last securitization of any portion of the 11 Madison Avenue Loan and its related Companion Loans.

     THE BORROWER. The borrower is 11 Madison Avenue LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 11 Madison Avenue Loan. The sponsor is Tamir Sapir. Through his various entities, Mr. Sapir owns and operates an extensive citywide office property portfolio totaling approximately 7.25 million square feet.

     THE PROPERTY. The Mortgaged Property is an approximately 2,256,552 square foot office building situated on approximately 1.9 acres. The Mortgaged Property was constructed in 1932 and renovated in 1997. The Mortgaged Property is located in New York, New York. As of April 1, 2004, the occupancy rate for the Mortgaged Property securing the 11 Madison Avenue Loan was approximately 98.6%.

     The largest tenant is Credit Suisse First Boston LLC ("CSFB"), occupying 1,921,459 square feet, or approximately 85.2% of the net rentable area. The Mortgaged Property serves as the world headquarters of CSFB, a leading global investment banking firm. As of July 23, 2004, CSFB was rated "Aa3" (Moody's), "A" (S&P) and "AA-" (Fitch). The majority of the CSFB space expires in April 2017; however, there is a 389,344 square foot portion of one of the CSFB leases that expires in April 2007. Notwithstanding the foregoing, although 74.3% of CSFB's 1,921,459 square feet of net rentable area is leased through April 30, 2017, CSFB does have the option to terminate up to 528,730 square feet (27.5% of CSFB's space and 23.4% of the Mortgaged Property total space) after April 30, 2007, in its sole discretion. However, CSFB must give at least 24 months notice of such termination (such notice is irrevocable) and must pay a variable termination fee which is adjusted depending upon the space as to which such termination applies. Pursuant to the terms of the 11 Madison Avenue Loan documents, the lease termination payments are required to be paid into a reserve controlled by the mortgagee to be used for future tenant improvement and leasing commission expenses and otherwise will be additional collateral for the 11 Madison Avenue Loan. In addition, the 11 Madison Avenue Loan documents require that in the event CSFB exercises this termination option, the mortgagee will trap 100% of cash flow generated by the Mortgaged Property until such space is relet. The second largest tenant is Aon Corporation ("Aon"), occupying 138,072 square feet, or approximately 6.1% of the net rentable area. Aon is the second largest insurance brokerage and consulting company in the world operating in commercial brokerage, consulting services and consumer insurance underwriting. As of July 23, 2004, Aon was rated "Baa2" (Moody's), "A-" (S&P) and "A-" (Fitch). Aon subleases this entire space to International Business Machines Corporation ("IBM"). IBM is one of the world's top manufacturers of computer hardware, including desktop and notebook PCs, mainframes, servers, storage systems and peripherals. As of July 23, 2004, IBM was rated "A1" (Moody's), "A+" (S&P) and "AA-" (Fitch). The Aon lease expires in April 2013. The third largest tenant is Omnicom Group, Inc., ("Omnicom"), occupying approximately 95,557 square feet, or approximately 4.2% of the net rentable area. Omnicom is one of the world's largest advertising, marketing and corporate communication companies. As of July 23, 2004, Omnicom was rated "Baa1" (Moody's), "A-" (S&P) and "A-" (Fitch). The Omnicom lease expires in September 2008.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of January 11, 2014, if the 11 Madison Avenue Loan is not repaid in full, the 11 Madison Avenue Loan enters a hyper-amortization period through January 11, 2039. The interest rate applicable to the 11 Madison Avenue Loan during such hyper-amortization period will increase to the greater of 2.0% over the mortgage rate or 2.0% over the treasury rate, as specified in the loan documents.

     MANAGEMENT. Cushman & Wakefield, Inc. is the property manager for the Mortgaged Property securing the 11 Madison Avenue Loan.

     444 North Michigan Avenue

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $71,500,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    6.5%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR(1)                                                     The Kan Am Group
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.680%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                        120
 ORIGINAL TERM / AMORTIZATION                                           120 / IO
 REMAINING TERM / AMORTIZATION                                          119 / IO
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
   TAX/INSURANCE                   Yes
   TI/LC(2)                        $425,000
   OCCUPANCY(3)                    $468,093

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes
   REPLACEMENT                     $4,686
   TI/LC                           $53,250

 EXISTING UNSECURED DEBT                                              $2,000,000
 ADDITIONAL FINANCING                            Future Mezzanine Debt Permitted

 CUT-OFF DATE BALANCE                                                $71,500,000
 CUT-OFF DATE BALANCE/SF                                                    $140
 CUT-OFF DATE LTV                                                          65.0%
 MATURITY DATE LTV                                                         65.0%
 UW DSCR ON NCF                                                            1.69x
--------------------------------------------------------------------------------
(1)  Specifically, Kan Am Grund Kapitalanlagegesellschaft mbH.

(2) Reserve established for amounts owed to 2 new retail tenants for tenant improvement costs.

(3) Reserve established to mitigate certain tenants not yet in occupancy and paying rent.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                            Chicago, IL

 PROPERTY TYPE                                                     Office -- CBD

 SIZE (SF)                                                               511,201

 OCCUPANCY AS OF MAY 21, 2004                                              85.8%

 YEAR BUILT / YEAR RENOVATED                                         1976 / 1991

 APPRAISED VALUE                                                    $110,000,000

 PROPERTY MANAGEMENT                                         TAG Management, LLC

 UW ECONOMIC OCCUPANCY                                                     87.2%

 UW REVENUES                                                         $15,581,084

 UW TOTAL EXPENSES                                                    $8,045,998

 UW NET OPERATING INCOME (NOI)                                        $7,535,086

 UW NET CASH FLOW (NCF)                                               $6,851,264
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                          NET      % OF NET
                                        RATINGS*        RENTABLE   RENTABLE    ACTUAL                      % OF      DATE OF LEASE
            TENANT                 MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
Shefsky & Froelich Ltd. .........       NR/NR/NR         43,612        8.5%     $20.05      $874,622        10.2%          May 2005
Gordon & Glickson L.L.C. ........       NR/NR/NR         30,999        6.1      $19.07       591,127         6.9      December 2007
TMP Worldwide, Inc. .............       NR/NR/NR         30,816        6.0      $19.98       615,704         7.2     September 2010
PR21 ............................       NR/NR/NR         22,451        4.4      $16.34       366,889         4.3          July 2008
National Cable Communication ....       NR/NR/NR         21,888        4.3      $18.02       394,481         4.6      December 2009
Non-major tenants ...............                       288,893       56.5      $19.78     5,714,358        66.8
Vacant ..........................                        72,542       14.2                         0         0.0
                                                        -------      -----                ----------       -----
TOTAL ...........................                       511,201      100.0%               $8,557,181       100.0%
                                                        =======      =====                ==========       =====
------------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
     YEAR           ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------------
     2004               3           $15.18        3,481           0.7%            0.7%           0.6%              0.6%
     2005              16           $18.23       65,214          12.8%           13.4%          13.9%             14.5%
     2006               7           $20.53       20,677           4.0%           17.5%           5.0%             19.5%
     2007              21           $17.76       73,666          14.4%           31.9%          15.3%             34.8%
     2008              21           $14.05      107,194          21.0%           52.9%          17.6%             52.4%
     2009               8           $18.37       38,191           7.5%           60.3%           8.2%             60.6%
     2010               6           $18.27       68,319          13.4%           73.7%          14.6%             75.1%
     2011               3           $20.18       15,087           3.0%           76.6%           3.6%             78.7%
     2012               4           $18.61       29,608           5.8%           82.4%           6.4%             85.1%
     2013               0            $0.00            0           0.0%           82.4%           0.0%             85.1%
     2014               3           $95.84        8,110           1.6%           84.0%           9.1%             94.2%
  Thereafter            5           $54.20        9,112           1.8%           85.8%           5.8%            100.0%
    Vacant              0              N/A       72,542          14.2%          100.0%           0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "444 North Michigan Avenue Loan") is secured by a first mortgage encumbering an office building located in Chicago, Illinois. The 444 North Michigan Avenue Loan represents approximately 6.5% of the Cut-Off Date Pool Balance. The 444 North Michigan Avenue Loan was originated on July 27, 2004, and has a principal balance as of the Cut-Off Date of $71,500,000. The 444 North Michigan Avenue Loan provides for interest-only payments for its entire term.

     The 444 North Michigan Avenue Loan has a remaining term of 119 months and matures on July 11, 2014. The 444 North Michigan Avenue Loan may be prepaid on or after May 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Kan Am 444 North Michigan Avenue, LP, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 444 North Michigan Avenue Loan. The sponsor of the borrower is Kan Am Grund Kapitalanlagegesellschaft mbH ("The Kan Am Group"). The Kan Am Group is one of Germany's largest private syndicators and asset managers of real estate with current investments of approximately 28 million square feet of commercial real estate projects, approximately 86% of which are in the United States.

     THE PROPERTY. The Mortgaged Property is an approximately 511,201 square foot office building situated on approximately 0.5 acres. The Mortgaged property was constructed in 1976 and renovated in 1991. The Mortgaged Property is located in Chicago, Illinois. As of May 21, 2004, the occupancy rate for the Mortgaged Property securing the 444 North Michigan Avenue Loan was approximately 85.8%.

     The largest tenant is Shefsky & Froelich Ltd. ("Shefsky"), occupying approximately 43,612 square feet, or approximately 8.5% of the net rentable area. Shefsky is a mid-size full-service law firm representing many Chicago-based companies, including several Fortune 500 companies. The Shefsky lease expires in May 2005. The second largest tenant is Gordon & Glickson L.L.C. ("Gordon & Glickson"), occupying approximately 30,999 square feet, or approximately 6.1% of the net rentable area. Gordon & Glickson is a law firm that specializes in advising clients in technology-based sectors ranging from information technology to life sciences. The Gordon & Glickson lease expires in December 2007. The third largest tenant is Monster Worldwide, Inc., formerly TMP Worldwide, Inc. ("Monster Worldwide"), occupying approximately 30,816 square feet, or approximately 6.0% of the net rentable area. Monster Worldwide is an online employment services company and the parent company of Monster, a leading global careers website. The Monster Worldwide lease expires in September 2010.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

     MANAGEMENT. TAG Management, LLC, an affiliate of one of the sponsors, is the property manager for the Mortgaged Property securing the 444 North Michigan Avenue Loan.

     Independence Plaza

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $44,000,000
 PERCENTAGE OF CUT-OFF DATE POOL                                            4.0%
 BALANCE
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                               Amstar Group and American Realty Advisors
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.060%
 MATURITY DATE                                                   August 11, 2009
 AMORTIZATION TYPE                                                 Interest Only
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                            60 / IO
 REMAINING TERM / AMORTIZATION                                           60 / IO
 LOCKBOX                                                               Springing
 SHADOW RATING (S&P/MOODY'S)*                                             A/Baa2
 UP-FRONT RESERVES
  TAX                                   Yes
  ENGINEERING                           $326,238
 ONGOING MONTHLY RESERVES
  TAX                                   Yes
 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $44,000,000
 CUT-OFF DATE BALANCE/SF                                                     $78
 CUT-OFF DATE LTV                                                          51.5%
 MATURITY DATE LTV                                                         51.5%
 UW DSCR ON NCF                                                            2.94x
--------------------------------------------------------------------------------
* S&P and Moody's have confirmed that the Independence Plaza Loan has, in the context of its inclusion in the trust, credit characteristics consistent with an investment-grade obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                             Denver, CO

 PROPERTY TYPE                                                     Office -- CBD

 SIZE (SF)                                                               561,957

 OCCUPANCY AS OF JUNE 11, 2004                                             87.7%

 YEAR BUILT / YEAR RENOVATED                                         1971 / 1995

 APPRAISED VALUE                                                     $85,500,000

 PROPERTY MANAGEMENT                                      Transwestern/Mile High
                                                        Commercial Services, LLC

 UW ECONOMIC OCCUPANCY                                                     87.9%

 UW REVENUES                                                         $12,441,154

 UW TOTAL EXPENSES                                                    $5,102,305

 UW NET OPERATING INCOME (NOI)                                        $7,338,849

 UW NET CASH FLOW (NCF)                                               $6,547,188
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------------
                                                       NET      % OF NET                                % OF
                                     RATINGS*        RENTABLE   RENTABLE    ACTUAL                     ACTUAL    DATE OF LEASE
            TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF    ACTUAL RENT      RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------
AT&T .........................     Baa2/BBB/BB+       59,940       10.7%    $17.63      $1,056,619       10.3%    August 2008
Questar ......................       A2/A+/NR         38,333        6.8     $21.00         804,993        7.8     August 2007
Kennedy, Christopher, Childs &
 Fogg ........................       NR/NR/NR         30,302        5.4     $22.19         672,401        6.6   February 2010
Boldtech Systems .............       NR/NR/NR         27,859        5.0     $26.31         733,101        7.1     August 2006
CQG, Inc. ....................       NR/NR/NR         26,101        4.6     $23.49         613,113        6.0    October 2009
Non-major tenants ............                       310,156       55.2     $20.58       6,382,803       62.2
Vacant .......................                        69,266       12.3                          0        0.0
                                                     -------      -----               ------------      -----
TOTAL ........................                       561,957      100.0%               $10,263,030      100.0%
                                                     =======      =====               ============      =====
-------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.


---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
     YEAR           ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------------
     2004               3           $21.18       11,396           2.0%            2.0%           2.4%              2.4%
     2005               9           $18.79       56,740          10.1%           12.1%          10.4%             12.7%
     2006              14           $23.83       97,357          17.3%           29.4%          22.6%             35.3%
     2007               7           $20.92       65,809          11.7%           41.2%          13.4%             48.8%
     2008               9           $18.10       88,677          15.8%           56.9%          15.6%             64.4%
     2009               9           $22.48       71,213          12.7%           69.6%          15.6%             80.0%
     2010               2           $22.19       30,302           5.4%           75.0%           6.6%             86.5%
     2011               5           $19.71       48,956           8.7%           83.7%           9.4%             96.0%
     2012               2           $23.11        5,791           1.0%           84.7%           1.3%             97.3%
     2013               1           $30.00        3,849           0.7%           85.4%           1.1%             98.4%
     2014               2           $13.19       12,601           2.2%           87.7%           1.6%            100.0%
  Thereafter            0            $0.00            0           0.0%           87.7%           0.0%            100.0%
    Vacant              0              N/A       69,266          12.3%          100.0%           0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "Independence Plaza Loan") is secured by a first mortgage encumbering an office building located in Denver, Colorado. The Independence Plaza Loan represents approximately 4.0% of the Cut-Off Date Pool Balance. The Independence Plaza Loan was originated on July 14, 2004, and has a principal balance as of the Cut-Off Date of $44,000,000. The Independence Plaza Loan provides for interest-only payments for its entire term.

     The Independence Plaza Loan has a remaining term of 60 months and matures on August 11, 2009. The Independence Plaza Loan may be prepaid on or after May 11, 2009, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Amstar-ARA Denver, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Independence Plaza Loan. The sponsors of the borrower are Amstar Group and American Realty Advisors. Amstar Group is headquartered at the Mortgaged Property, and its portfolio includes approximately 29 commercial properties, consisting mostly of hospitality, multifamily and office properties. American Realty Advisors is based in Glendale, California, and advises public and corporate pension funds, endowments, foundations and trust funds.

     THE PROPERTY. The Mortgaged Property is an approximately 561,957 square foot office building situated on approximately 2.5 acres. The Mortgaged property was constructed in 1971 and renovated in 1995. The Mortgaged Property is located in Denver, Colorado. As of June 11, 2004, the occupancy rate for the Mortgaged Property securing the Independence Plaza Loan was approximately 87.7%.

     The largest tenant is AT&T, occupying approximately 59,940 square feet, or approximately 10.7% of the net rentable area. AT&T is a market leader in local, long distance and internet services, as well as transaction-based services such as prepaid cards, collect calling and directory assistance. As of July 23, 2004, AT&T was rated "Baa2" (Moody's), "BBB" (S&P) and "BB+" (Fitch). The AT&T lease expires in August 2008. The second largest tenant is Questar, occupying approximately 38,333 square feet, or approximately 6.8% of the net rentable area under two separate leases. Questar is an energy holding company whose primary utility subsidiary, Questar Gas, distributes natural gas to more than 770,000 customers in Utah, southwestern Wyoming and southeastern Idaho. As of July 23, 2004, Questar was rated "A2" (Moody's) and "A+" (S&P). Both Questar leases expire in August 2007. The third largest tenant is Kennedy, Christopher, Childs & Fogg, ("KCCF"), occupying approximately 30,302 square feet under two separate leases, or approximately 5.4% of the net rentable area. Based in Denver, KCCF is a litigation and problem management law firm. Both KCCF leases expire in February 2010.

     LOCK BOX ACCOUNT. At any time during the term of the Independence Plaza Loan, (i) if the debt service coverage ratio, as computed by the mortgagee, is less than 2.25x, or (ii) upon the occurrence of an event of default under the loan documents, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account and 100% of excess cash flow will be swept into an account controlled by the mortgagee.

     MANAGEMENT. Transwestern/Mile High Commercial Services, LLC ("Transwestern") is the property manager for the Mortgaged Property securing the Independence Plaza Loan. Formed in February 2004 from the merger of Transwestern Commercial Services and Mile High Properties, Transwestern operates in 22 cities across the United States and oversees the management and leasing of approximately 500 properties representing approximately 150 million square feet.

     FBI Field Office -- Baltimore, MD

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                    Artesia
 CUT-OFF DATE BALANCE                                                $41,900,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.8%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                       Anthony Hai, Christopher Penrose,
                                                and NGP Capital Partners III LLC
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            6.240%
 MATURITY DATE                                                   August 11, 2013
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD(1)                                                      24
 ORIGINAL TERM / AMORTIZATION(1)                                       108 / 360
 REMAINING TERM / AMORTIZATION(1)                                      108 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES
 TAX/INSURANCE                       Yes
 RETENTION(2)                        $2,600,000
 OCCUPANCY(3)                        $100,000

 ONGOING MONTHLY RESERVES
 TAX/INSURANCE                       Yes
 REPLACEMENT                         $2,596
 TI/LC(4)                            Springing
 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $41,900,000
 CUT-OFF DATE BALANCE/SF                                                    $269
 CUT-OFF DATE LTV                                                          75.1%
 MATURITY DATE LTV                                                         66.6%
 UW DSCR ON NCF(1)(5)                                                      1.42x
--------------------------------------------------------------------------------
(1) Fixed monthly payments of principal and interest for the first 12 months on a 20-year amortization schedule, interest-only payments for months 13 through 36, and thereafter, fixed monthly payments of principal and interest on a 30-year amortization schedule.

(2) Funds to be released upon satisfaction of the following conditions: (i) evidence of the completion of the punchlist items, (ii) final, unconditional lien waivers from the general contractor and all subcontractors for the construction of the property, and (iii) an affidavit from the seller of the Mortgaged Property that no notification has been received regarding mechanic's or materialmen's liens. The Borrower may draw up to 75% of the reserves on deposit to be applied against contractor invoices with $650,000 remaining on deposit until all punchlist items are completed and final lien waivers are received and an affidavit from the seller of the Mortgaged Property has been received confirming that no notification has been received regarding mechanic's or materialmen's liens.

(3) Funds to be released upon receipt of a final unconditional Certificate of Occupancy with respect to the leased premises of the tenant.

(4) Unless and until the General Services Administration renews or extends its lease at a minimum rent of $40.01 per square foot for its current space (155,755 sf) with a term expiring no earlier than June 30, 2019 prior to the stated dates, letters of credit or cash flow sweeps will be required as follows: (i) a $2,000,000 letter of credit on August 11, 2011, or if a letter of credit is not posted, a cash flow sweep will commence on that date and continue until such time as the total sweep deposits equal at least the amount of the required letter of credit; (ii) a $2,000,000 letter of credit on August 11, 2012, or if a letter of credit is not posted, a cash flow sweep will commence on that date and continue until such time as the total sweep deposits equal at least the amount of the required letter of credit; and (iii) a letter of credit in the amount of $3,000,000 to be posted on the anticipated repayment date of August 11, 2013. The total letters of credit or cash available on the anticipated repayment date will be $7,000,000. The funds will be released if and when the release conditions are met. On or after August 11, 2013, disbursements from the reserve account may be made, at the mortgagee's sole option, to pay down the unpaid balance of the Loan.

(5)  Annual debt service based on a 30-year amortization.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                          Baltimore, MD

 PROPERTY TYPE                                                Office -- Suburban

 SIZE (SF)                                                               155,755

 OCCUPANCY AS OF JUNE 7, 2004                                             100.0%

 YEAR BUILT / YEAR RENOVATED                                          2004 / N/A

 APPRAISED VALUE                                                     $55,800,000

 PROPERTY MANAGEMENT                             Real Assets Management Co., LLC

 UW ECONOMIC OCCUPANCY                                                     95.0%

 UW REVENUES                                                          $5,919,756

 UW TOTAL EXPENSES                                                    $1,332,459

 UW NET OPERATING INCOME (NOI)                                        $4,587,297

 UW NET CASH FLOW (NCF)                                               $4,405,554
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                           NET      % OF NET                               % OF
                                         RATINGS*        RENTABLE   RENTABLE    ACTUAL                    ACTUAL    DATE OF LEASE
              TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT      RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------
United States Government .........     Aaa/AAA/AAA       155,755      100.0%    $40.01    $6,231,322       100.0%    June 2014
Vacant ...........................                             0        0.0                        0         0.0
                                                         -------      -----               ----------       -----
TOTAL ............................                       155,755      100.0%              $6,231,322       100.0%
                                                         =======      =====               ==========       =====
---------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------

                             WA BASE                                   CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF      % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------
  2014            1           $40.01       155,755        100.0%         100.0%          100.0%           100.0%
---------------------------------------------------------------------------------------------------------------------

*    Calculated based on approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "FBI Field Office -- Baltimore, MD Loan") is secured by a first mortgage encumbering an office building located in Baltimore, Maryland. The FBI Field Office -- Baltimore, MD Loan represents approximately 3.8% of the Cut-Off Date Pool Balance. The FBI Field Office -- Baltimore, MD Loan was originated on June 24, 2004, and has a principal balance as of the Cut-Off Date of $41,900,000. The FBI Field Office-Baltimore, MD Loan provides for fixed monthly payments of principal and interest for the first 12 months of its term on a 20-year amortization schedule, interest-only payments for the next 24 months, and, thereafter, fixed monthly payments of principal and interest on a 30-year amortization schedule.

     The FBI Field Office -- Baltimore, MD Loan has a remaining term of 108 months to its anticipated repayment date of August 11, 2013. The FBI Field Office -- Baltimore, MD Loan may be prepaid on or after June 11, 2013, and permits defeasance with United States government obligations beginning three years after the first payment date.

     THE BORROWER. The Borrower is Maryland Funding, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the FBI Field Office -- Baltimore, MD Loan. The sponsors of the borrower are Anthony Hai, Christopher Penrose and NGP Capital Partners III LLC. NGP Capital, LLC, an affiliate of the sponsors, has an option to purchase all of the shares of the borrower's sole member, Baltimore Assets, LLC between the 12th and 18th months after completion of the improvements. Upon completion of the transfer, Mr. Hai and Mr. Penrose will be released from further liability under the FBI Field Office -- Baltimore, MD Loan. Mr. Hai and Mr. Penrose have been partners in a nationwide development and investment program of General Services Administration ("GSA") build-to-suit properties. NGP Capital Partners III LLC specializes in the acquisition of properties leased to GSA and other properties with leases to investment- grade tenants.

     THE PROPERTY. The Mortgaged Property is an approximately 155,755 square foot office building situated on approximately 10.9 acres. The Mortgaged Property was constructed in 2004. The Mortgaged Property is located in Baltimore, Maryland. As of June 7, 2004, the occupancy rate for the Mortgaged Property securing the FBI Field Office -- Baltimore, MD Loan was approximately 100.0%. The sole tenant is the United States Government, occupying approximately 155,755 square feet, or the entire net rentable area. The building was built specifically for the United States Federal Bureau of Investigation as one of 56 field offices located in major cities throughout the United States and Puerto Rico. The United States Government lease expires in June 2014.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of August 11, 2013, if the FBI Field Office -- Baltimore, MD Loan is not paid in full, the FBI Field Office -- Baltimore, MD Loan enters into a hyper-amortization period through August 11, 2034. The interest rate applicable to the FBI Field Office -- Baltimore, MD Loan during such hyper-amortization period will increase to the greater of 4% over the mortgage rate or 3.65% over the treasury rate, as specified in the loan documents.

     MANAGEMENT. Real Assets Management Co., LLC, an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the FBI Field Office -- Baltimore, MD Loan.

     Barneys New York -- Beverly Hills, CA

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $37,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.4%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                           Stanley Cayre
 TYPE OF SECURITY                                                      Leasehold
 MORTGAGE RATE                                                            5.780%
 MATURITY DATE                                                   August 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         120 / 360
 LOCKBOX                                                                     Yes

 UP-FRONT RESERVES                 None

 ONGOING MONTHLY RESERVES
  TI/LC*                           Springing

 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE BALANCE                                                $37,000,000
 CUT-OFF DATE BALANCE/SF                                                    $322
 CUT-OFF DATE LTV                                                          74.0%
 MATURITY DATE LTV                                                         62.3%
 UW DSCR ON NCF                                                            1.27x
--------------------------------------------------------------------------------
* In the event the net worth of Barneys New York falls to less than $80 million, monthly reserves for tenant improvements and leasing commissions are required in the amount of $25,000, up to a maximum amount of $1,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                      Beverly Hills, CA

 PROPERTY TYPE                                         Retail -- Shadow Anchored

 SIZE (SF)                                                               114,978

 OCCUPANCY AS OF JULY 12, 2004                                            100.0%

 YEAR BUILT / YEAR RENOVATED                                           1993 / NA

 APPRAISED VALUE                                                     $50,000,000

 PROPERTY MANAGEMENT                                      Jenel Management Corp.

 UW ECONOMIC OCCUPANCY                                                     98.0%

 UW REVENUES                                                          $3,358,320

 UW TOTAL EXPENSES                                                       $33,583

 UW NET OPERATING INCOME (NOI)                                        $3,324,737

 UW NET CASH FLOW (NCF)                                               $3,306,961
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                     TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------------------
                                                   NET      % OF NET                               % OF
                                 RATINGS*        RENTABLE   RENTABLE    ACTUAL                    ACTUAL    DATE OF LEASE
          TENANT            MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT      RENT      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------
Barneys New York .........       NR/B/NR         114,978      100.0%   $29.80      $3,426,857      100.0%   January 2019
Vacant ...................                             0        0.0                         0        0.0
                                                 -------      -----               -----------      -----
TOTAL ....................                       114,978      100.0%               $3,426,857      100.0%
                                                 =======      =====               ===========      =====
-------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.


---------------------------------------------------------------------------------------------------------------------
                                              LEASE EXPIRATION SCHEDULE
---------------------------------------------------------------------------------------------------------------------
                             WA BASE                                   CUMULATIVE      % OF ACTUAL   CUMULATIVE % OF
            # OF LEASES      RENT/SF      TOTAL SF     % OF TOTAL       % OF SF          RENT          ACTUAL RENT
  YEAR        ROLLING        ROLLING       ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
---------------------------------------------------------------------------------------------------------------------
  2019           1            $29.80       114,978        100.0%         100.0%          100.0%           100.0%
---------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "Barneys New York -- Beverly Hills, CA Loan") is secured by a first mortgage encumbering a shadow anchored retail building located in Beverly Hills, California. The Barneys New York -- Beverly Hills, CA Loan represents approximately 3.4% of the Cut-Off Date Pool Balance. The Barneys New York -- Beverly Hills, CA Loan was originated on July 12, 2004, and has a principal balance as of the Cut-Off Date of $37,000,000.

     The Barneys New York -- Beverly Hills, CA Loan has a remaining term of 120 months and matures on August 11, 2014. The Barneys New York -- Beverly Hills, CA Loan may be prepaid on or after June 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Flagship Partners II LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Barneys New York -- Beverly, Hills, CA Loan. The sponsor of the borrower is Stanley Cayre. Members of the Cayre family are active investors in large real estate projects and have been equity investors in several prominent New York properties.

     THE PROPERTY. The Mortgaged Property is an approximately 114,978 square foot single tenant shadow anchored retail building situated on approximately 0.8 acres. The Mortgaged Property was constructed in 1993. The Mortgaged Property is located in Beverly Hills, California, within the Los Angeles-Long Beach-Santa Ana, California metropolitan statistical area. As of July 12, 2004, the occupancy rate for the Mortgaged Property securing the Barneys New York -- Beverly Hills, CA Loan was approximately 100.0%.

     The sole tenant is Barneys New York, Inc. ("Barneys New York"), occupying approximately 114,978 square feet, or the entire net rentable area. Barneys New York features designer apparel for men, women, and children, shoes, accessories and home furnishings. Barneys New York operates nine full-price stores including flagship stores in New York City, New York, Beverly Hills, California and Chicago, Illinois, as well as 12 outlets. As of July 23, 2004, Barneys New York was rated "B" (S&P). The Barneys New York lease expires in January 2019.

     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

     MANAGEMENT. Jenel Management Corp., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Barneys New York -- Beverly Hills, CA Loan.

     1750 H Street

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $35,400,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.2%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                       National Treasury Employees Union
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.600%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                          120 / 300
 REMAINING TERM / AMORTIZATION                                         119 / 300
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX/INSURANCE                       Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                       Yes
   REPLACEMENT                         $641
   TI/LC*                              Springing

 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE BALANCE                                                $35,400,000
 CUT-OFF DATE BALANCE/SF                                                    $318
 CUT-OFF DATE LTV                                                          74.5%
 MATURITY DATE LTV                                                         58.5%
 UW DSCR ON NCF                                                            1.26x
--------------------------------------------------------------------------------
* Beginning in January 2010, the borrower is required to deposit $8,000 per month into a tenant improvements/leasing commissions reserve. Funds will be released when space occupied by the Bank-Fund Staff Federal Credit Union has been renewed for a five-year term, or if the tenant does not renew, funds may be used to pay the costs associated with leasing this space to new tenants with lease terms approved by the mortgagee.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                         Washington, DC

 PROPERTY TYPE                                                     Office -- CBD

 SIZE (SF)                                                               111,373

 OCCUPANCY AS OF MAY 31, 2004                                             100.0%

 YEAR BUILT / YEAR RENOVATED                                           2002 / NA

 APPRAISED VALUE                                                     $47,500,000

 PROPERTY MANAGEMENT                       CarrAmerica Real Estate Services, LLC

 UW ECONOMIC OCCUPANCY                                                     95.0%

 UW REVENUES                                                          $5,274,073

 UW TOTAL EXPENSES                                                    $1,865,242

 UW NET OPERATING INCOME (NOI)                                        $3,408,831

 UW NET CASH FLOW (NCF)                                               $3,317,365

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                               NET     % OF NET                                % OF
                                              RATINGS*       RENTABLE  RENTABLE   ACTUAL RENT                 ACTUAL   DATE OF LEASE
                  TENANT                 MOODY'S/S&P/FITCH  AREA (SF)    AREA         PSF      ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
National Treasury Employees Union .....       NR/NR/NR        63,212      56.8%      $32.99     $2,085,364      59.9%  December 2017
Bank-Fund Staff Federal Credit Union ..       NR/NR/NR        23,845      21.4       $28.77        686,021      19.7  September 2013
Wells Fargo ...........................     Aa1/AA--/AA       13,807      12.4       $29.06        401,176      11.5    October 2012
The Oliver Carr Company ...............       NR/NR/NR         6,794       6.1       $29.65        201,442       5.8    October 2012
Furman Group ..........................       NR/NR/NR         2,394       2.1       $30.00         71,820       2.1       July 2010
Non-major tenants .....................                        1,321       1.2       $26.00         34,346       1.0       July 2013
Vacant ................................                            0       0.0                           0       0.0
                                                              ------     -----                 -----------     -----
TOTAL .................................                      111,373     100.0%                 $3,480,169     100.0%
                                                             =======     =====                 ===========     =====
------------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.



-------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                                  WA BASE                                  CUMULATIVE     % OF ACTUAL     CUMULATIVE % OF
                  # OF LEASES     RENT/SF     TOTAL SF     % OF TOTAL       % OF SF          RENT          ACTUAL RENT
     YEAR           ROLLING       ROLLING      ROLLING     SF ROLLING*      ROLLING*        ROLLING*         ROLLING*
-------------------------------------------------------------------------------------------------------------------------
     2004              0           $0.00            0           0.0%            0.0%           0.0%              0.0%
     2005              0           $0.00            0           0.0%            0.0%           0.0%              0.0%
     2006              0           $0.00            0           0.0%            0.0%           0.0%              0.0%
     2007              0           $0.00            0           0.0%            0.0%           0.0%              0.0%
     2008              0           $0.00            0           0.0%            0.0%           0.0%              0.0%
     2009              0           $0.00            0           0.0%            0.0%           0.0%              0.0%
     2010              1          $30.00        2,394           2.1%            2.1%           2.1%              2.1%
     2011              0           $0.00            0           0.0%            2.1%           0.0%              2.1%
     2012              3          $29.25       20,601          18.5%           20.6%          17.3%             19.4%
     2013              2          $28.62       25,166          22.6%           43.2%          20.7%             40.1%
     2014              0           $0.00            0           0.0%           43.2%           0.0%             40.1%
  Thereafter           1          $32.99       63,212          56.8%          100.0%          59.9%            100.0%
    Vacant             0             N/A            0           0.0%          100.0%           0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------

*    Calculated based on the approximate square footage occupied by each tenant.

     THE LOAN. The Mortgage Loan (the "1750 H Street Loan") is secured by a first mortgage encumbering an office building located in Washington, DC. The 1750 H Street Loan represents approximately 3.2% of the Cut-Off Date Pool Balance. The 1750 H Street Loan was originated on June 18, 2004, and has a principal balance as of the Cut-Off Date of $35,400,000. The 1750 H Street Loan provides for interest-only payments for the first 12 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 1750 H Street Loan has a remaining term of 119 months to its anticipated repayment date of July 11, 2014. The 1750 H Street Loan may be prepaid on or after January 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is NTEU 1750 H Street LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1750 H Street Loan. The sponsor of the borrower is the National Treasury Employees Union ("NTEU"), which is the largest tenant.

     THE PROPERTY. The Mortgaged Property is an approximately 111,373 square foot office building situated on approximately 0.3 acres. The Mortgaged Property was constructed in 2002. The Mortgaged Property is located in Washington, DC. As of May 31, 2004, the occupancy rate for the Mortgaged Property securing the 1750 H Street Loan was approximately 100.0%.

     The largest tenant is NTEU (the sponsor of the borrower), occupying approximately 63,212 square feet, or approximately 56.8% of the net rentable area. NTEU is the largest independent, non-postal federal employee union, representing approximately 150,000 non-supervisory federal employees in every classification and pay level in approximately 29 government agencies. The NTEU lease expires in December 2017. The second largest tenant is Bank-Fund Staff Federal Credit Union ("Bank-Fund Staff FCU"), occupying approximately 23,845 square feet, or approximately 21.4% of the net rentable area. The Bank-Fund Staff FCU is a full-service financial cooperative, primarily serving the staffs of The World Bank Group and the International Monetary Fund. The Bank-Fund Staff FCU lease expires in September 2013. The third largest tenant is Wells Fargo & Company ("Wells Fargo"), occupying approximately 13,807 square feet, or approximately 12.4% of the net rentable area. Wells Fargo is a diversified financial services company providing banking, insurance, investments, mortgage banking and consumer finance to consumers, businesses and institutions in all 50 states of the United States as well as in other countries. As of July 23, 2004, Wells Fargo was rated "Aa1" (Moody's), "AA--" (S&P) and "AA" (Fitch). The Wells Fargo lease expires in October 2012.

     LOCK BOX ACCOUNT. If the 1750 H Street Loan is not repaid in full on or prior to May 11, 2014, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of July 11, 2014, if the 1750 H Street Loan is not paid in full, the 1750 H Street Loan enters into a hyper-amortization period through July 1, 2029. The interest rate applicable to the 1750 H Street Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.

     MANAGEMENT. CarrAmerica Real Estate Services, LLC is the property manager for the Mortgaged Property securing the 1750 H Street Loan. CarrAmerica Real Estate Services, LLC is the leasing and/or managing agent for approximately 20 million square feet of office space.

     Aylesbury Farms Apartment Homes

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $33,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.0%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                                        Steven M. Rayman
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.660%
 MATURITY DATE                                                   August 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         60
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         120 / 360
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
  TAX/INSURANCE                         Yes
  W&D/FITNESS*                          $1,000,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                         Yes
  REPLACEMENT                           $7,125

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $33,000,000
 CUT-OFF DATE BALANCE/UNIT                                               $86,842
 CUT-OFF DATE LTV                                                          80.0%
 MATURITY DATE LTV                                                         74.5%
 UW DSCR ON NCF                                                            1.31x
--------------------------------------------------------------------------------
* Reserve established for the costs of a fully equipped fitness facility as well as the installation of washers & dryers in each unit.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                             Duluth, GA

 PROPERTY TYPE                                       Multifamily -- Conventional

 SIZE (UNITS)                                                                380

 OCCUPANCY AS OF JULY 6, 2004                                              92.1%

 YEAR BUILT / YEAR RENOVATED                                         1996 / 2000

 APPRAISED VALUE                                                     $41,250,000

 PROPERTY MANAGEMENT                                  Executive Affiliates, Inc.

 UW ECONOMIC OCCUPANCY                                                     86.0%

 UW REVENUES                                                          $4,618,834

 UW TOTAL EXPENSES                                                    $1,546,491

 UW NET OPERATING INCOME (NOI)                                        $3,072,343

 UW NET CASH FLOW (NCF)                                               $2,986,843
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                 UNIT MIX
----------------------------------------------------------------------------------------------------------
                             NO. OF       APPROXIMATE      APPROXIMATE
        UNIT MIX              UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RATE
----------------------------------------------------------------------------------------------------------
  1 BR/1 BA .............      106             960           101,760         20.4%           $898
  2 BR/2 BA .............      206           1,415           291,490         58.5           $1,088
  3 BR/2 BA .............       68           1,543           104,924         21.1           $1,235
                               ---                           -------        -----
                               380           1,311           498,174        100.0%      $1,061/$0.81/SF
                               ===                           =======        =====
----------------------------------------------------------------------------------------------------------

     THE LOAN. The Mortgage Loan (the "Aylesbury Farms Apartment Homes Loan") is secured by a first mortgage encumbering a 380-unit multifamily complex located in Duluth, Georgia. The Aylesbury Farms Apartment Homes Loan represents approximately 3.0% of the Cut-Off Date Pool Balance. The Aylesbury Farms Apartment Homes Loan was originated on July 30, 2004, and has a principal balance as of the Cut-Off Date of $33,000,000. The Aylesbury Farms Apartment Homes Loan provides for interest only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Aylesbury Farms Apartment Homes Loan has a remaining term of 120 months and matures on August 11, 2014. The Aylesbury Farms Apartment Homes Loan may be prepaid on or after March 11, 2013, and permits defeasance with United States government obligations beginning two years after the Closing Date.

     THE BORROWER. The borrower is Aylesbury Farms, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aylesbury Farms Apartment Homes Loan. The sponsor of the borrower is Steven M. Rayman. Mr. Rayman is the founder of Big Rock Group, which owns and/or manages upscale multifamily complexes and full-service hotels throughout the United States.

     THE PROPERTY. The Mortgaged Property is a 380-unit conventional apartment complex consisting of 25 buildings situated on approximately 34.3 acres. The Mortgaged Property was constructed in 1996 and renovated in 2000. The Mortgaged Property is located in Duluth, Georgia, within the Atlanta-Sandy Springs-Marietta, Georgia metropolitan statistical area. The Mortgaged Property includes such amenities as a gated entrance, clubhouse, business center, 2 swimming pools, laundry facilities, car care center and garages. As of July 6, 2004, the occupancy rate for the Mortgaged Property securing the Aylesbury Farms Apartment Homes Loan was approximately 92.1%.

     LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

     PROPERTY MANAGEMENT. Executive Affiliates, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Aylesbury Farms Apartment Homes Loan. Executive Affiliates, Inc. and its affiliates currently manage over 7,500 multifamily units located in Arizona, Florida, Georgia, Indiana, Kansas, Michigan, Minnesota, Nebraska, Nevada, Texas and Utah.

     Kennedy Ridge Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $29,973,130
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    2.7%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                   Roger H. Thompson and James R. Michie
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.700%
 MATURITY DATE                                                     July 11, 2009
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          59 / 359
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   INSURANCE                       Yes
   ENGINEERING                     $371,625

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                   Yes
   REPLACEMENT                     $19,340

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $29,973,130
 CUT-OFF DATE BALANCE/UNIT                                               $31,255
 CUT-OFF DATE LTV                                                          76.1%
 MATURITY DATE LTV                                                         70.9%
 UW DSCR ON NCF                                                            1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                             Denver, CO

 PROPERTY TYPE                                       Multifamily -- Conventional

 SIZE (UNITS)                                                                959

 OCCUPANCY AS OF JUNE 1, 2004                                              83.9%

 YEAR BUILT / YEAR RENOVATED                                         1972 / 2002

 APPRAISED VALUE                                                     $39,400,000

 PROPERTY MANAGEMENT                             Thompson Michie Associates Inc.

 UW ECONOMIC OCCUPANCY                                                     82.2%

 UW REVENUES                                                          $5,866,932

 UW TOTAL EXPENSES                                                    $3,056,455

 UW NET OPERATING INCOME (NOI)                                        $2,810,477

 UW NET CASH FLOW (NCF)                                               $2,578,399
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                             UNIT MIX
--------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENT RATE
--------------------------------------------------------------------------------------------------
Studio ............      108           368              39,744          6.0%          $450
1 BR/1 BA .........      515           637             327,950         49.4           $541
2 BR/1 BA .........      120           850             102,000         15.4           $645
2 BR/2 BA .........      216           900             194,400         29.3           $710
                         ---                           -------        -----
                         959           692             664,094        100.0%      $531/$0.77/SF
                         ===                           =======        =====
--------------------------------------------------------------------------------------------------

     THE LOAN. The Mortgage Loan (the "Kennedy Ridge Apartments Loan") is secured by a first mortgage encumbering a 959-unit multifamily complex located in Denver, Colorado. The Kennedy Ridge Apartments Loan represents approximately 2.7% of the Cut-Off Date Pool Balance. The Kennedy Ridge Apartments Loan was originated on June 30, 2004, and has a principal balance as of the Cut-Off Date of $29,973,130.

     The Kennedy Ridge Apartments Loan has a remaining term of 59 months to its anticipated repayment date of July 11, 2009. The Kennedy Ridge Apartments Loan may be prepaid on or after May 11, 2009, and permits defeasance with United States government obligations beginning four years after the first payment date.

     THE BORROWER. The borrower is Fairways Apartments, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kennedy Ridge Apartments Loan. The sponsors of the borrower are James R. Michie and Roger H. Thompson, who are principals in Thompson Michie Associates and have been in the real estate business since 1973. Thompson Michie Associates has experience managing and developing properties, including office buildings, industrial space, apartments and condominiums, for its own account as well as for clients.

     THE PROPERTY. The Mortgaged Property is a 959-unit garden-style apartment complex consisting of 37 buildings situated on approximately 29.5 acres. The Mortgaged Property was constructed in phases beginning in 1972 and renovated between 1996 and 2002. The Mortgaged Property is located in Denver, Colorado. The Mortgaged Property includes such amenities as 3 tennis courts, a basketball court, 2 swimming pools, a hot tub, a playground, a combination leasing office/clubhouse, a sauna and a fitness center. As of June 1, 2004, the occupancy rate for the Mortgaged Property securing the Kennedy Ridge Apartments Loan was approximately 83.9%.

     LOCK BOX ACCOUNT. If the Kennedy Ridge Apartments Loan is not repaid in full on or prior to May 11, 2009, the borrower must notify the tenants that any and all tenant payments due under the applicable tenant leases shall be directly deposited into a mortgagee-designated lock box account.

     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of July 11, 2009, if the Kennedy Ridge Apartments Loan is not paid in full, the Kennedy Ridge Apartments Loan enters into a hyper-amortization period through July 11, 2034. The interest rate applicable to the Kennedy Ridge Apartments Loan during such hyper-amortization period will increase to the greater of 3.0% over the mortgage rate or 3.0% over the treasury rate, as specified in the loan documents.

     PROPERTY MANAGEMENT. Thompson Michie Associates Inc. ("TMA"), an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the Kennedy Ridge Apartments Loan. TMA is a full-service management and real estate investment company, with a current real estate portfolio of over 5,000 apartment units in Nevada, Utah, Arizona, Colorado and New Mexico.

     Bel Villaggio, Phases I & II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $17,985,042
 PERCENTAGE OF CUT-OFF DATE POOL                                            1.6%
 BALANCE
 NUMBER OF MORTGAGE                                                            1
 LOANS
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                            Rudi Bianchi
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.990%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM /  AMORTIZATION                                         120 / 360
 REMAINING TERM /  AMORTIZATION                                        119 / 359
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
  TAX/INSURANCE                    Yes
  TI/LC                            $90,000
  OCCUPANCY*                       $2,500,000

 ONGOING MONTHLY
 RESERVES
  TAX/INSURANCE                    Yes
  REPLACEMENT                      $644

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $17,985,042
 CUT-OFF DATE                                                               $233
 BALANCE/SF
 CUT-OFF DATE LTV                                                          76.5%
 MATURITY DATE LTV                                                         64.9%
 UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------
* To be released upon the property achieving certain occupancy levels, with $1,250,000 released when the occupancy rate equals or exceeds 82.5%, and the final $1,250,000 released when the occupancy rate equals or exceeds 87%.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                           Temecula, CA

 PROPERTY TYPE                                                  Retail -- Shadow
                                                                        Anchored

 SIZE (SF)                                                                77,251

 OCCUPANCY AS OF JUNE 9, 2004                                              80.9%

 YEAR BUILT / YEAR RENOVATED                                           2002 / NA

 APPRAISED VALUE                                                     $23,500,000
 PROPERTY MANAGEMENT                                               Grubb & Ellis
                                                       Management Services, Inc.

 UW ECONOMIC OCCUPANCY                                                     87.0%

 UW REVENUES                                                          $2,312,376

 UW TOTAL EXPENSES                                                      $688,989

 UW NET OPERATING INCOME (NOI)                                        $1,623,388

 UW NET CASH FLOW (NCF)                                               $1,561,181
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------
                                                         NET      % OF NET                              % OF
                                       RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
             TENANT               MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------
Macaroni Grill .................       NR/NR/NR          6,876        8.9%    $13.09        $90,000       5.8%     April 2018
Stuffs Pizza ...................       NR/NR/NR          4,326        5.6     $26.40        114,206       7.4      April 2023
USA Credit Union ...............       NR/NR/NR          3,865        5.0     $27.00        104,355       6.7   February 2008
Original Pancake House .........       NR/NR/NR          3,729        4.8     $23.40         87,259       5.6   December 2013
Room 107 Furniture .............       NR/NR/NR          2,924        3.8     $22.20         64,913       4.2    October 2013
Non-major tenants ..............                        40,741       52.7     $26.75      1,089,981      70.3
Vacant .........................                        14,790       19.1                         0       0.0
                                                        ------      -----               -----------     -----
TOTAL ..........................                        77,251      100.0%               $1,550,714     100.0%
                                                        ======      =====               ===========     =====
------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

     Cranbrook at Biltmore Park

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $17,800,000
 PERCENTAGE OF CUT-OFF DATE                                                 1.6%
 POOL BALANCE
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                    Biltmore Farms, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.710%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         24
 ORIGINAL TERM /                                                       120 / 360
 AMORTIZATION
 REMAINING TERM /                                                      119 / 360
 AMORTIZATION
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
  TAX                                   Yes
 ONGOING MONTHLY RESERVES
  TAX                                   Yes

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $17,800,000
 CUT-OFF DATE BALANCE/UNIT                                               $64,493
 CUT-OFF DATE LTV                                                          78.1%
 MATURITY DATE LTV                                                         68.7%
 UW DSCR ON NCF                                                            1.24x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                              Arden, NC

 PROPERTY TYPE                                       Multifamily -- Conventional

 SIZE (UNITS)                                                                276

 OCCUPANCY AS OF JUNE 16, 2004                                             93.5%

 YEAR BUILT / YEAR RENOVATED                                           2002 / NA

 APPRAISED VALUE                                                     $22,800,000

 PROPERTY MANAGEMENT                                              Crosland, Inc.

 UW ECONOMIC OCCUPANCY                                                     86.4%

 UW REVENUES                                                          $2,581,589

 UW TOTAL EXPENSES                                                      $971,461

 UW NET OPERATING INCOME (NOI)                                        $1,610,127

 UW NET CASH FLOW (NCF)                                               $1,541,127
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                             UNIT MIX
--------------------------------------------------------------------------------------------------
                       NO. OF       APPROXIMATE      APPROXIMATE
      UNIT MIX          UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RATE
--------------------------------------------------------------------------------------------------
1 BR/1 BA .........       78             792            61,741         21.4%          $707
2 BR/1 BA .........       52             991            51,535         17.9           $787
2 BR/2 BA .........      113           1,101           124,413         43.2           $830
3 BR/2 BA .........       33           1,521            50,188         17.4          $1,217
                         ---                           -------        -----
                         276           1,043           287,877        100.0%      $833/$0.80/SF
                         ===                           =======        =====
--------------------------------------------------------------------------------------------------

     Summer View at Sherman Oaks Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $16,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.5%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                     Resource Real Estate Holdings, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.910%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         36
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 360
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
  TAX/INSURANCE                         Yes
  ENGINEERING                           $31,239
 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                         Yes
  REPLACEMENT                           $2,833

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $16,000,000
 CUT-OFF DATE BALANCE/UNIT                                               $94,675
 CUT-OFF DATE LTV                                                          78.0%
 MATURITY DATE LTV                                                         70.4%
 UW DSCR ON NCF                                                            1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                       Sherman Oaks, CA

 PROPERTY TYPE                                       Multifamily -- Conventional

 SIZE (UNITS)                                                                169

 OCCUPANCY AS OF JUNE 21, 2004                                             93.5%

 YEAR BUILT / YEAR RENOVATED                                         1964 / 2003

 APPRAISED VALUE                                                     $20,500,000

 PROPERTY MANAGEMENT                                   Resource Properties, Inc.

 UW ECONOMIC OCCUPANCY                                                     93.2%

 UW REVENUES                                                          $2,182,470

 UW TOTAL EXPENSES                                                      $750,073

 UW NET OPERATING INCOME (NOI)                                        $1,432,397

 UW NET CASH FLOW (NCF)                                               $1,398,597

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
                                       UNIT MIX
--------------------------------------------------------------------------------------
                              APPROXIMATE
                     NO. OF    UNIT SIZE   APPROXIMATE
      UNIT MIX        UNITS      (SF)       NRA (SF)    % OF NRA       RENTAL RATE
--------------------------------------------------------------------------------------
Studio ............      2         500         1,000        1.0%              $1,000
1 BR/1 BA .........    158         588        92,904       92.5               $1,145
1 BR/1 BA .........      8         682         5,456        5.4               $1,200
2 BR/2 BA .........      1       1,100         1,100        1.1               $1,725
                       ---                    ------      -----
                       169         594       100,460      100.0%     $1,149/$1.93/SF
                       ===                   =======      =====
--------------------------------------------------------------------------------------

     Valley Center Towers -- Phase I

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $16,000,000
 PERCENTAGE OF CUT-OFF DATE POOL                                            1.5%
 BALANCE
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                         A.L. Walburg and James L. Apple
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            6.200%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   TAX/INSURANCE                        Yes
   OCCUPANCY(1)                         $2,404,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                        Yes
   REPLACEMENT                          $726
   TI/LC(2)                             $9,474

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $16,000,000
 CUT-OFF DATE BALANCE/SF                                                    $129
 CUT-OFF DATE LTV                                                          73.3%
 MATURITY DATE LTV                                                         63.9%
 UW DSCR ON NCF                                                            1.25x
--------------------------------------------------------------------------------
(1) Borrower provided letters of credit with $2,259,000 to be released upon one or more tenants having taken occupancy and paying unabated rent of not less than $150,000 annually, and $145,000 to be released upon the expiration of the FDIC free rent period in March 2005.

(2)  Capped at $300,000.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                             Murray, UT

 PROPERTY TYPE                                                Office -- Suburban

 SIZE (SF)                                                               124,462

 OCCUPANCY AS OF JULY 23, 2004                                             82.0%

 YEAR BUILT / YEAR RENOVATED                                           2003 / NA

 APPRAISED VALUE                                                     $21,825,000

 PROPERTY MANAGEMENT                                 Walburg Realty & Investment
                                                                           Corp.

 UW ECONOMIC OCCUPANCY                                                     81.6%

 UW REVENUES                                                          $2,281,452

 UW TOTAL EXPENSES                                                      $666,658

 UW NET OPERATING INCOME (NOI)                                        $1,614,794

 UW NET CASH FLOW (NCF)                                               $1,466,656
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                           NET      % OF NET                              % OF
                                        RATINGS(1)       RENTABLE   RENTABLE    ACTUAL                   ACTUAL      DATE OF LEASE
                TENANT              MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT         EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
University of Phoenix ............       NR/NR/NR         57,485       46.2%    $23.00    $1,322,155       58.0%            May 2013
Lincoln National Life Insurance
 Company .........................       A3/A--/A         23,103       18.6     $23.00       531,369       23.3   Multiple Spaces(2)
FDIC .............................     Aaa/AAA/AAA         9,500        7.6     $19.34       183,730        8.1           March 2009
Axium Health Diabetes Group ......       NR/NR/NR          9,317        7.5     $21.00       195,657        8.6            July 2009
Kaleel Deli ......................       NR/NR/NR          1,642        1.3     $14.62        24,000        1.1           March 2009
Non-major tenants ................                         1,067        0.9     $23.00        24,541        1.1
Vacant ...........................                        22,348       18.0                        0        0.0
                                                          ------      -----               ----------      -----
TOTAL ............................                       124,462      100.0%              $2,281,452      100.0%
                                                         =======      =====               ==========      =====
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2) Under the terms of multiple leases, 2,828 square feet expire in August 2008, and 20,275 square feet expire in July 2010.

     The Harrington Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION

 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $15,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                        BNP Residential Properties, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.150%
 MATURITY DATE                                                   August 11, 2009
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          60 / 360
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
  TAX/INSURANCE                                Yes

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                Yes

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $15,000,000
 CUT-OFF DATE BALANCE/UNIT                                               $52,083
 CUT-OFF DATE LTV                                                          72.8%
 MATURITY DATE LTV                                                         68.5%
 UW DSCR ON NCF                                                            1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                          Charlotte, NC

 PROPERTY TYPE                                       Multifamily -- Conventional

 SIZE (UNITS)                                                                288

 OCCUPANCY AS OF JUNE 23, 2004                                             95.5%

 YEAR BUILT / YEAR RENOVATED                                           1997 / NA

 APPRAISED VALUE                                                     $20,600,000

 PROPERTY MANAGEMENT                          BNP Residential Properties Limited
                                                                     Partnership

 UW ECONOMIC OCCUPANCY                                                     88.2%

 UW REVENUES                                                          $2,478,425

 UW TOTAL EXPENSES                                                    $1,165,998

 UW NET OPERATING INCOME (NOI)                                        $1,312,427

 UW NET CASH FLOW (NCF)                                               $1,254,827
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                              UNIT MIX
----------------------------------------------------------------------------------------------------
                         NO. OF       APPROXIMATE      APPROXIMATE
       UNIT MIX           UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RATE
----------------------------------------------------------------------------------------------------
1 BR/1 BA ...........      103             812            83,664         26.0%                $642
2 BR/2 BA ...........      140           1,219           170,620         53.1                 $823
3 BR/2 BA ...........       39           1,450            56,550         17.6                 $922
3 BR/2.5 BA .........        6           1,726            10,356          3.2               $1,355
                           ---                           -------        -----
                           288           1,115           321,190        100.0%       $783/$0.70/SF
                           ===                           =======        =====
----------------------------------------------------------------------------------------------------

     Hot Springs Mall

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $15,000,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                    Aronov Capital, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            6.120%
 MATURITY DATE                                                   August 11, 2014
 AMORTIZATION TYPE                                                       Balloon
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         120 / 360
 LOCKBOX                                                                    None
 UP-FRONT RESERVES
   TAX/INSURANCE                           Yes
   ENGINEERING                             $6,250
   RENOVATION(1)                           $1,493,750
 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                           Yes
   REPLACEMENT                             $4,780
   TI/LC(2)                                Springing
 ADDITIONAL FINANCING                                      Future Mezzanine Debt
                                               and/or Future Secured Subordinate
                                                                  Debt Permitted
 CUT-OFF DATE BALANCE                                                $15,000,000
 CUT-OFF DATE BALANCE/SF                                                     $47
 CUT-OFF DATE LTV                                                          74.3%
 MATURITY DATE LTV                                                         63.2%
 UW DSCR ON NCF                                                            1.49x
--------------------------------------------------------------------------------

(1) Established as a general reserve to address any potential future upfit, tenant improvements, leasing commissions, lighting, flooring or general improvements the borrower may construct at the Mortgaged Property.

(2) In the event either of the two anchor tenants which are part of the collateral give notice that they are not renewing their leases within 12 months of the related lease expiration dates, the borrower will begin escrowing $19,815.55 monthly for up to 12 months, capped at $237,787 for the JC Penney space and $10,000 monthly for up to 12 months, capped at $100,000 for the Sears space.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                        Hot Springs, AR

 PROPERTY TYPE                                                Retail -- Anchored

 SIZE (SF)                                                               318,645

 OCCUPANCY AS OF JUNE 25, 2004                                             80.0%

 YEAR BUILT / YEAR RENOVATED                                           1981 / NA

 APPRAISED VALUE                                                     $20,200,000

 PROPERTY MANAGEMENT                              Aronov Realty Management, Inc.

 UW ECONOMIC OCCUPANCY                                                     82.4%

 UW REVENUES                                                          $3,353,351

 UW TOTAL EXPENSES                                                    $1,514,500

 UW NET OPERATING INCOME (NOI)                                        $1,838,851

 UW NET CASH FLOW (NCF)                                               $1,630,035
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY

                                                            NET      % OF NET                              % OF
                                          RATINGS*        RENTABLE   RENTABLE    ACTUAL                   ACTUAL    DATE OF LEASE
               TENANT                MOODY'S/S&P/FITCH   AREA (SF)     AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
ANCHOR TENANTS -- ANCHOR OWNED
Dillard's .........................      B2/BB/BB-         71,881               ANCHOR OWNED -- NOT PART OF COLLATERAL
                                                           ------
 TOTAL ANCHOR OWNED ...............                        71,881
ANCHOR TENANTS -- COLLATERAL
Sears .............................     Baa1/BBB/BBB       70,480       22.1%     $1.70       $119,816       5.8%     March 2007
JC Penney .........................      Ba3/BB+/BB        67,553       21.2      $3.50        236,436      11.4   February 2007
                                                           ------   --------               -----------     -----
 TOTAL ANCHOR TENANTS .............                       138,033       43.3%     $2.58       $356,252      17.3%
TOP 5 TENANTS
Fye Music & Movies ................       NR/NR/NR         12,716        4.0%    $10.00       $127,160       6.2%   January 2010
Trevors ...........................       NR/NR/NR         10,384        3.3      $5.78         60,020       2.9      March 2005
The Shoe Dept .....................       NR/NR/NR          6,360        2.0     $10.00         63,600       3.1    January 2009
Coach House Gifts .................       NR/NR/NR          6,320        2.0     $11.00         69,520       3.4    January 2007
El Chico ..........................       NR/NR/NR          5,734        1.8     $10.00         57,340       2.8   December 2006
                                                          -------   --------               -----------     -----
 Total Top 5 Tenants ..............                        41,514       13.0%     $9.10       $377,640      18.3%
Non-Major Tenants .................                        82,877       26.0     $16.06      1,331,182      64.5
                                                          -------   --------               -----------     -----
OCCUPIED COLLATERAL TOTAL .........                       262,424       82.4%     $7.87     $2,065,073     100.0%
                                                                                           ===========     =====
Vacant space ......................                        56,221       17.6
                                                          -------   --------
COLLATERAL TOTAL ..................                       318,645      100.0%
                                                                    ========
PROPERTY TOTAL ....................                       390,526
                                                          =======
------------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

     Carriage Club Apartments

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $14,900,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                        Acquisition
 SPONSOR                                        BNP Residential Properties, Inc.
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.150%
 MATURITY DATE                                                     July 11, 2009
 AMORTIZATION TYPE                                                       Balloon
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          59 / 360
 LOCKBOX                                                                    None

 UP-FRONT RESERVES
   TAX/INSURANCE                        Yes

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                        Yes

 ADDITIONAL FINANCING                                                       None
 CUT-OFF DATE BALANCE                                                $14,900,000
 CUT-OFF DATE BALANCE/UNIT                                               $55,597
 CUT-OFF DATE LTV                                                          75.1%
 MATURITY DATE LTV                                                         70.6%
 UW DSCR ON NCF                                                            1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                        Mooresville, NC

 PROPERTY TYPE                                       Multifamily -- Conventional

 SIZE (UNITS)                                                                268

 OCCUPANCY AS OF JUNE 23, 2004                                             93.7%

 YEAR BUILT / YEAR RENOVATED                                           2000 / NA

 APPRAISED VALUE                                                     $19,850,000

 PROPERTY MANAGEMENT                            BNP Residential Properties, Inc.

 UW ECONOMIC OCCUPANCY                                                     81.4%

 UW REVENUES                                                          $2,083,704

 UW TOTAL EXPENSES                                                      $771,403

 UW NET OPERATING INCOME (NOI)                                        $1,312,301

 UW NET CASH FLOW (NCF)                                               $1,258,701
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                              UNIT MIX
----------------------------------------------------------------------------------------------------
                         NO. OF       APPROXIMATE      APPROXIMATE
       UNIT MIX           UNITS     UNIT SIZE (SF)      NRA (SF)      % OF NRA        RENTAL RATE
----------------------------------------------------------------------------------------------------
1 BR / 1 BA .........      110             766            84,246         33.3%                $683
2 BR / 2 BA .........      136           1,051           142,928         56.5                 $825
3 BR / 2 BA .........       22           1,179            25,940         10.2                 $958
                           ---                           -------        -----
                           268             944           253,114        100.0%       $777/$0.82/SF
                           ===                           =======        =====
----------------------------------------------------------------------------------------------------

     Glasshouse Square Shopping Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $14,487,259
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.3%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                              Yoel Iny and Noam Schwartz
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.775%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 359
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
  TAX/INSURANCE                         Yes
  ENGINEERING                           $22,846
   TI/LC(1)                             $150,000

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                         Yes
  TI/LC(1)(2)                           $4,167
  REPLACEMENT                           $2,624

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $14,487,259
 CUT-OFF DATE BALANCE/SF                                                    $142
 CUT-OFF DATE LTV                                                          65.9%
 MATURITY DATE LTV                                                         55.5%
 UW DSCR ON NCF                                                            1.46x
--------------------------------------------------------------------------------

(1) Reserve to be used in the event either Gold's Gym or Staples vacates their respective space, and released upon Staples exercising its renewal option to extend its lease beyond July 2014 or a replacement tenant taking occupancy and commencing payments of full, unabated rent under the same lease terms.

(2)  Capped at $400,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                          San Diego, CA

 PROPERTY TYPE                                                Retail -- Anchored

 SIZE (SF)                                                               101,893

 OCCUPANCY AS OF JUNE 8, 2004                                              98.8%

 YEAR BUILT / YEAR RENOVATED                                         1981 / 2004

 APPRAISED VALUE                                                     $22,000,000

 PROPERTY MANAGEMENT                                        Great American Homes

 UW ECONOMIC OCCUPANCY                                                     93.0%

 UW REVENUES                                                          $2,071,309

 UW TOTAL EXPENSES                                                      $500,558

 UW NET OPERATING INCOME (NOI)                                        $1,570,751

 UW NET CASH FLOW (NCF)                                               $1,491,286
--------------------------------------------------------------------------------

                                     TENANT SUMMARY
----------------------------------------------------------------------------------------
                                         RATINGS(1)     NET RENTABLE     % OF NET
                TENANT               MOODY'S/S&P/FITCH    AREA (SF)    RENTABLE AREA
----------------------------------- ------------------ -------------- ---------------
Sports Arena Fitness (Gold's Gym)..       NR/NR/NR          33,966          33.3%
Staples ...........................    Baa2/BBB-/BBB        27,848          27.3
CEC Entertainment, Inc. ...........      NR/NR/BBB-         11,523          11.3
Sleep Train .......................       NR/NR/NR           8,300           8.1
Ultrazone .........................       NR/NR/NR           5,579           5.5
Non-major tenants .................                         13,477          13.2
Vacant ............................                          1,200           1.2
                                                            ------         -----
TOTAL .............................                        101,893         100.0%
                                                           =======         =====

                                        ACTUAL                  % OF ACTUAL     DATE OF LEASE
                TENANT                 RENT PSF   ACTUAL RENT       RENT          EXPIRATION
------------------------------------- ---------- ------------- ------------- -------------------
Sports Arena Fitness (Gold's Gym) ...  $13.46       $457,320        25.8%    Multiple Spaces(2)
Staples .............................  $14.30        398,232        22.4            August 2011
CEC Entertainment, Inc. .............  $15.40        177,456        10.0             April 2013
Sleep Train .........................  $22.20        184,260        10.4            August 2012
Ultrazone ...........................  $19.34        107,880         6.1            August 2006
Non-major tenants ...................  $33.32        449,064        25.3
Vacant ..............................                      0         0.0
                                                  ----------       -----
TOTAL ...............................             $1,774,212       100.0%
                                                  ==========       =====

(1) Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2) Under the terms of multiple leases, 4,366 square feet expire in February 2010 and 29,600 square feet expire in February 2019.

     Weston Commercial Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $12,989,840
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                         Kenneth Edelman
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            6.220%
 MATURITY DATE                                                     July 11, 2014
 AMORTIZATION TYPE                                                           ARD
 ORIGINAL TERM / AMORTIZATION                                          120 / 360
 REMAINING TERM / AMORTIZATION                                         119 / 359
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
  TAX/INSURANCE                              Yes

 ONGOING MONTHLY RESERVES
  TAX/INSURANCE                              Yes
   TI/LC*                                    $6,250
  REPLACEMENT                                $315

 ADDITIONAL FINANCING                            Future Mezzanine Debt Permitted

 CUT-OFF DATE BALANCE                                                $12,989,840
 CUT-OFF DATE BALANCE/SF                                                    $116
 CUT-OFF DATE LTV                                                          71.4%
 MATURITY DATE LTV                                                         61.0%
 UW DSCR ON NCF                                                            1.29x
--------------------------------------------------------------------------------

*    Capped at $300,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                             Weston, FL

 PROPERTY TYPE                                          Mixed Use -- Office/Flex

 SIZE (SF)                                                               111,989

 OCCUPANCY AS OF JUNE 1, 2004                                              98.7%

 YEAR BUILT / YEAR RENOVATED                                           2001 / NA

 APPRAISED VALUE                                                     $18,200,000

 PROPERTY MANAGEMENT                                                Self-managed

 UW ECONOMIC OCCUPANCY                                                     92.5%

 UW REVENUES                                                          $2,286,979

 UW TOTAL EXPENSES                                                      $875,098

 UW NET OPERATING INCOME (NOI)                                        $1,411,881

 UW NET CASH FLOW (NCF)                                               $1,236,750
--------------------------------------------------------------------------------

                                     TENANT SUMMARY
-----------------------------------------------------------------------------------------
                                                                   NET          % OF
                                                 RATINGS         RENTABLE   NET RENTABLE
                  TENANT                    MOODY'S/S&P/FITCH   AREA (SF)       AREA
------------------------------------------ ------------------- ----------- --------------
Park Avenue Gymnastics at Weston .........       NR/NR/NR         12,000         10.7%
St. Katherine Drexel Catholic Church .....       NR/NR/NR         10,934          9.8
Chung's Tae Kwon Do Center ...............       NR/NR/NR          6,045          5.4
Arvida/JMB Partners ......................       NR/NR/NR          5,937          5.3
Piazza Benvenuto .........................       NR/NR/NR          4,980          4.4
Non-major tenants ........................                        70,593         63.0
Vacant ...................................                         1,500          1.3
                                                                  ------        -----
TOTAL ....................................                       111,989        100.0%
                                                                 =======        =====

                                              ACTUAL
                                               RENT                       % OF      DATE OF LEASE
                  TENANT                       PSF      ACTUAL RENT   ACTUAL RENT     EXPIRATION
------------------------------------------ ----------- ------------- ------------- ---------------
Park Avenue Gymnastics at Weston .........    $10.13      $121,560         6.2%     November 2010
St. Katherine Drexel Catholic Church .....    $10.82       118,306         6.0         March 2007
Chung's Tae Kwon Do Center ...............    $11.00        66,495         3.4         April 2011
Arvida/JMB Partners ......................     $8.75        51,949         2.6     September 2004
Piazza Benvenuto .........................    $14.00        69,720         3.5      February 2009
Non-major tenants ........................    $21.80     1,539,027        78.2
Vacant ...................................                       0         0.0
                                                        ----------       -----
TOTAL ....................................              $1,967,057       100.0%
                                                        ==========       =====

     Elmbrook Plaza Shopping Center

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                   Wachovia
 CUT-OFF DATE BALANCE                                                $12,850,000
 PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
 NUMBER OF MORTGAGE LOANS                                                      1
 LOAN PURPOSE                                                          Refinance
 SPONSOR                                                     J. Peter Jungbacker
 TYPE OF SECURITY                                                            Fee
 MORTGAGE RATE                                                            5.410%
 MATURITY DATE                                                     June 11, 2009
 AMORTIZATION TYPE                                                           ARD
 INTEREST ONLY PERIOD                                                         12
 ORIGINAL TERM / AMORTIZATION                                           60 / 360
 REMAINING TERM / AMORTIZATION                                          58 / 360
 LOCKBOX                                                               Springing

 UP-FRONT RESERVES
   INSURANCE                            Yes
   ENGINEERING                          $5,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                        Yes
   REPLACEMENT                          $756

 ADDITIONAL FINANCING                                                       None

 CUT-OFF DATE BALANCE                                                $12,850,000
 CUT-OFF DATE BALANCE/SF                                                     $58
 CUT-OFF DATE LTV                                                          78.4%
 MATURITY DATE LTV                                                         74.0%
 UW DSCR ON NCF                                                            1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                                1

 LOCATION                                                         Brookfield, WI

 PROPERTY TYPE                                                Retail -- Anchored

 SIZE (SF)                                                               219,665

 OCCUPANCY AS OF MAY 13, 2004                                              97.9%

 YEAR BUILT / YEAR RENOVATED                                         1958 / 2002

 APPRAISED VALUE                                                     $16,400,000

 PROPERTY MANAGEMENT                                        Olympic Realty Corp.

 UW ECONOMIC OCCUPANCY                                                     95.0%

 UW REVENUES                                                          $1,955,521

 UW TOTAL EXPENSES                                                      $658,529

 UW NET OPERATING INCOME (NOI)                                        $1,296,992

 UW NET CASH FLOW (NCF)                                               $1,181,996
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                         NET                      ACTUAL
                                       RATINGS*        RENTABLE      % OF NET      RENT                 % OF ACTUAL   DATE OF LEASE
TENANT                            MOODY'S/S&P/FITCH   AREA (SF)   RENTABLE AREA     PSF     ACTUAL RENT     RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
 Kohl's Dept Store .............       A3/A-/A         127,987         58.3%       $3.01      $384,860        29.6%     March 2013
 G&R - 124 Street Foods, Inc....       NR/NR/NR         46,929         21.4        $6.75       316,771        24.3      April 2014
 Occucenter ....................       NR/NR/NR         11,000          5.0       $14.00       154,000        11.8       June 2009
 G&K Dance Studio ..............       NR/NR/NR          5,000          2.3       $14.00        70,000         5.4    January 2008
 Bigsby's Sewing Center ........       NR/NR/NR          4,445          2.0       $13.50        60,008         4.6   November 2006
 Non-major tenants .............                        19,784          9.0       $15.95       315,525        24.2
 Vacant ........................                         4,520          2.1                          0         0.0
                                                       -------        -----                 ----------       -----
 TOTAL .........................                       219,665        100.0%                $1,301,163       100.0%
                                                       =======        =====                 ==========       =====
------------------------------------------------------------------------------------------------------------------------------------

* Certain ratings are those of the parent whether or not the parent guarantees the lease.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement" and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers originated or acquired the Mortgage Loans as described above under "--Mortgage Loan History."

     Sixty-four (64) of the Mortgage Loans (the "Wachovia Mortgage Loans"), representing 90.6% of the Cut-Off Date Pool Balance, were originated or acquired by Wachovia Bank, National Association ("Wachovia"). Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation, which as of March 31, 2004, had total assets of approximately $410 billion. Wachovia is acting as the Master Servicer. Wachovia Capital Markets, LLC is acting as an Underwriter for this transaction and is an affiliate of Wachovia.

     Seventeen (17) of the Mortgage Loans (the "Artesia Mortgage Loans"), representing 9.4% of the Cut-Off Date Pool Balance were originated by Artesia Mortgage Capital Corporation ("Artesia"). Artesia is a Delaware corporation engaged in the business of originating and securitizing US commercial mortgage loans. Its principal offices are located in the Seattle suburb of Issaquah, Washington. Artesia is a wholly-owned subsidiary of Dexia Bank which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's. Dexia Bank is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 350 billion EUR ($441 billion) and a stock market capitalization of approximately 16 billion EUR ($20 billion) as of December 2003.

     Wachovia has no obligation to repurchase or substitute any of the Artesia Mortgage Loans and Artesia has no obligation to repurchase or substitute any of the Wachovia Mortgage Loans.

     All information concerning the Wachovia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Wachovia. All information concerning the Artesia Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by Artesia Mortgage Capital Corporation.

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each Mortgage Loan Seller generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable Mortgage Loan Seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. Three (3) Mortgage Loans (representing 1.4% of the Cut-Off Date Pool Balance) sold to the Depositor by Wachovia, were originated by CW Capital. In each case the related Mortgage Loan Seller re-underwrote such Mortgage Loan to the related Mortgage Loan Seller's underwriting guidelines. In some instances, one or more provisions of the guidelines were waived or modified by the related Mortgage Loan Seller where it was determined not to adversely affect the Mortgage Loans originated or acquired by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines.

     Escrow Requirements. Generally, each Mortgage Loan Seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums. Each Mortgage Loan Seller may waive this escrow requirement under certain circumstances.

     o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, the Mortgage Loan Seller generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable Mortgage Loan.

     o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans (including the Park Place Mall Subordinate Loan), without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (including the Park Place Mall Subordinate

Loan) originated or acquired by the applicable Mortgage Loan Seller (the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form;
(vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above;
(vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) the original or copy of any ground lease, memorandum of ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such Mortgage Loan; (xii) any intercreditor agreement relating to permitted debt (including mezzanine debt) of the mortgagor; (xiii) copies of any loan agreement, escrow agreement, or security agreement relating to such Mortgage Loan; (xiv) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents; and (xv) a copy of any letter of credit and related transfer documents related to such Mortgage Loan. Notwithstanding the foregoing, with respect to the 11 Madison Avenue Loan, the 2004-C10 Trustee will hold the original documents related to the 11 Madison Avenue Loan for the benefit of the trust fund formed by the 2004-C10 Pooling and Servicing Agreement, the trust fund formed by the 2004-C11 Pooling and Servicing Agreement, the trust formed by the 2004-C12 Pooling and Servicing Agreement and the Trust Fund formed by the Pooling and Servicing Agreement, other than the related Mortgage Notes that are not assets of the trust fund formed by the 2004-C10 Pooling and Servicing Agreement, which will be held (i) in the case of the Mortgage Note related to the 11 Madison Avenue Pari Passu Loan included in the trust fund formed by the 2004-C11 Pooling and Servicing Agreement, by the trustee under the 2004-C11 Pooling and Servicing Agreement (ii) in the case of the Mortgage Note related to the 11 Madison Avenue Pari Passu Loan included in the trust fund formed by the 2004-C12 Pooling and Servicing Agreement, by the trustee under the 2004-C12 Pooling and Servicing Agreement, and (iii) in the case of the Mortgage Note related to the 11 Madison Avenue Loan, by the Trustee under the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable Mortgage Loan, the interest of the Trust or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to
(1) repurchase the affected Mortgage Loan (including the Park Place Mall Subordinate Loan) within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan (including with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component, and with respect to the Park Place Mall Whole Loan, the Park Place Mall Subordinate Loan), (ii) the unpaid accrued interest on such Mortgage Loan (including the Park Place Mall Subordinate Loan) (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) other than with respect to the 11 Madison Avenue Loan and the Park Place Mall Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and provided further, no such document omission or defect (other than with respect to the Mortgage Note, the Mortgage, the title insurance policy, the ground lease, any letter of credit, any franchise agreement, comfort letter, and comfort letter transfer document (the "Core Material Documents")) will be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the affected Mortgage Loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. With respect to material document defects other than those involving the Core Material Documents, any applicable cure period may be extended if the document involved is not needed imminently. Such extension will end upon 30 days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible 30 day extension if the Master Servicer or Special Servicer agrees that the applicable Mortgage Loan Seller is diligently pursuing a cure). All material document defects regardless of the document involved will be cured no later than 2 years after the Closing Date; provided, however, that the initial 90 day cure period described herein will not be reduced.

     The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Assignment of Mortgage Assets; Repurchases" in the prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no individual Mortgage Loan shall have a Mortgage Rate, net of the related Administrative Cost Rate, that is less than the highest Pass-Through Rate of any Class of Sequential Pay Certificates then outstanding bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller will be required to certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee. Notwithstanding the foregoing, no substitutions will be permitted for the 11 Madison Avenue Loan or the Park Place Mall Whole Loan.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in each Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or any other ownership interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each related Mortgage Note, Mortgage, assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan is the legal, valid and binding obligation of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and the applicable Mortgage Loan Seller has no knowledge of any such rights, defenses or counterclaims having been asserted;

          (vii) each related assignment of the Mortgage and assignment of assignment of leases from the applicable Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding first priority assignment from such Mortgage Loan Seller (subject to the customary limitations set forth in (v) above);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for the exceptions set forth in paragraph (v) above and (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,
     (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) each Mortgaged Property was covered by (1) a fire and extended perils included within the classification "All Risk of Physical Loss" insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the replacement cost of improvements located on such Mortgaged Property, with no deduction for depreciation, or the outstanding principal balance of the

     Mortgage Loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (2) business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; and (3) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent commercial mortgage lenders, but not less than $1 million; such insurance is required by the Mortgage or related Mortgage Loan documents and was in full force and effect with respect to each related Mortgaged Property at origination and to the knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage is in full force and effect with respect to each Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; except for certain amounts not greater than amounts which would be considered prudent by a commercial mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either to the repair or restoration of the related Mortgaged Property with mortgagee or a third-party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses, other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or the reduction of the outstanding principal balance of the Mortgage Loan and accrued interest thereon; to the Mortgage Loan Seller's knowledge, the insurer with respect to each policy is qualified to do business in the relevant jurisdiction to the extent required; the insurance policies contain a standard mortgagee clause or names the mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced without 30 days prior written notice to the mortgagee (or, with respect to non-payment of premiums, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law; and each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above;

          (xi) as of the Closing Date, each Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xii) one or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and the applicable Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).

     In the case of a breach of any of the representations and warranties in any Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan, the interests of the Trust therein or the interests of any Certificateholder, the applicable Mortgage Loan Seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount (other than with respect to the 11 Madison Avenue Loan and the Park Place Mall Loan) or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the Mortgage Loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Code, the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each Mortgage Loan Seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. There can be no assurance that the applicable Mortgage Loan Seller will have the financial resources to repurchase any Mortgage Loan at any particular time. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor nor any of such party's affiliates (except with respect to Wachovia Bank, National Association in its capacity as a Mortgage Loan Seller) will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of a Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

     With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed, which is the subject of a repurchase claim under the related Mortgage Loan Purchase Agreement, the Special Servicer with the consent of the Controlling Class Representative will be required to notify the related Mortgage Loan Seller in writing of its intention to sell such Defaulted Mortgage Loan or such foreclosed Mortgaged Property at least 45 days prior to commencing any such action. Such Mortgage Loan Seller shall have 10 business days to determine whether or not to consent to such sale. If such Mortgage Loan Seller does not consent to such sale, the Special Servicer shall contract with a third party as set forth in the Pooling and Servicing Agreement (a "Determination Party") as to the merits of such sale. If the related Determination Party determines that the proposed sale is reasonable, given the circumstances, and subsequent to such sale, a court of competent jurisdiction determines that such Mortgage Loan Seller was liable under the related Mortgage Loan Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof, then such Mortgage Loan Seller will be required to pay an amount equal to the difference (if any) between the proceeds of the related action and the price at which such Mortgage Loan Seller would have been obligated to pay had such Mortgage Loan Seller repurchased such Defaulted Mortgage Loan or REO Property in accordance with the terms thereof which shall generally include the costs related to contracting with the Determination Party. In the event that (a) the Special Servicer ignores the determination of the Determination Party and liquidates the related Defaulted Mortgage Loan or REO Property and/or (b) a court of competent jurisdiction determines that such Mortgage Loan Seller was not obligated to repurchase the related Defaulted Mortgage or REO Property, the costs of contracting with the Determination Party will constitute Additional Trust Fund Expenses and the Mortgage Loan Seller is not liable for any such difference.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions", (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each a "Crossed Loan" and, collectively, a "Crossed Group"), and (iii) the applicable document omission or defect (a "Defect") or breach of a representation and warranty (a "Breach") does not constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided above in "--Assignment of the Mortgage Loans; Repurchases and Substitutions" or "--Representations and Warranties; Repurchases and Substitutions" unless: (i) the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution, is not greater than the loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution, and (iii) the Trustee receives an opinion of counsel to the effect that such repurchase or substitution is permitted by the REMIC provisions. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross collateralization features of such loans.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.


                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans (other than the 11 Madison Avenue Loan) for the benefit of the Certificateholders, and the Companion Loans (other than the 11 Madison Avenue Companion Loans) for the holder of such Companion Loans, in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the terms of the related Intercreditor Agreement, if applicable, and the terms of the respective Mortgage Loans and, if applicable, the Companion Loans, to the extent consistent with the foregoing,
(a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Certificateholders and the trust or, if a Co-Lender Loan (other than the 11 Madison Avenue Loan) and its related Companion Loan (a "Loan Pair") are involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders, the holder of the related Companion Loan and the Trust Fund, (as a collective whole, taking into account that the Pointe West Medical Office Building Subordinate Loan is subordinate to the Pointe West Medical Office Building Loan to the extent set forth in the related Intercreditor Agreement and the Park Place Mall Subordinate Loan is subordinate to the Park Place Mall Loan to the extent set forth in the related Intercreditor Agreement), and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement or any affiliate thereof; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this prospectus supplement); (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any affiliate thereof for others of any other mortgage loans or real property; (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any affiliate thereof to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or the Special Servicer or any affiliate of either has extended to any obligor or any affiliate thereof on a Mortgage Note (the foregoing referred to as the "Servicing Standard"). See "--Servicing of the 11 Madison Avenue Loan" below for a description of the servicing of the 11 Madison Avenue Loan.

     The Master Servicer and the Special Servicer may appoint sub-servicers with respect to the Mortgage Loans; provided that the Master Servicer and the Special Servicer will remain obligated under the Pooling and Servicing Agreement for the servicing of the Mortgage Loans (other than the 11 Madison Avenue Loan). SL Green Funding LLC will be appointed as sub-servicer for the 2004-C10 special servicer with respect to the 11 Madison Avenue Loan. The Trust Fund will not be responsible for any fees owed to any sub-servicer retained by the Master Servicer or the Special Servicer. Each sub-servicer retained thereby will be reimbursed by the Master Servicer or the Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement.

     Set forth below, following the subsection captioned "--The Master Servicer and the Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans and the Companion Loans (but excluding the 11 Madison Avenue Loan and its respective Companion Loans). Reference is also made to the prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS", for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the accompanying prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative (and, in certain circumstances, the holder of a Subordinate Companion Loan), and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this prospectus supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the accompanying prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the accompanying prospectus.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Wachovia Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer"), will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans, REO Properties and the 11 Madison Avenue
Loan). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement.

     Wachovia Bank, National Association is a wholly owned subsidiary of Wachovia Corporation, is our affiliate, one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. Wachovia Bank, National Association is also acting as the master servicer and initial special servicer for the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement. In addition, it is anticipated that Wachovia Bank, National Association (or an affiliated entity) will be the holder of one of the 11 Madison Avenue Subordinate Loans, the Class MAD Certificates and the Class PP Certificates. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of June 30, 2004, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing approximately 12,052 commercial and multifamily loans, totaling approximately $111.4 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning Wachovia Bank, National Association has been provided by Wachovia Bank, National Association, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information. Wachovia Bank, National Association (apart from its obligations as a Mortgage Loan Seller and except for the information in the first three paragraphs under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this prospectus supplement or related documents.

     Allied Capital Corporation, a Maryland corporation ("Allied Capital") will initially be appointed as special servicer of the Mortgage Loans (other than the 11 Madison Avenue Loan) (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The following information has been provided by the Special Servicer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy of completeness of the information.

     The principal executive offices of Allied Capital are located at 1919 Pennsylvania Avenue N.W., Washington, D.C. 20006 and its telephone number is
(202) 331-1112. Allied Capital and several of its subsidiaries are involved in the real estate investment, finance and management business. As of March 31, 2004, Allied Capital's CMBS portfolio included approximately 6,100 loans and REO properties as underlying collateral in most states across the country with a current face value of $42.3 billion, all of which are secured by commercial real estate assets. Included in this managed portfolio are approximately $7.09 billion of commercial real estate assets representing approximately 1,200 loans and REO properties within 9 securitization transactions, for which Allied Capital acts as special servicer.

     Allied Capital and its subsidiaries own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

     The information set forth herein regarding the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     With respect to the Mortgage Loans (other than the 11 Madison Avenue Loan and the Park Place Mall Loan), the Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. With respect to the 11 Madison Avenue Loan, the Pooling and Servicing Agreement permits the appointment of a representative to advise the 2004-C10 Special Servicer with respect to certain actions related to the 11 Madison Avenue Whole Loan. Each advisor referred to above is referred to herein as the "Controlling Class Representative". With respect to the Park Place Mall Whole Loan, so long as a Park Place Mall Control Appraisal Period has not occurred and is continuing, the Park Place Mall Representative will have the ability to exercise the rights of the Controlling Class and the Controlling Class Representative with respect to the Park Place Mall Whole Loan, and the Park Place Mall Representative will be selected by the holders of a majority of the Class PP Certificates. The Controlling Class Representative with respect to the Mortgage Loans, other than the 11 Madison Avenue Loan and the Park Place Mall Whole Loan, is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. The Controlling Class Representative with respect to the 11 Madison Avenue Loan is appointed first by the holder of a majority of the Class MAD Certificates until the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component minus the portion of any Appraisal Reduction Amount allocable to the 11 Madison Avenue Non-Pooled Component is less than 25% of its original Component Principal Balance, and then by the holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class; provided that the Controlling Class Representative with respect to the 11 Madison Avenue Loan may not be the related borrower or an affiliate of the related borrower. See "--The Controlling Class Representative" in this prospectus supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates, (i) which bears the latest alphabetical Class designation and (ii) the Certificate Balance of which is greater than 25% of its original Certificate Balance; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (ii) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Class Z Certificates, the Class MAD Certificates, the Class PP Certificates, the REMIC Residual Certificates or the Class X Certificates) bearing the latest alphabetical Class designation. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class.

     The 2004-C10 Pooling and Servicing Agreement permits, so long as no 11 Madison Avenue Control Appraisal Period exists, the holder of the most subordinate 11 Madison Avenue Subordinate Loan for which no control appraisal period exists, to replace the 2004-C10 Special Servicer with respect to the 11 Madison Avenue Whole Loan. Such holder will be required to pay all out-of-pocket costs related to the transfer of servicing if the 2004-C10 Special Servicer is replaced other than due to an event of default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. Following the occurrence and during the continuance of an 11 Madison Avenue Control Appraisal Period, the 2004-C10 Controlling Class Representative shall have the power to replace the 2004-C10 Special Servicer with respect to the 11 Madison Avenue Loan. See "--The Controlling Class Representative" in this prospectus supplement. Any replacement of the 2004-C10 Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and (ii) the written agreement of the successor 2004-C10 special servicer to be bound by the terms and conditions of the 2004-C10 Pooling and Servicing Agreement. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

     The Pooling and Servicing Agreement permits, so long as a Park Place Mall Control Appraisal Period has not occurred and is continuing, the holder (or holders) of the majority of the Voting Rights allocated to the Class PP Certificates to replace the Special Servicer with respect to the Park Place Mall Whole Loan and to select a representative (the "Park Place Mall Representative") who may advise the Special Servicer and whose approval is required for certain actions by the Special Servicer with respect to the Park Place Mall Whole Loan under certain circumstances. See "--The Controlling Class Representative" in this prospectus supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this prospectus supplement and the accompanying prospectus.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan (other than the 11 Madison Avenue Loan) or Companion Loan (other than the 11 Madison Avenue Companion Loans) as to which (a) the related mortgagor has (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received a written commitment, which is reasonably acceptable to the Special Servicer and for which the Controlling Class Representative has provided its consent, to refinance such Mortgage Loan or Companion Loan within 120 days after the due date of such Balloon Payment or if Borrower continues to make its Assumed Scheduled Payment and diligently pursues refinancing, within 60 days after such default, or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; (b) the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative and with respect to the Park Place Whole Loan, the Park Place Mall Representative) has determined, in its good faith reasonable judgment and in accordance with the Servicing Standard, based on communications with the related mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; (c) there shall have occurred a default (other than as described in clause (a) above and, in certain circumstances, the failure to maintain insurance for terrorist or similar attacks or for other risks required by the mortgage loan documents to be insured against pursuant to the terms of the Pooling and Servicing Agreement) that the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class Representative and with respect to Park Place Mall Whole Loan, the Park Place Mall Representative) shall have determined, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days and provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property;
(f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
(g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     In general, as long as the related Co-Lender Loan (other than the 11 Madison Avenue Loan) is owned by the trust, each Companion Loan (other than the 11 Madison Avenue Companion Loans) will be serviced and administered under the Pooling and Servicing Agreement as if it were a Mortgage Loan and the holder of the related promissory note were a Certificateholder. If a Companion Loan (other than the 11 Madison Avenue Companion Loans) becomes specially serviced, then the Co-Lender Loan will become a Specially Serviced Mortgage Loan. If a Co-Lender Loan (other than the 11 Madison Avenue Loan) becomes a Specially Serviced Mortgage Loan, then the related Companion Loan will become a Specially Serviced Mortgage Loan. If the 11 Madison Avenue Pari Passu Loan becomes a specially serviced mortgage loan under the 2004-C10 Pooling and Servicing Agreement, the 11 Madison Avenue Loan will become a specially serviced mortgage loan under the 2004-C10 Pooling and Servicing Agreement.

     If any amounts due under a Co-Lender Loan or the related Subordinate Companion Loans are accelerated after an event of default under the applicable Mortgage Loan documents, the holder of the related Subordinate Companion Loan will be entitled to purchase the related Mortgage Loan at the price described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan (other than the 11 Madison Avenue Loan) or a related Companion Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan (including the Park Place Mall Whole Loan) and Companion Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan and/or Companion Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and Companion Loan, and to make remittances (including, if necessary, P&I Advances, as described in the Pooling and Servicing Agreement) and prepare certain reports to the Trustee with respect to such Mortgage Loan (including the Park Place Mall Whole Loan). If title to the related Mortgaged Property is acquired by the Trust Fund (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the management thereof.

     Mortgage Loans (including the Park Place Mall Subordinate Loan) and Companion Loans serviced by the Special Servicer are referred to in this prospectus supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets". The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan (other than the 11 Madison Avenue Loan) or Companion Loan (other than the 11 Madison Avenue Companion Loans but including the Park Place Mall Whole Loan) will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f) no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (h) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

SERVICING OF THE 11 MADISON AVENUE LOAN

     The 11 Madison Avenue Loan, and any related REO Property, is being serviced under the 2004-C10 Pooling and Servicing Agreement and therefore the 2004-C10 Master Servicer and/or the 2004-C10 Trustee will generally make advances and remit collections on the 11 Madison Avenue Loan to or on behalf of the Trust Fund. The servicing arrangements under the 2004-C10 Pooling and Servicing Agreement are generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

     In that regard:

     o Wachovia Bank, National Association is the 2004-C10 Master Servicer and, with respect to the 11 Madison Avenue mortgage loan, the 2004-C10 Special Servicer and the 2004-C10 Special Servicer is Lennar Partners, Inc., with respect to each mortgage loan other than the 11 Madison Avenue mortgage loan.

     o The 2004-C10 Trustee is Wells Fargo Bank, N.A., who will be the mortgagee of record for the 11 Madison Avenue Loan.

     o The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the 2004-C10 Master Servicer, the 2004-C10 Special Servicer or 2004-C10 Trustee or (b) make servicing advances with respect to the 11 Madison Avenue Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the 11 Madison Avenue Loan is dependent on its receipt of the corresponding information and collection from the 2004-C10 Master Servicer or the 2004-C10 Special Servicer.

     o In accordance with the terms of the related Intercreditor Agreement and the 2004-C10 Pooling and Servicing Agreement, after an 11 Madison Avenue Control Appraisal Period has occurred and is continuing, subject to the exceptions described herein under "SERVICING OF THE MORTGAGE LOANS--The Controlling Class Representative", the Controlling Class Representative will generally share among the 2004-C12 Controlling Class Representative, the 2004-C11 Controlling Class Representative and the 2004-C10 Controlling Class Representative the rights given to the 2004-C10 Controlling Class Representative under the 2004-C10 Pooling and Servicing Agreement to direct the servicing of the 11 Madison Avenue Loan. Prior to the occurrence of an 11 Madison Avenue Control Appraisal Period, the 2004-C10 Controlling Class Representative will not be entitled to exercise any of the rights and powers described in the 2004-C10 Pooling and Servicing Agreement with respect to the 11 Madison Avenue Loan, and, instead, the holders of the 11 Madison Avenue Subordinate Companion Loans or their designees will have the right to direct the servicing of the 11 Madison Avenue Loan. See "--The Controlling Class Representative" below.

     o Pursuant to the 2004-C10 Pooling and Servicing Agreement, the workout fee and liquidation fee with respect to the 11 Madison Avenue Loan will be generally the same as under the Pooling and Servicing Agreement.

     o The Master Servicer will be required to make P&I Advances with respect to the 11 Madison Avenue Loan (but only the interest portion of P&I Advances with respect to the 11 Madison Avenue Non-Pooled Component) that the 2004-C10 Master Servicer and the 2004-C10 Trustee is required but fails to make, unless the 2004-C10 Master Servicer or the Master Servicer, after receiving the necessary information from the 2004-C10 Master Servicer, has determined that such advance would not be recoverable from collections on the 11 Madison Avenue Loan.

     o If the 2004-C10 Master Servicer determines that a servicing advance it made with respect to the 11 Madison Avenue Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed from general collections on all Mortgage Loans but not from collections on the Park Place Mall Subordinate Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including the Park Place Mall Whole Loan) (including each Specially Serviced Mortgage Loan, and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan (including the Park Place Mall Whole Loan) is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.0400% to 0.1100%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be approximately 0.0408% per annum. The Master Servicer will not be entitled to receive a separate fee with respect to a Companion Loan (except as set forth above with respect to the Park Place Mall Subordinate Companion Loan) unless such fee is expressly set forth in the related Intercreditor Agreement. Otherwise, all references in this section to "Mortgage Loans" will include the Companion Loans. In addition, with respect to the 11 Madison Avenue Loan, all references in this section to "Mortgage Loans" include the 11 Madison Avenue Non-Pooled Component.

     The 11 Madison Avenue Loan will be serviced by the 2004-C10 Master Servicer. Notwithstanding the foregoing, the Master Servicer shall receive a Master Servicing Fee with respect to the 11 Madison Avenue Loan at a Master Servicing Fee Rate of 0.02%.

     If a borrower prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date. If such a principal prepayment occurs during any Collection Period after the Due Date for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer is required to deposit into the Certificate Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan and other than any Mortgage Loan on which the Special Servicer has waived a prepayment restriction) that was subject to a voluntary principal prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of (a) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.02% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (b) investment income earned by the Master Servicer on the related principal prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall; provided, however, to the extent any such Prepayment Interest Shortfall is the result of the Master Servicer's failure to enforce the applicable Mortgage Loan documents, the amount in clause
(a) shall include the entire Master Servicing Fee on the applicable Mortgage Loan for such Collection Period. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments. For purposes of this paragraph, the term Mortgage Loan includes the Park Place Mall Subordinate Loan.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this prospectus supplement, Liquidation Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to 0.25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan (including, in either case, the Park Place Mall

Subordinate Loan), as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) (including, in either case, the Park Place Mall Subordinate Loan), will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Liquidation Fee" with respect to each Specially Serviced Trust Fund Asset, which Liquidation Fee generally will be in an amount equal to 1.00% of all amounts received in respect of such Mortgage Loan or the related REO Property, as applicable, payable by withdrawal from such amounts on deposit in the Certificate Account. However, no Liquidation Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds resulting from the purchase of any Specially Serviced Trust Fund Asset (i) by a Mortgage Loan Seller (as described under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement), (ii) by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the purchasing Certificateholder as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or
(iii) in certain other limited circumstances, including in connection with the purchase of the Co-Lender Loans as described under "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement or in certain other limited circumstances in connection with the purchase of the Park Place Mall Loan by the controlling holder of the Class PP Certificates. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan, payable by withdrawal from such amounts on deposit in the Certificate Account. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all modification fees, assumption fees, defeasance fees, assumption application fees, late payment charges and default interest (to the extent not used to offset interest on Advances, Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) and the cost of property inspections as provided in the Pooling and Servicing Agreement) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, to the extent the Master Servicer or the Special Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and/or Liquidation Fees) related to such Mortgage Loan has been paid and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest or Additional Trust Fund Expenses. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties (including, in either case, the Park Place Mall Subordinate Loan), as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     As and to the extent described in this prospectus supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer, the Trustee and the Fiscal Agent is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and default interest received on the related Mortgage Loan and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on servicing expenses related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer (subject, with respect to the Co-Lender Loans, to certain rights of the holder of any related Companion Loan) to modify, waive or amend any term of any Mortgage Loan (other than the 11 Madison Avenue Loan) if (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and the Special Servicer determines that such modification, waiver or amendment is not "significant" within the meaning of Treasury Regulations Section 1.860G-2(b), and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $35,000,000, or is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, permit the transfer of (A) the related Mortgaged Property or any interest therein or (B) equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates, (v) allow any additional lien on the related Mortgaged Property if such Mortgage Loan is equal to or in excess of 2% of the then aggregate current principal balances of the Mortgage Loans or $20,000,000, is one of the ten largest Mortgage Loans by Stated Principal Balance as of such date, or with respect to S&P only, has an aggregate LTV that is equal to or greater than 85% or has an aggregate DSCR that is less than 1.20x, without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (vi) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph and, with respect to the Co-Lender Loans (other than the 11 Madison Avenue Loan), subject to certain rights of the holders of any related Companion Loan, the Special Servicer may
(i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan (and the Master Servicer may extend the maturity of Mortgage Loans (other than Specially Serviced Mortgage Loans) with an original maturity of five years or less with Controlling Class approval for up to two six-month extensions), and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default by the borrower is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis determined in accordance with the Servicing Standard and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) reduce the Mortgage Rate of a Mortgage Loan to less than the lesser of (a) the original Mortgage Rate of such Mortgage Loan, (b) the highest Pass-Through Rate of any Class of Certificates (other than any Class of Class X Certificates) then outstanding, or (c) a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan. The Special Servicer will have the ability, subject to the Servicing Standard described under "--General" above, to modify Mortgage Loans with respect to which default is reasonably foreseeable, but which are not yet in default.

     The Special Servicer is required (other than with respect to the 11 Madison Avenue Loan and subject to certain rights of the holders of any related Companion Loan) to notify the Trustee, the Master Servicer, the Controlling Class Representative, the Rating Agencies and with respect to the Park Place Mall Loan, the Park Place Mall Representative, of any material modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan, and to deliver to the Trustee or the related Custodian (with a copy to the Master Servicer), for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgage Loan and other than the 11 Madison Avenue Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers, (iii) approving certain waivers regarding the timing or need to audit certain financial statements, (iv) approving certain modifications in connection with a defeasance permitted by the terms of the applicable mortgage loan documents and
(v) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraphs, and other than with respect to the 11 Madison Avenue Loan, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative, has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of any term of the related Mortgage Loan Documents of a Mortgage Loan that relates to the Maturity Date, Mortgage Rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a Prepayment Premium or Yield Maintenance Charge (other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less) or a material non-monetary term;

          (iii) any actual or proposed sale of an REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES--Termination" in this prospectus supplement or pursuant to a Purchase Option as described below under "--Defaulted Mortgage Loans; REO Properties; Purchase Option");

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral or release of material collateral for a Mortgage Loan unless required by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

          (viii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan;

          (ix) any termination of, or modification of, any applicable franchise agreements related to a Mortgage Loan secured by a hotel;

          (x) any termination of the related property manager for Mortgage Loans having an outstanding principal balance of greater than $5,000,000;

          (xi) any determination to allow a borrower not to maintain terrorism insurance;

          (xii) any determination to decrease the time period referenced in clause (g) of the definition of Servicing Transfer Event;

          (xiii) with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any acceptance of a discounted payoff;

          (xiv) with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents on any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

          (xv) with respect to the Park Place Mall Whole Loan (but without limiting the general applicability of the above requirements), any approval of a material capital expenditure; and

          (xvii) with respect to the Park Place Mall Loan (but without limiting the general applicability of the above requirements), any adoption or approval of a plan in bankruptcy of the related borrower.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may (i) require or cause the Special Servicer to violate any REMIC provisions, any provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the Servicing Standard, or (ii) expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or its responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders. Allied Capital will be the initial Controlling Class Representative with respect to each Mortgage Loan other than the 11 Madison Avenue Loan and the Park Place Mall Loan.

     Notwithstanding the foregoing, the holders of the 11 Madison Avenue Subordinate Loans will have the right to direct and/or consent to certain actions of the 2004-C10 Master Servicer and the 2004-C10 Special Servicer with respect to the 11 Madison Avenue Whole Loan and the Controlling Class and the Controlling Class Representative will not have the consent and advice rights described herein. Generally, the holder of the most subordinate 11 Madison Avenue Subordinate Loan then outstanding will be entitled to such rights, but only so long as the unpaid principal amount of such 11 Madison Avenue Subordinate Loan, net of any existing related Appraisal Reduction Amount with respect to (i) the 11 Madison Avenue Senior Loans; (ii) any 11 Madison Avenue Subordinate Loans that are senior in right of payment to such 11 Madison Avenue Subordinate Loan; and (iii) such 11 Madison Avenue Subordinate Loan (calculated as if the loans were a single mortgage loan), is greater than 25% of the original unpaid principal amount of such 11 Madison Avenue Subordinate Loan (an "11 Madison Avenue Control Appraisal Period"). Such rights include (i) the 2004-C10 Special Servicer and/or the 2004-C10 Master Servicer will be required to consult with the holder of the 11 Madison Avenue Subordinate Loan or its designee in connection with (A) any adoption or implementation of a business plan submitted by the borrower with respect to the Mortgaged Property; (B) the execution or renewal of any lease; (C) the release of any escrow held in conjunction with the 11 Madison Avenue Whole Loan to the borrower not expressly required by the terms of the loan documents or under applicable law; (D) alterations on the Mortgaged Property; (E) material changes in any ancillary loan documents; or (F) the waiver of any notice provisions related to prepayment; (ii) the 2004-C10 Special Servicer and/or the 2004-C10 Master Servicer will be required to consult with the holder of such 11 Madison Avenue Subordinate Loan or its designee (A) upon the occurrence of any event of default under the 11 Madison Avenue Whole Loan and to consider alternative actions recommended by the holder of such 11 Madison Avenue Subordinate Loan or its designee, (B) with respect to any determination that a sweep period exists under the related cash management agreement, and (C) at any time (whether or not an event of default has occurred) with respect to proposals to take any significant action with respect to the 11 Madison Avenue Whole Loan or the Mortgaged Property and to consider alternative actions recommended by such 11 Madison Avenue Subordinate Loan or its designee; and (iii) such holder of the 11 Madison Avenue Subordinate Loan or its designee will be entitled to exercise rights and powers with respect to the 11 Madison Avenue Whole Loan that are the same as or similar to those of the Controlling Class Representative described above with respect to the actions described in clauses (i) through (vii) above and the following additional actions: (A) any modification or waiver of a monetary term of the loan and any modification of, or waiver with respect to, the loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or extension fee payable thereon or a deferral or a forgiveness of interest on or principal of the loan or a modification or waiver of any other monetary term of the loan relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the loan documents or a modification or waiver of any provision of the loan which restricts the borrower or its equity owners from incurring additional indebtedness, any consent to the placement of additional liens encumbering the Mortgaged Property or the ownership interests in borrower or to the incurring of additional indebtedness at any level or tier of ownership, or any modification or waiver with respect to the obligation to deposit or maintain reserves or escrows or to the amounts required to be deposited therein or any establishment of additional material reserves not expressly provided for in the loan documents,

(B) any modification of, or waiver with respect to, the loan that would result in a discounted pay-off of the loan, (C) commencement or termination of any foreclosure upon or comparable conversion of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure or otherwise, (D) any sale of the Mortgaged Property or any material portion thereof (other than pursuant to a purchase option contained in the loan documents or in the Pooling and Servicing Agreement) or, except, as specifically permitted in the loan documents, the transfer of any direct or indirect interest in borrower or any sale of the loan (other than pursuant to a purchase option contained in the loan documents or in the 2004-C10 Pooling and Servicing Agreement), (E) any action to bring the Mortgaged Property or REO Property into compliance with any laws relating to hazardous materials, (F) any substitution or release of collateral for the loan (other than in accordance with the terms of, or upon satisfaction of, the loan), (G) any release of the borrower or any guarantor from liability with respect to the loan, (H) any substitution of the bank holding the central account, unless such bank agrees in writing (x) to comply with certain terms related to reports of weekly reconciliation of the central account and escrow accounts and (y) to provide to holders of the 11 Madison Avenue Subordinate Loans copies of the weekly reconciliation required to be prepared as described in immediately preceding clause (x), (I) any determination (x) not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (y) to permit an assumption of the loan, (J) any material changes to or waivers of any of the insurance requirements, (K) any release of funds from the curtailment reserve escrow account or the designated lease reserve escrow account for the application of same to the repayment of the debt; provided, however, that (x) the operating advisor shall not have the right to consent to any such release after the occurrence of an event of default (unless such co-lender is continuously curing in accordance with Section 7 of the 11 Madison Avenue Intercreditor Agreement) and during the continuance thereof, and (y) the operating advisor shall be required to consent to the release of such funds and the application of same to the repayment of the debt, if lead lender delivers to the operating advisor a letter from any single Rating Agency stating that the failure to release funds from the curtailment reserve sub-account and to apply same to the repayment of the debt will result in the downgrading, withdrawal or qualification of any Class of Certificates, (L) any determination to apply loss proceeds to the payment of the debt and with respect to the approval of any architects, contractors, plans and specifications or other material approvals which lender may give or withhold, (M) any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower, and
(N) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower. However, to the extent no 11 Madison Avenue Subordinate Loan is greater than the threshold described above, the holders of a majority (by then outstanding principal balance) of the 11 Madison Avenue Senior Loans, will be entitled to exercise rights and powers of the Controlling Class Representative and the Controlling Class with respect to the 11 Madison Avenue Whole Loan. In the event that the Controlling Class Representative and the holders of the 11 Madison Avenue Pari Passu Loans (including the 2004-C10 Controlling Class Representative) give conflicting consents or directions to the 2004-C10 Master Servicer or the 2004-C10 Special Servicer, as applicable, no such consent or direction is agreed to by the holders of a majority (by then outstanding principal balance) of the 11 Madison Avenue Senior Loans, and the directions given by the 2004-C10 Controlling Class Representative satisfy the Servicing Standard, the 2004-C10 Master Servicer or the 2004-C10 Special Servicer, as applicable, will be required to follow the directions of the 2004-C10 Controlling Class Representative. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--11 Madison Avenue Loan--Servicing Provisions of the 11 Madison Avenue Intercreditor Agreement" in this prospectus supplement.

     So long as a Park Place Mall Control Appraisal Period has not occurred and is continuing, the holders of the Class PP Certificates and the Park Place Mall Representative will have the ability to exercise the rights of the Controlling Class and the Controlling Class Representative with respect to the Park Place Mall Whole Loan. Upon the occurrence and continuance of a Park Place Mall Control Appraisal Period, the holders of a majority (by then outstanding principal balance) of the Park Place Mall Loans will be entitled to exercise rights and powers of the Controlling Class Representative and the Controlling Class with respect to the Park Place Mall Whole Loan. See "DESCRIPTION OF THE MORTGAGE POOL-- Co-Lender Loans--Park Place Mall Loan--Servicing Provisions of the Park Place Mall Intercreditor Agreement" in this prospectus supplement.

     Notwithstanding the foregoing, the holder of the Pointe West Medical Office Building Subordinate Loan may exercise certain approval rights relating to a modification of such Subordinate Companion Loan that materially and adversely affects the holder of such Subordinate Companion Loan prior to the expiration of the related repurchase period. Furthermore, the holder of the Pointe West Medical Office Building Subordinate Loan may exercise certain approval rights relating to a modification of the Pointe West Medical Office Building Loan or the related Subordinate Companion Loan that materially and adversely affects the holder of such Subordinate Companion Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans--Pointe West Medical Office Building Loan--Servicing Provisions of the Pointe West Medical Office Building Intercreditor Agreement in this prospectus supplement.

     Limitation on Liability of the Controlling Class Representative. The Controlling Class Representative will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to a Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and each Certificateholder agrees to take no action against the Controlling Class Representative or any of its respective officers, directors, employees, principals or agents as a result of such a special relationship or conflict. The Park Place Mall Representative and the holder of an 11 Madison Avenue Subordinate Loan or their respective designees, in connection with exercising the rights and powers described above with respect to the Park Place Mall Whole Loan and 11 Madison Avenue Whole Loan, respectively, will be entitled to substantially the same limitations to which the Controlling Class Representative is entitled.

DEFAULTED MORTGAGE LOANS; REO PROPERTIES; PURCHASE OPTION

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a Mortgage Loan (other than the 11 Madison Avenue Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent sixty days or more with respect to a Periodic Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan documents and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note. The Special Servicer will be permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the Special Servicer will update its determination of the fair value of a Defaulted Mortgage Loan at least once every 90 days.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, the Majority Subordinate Certificateholder will have an assignable option to purchase (subject to, in certain instances, the rights of subordinated secured creditors or mezzanine lenders to purchase the related Mortgage Loan and in the case of the Park Place Mall Loan, subject to the right of the controlling holder of the Class PP Certificates to purchase the Park Place Mall Loan) (the "Purchase Option") the Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted

Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. If the Purchase Option is not exercised by the Majority Subordinate Certificateholder or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Mortgage Loan, then the Majority Subordinate Certificateholder shall assign the Purchase Option to the Special Servicer for fifteen days. If the Purchase Option is not exercised by the Special Servicer or its assignee within such fifteen day period, then the Purchase Option shall revert to the Majority Subordinate Certificateholder.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer generally will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of the Purchase Option.

     If (a) the Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Majority Subordinate Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Trustee will be required to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination, the Trustee will be entitled to rely on the most recent appraisal of the related Mortgaged Property that was prepared in accordance with the terms of the Pooling and Servicing Agreement and may rely upon the opinion and report of an independent third party in making such determination, the cost of which will be advanced by the Master Servicer.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC relating to the assets of the Trust Fund to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an Extension or such opinion of counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Controlling Class Representative, the Master Servicer and the Trustee not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, Majority Subordinate Certificateholder, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the trust an appraisal of such REO Property (or internal valuation in accordance with the procedures specified in the Pooling and Servicing Agreement) and (iii) the Special Servicer shall not bid less than the greater of (x) the fair market value set forth in such appraisal (or internal valuation) or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses.

     Subject to the REMIC provisions, the Special Servicer shall act on behalf of the trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the trust. Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, or the Trustee to the trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special Servicer, the Master Servicer, the Depositor, or the Trustee shall have any liability to the trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement. The proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith shall be deposited within one business day in the certificate account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer or the Master Servicer is required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than the Mortgaged Property related to the 11 Madison Avenue Loan) as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related debt service coverage ratio is below 1.00x; the expense of which will be payable first, out of penalty interest and late payment charges otherwise payable to the Special Servicer or the Master Servicer, as the case may be, and received in the Collection Period during which such inspection related expenses were incurred, then at the Trust Fund's expense. In addition, beginning in 2005, with respect to each Mortgaged Property securing a Mortgage Loan (other than the Mortgaged Property related to the 11 Madison Avenue Loan) with a principal balance (or allocated loan amount) at the time of such inspection of more than or equal to $2,000,000, the Master Servicer (with respect to each such Mortgaged Property securing a Mortgage Loan other than a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to each Mortgaged Property securing a Specially Serviced Mortgage Loan) is required at its expense to inspect or cause to be inspected the Mortgaged Property every calendar year and with respect to each Mortgaged Property securing a Mortgage Loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year; provided that the Master Servicer is not obligated to inspect any Mortgaged Property that has been inspected by the Special Servicer in the previous 6 months. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property (other than the Mortgaged Property related to the 11 Madison Avenue Loan) and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C14 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2004, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of such loans received or applicable to periods after the applicable Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off
Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts, the Additional Interest Account, the Gain on Sale Reserve Account and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus); and (iv) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class X-C and Class X-P Certificates (collectively, the "Class X Certificates"); (iv) the Class R-I and Class R-II Certificates (collectively, the "REMIC Residual Certificates"); (v) the Class MAD Certificates (the "Class MAD Certificates");
(vi) the Class PP Certificates (the "Class PP Certificates" and, collectively, with the Sequential Pay Certificates, the Class X Certificates and the Class MAD Certificates, the "REMIC Regular Certificates"); and (vii) the Class Z Certificates. The Class MAD Certificates will be entitled to receive distributions only from collections on the 11 Madison Avenue Subordinate Non-Pooled Component in accordance with the Pooling and Servicing Agreement and will not be supported by the 11 Madison Avenue Pooled Component or any other Mortgage Loan. The Class PP Certificates will be entitled to receive distributions only from collections on the Park Place Mall Subordinate Loan in accordance with the Park Place Mall Intercreditor Agreement and the Pooling and Servicing Agreement and will not be supported by any other Mortgage Loan.

     Only the Class A-1, Class A-2, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are offered hereby. The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class X-C, Class X-P, Class MAD and Class PP Certificates (collectively, the "Non-Offered Certificates"), the Class Z Certificates and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this prospectus supplement regarding the terms of the Non-Offered Certificates, the Class Z Certificates and the REMIC Residual Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.


REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2, Class B, Class C and Class D Certificates will be offered in denominations of not less than $10,000 actual principal amount and in integral multiples of $1 in excess thereof.

     The holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator (the "Euroclear Operator") of the Euroclear System (the "Euroclear System") (in Europe) if they are participants of such respective system ("Participants"), or indirectly through organizations that are Participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the

Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, the Trustee nor the Fiscal Agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Clearstream is a limited liability company (a societe anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     The Euroclear System was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

     The information in this prospectus supplement concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor any of the Underwriters takes any responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates described below will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                                            CLOSING DATE   PERCENTAGE OF
                                                                             CERTIFICATE   CUT-OFF DATE
CLASS OF CERTIFICATES                                                          BALANCE     POOL BALANCE
-------------------------------------------------------------------------- -------------- --------------
Class A-1 Certificates ...................................................  $534,414,000       48.715%
Class A-2 Certificates ...................................................  $413,146,000       37.660%
Class B Certificates .....................................................  $ 28,797,000        2.625%
Class C Certificates .....................................................  $ 13,713,000        1.250%
Class D Certificates .....................................................  $ 17,827,000        1.625%
Non-Offered Certificates (other than Class X and Class PP Certificates) ..  $ 89,133,349        8.125%

     The "Certificate Balance" of any Class of Sequential Pay Certificates, the Class MAD Certificates and the Class PP Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates, the Class MAD Certificates and the Class PP Certificates, in each case, will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class X Certificates do not have Certificate Balances, but represent the right to receive the distributions of interest in amounts equal to the aggregate interest accrued on the applicable notional amount (each, a "Notional Amount") of the related class of Class X Certificates. On each Distribution Date, the Notional Amount of the Class X-C Certificates generally will be equal to the aggregate outstanding Certificate Balances of the Sequential Pay Certificates on such date. The initial Notional Amount of the Class X-C Certificates will equal approximately $1,097,030,349 (subject to a permitted variance of plus or minus 5.0%).

     The Notional Amount of the Class X-P Certificates will generally equal:

     (1) until the Distribution Date in February 2005, the sum of (a) the lesser of $530,658,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

     (2) after the Distribution Date in February 2005 through and including the Distribution Date in August 2005, the sum of (a) the lesser of $525,727,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

     (3) after the Distribution Date in August 2005 through and including the Distribution Date in February 2006, the sum of (a) the lesser of $502,810,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

     (4) after the Distribution Date in February 2006 through and including the Distribution Date in August 2006, the sum of (a) the lesser of $476,779,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

     (5) after the Distribution Date in August 2006 through and including the Distribution Date in February 2007, the sum of (a) the lesser of $451,611,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates;

     (6) after the Distribution Date in February 2007 through and including the Distribution Date in August 2007, the sum of (a) the lesser of $426,847,000 and the Certificate Balance of the

          Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $10,879,000 and the Certificate Balance of the Class H Certificates;

     (7) after the Distribution Date in August 2007 through and including the Distribution Date in February 2008, the sum of (a) the lesser of $402,797,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (c) the lesser of $695,000 and the Certificate Balance of the Class H Certificates;

     (8) after the Distribution Date in February 2008 through and including the Distribution Date in August 2008, the sum of (a) the lesser of $379,182,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D, Class E and Class F Certificates and (c) the lesser of $3,216,000 and the Certificate Balance of the Class G Certificates;

     (9) after the Distribution Date in August 2008 through and including the Distribution Date in February 2009, the sum of (a) the lesser of $356,428,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C, Class D and Class E Certificates and (c) the lesser of $6,090,000 and the Certificate Balance of the Class F Certificates;

     (10) after the Distribution Date in February 2009 through and including the Distribution Date in August 2009, the sum of (a) the lesser of $115,279,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C and Class D Certificates and (c) the lesser of $7,977,000 and the Certificate Balance of the Class E Certificates;

     (11) after the Distribution Date in August 2009 through and including the Distribution Date in February 2010, the sum of (a) the lesser of $96,999,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B, Class C and Class D Certificates and (c) the lesser of $312,000 and the Certificate Balance of the Class E Certificates;

     (12) after the Distribution Date in February 2010 through and including the Distribution Date in August 2010, the sum of (a) the lesser of $80,582,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B and Class C Certificates and (c) the lesser of $11,981,000 and the Certificate Balance of the Class D Certificates;

     (13) after the Distribution Date in August 2010 through and including the Distribution Date in February 2011, the sum of (a) the lesser of $65,490,000 and the Certificate Balance of the Class A-1 Certificates and (b) the aggregate Certificate Balances of the Class A-2, Class B and Class C Certificates and (c) the lesser of $6,058,000 and the Certificate Balance of the Class D Certificates;

     (14) after the Distribution Date in February 2011 through and including the Distribution Date in August 2011, the sum of (a) the lesser of $401,279,000 and the Certificate Balance of the Class A-2 Certificates and (b) the aggregate Certificate Balances of the Class B and Class C Certificates and (c) the lesser of $584,000 and the Certificate Balance of the Class D Certificates; and

     (15) after the Distribution Date in August 2011, $0.

     The initial Notional Amount of the Class X-P Certificates will be $1,057,622,000.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order (except with respect to the Class A-1 and Class A-2 Certificates, which amounts shall be applied pro rata (based on remaining Class Certificate Balances) to such Classes). Mortgage Deferred Interest with respect to the 11 Madison Avenue Loan will be allocated first, to the 11 Madison Avenue Non-Pooled Component and then, to the 11 Madison Avenue Pooled Component. Only Certificate Deferred Interest relating to the 11 Madison Avenue Pooled Component will be allocated to the Sequential Pay Certificates and Certificate Deferred Interest on the Class MAD Certificates will be equal to the 11 Madison Avenue Non-Pooled Component's share of Mortgage Deferred Interest on the 11 Madison Avenue Loan. Certificate Deferred Interest on the Class PP Certificates will be equal to the Park Place Mall Subordinate Loan's share of Mortgage Deferred Interest on the Park Place Mall Whole Loan, allocated pursuant to the terms of the Pooling and Servicing Agreement and the Park Place Mall Intercreditor Agreement. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest. Any increase in the Certificate Balance of a Class of Sequential Pay Certificates will result in an increase in the Notional Amount of the Class X-C Certificates, and to the extent there is an increase in the Certificate Balance of the Class A-1, Class A-2, Class B, Class C, or Class D Certificates and subject to the limits described in the description of the Notional Amount of the Class X-P Certificates above, the Class X-P Certificates.

     The REMIC Residual Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount, the Class MAD Available Distribution Amount and the Class PP Available Distribution Amount (each as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates. It is not anticipated that any such portion of the Available Distribution Amount will result in more than a de minimis distribution to the REMIC Residual Certificates.

     The Class Z Certificates do not have Certificate Balances or Notional Amounts, but represent the right to receive on each Distribution Date any amounts of Additional Interest received in the related Collection Period with respect to each Mortgage Loan other than amounts allocable in respect of the 11 Madison Avenue Non-Pooled Component.

     For purposes of calculating the allocation of collections on the 11 Madison Avenue Loan between the 11 Madison Avenue Pooled Component, on the one hand, and the 11 Madison Avenue Non-Pooled Component on the other, the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component will each be deemed to have a principal balance (a "Component Principal Balance") that is initially equal to $82,000,000 in the case of the 11 Madison Avenue Pooled Component, and $13,555,556 in the case of the 11 Madison Avenue Non-Pooled Component, and each such component will accrue interest during each Interest Accrual Period on the amount of the Component Principal Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Net Mortgage Rate in effect for the 11 Madison Avenue Loan as of the commencement of such Interest Accrual Period. The Component Principal Balance of the 11 Madison Avenue Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date and the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date, in each case as described under "DESCRIPTION OF THE CERTIFICATES--Distributions."

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C and Class D Certificates for each Distribution Date will equal the respective fixed rates per annum set forth on the front cover of this prospectus supplement. Each of the Class X-C Components and the Class X-P Components will be deemed to have a Pass-Through Rate equal to the Pass-Through Rate on the related Class of Certificates.

     The Pass-Through Rate applicable to the Class X-C Certificates for the
initial Distribution Date will equal approximately     % per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-C Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-C Components") of the Class X-C Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the outstanding balances of those Class X-C Components immediately prior to the Distribution Date). Each Class X-C Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Sequential Pay Certificates. In general, the Certificate Balance of each Class of Sequential Pay Certificates will constitute a separate Class X-C Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-C Components for purposes of calculating the Pass-Through Rate of the Class X-C Certificates, and the remaining portion of the Certificate Balance will represent one or more other separate Class X-C Components for purposes of calculating the Pass- Through Rate of the Class X-C Certificates. For each Distribution Date through and including the Distribution Date in August 2011, the "Class X-C Strip Rate" for each Class X-C Component will be calculated as follows:

     (1) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over
          (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (2) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates;

     (3) if such Class X-C Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Sequential Pay Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-P Component immediately prior to the Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates; and

     (4) if such Class X-C Component consists of the entire Certificate Balance of any Class of Sequential Pay Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-P Component immediately prior to such Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the sum of (i) the Class X-P Strip Rate for the applicable Class X-P Component, and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Sequential Pay Certificates.

     For each Distribution Date after the Distribution Date in August 2011, the entire Certificate Balance of each Class of Sequential Pay Certificates will constitute one or more separate Class X-C Components, and the applicable Class X-C Strip Rate with respect to each such Class X-C Component for each Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Sequential Pay Certificates.

     The Pass-Through Rate applicable to the Class X-P Certificates for the
initial Distribution Date will equal approximately        % per annum.

     The Pass-Through Rate applicable to the Class X-P Certificates for each subsequent Distribution Date will equal the weighted average of the respective Class X-P Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-P Components") of the Class X-P Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the balances of those Class X-P Components immediately prior to the Distribution Date). Each Class X-P Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Sequential Pay Certificates. If all or a designated portion of the Certificate Balance of any Class of Sequential Pay Certificates is identified under "--Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class X-P Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate Class X-P Components for purposes of calculating the Pass-Through Rate of the Class X-P Certificates. For each Distribution Date through and including the Distribution Date in August 2011, "Class X-P Strip Rate" for each Class X-P Component will equal (x) the lesser of (1) the Weighted Average Net Mortgage Rate for such Distribution Date, and (2) the reference rate specified on Annex C to this prospectus supplement for such Distribution Date minus 0.03% per annum, minus (y) the Pass-Through Rate for such Component (but in no event will any Class X-P Strip Rate be less than zero).

     After the Distribution Date in August 2011, the Class X-P Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     In the case of each Class of REMIC Regular Certificates interest at the applicable Pass-Through Rate will be payable monthly on each Distribution Date and will accrue during each Interest Accrual Period on the Certificate Balance (or, in the case of the Class X Certificates, the respective Notional Amount) of such Class of Certificates immediately following the Distribution Date in such Interest Accrual Period (after giving effect to all distributions of principal made on such Distribution Date). Interest on each Class of REMIC Regular Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. With respect to any Class of REMIC Regular Certificates and any Distribution Date, the "Interest Accrual Period" will be the preceding calendar month which will be deemed to consist of 30 days.

     The Class Z Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Additional Interest with respect to the Mortgage Loans other than the 11 Madison Avenue Non-Pooled Component.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans (excluding the Net Mortgage Rate and Component Principal Balance of the 11 Madison Avenue Non-Pooled Component and the Park Place Mall Subordinate Loan) as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances (excluding, with respect to the 11 Madison Avenue Loan, the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component and with respect to Park Place Mall Loan, the Park Place Mall Subordinate Loan) immediately following the preceding Distribution Date; provided that, for the purpose of determining the Weighted Average Net Mortgage Rate only, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan (excluding the Park Place Mall Subordinate Loan) and the 11 Madison Avenue Pooled Component and 11 Madison Avenue Non-Pooled Component will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan, or, with respect to the components related to the 11 Madison Avenue Loan, such 11 Madison Avenue Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, because no Mortgage Loan, other than 2 Mortgage Loans (loan numbers 4 and 7) and 1 Mortgage Loan during its interest-only period (loan number 25), accrues interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of each Mortgage Loan, other than 2 Mortgage Loans, representing 7.2% of the Cut-Off Date Pool Balance, which accrue interest on a 30/360 basis and 1 Mortgage Loan, representing 1.1% of the Cut-Off Date Pool Balance, which accrues interest on a 30/360 basis during its related interest-only period, in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, the Mortgage Rate in effect during
(a) December of each year that does not immediately precede a leap year, and January of each year will be the per annum rate stated in the related Mortgage Note unless the final Distribution Date occurs in January or February immediately following such December or January and (b) in February of each year will be determined inclusive of the one day of interest retained from the immediately preceding January and, if applicable, December. The Net Mortgage Rate for the Park Place Mall Subordinate Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan, minus (y) the applicable Servicing Fee rate for such Mortgage Loan. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) the portion of the Principal Distribution Amount for that date which is attributable to such Mortgage Loan and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (with respect to the Park Place Mall Whole Loan, excluding the Park Place Mall Subordinate Loan) during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan (with respect to the Park Place Mall Whole Loan, excluding the Park Place Mall Subordinate Loan) on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. In addition, to the extent that principal from general collections is used to reimburse nonrecoverable Advances or Workout Delayed Reimbursement Amount, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate). Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan.

     The "Collection Period" for each Distribution Date is the period that begins on the 12th day in the month immediately preceding the month in which such Distribution Date occurs (or the day after the applicable Cut-Off Date in the case of the first Collection Period) and ends on and includes the 11th day in the same month as such Distribution Date. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any payments received with respect to the Mortgage Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period. The "Determination Date" will be, for any Distribution Date, the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in September 2004.

DISTRIBUTIONS

     General. Except as described below with respect to the Class MAD and Class PP Certificates, distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the fourth business day following the related Determination Date (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional

Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in September 2004.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) by the Master Servicer as of the close of business on the last day of the related Collection Period and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the Certificateholders, including any Servicing Fees and Trustee Fees on the Mortgage Loans;

               (iv) any amounts deposited in the Certificate Account in error;

               (v) any Additional Interest on the ARD Loans (which is separately distributed to the Class Z Certificates);

               (vi) if such Distribution Date occurs in February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Mortgage Loans to be deposited in the Interest Reserve Account and held for future distribution;

               (vii) any amounts distributable to the Class MAD Certificates in respect of the 11 Madison Avenue Non-Pooled Component as described below under "--Application of Class MAD Available Distribution Amount"; and

               (viii) any amounts distributable to the Class PP Certificates in respect of the Park Place Mall Subordinate Loan as described below under "--Application of Class PP Available Distribution Amount".

          (b) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date (other than any P&I Advance allocable to the 11 Madison Avenue Non-Pooled Component or made on the Park Place Mall Subordinate Loan);

          (c) any Compensating Interest Payment (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year or if such Distribution Date is the final Distribution Date and occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) then on deposit in the Interest Reserve Account in respect of each Mortgage Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" and "--P&I Advances" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the accompanying prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement.

     All amounts received by the trust with respect to any Co-Lender Loan, including the Park Place Mall Whole Loan, will be applied to amounts due and owing under the related loan (including for principal and accrued and unpaid interest) in accordance with the provisions of the related loan documents, the related Intercreditor Agreement and the Pooling and Servicing Agreement.

     The Class MAD Available Distribution Amount. The aggregate amount available for distributions of interest and principal to the holders of the Class MAD Certificates on each Distribution Date (the "Class MAD Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received in respect of the 11 Madison Avenue Loan and any REO Property related to the 11 Madison Avenue Loan to the extent allocable to the 11 Madison Avenue Non-Pooled Component in accordance with the terms of the Pooling and Servicing Agreement and not previously distributed with respect to the Class MAD Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments on the 11 Madison Avenue Loan allocable to the 11 Madison Avenue Non-Pooled Component collected but due on a Due Date after the related Collection Period;

               (ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class MAD Certificates, including any Servicing Fees and Trustee Fees on the 11 Madison Avenue Non-Pooled Component; and

               (iii) any amounts deposited in the Certificate Account in error.

          (b) all P&I Advances of interest made by the Master Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date made on the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component; and

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component.

     The Class PP Available Distribution Amount. The aggregate amount available for distributions of interest and principal to the holders of the Class PP Certificates on each Distribution Date (the "Class PP Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Park Place Mall Subordinate Loan by the Master Servicer as of the close of business on the last day of the related Collection Period and payable to the holder of the Park Place Mall Subordinate Loan in accordance with the terms of the Park Place Mall Intercreditor Agreement and not previously distributed with respect to the Class PP Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments on the Park Place Mall Subordinate Loan collected but due on a Due Date after the related Collection Period;

               (ii) all amounts in the Certificate Account that are payable or reimbursable to any person other than the holders of the Class PP Certificates, including any Servicing Fees and Trustee Fees on the Park Place Mall Subordinate Loan; and

               (iii) any amounts deposited in the Certificate Account in error.

          (b) all P&I Advances of interest made by the Master Servicer, the Trustee or the Fiscal Agent with respect to such Distribution Date made on the Park Place Mall Subordinate Loan; and

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period made on the Park Place Mall Subordinate Loan.

     Interest Reserve Account. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be withdrawn from the Certificate Account and deposited to the Interest Reserve Account in respect of each Mortgage Loan (not including the 11 Madison Avenue Non-Pooled Component and the Park Place Mall Subordinate Loan) (the "Interest Reserve Loans") which accrues interest on an Actual/360 basis an amount equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, or in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, there will be withdrawn from the Interest Reserve Account the amounts deposited from the immediately preceding February and, if applicable, January, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Distribution Account. The Trustee will establish and will maintain a "Distribution Account" in the name of the Trustee for the benefit of the Certificateholders and will maintain the Distribution Account as an eligible account pursuant to the terms of the Pooling and Servicing Agreement. Funds on deposit in the Distribution Account, to the extent of the Available Distribution Amount (and, with respect to the Class MAD or Class PP Certificates, to the extent of the Class MAD Available Distribution Amount or the Class PP Available Distribution Amount, as applicable), will be used to make distributions on the Certificates.

     Gain on Sale Reserve Account. The Trustee will establish and will maintain a "Gain on Sale Reserve Account" in the name of the Trustee for the benefit of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Realized Losses previously allocated to the Certificates, such gains will be held and applied to offset future Realized Losses, if any.

     Additional Interest Account. The Trustee will establish and will maintain an "Additional Interest Account" in the name of the Trustee for the benefit of the holders of the Class Z and Class MAD Certificates. Prior to the applicable Distribution Date, an amount equal to the Additional Interest received during the related Collection Period will be deposited into the Additional Interest Account.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Distribution Account (other than amounts payable on such date in respect of the Class MAD and Class PP Certificates), to the extent of the Available Distribution Amount, in the following order of priority:

     (1) to distributions of interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class X-C Certificates and Class X-P Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount for such Distribution Date;

     (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates on such Distribution Date;

     (4) to distributions to the holders of the Class A-1 Certificates and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

     (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (6) after the Class A-1 Certificates and Class A-2 Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates and Class A-2 Certificates on such Distribution Date;

     (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (9) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (12) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (15) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (18) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (21) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (24) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (27) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (30) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (32) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (33) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (34) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (35) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (36) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (37) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (38) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (39) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (40) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (41) to distributions of interest to the holders of the Class O Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (42) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class O Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class O Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (43) to distributions to the holders of the Class O Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

     (44) to distributions of interest to the holders of the Class P Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

     (45) after all Classes of Certificates with an earlier alphabetical and numerical designation have been retired, to distributions of principal to the holders of the Class P Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class P Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of all Classes of Certificates with an earlier alphabetical and numerical designation on such Distribution Date;

     (46) to distributions to the holders of the Class P Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

     (47) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (46) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination" below), the payments of principal to be made as contemplated by clauses (2), (3), (4) and (5) above with respect to the Class A-1 Certificates and the Class A-2 Certificates will be so made to the holders of the respective Classes of such Certificates which remain outstanding up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Application of Class MAD Available Distribution Amount. The Class MAD Certificates will only be entitled to distributions from amounts collected on the 11 Madison Avenue Non-Pooled Component. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account in the following order of priority to the extent of the Class MAD Available Distribution Amount:

          (i) to distributions of interest to the holders of the Class MAD Certificates in accordance with the amount of Distributable Certificate Interest in respect of such Class, in an amount equal to all Distributable Certificate Interest allocable to the Class MAD Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to distributions of principal to the holders of the Class MAD Certificates in an amount equal to the Class MAD Principal Distribution Amount for such Distribution Date;

          (iii) to distributions to the holders of the Class MAD Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (iv) to distributions to the holders of the REMIC I Certificates in an amount equal to the balance, if any, of the Class MAD Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (i) through (iii) above.

     Amounts payable on any Distribution Date which are part of the Class MAD Available Distribution Amount will not be available to make distributions on other Certificates (other than the REMIC Residual Certificates).

     Application of Class PP Available Distribution Amount. The Class PP Certificates will only be entitled to distributions from amounts collected on the Park Place Mall Subordinate Loan. On each Distribution Date, the Trustee will (except as otherwise described under " --Termination" below) apply amounts on deposit in the Class PP Distribution Account in the following order of priority to the extent of the Class PP Available Distribution Amount:

          (i) to distributions of interest to the holders of the Class PP Certificates in accordance with the amount of Class PP Distributable Certificate Interest in respect of such Class, in an amount equal to all Class PP Distributable Certificate Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to distributions of principal to the holders of the Class PP Certificates in an amount equal to the Class PP Principal Distribution Amount for such Distribution Date;

          (iii) to distributions to the holders of the Class PP Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (iv) to distributions to the holders of the REMIC II Certificates in an amount equal to the balance, if any, of the Class PP Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (i) through (iii) above.

     Amounts payable on any Distribution Date which are part of the Class PP Available Distribution Amount will not be available to make distributions on the other Classes of Certificates (other than the REMIC Residual Certificates).

     The Class MAD Certificates and the 11 Madison Avenue Non-Pooled Component. The Class MAD Certificates will only be entitled to distributions from amounts collected on the 11 Madison Avenue Loan allocable to the 11 Madison Avenue Non-Pooled Component. Prior to the occurrence and continuance of a monetary event of default, all collections of principal and interest in respect of the 11 Madison Avenue Loan received during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances, or pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses including amounts reimbursable under the 2004-C10 Pooling and Servicing Agreement, in respect of such Mortgage Loan) will be applied on the related Distribution Date for the purposes and in the following order of priority:

          (i) to the Certificateholders (other than the Class MAD and Class PP Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the 11 Madison Avenue Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders (other than the Class MAD and Class PP Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to its pro rata share of any principal payments until the Component Principal Balance of the 11 Madison Avenue Pooled Component is reduced to zero;

          (iii) to the Certificateholders (other than the Class MAD and Class PP Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the 11 Madison Avenue Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Pooled Component and for which no reimbursement has previously been received;

          (iv) to the holders of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the 11 Madison Avenue Non-Pooled Component through the end of the related Interest Accrual Period;

          (v) to the holders of the Class MAD Certificates, as part of the Class MAD Available Amount, up to its pro rata share of any principal payments until the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component is reduced to zero;

          (vi) to the holders of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount to reimburse the Class MAD Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Non-Pooled Component and for which no reimbursement has been previously received;

          (vii) to the Certificateholders (other than the Class MAD and Class PP Certificates) for allocation as described below in "--Allocation of Prepayment Premiums and Yield Maintenance Charges", an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Pooled Component;

          (viii) to the holders of the Class MAD Certificates, for allocation as described below in "--Allocation of Prepayment Premiums and Yield Maintenance Charges", an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component;

          (ix) to the Class Z Certificates allocated as described in "--Distributions of Additional Interest" below, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Additional Interest Amounts received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Pooled Component;

          (x) to the holders of the Class MAD Certificates allocated as described in "--Distributions of Additional Interest" below, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Additional Interest Amounts received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component; and

          (xi) to the Trust Fund, an amount equal to any Penalty Interest and other amounts remaining that are received in respect of the 11 Madison Avenue Loan.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class MAD and Class PP Certificates).

     Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in "--P&I Advances" below.

     Amounts payable on any Distribution Date which are part of the Class MAD Available Distribution Amount will not be available to make distributions on the other Classes of Certificates.

     Upon the occurrence and continuance of a monetary event of default in respect of the 11 Madison Avenue Loan all collections of principal and interest in respect of the 11 Madison Avenue Loan received during any Collection Period (net of any portion allocated to reimburse any outstanding P&I Advances, or pay any Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and other Additional Trust Fund Expenses including amounts reimbursable under the 2004-C10 Pooling and Servicing Agreement, in respect of such Mortgage
Loan) will be applied on the related Distribution Date for the purposes and in the following order of priority:

          (i) to the Certificateholders (other than the Class MAD and Class PP Certificates) as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to accrued and unpaid interest in respect of the 11 Madison Avenue Pooled Component through the end of the related Interest Accrual Period;

          (ii) to the Certificateholders (other than the Class MAD and Class PP Certificates) as part of the Available Distribution Amount for such Distribution Date, until the Component Principal Balance of the 11 Madison Avenue Pooled Component is reduced to zero;

          (iii) to the Certificateholders (other than the Class MAD and Class PP Certificates) as part of the Available Distribution Amount for such Distribution Date, to reimburse the 11 Madison Avenue Pooled Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Pooled Component and for which no reimbursement has previously been received;

          (iv) to the holders of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, up to an amount equal to all accrued and unpaid interest in respect of the 11 Madison Avenue Non-Pooled Component through the end of the related Interest Accrual Period;

          (v) to the holders of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, until the Component Principal Balance of the 11 Madison Avenue Non-Pooled Component is reduced to zero;

          (vi) to the holders of the Class MAD Certificates, as part of the Class MAD Available Distribution Amount, to reimburse the Class MAD Certificates for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the 11 Madison Avenue Non-Pooled Component and for which no reimbursement has been previously received;

          (vii) to the Certificateholders (other than the Class MAD and Class PP Certificates) for allocation as described below in "--Allocation of Prepayment Premiums and Yield Maintenance Charges", an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Pooled Component;

          (viii) to the holders of the Class MAD Certificates, for allocation as described below in "--Allocation of Prepayment Premiums and Yield Maintenance Charges", an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Yield Maintenance Charges received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component;

          (ix) to the Class Z Certificates allocated as described in "--Distributions of Additional Interest" below, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Additional Interest Amounts received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Pooled Component;

          (x) to the holders of the Class MAD Certificates allocated as described in "--Distributions of Additional Interest" below, an amount equal to a pro rata share, based on the outstanding Component Principal Balance, of Additional Interest Amounts received in respect of the 11 Madison Avenue Loan and allocable to the 11 Madison Avenue Non-Pooled Component; and

          (xi) to the Trust Fund, an amount equal to any Penalty Interest and other amounts remaining that are received in respect of the 11 Madison Avenue Loan.

     The amounts to be applied pursuant to clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described above to make distributions on the Certificates (other than the Class MAD and Class PP Certificates).

     Under certain circumstances, the holders of the Certificates will be entitled to certain Advances to the extent described in "--P&I Advances" below.

     Amounts payable on any Distribution Date which are part of the Class MAD Available Distribution Amount will not be available to make distributions on the other classes of Regular Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates (other than the Class PP Certificates) for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates. The "Class PP Distributable Certificate Interest" in respect of the Class PP Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of the Class PP Certificates for such Distribution Date, reduced (to not less than zero) by (i) the Class PP's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Park Place Mall Subordinate Loan during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date and (ii) any Mortgage Deferred Interest allocated to the Class PP Certificates in respect of the Park Place Mall Subordinate Loan.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates, the Class MAD Certificates and the Class PP Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Component Principal Balance, as applicable, outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class X-C and Class X-P Certificates for any Distribution Date will equal the amount of one month's interest at the related Pass-Through Rate on the Notional Amount of the Class X-C or Class X-P Certificates, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class X, Class MAD and Class PP Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by
(b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class X Certificates, the Class MAD Certificates and the Class PP Certificates) for such Distribution Date.

     Any such Prepayment Interest Shortfalls allocated to the Certificates, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the Distributable Certificate Interest as described above.

     With respect to the 11 Madison Avenue Loan, prepayment interest shortfalls will be allocated first to the promissory note related to the most subordinate of the 11 Madison Avenue Subordinate Loans, second to the promissory note related to the second most subordinate of the 11 Madison Avenue Subordinate Loans, third to the promissory note related to the senior most of the 11 Madison Avenue Subordinate Loans and fourth, pro rata, between the promissory notes related to the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans. The portion of such prepayment interest shortfall allocated to the 11 Madison Avenue Loan will be allocated between the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component pro rata, based on the amount of interest each such component is otherwise entitled to receive on the related Distribution Date (without giving effect to any capitalization of interest). Compensating Interest Payments made by the Master Servicer with respect to the 11 Madison Avenue Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the 11 Madison Avenue Pooled Component, and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the 11 Madison Avenue Non-Pooled Component. Any such Prepayment Interest Shortfalls allocated to the 11 Madison Avenue Non-Pooled Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce the 11 Madison Avenue Non-Pooled Component's interest entitlement for the related Distribution Date (without giving effect to any capitalization of interest). Any such Prepayment Interest Shortfalls allocated to the 11 Madison Avenue Pooled Component, to the extent not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date, will reduce its Distributable Certificate Interest as described above.

     With respect to the Pointe West Medical Office Building Loan and the Park Place Mall Loan, Prepayment Interest Shortfalls will be allocated first to the promissory note related to the Pointe West Medical Office Building Subordinate Loan or the Park Place Mall Subordinate Loan, as applicable and second to the promissory note related to Pointe West Medical Office Building Loan or the Park Place Mall Loan, as applicable. The portion of such shortfall allocated to the Pointe West Medical Office Building Loan or the Park Place Mall Loan, net of amounts payable by the Master Servicer, will be included in the Net Aggregate Prepayment Interest Shortfall. Because of this allocation, a Prepayment Interest Shortfall with respect to the Park Place Mall Loan will be allocated first to the Class PP Certificates and then any unallocated portion will be included in Net Aggregate Prepayment Interest Shortfall.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date with respect to the Mortgage Pool will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer, the Trustee, the Fiscal Agent, the 2004-C10 Master Servicer or the 2004-C10 Trustee, as applicable, but, in each case, exclusive of (i) amounts allocable to principal of the 11 Madison Avenue Non-Pooled Component and (ii) amounts payable to the Class PP Certificates in respect of principal of the Park Place Mall Subordinate Loan:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component and with respect to the Park Place Mall Whole Loan, to the extent allocable to the Park Place Mall Loan), as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component) on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of Mortgage Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component and with respect to the Park Place Mall Whole Loan, to the extent allocable to the Park Place Mall Loan), and Substitution Shortfall Amounts to Mortgage Loans and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans (with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Pooled Component and with respect to the Park Place Mall Whole Loan, to the extent allocable to the Park Place Mall Loan) during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Class MAD Principal Distribution Amount. The "Class MAD Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the 11 Madison Avenue Loan or advanced by the Master Servicer, Trustee or Fiscal Agent and allocable to the 11 Madison Avenue Non-Pooled Component during the related Collection Period:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the 11 Madison Avenue Non-Pooled Component for its Due Date occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on or in respect of the 11 Madison Avenue Non-Pooled Component during the related Collection Period;

          (c) if the stated maturity date of the 11 Madison Avenue Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the 11 Madison Avenue Loan to the extent allocable to the 11 Madison Avenue Non-Pooled Component on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases, with respect to the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the 11 Madison Avenue Loan, to the extent allocable to the 11 Madison Avenue Non-Pooled Component, on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Class MAD Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class MAD Certificates on such immediately preceding Distribution Date;

provided, that the Class MAD Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections allocable to the 11 Madison Avenue Non-Pooled Component in a period during which such principal collections would have otherwise been included in the Class MAD Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amount that are paid or reimbursed from principal collections allocable to the 11 Madison Avenue Non-Pooled Component in a period during which such principal collection would have otherwise been included in the Class MAD Principal Distribution Amount for such Distribution Date; provided, further, if any of the amounts that were reimbursed from principal collections allocable to the 11 Madison Avenue Non-Pooled Component are subsequently recovered, such recovery will increase the Class MAD Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     Class PP Principal Distribution Amount. The "Class PP Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the borrower under the Park Place Mall Subordinate Loan during the related Collection Period:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Park Place Mall Subordinate Loan for its Due Date occurring during the related Collection Period, to the extent not previously paid by the related borrower, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Park Place Mall Subordinate Loan during the related Collection Period;

          (c) if the stated maturity date of the Park Place Mall Subordinate Loan occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Park Place Mall Subordinate Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all liquidation proceeds, insurance proceeds, condemnation awards and proceeds of repurchases of the Park Place Mall Subordinate Loan and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of the Park Place Mall Subordinate Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the Park Place Mall Subordinate Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Class PP Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Class PP Certificates on such immediately preceding Distribution Date.

provided that the Class PP Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) nonrecoverable Advances plus interest on such nonrecoverable Advances that are paid or reimbursed from principal collections on the Park Place Mall Subordinate Loan in a period during which such principal collections would have otherwise been included in the Class PP Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections to the allocable to the Park Place Mall Subordinate Loan in a period during which such principal collections would have otherwise been included in the Class PP Principal Distribution Amount for such Distribution Date; provided, further, if any of the amounts that were reimbursed from principal collections on the Park Place Mall Subordinate Loan are subsequently recovered, such recovery will increase the Class PP Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any

Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount (or the Class MAD Principal Distribution Amount or Class PP Principal Distribution Amount with respect to the Class MAD or Class PP Certificates, as applicable) will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property (other than the 11 Madison Avenue Loan) may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Prepayment Premium or Yield Maintenance Charge, the amount of such payments actually collected (and, in the case of a Co-Lender Loan, payable with respect to the related Mortgage Loan pursuant to the related Intercreditor Agreement) payable will be distributed in respect of the Offered Certificates and the Class E, Class F, Class G and Class H Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums".

     Any Prepayment Premiums or Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums or Yield Maintenance Charges on the Mortgage Loans, the holders of each Class of Offered Certificates and the Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums or Yield Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges; (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate; and (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium or Yield Maintenance Charge is distributable, the aggregate amount of such Prepayment Premium or Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. The portion, if any, of the Prepayment Premiums or Yield Maintenance Charges remaining after any such payments described above will be distributed to the holders of the Class X-C Certificates. Any Yield Maintenance Charges payable in respect of the 11 Madison Avenue Loan will be allocated on a pro rata basis between the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component and, with respect to such amounts allocable to the 11 Madison Avenue Non-Pooled Component, will be distributed to the holders of the Class MAD Certificates. Any Prepayment Premiums or Yield Maintenance Charges related to the Park Place Mall Subordinate Loan will be distributed to the holders of the Class PP Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates and the Class E, Class F, Class G and Class H Certificates will equal the yield (when compounded monthly) on the US Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such US Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this prospectus supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Additional Interest. On each Distribution Date, any Additional Interest collected on an ARD Loan, other than Additional Interest allocable to the 11 Madison Avenue Non-Pooled Component, (and, with respect to any Co-Lender Loan, payable on the related Mortgage Loan pursuant to the terms of the related Intercreditor Agreement) during the related Collection Period will be distributed to the holders of the Class Z Certificates. Additional Interest collected with respect to the 11 Madison Avenue Loan will be allocated to the 11 Madison Avenue Pooled Component and the 11 Madison Avenue Non-Pooled Component on a pro rata basis and, with respect to Additional Interest allocable to the 11 Madison Avenue Non-Pooled Component, will be distributed to the Class MAD Certificates. Additional Interest collected with respect to the Park Place Mall Whole Loan will be allocated to the Park Place Mall Loan and the Park Place Mall Subordinate Loan on a pro rata basis. Additional Interest collected with respect to the Park Place Mall Subordinate Loan will be distributed to the Class PP Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Class A and Class X Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The Class MAD Certificates will represent interests in, and will be payable only out of payments, advances and other amounts allocable to the 11 Madison Avenue Non-Pooled Component. The rights of the holders of the Class MAD Certificates to receive distributions of amounts collected or advanced in respect of the 11 Madison Avenue Non-Pooled Component will be subordinated, to the extent provided in the Pooling and Servicing Agreement, to the rights of the holder of the 11 Madison Avenue Pooled Component, and therefore the holders of the Class A Certificates, Class X Certificates and the Subordinate Certificates. The Class PP Certificates will represent interests in, and will be payable only out of payment, advances and other collections on, the Park Place Mall Subordinate Loan. The rights of the holders of the Class PP Certificates to receive distributions of amounts collected or advanced on the Park Place Mall Subordinate Loan will be subordinated, to the extent provided in the Pooling and Servicing Agreement and the Park Place Mall Intercreditor Agreement, to the rights of the holders of the Class A Certificates, Class X Certificates and the Subordinate Certificates. This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class MAD and Class PP Certificates, is intended to enhance the likelihood of timely receipt by the holders of the Class A and Class X Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C and Class D Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded (a) to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates (other than the Class X Certificates), (b) to the holders of the Class C Certificates by means of the subordination of the Class D and the Non-Offered Certificates (other than the Class X Certificates), (c) to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and the Non-Offered Certificates (other than the Class X Certificates) and (d) to the holders of the Class A and Class X Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and
(ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates, to the extent such Certificates remain outstanding, will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2, Class X-C and Class X-P Certificates, to the extent such Certificates remain outstanding, will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1 and Class A-2 Certificates, the percentage interest in the Trust Fund evidenced by such Class A-1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses related to all Mortgage Loans that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates, and to the extent applicable, the Class MAD and Class PP Certificates (in each case in reduction of their respective Certificate Balances) as follows, but with respect to the Class of Sequential Pay Certificates in the aggregate only to the extent the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool (excluding the 11 Madison Avenue Non-Pooled Component and the Park Place Mall Subordinate Loan) that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class O Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; thirteenth, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourteenth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero. Realized Losses and Additional Trust Fund Expenses with respect to the Park Place Mall Whole Loan will first be allocated to the Park Place Mall Subordinate Loan, and therefore the Class PP Certificates, and then to the Park Place Mall Loan and therefore to the holders of the Classes of Sequential Pay Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in this prospectus supplement.

     Any losses and expenses that are associated with each of the 11 Madison Avenue Loan and the 11 Madison Avenue Companion Loans will be allocated in accordance with the terms of the 11 Madison Avenue Intercreditor Agreement first, to the most subordinate 11 Madison Avenue Subordinate Loan, second, to the second most subordinate 11 Madison Avenue Subordinate Loan, third, to the third most subordinate 11 Madison Avenue Subordinate Loan and fourth, pro rata, between the 11 Madison Avenue Loan and the 11 Madison Avenue Pari Passu Loans. After making the preceding allocations, such losses and expenses allocated to the 11 Madison Avenue Loan will be allocated first, to the 11 Madison Avenue Non-Pooled Component (and therefore, to the Class MAD Certificates) and second, to the 11 Madison Avenue Pooled Component (and therefore, to the Classes of Sequential Pay Certificates) in the manner described above.

     Any losses and expenses that are associated with each of the Pointe West Medical Office Building Loan and the Pointe West Medical Office Building Subordinate Loan will be allocated in accordance with the terms of the Intercreditor Agreement first, to the related Subordinate Companion Loan and second, to the related Mortgage Loan. The portion of those losses and expenses allocated to each of the related Mortgage Loans will be allocated among the Certificates in the manner described above.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan (and with respect to the Class PP Certificates, the Park Place Mall Subordinate Loan), including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premium or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses (including any unreimbursed interest on any Advances), over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (and with respect to the Class PP Certificates, the Park Place Mall Subordinate Loan) (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. The Realized Loss in respect of a Mortgage Loan (and with respect to the Class PP Certificates, the Park Place Mall Subordinate Loan) for which a Final Recovery Determination has been made includes nonrecoverable Advances (in each case, including interest thereon) to the extent amounts have been paid from the applicable principal distribution amount (or the Class MAD Principal Distribution Amount with respect to the Class MAD Certificates or the Class PP Principal Distribution Amount with respect to the Class PP Certificates) pursuant to the Pooling and Servicing Agreement.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Liquidation Fees, Determination Party fees (in certain circumstances) or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement (to the extent not otherwise offset by penalty interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred) and (iii) any of certain unanticipated expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee and/or the Fiscal Agent of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Trustee" in the prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the prospectus and "SERVICING OF THE MORTGAGE LOANS--Defaulted Mortgage Loans; REO Properties; Purchase Option" in this prospectus supplement. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the second succeeding paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) (including interest payments on the Park Place Mall Subordinate Loan) and any Assumed Scheduled Payments, net of related Master Servicing Fees, in respect of the Mortgage Loans (other than the 11 Madison Avenue Loan, as provided below) and the Park Place Mall Subordinate Loan and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the last day of the Collection Period. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to the holders of the Class or Classes of Certificates entitled thereto, rather than to insure against losses. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan (including on the Park Place Mall Subordinate
Loan), subject to the recoverability determination, will continue until liquidation of such

Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan (or the Park Place Mall Subordinate Loan) has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, minus the product of (a) such Appraisal Reduction Amount and (b) the per annum Pass-Through Rate (i.e., for any month, one twelfth of the Pass-Through Rate) applicable to the Class of Certificates, to which such Appraisal Reduction Amount is allocated as described in "--Appraisal Reductions" below and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Pursuant to the terms of the Pooling and Servicing Agreement, if the Trustee fails to make a P&I Advance required to be made, the Fiscal Agent shall then be required to make such P&I Advance, subject to the recoverability standard described below. Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make a P&I Advance or any other advance for any Balloon Payments, default interest, late payment charges, Prepayment Premiums, Yield Maintenance Charges or Additional Interest.

     Neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I Advances with respect to any Subordinate Companion Loan (except for interest advances with respect to the Park Place Mall Subordinate
Loan) or any 11 Madison Avenue Companion Loan. In general, neither the Master Servicer, the Trustee nor the Fiscal Agent will be required to make any P&I Advances with respect to the 11 Madison Avenue Loan under the Pooling and Servicing Agreement. Those advances will be made by the 2004-C10 Master Servicer in accordance with the 2004-C10 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. Furthermore, the amount of principal and interest advances to be made with respect to the 11 Madison Avenue Loan may be reduced by an appraisal reduction amount as calculated under the 2004-C10 Pooling and Servicing Agreement, which amount will be calculated in a manner generally the same as an Appraisal Reduction Amount. If the 2004-C10 Master Servicer and the 2004-C10 Trustee fails to make a required principal and interest advance on the 11 Madison Avenue Loan pursuant to the 2004-C10 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the 11 Madison Avenue Loan), the Master Servicer will be required, subject to the nonrecoverability determination described in the next paragraph, to make the P&I Advances (net of Master Servicing Fees and any master servicing fee payable to the 2004-C10 Master Servicer) on the 11 Madison Avenue Loan, so long as it has received all information necessary to make a recoverability determination. If the Master Servicer fails to make the required P&I Advance, the Trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the Master Servicer. If the Trustee fails to make the required P&I Advance, the Fiscal Agent is required to make such P&I Advance, subject to the same limitations and with the same rights as described above for the Master Servicer. If any principal and interest advances are made with respect to the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement, or under the Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2004-C10 Pooling and Servicing Agreement, or the Pooling and Servicing Agreement, as applicable, including in the event that the 2004-C10 Master Servicer has made a principal and interest advance or servicing advance on the 11 Madison Avenue Loan that it or the Special Servicer subsequently determines is not recoverable from expected collections on the 11 Madison Avenue Loan, from general collections on all Mortgage Loans but not from collections on the Park Place Mall Subordinate Loan in this trust. Notwithstanding anything to the contrary, amounts advanced in respect of the 11 Madison Avenue Non-Pooled Component will not be available for distributions on the Certificates (except for the Class MAD Certificates).

     The Master Servicer (or the Trustee or the Fiscal Agent) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (including, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component and also the Park Place Mall Subordinate Loan) (net of related Master Servicing Fees with respect to collections of interest and net of related Liquidation Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or liquidation proceeds, or any other recovery of the related Mortgage Loan or REO Property ("Related Proceeds"). Neither the Master Servicer, the Trustee nor the Fiscal Agent is obligated to make any P&I Advance that it or the Special Servicer determines, in accordance with the Servicing Standard (in the case of the Master Servicer and Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent), would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee or the Fiscal Agent) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it determines to be a Nonrecoverable P&I Advance plus interest at the Reimbursement Rate. In addition, each of the Master Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that the related Mortgage Loan and the Park Place Mall Subordinate Loan is modified in connection with such Mortgage Loan and the Park Place Mall Subordinate Loan becoming a Corrected Mortgage Loan and is not repaid in full in connection with such modification but instead becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may at any time be determined to constitute a nonrecoverable Advance and thereafter shall be recoverable as any other nonrecoverable Advance. A Workout-Delayed Reimbursement Amount will constitute a nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee or the Fiscal Agent) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is nonrecoverable will be conclusive and binding on the Certificateholders, the Master Servicer, the Trustee and the Fiscal Agent. Any requirement of the Master Servicer, the Trustee or the Fiscal Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans. See "DESCRIPTION OF THE CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Certificate Account" in the prospectus.

     In connection with the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any P&I Advance made by it or the recovery by the Master Servicer, the Trustee or the Fiscal Agent of any reimbursable servicing expense (which may include non-recoverable advances to the extent deemed to be in the best interest of the Certificateholders) incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer, the Trustee or the Fiscal Agent, as applicable, is entitled to be paid interest compounded annually at a per annum rate equal to the Reimbursement Rate. Such interest will be paid contemporaneously with the reimbursement of the related Advance first out of late payment charges and default interest received on the related Mortgage Loan (including the Park Place Mall

Subordinate Loan) in the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans (including the Park Place Mall Subordinate Loan) then on deposit in the Certificate Account; provided, however, no P&I Advance shall accrue interest until after the expiration of any applicable grace period for the related Periodic Payment. In addition, to the extent the Master Servicer receives late payment charges or default interest on a Mortgage Loan for which interest on Advances related to such Mortgage Loan has been paid from general collections on deposit in the Certificate Account and not previously reimbursed to the Trust Fund, such late payment charges or default interest will be used to reimburse the Trust Fund for such payment of interest. The "Reimbursement Rate" is equal to the "prime rate" published in the "Money Rates" Section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this prospectus supplement.

     Upon a determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer and the Controlling Class Representative, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the prime rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. In the event that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, elects not to recover such non-recoverable Advances over time, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be required to give S&P and Moody's at least 15 days notice prior to any such reimbursement, unless the Master Servicer, the Trustee or the Fiscal Agent, as applicable, makes a determination not to give such notice in accordance with the terms of the Pooling and Servicing Agreement.

     If the Master Servicer, the Trustee, the Special Servicer or the Fiscal Agent, as applicable, reimburses itself out of general collections on the Mortgage Pool (including with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Pooled Component and with respect to the Park Place Mall Whole Loan, the Park Place Mall Loan, if applicable, solely to the extent principal and interest payments and collections on the 11 Madison Avenue Non-Pooled Component with respect to the 11 Madison Avenue Loan and the Park Place Mall Subordinate Loan with respect to the Park Place Mall Whole Loan, respectively, are not sufficient) for any Advance that it has determined is not recoverable out of collections on the related Mortgage Loan (including with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component, and with respect to the Park Place Mall Loan, the Park Place Mall Subordinate Loan, if applicable) or reimburses itself out of general collections, related to principal only, on the Mortgage Pool (including with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Pooled Component and with respect to the Park Place Mall Whole Loan, the Park Place Mall Loan, if applicable, solely to the extent principal payments and collections on the 11 Madison Avenue Non-Pooled Component with respect to the 11 Madison Avenue Loan and the Park Place Mall Subordinate Loan with respect to the Park Place Mall Whole Loan, respectively, are not sufficient) for any Workout-Delayed Reimbursement Amount, then that Advance or Workout-Delayed Reimbursement Amount (together, in each case, with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the applicable Certificates (prior to, in the case of non-recoverable Advances only, being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the applicable Certificates), thereby reducing the Principal Distribution Amount of such Certificates. To the extent any Advance is determined to be nonrecoverable and to the extent of each Workout-Delayed Reimbursement Amount, if the Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph. Amounts in respect of the Park Place Mall Subordinate Loan are not available for distribution on the Certificates (other than the Class PP Certificates), nor are they available for the reimbursement of nonrecoverable Advances of principal and interest on the Certificates (other than the Class PP Certificates) to the extent unrelated to the Park Place Mall Whole Loan. If an Advance by the Master Servicer (or the Trustee or the Fiscal Agent, if applicable) on the Park Place Mall Subordinated Loan becomes a nonrecoverable Advance and such party is unable to recover such amounts from amounts available for distribution on the Class PP Certificates, the Master Servicer (or the Trustee or the Fiscal Agent, if applicable) will be permitted to recover such nonrecoverable Advance (including interest thereon) from the assets of the trust available for distribution on the Certificates (other than the Class MAD Certificates). Amounts in respect of the 11 Madison Avenue Non-Pooled Component are not available for distributions on the Certificates (other than the Class MAD Certificates), nor are they available for the reimbursement of nonrecoverable Advances of principal and interest on the Certificates (other than the Class MAD Certificates) to the extent unrelated to the 11 Madison Avenue Loan. If an Advance by the 2004-C10 master servicer, the 2004-C10 trustee, the Master Servicer, Trustee or the Fiscal Agent, if applicable, on the 11 Madison Avenue Non-Pooled Component becomes a nonrecoverable Advance and such party is unable to recover such amounts from amounts available for distribution on the Class MAD Certificates, the 2004-C10 master servicer, the 2004-C10 trustee, the Master Servicer, Trustee or the Fiscal Agent, if applicable, will be permitted to recover such nonrecoverable Advance (including interest thereon) from the assets of the trust available for distribution on the certificates (other than the Class PP Certificates). This may result in shortfalls which will be allocated to the certificates.


APPRAISAL REDUCTIONS

     Other than with respect to the 11 Madison Avenue Loan, upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan (including the Park Place Mall Whole Loan) is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan (including the Park Place Mall Whole
Loan), (3) any Mortgage Loan (including the Park Place Whole Loan) has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan (including the Park Place Mall Whole Loan), (5) a borrower with respect to any Mortgage Loan (including the Park Place Mall Whole Loan) becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan (including the Park Place Mall Whole Loan) has not been paid on its scheduled maturity date, unless the Master Servicer has, on or prior to 60 days following the scheduled maturity date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Loan) or (7) any Mortgage Loan (including the Park Place Mall Whole
Loan) is outstanding 60 days after the third anniversary of an extension of its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $2 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer as described below. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the first Determination Date immediately succeeding the Master Servicer's obtaining knowledge of the occurrence of the Required Appraisal Date if no new appraisal is required or the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan (including, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component), (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan documents) held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property (or in the case of 11 Madison Avenue Loan, such Mortgage Loan's allocable portion of the appraised value of the related Mortgaged Property) as determined by such appraisal less any downward adjustments made by the Special Servicer (without implying any obligation to do so) based upon its review of the Appraisal and such other information as the Special Servicer deems appropriate. If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan (including, with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component), to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     As a result of calculating an Appraisal Reduction Amount with respect to a Mortgage Loan, the P&I Advance for such Mortgage Loan for the related Distribution Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Subordinate Certificates in reverse alphabetical order of the Classes; provided that with respect to any Appraisal Reduction Amount related to the 11 Madison Avenue Loan, such amounts will be allocated first to the Class MAD Certificates prior to any application of such amounts to the 11 Madison Avenue Pooled Component (and as a result to the Offered Certificates). See "--P&I Advances" above. With respect to the 11 Madison Avenue Loan, the appraisal reduction amount will be calculated under the 2004-C 10 Pooling and Servicing Agreement in a manner generally the same as an Appraisal Reduction Amount as described above. See "SERVICING OF THE MORTGAGE LOANS--Servicing of the 11 Madison Avenue Loan" in this prospectus supplement. For the purpose of calculating P&I Advances only, the aggregate Appraisal Reduction Amounts will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order. The Park Place Mall Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Park Place Mall Whole Loan will be applied first to the Park Place Mall Subordinate Loan. Any Appraisal Reduction Amount in respect of the Park Place Mall Whole Loan that exceeds the aggregate balance of the Park Place Mall Subordinate Loan will be allocated to the Park Place Mall Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer (and subject to the limitations with respect thereto) and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.etrustee.net") or by first class mail on each Distribution Date to each Certificateholder and the Park Place Mall
Representative:

          (a) A statement (a "Distribution Date Statement"), substantially in the form of Annex B to this prospectus supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount, the Class MAD Available Distribution Amount and the Class PP Available Distribution Amount for such Distribution Date;

               (vi)(a) the aggregate amount of P&I Advances (including any such advances made on the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement made in respect of such Distribution Date and
          (b) the aggregate amount of servicing advances as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days, (c) delinquent 90 days or more, and (d) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above: (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such Distribution Date and (c) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (a) the loan number of the related Mortgage Loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (c) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest (or the Class PP Distributable Certificate Interest) in respect of each Class of REMIC Regular Certificates and the Class PP Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated to each Class on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates and the Class PP Certificates (other than the Class X Certificates) and the Notional Amount of the Class X-C and Class X-P Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances (including any such advances made on the 11 Madison Avenue Loan under the 2004-C10 Pooling and Servicing Agreement) paid to the Master Servicer, the Trustee or the Fiscal Agent (or the 2004-C10 Master Servicer or 2004-C10 Trustee, as applicable) during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee Fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates and the Class PP Certificates;

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period;

               (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class PP Certificates and Class Z Certificates on such Distribution Date; and

               (xxx) the value of any REO Property included in the Trust Fund at the end of the Collection Period, based on the most recent appraisal or valuation.

          (b) A "CMSA Loan Periodic Update File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information (with respect to CMSA Loan Periodic Update File, as of the related Determination Date) with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          (c) A "CMSA Collateral Summary File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgage Loans and the Certificates, respectively.

          (d) A "CMSA Reconciliation of Funds Report" setting forth certain information with respect to the Mortgage Loan and the Certificates.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee and Master Servicer) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following reports:

          (a) CMSA Delinquent Loan Status Report;

          (b) CMSA Historical Loan Modification and Corrected Mortgage Loan Report;

          (c) CMSA Historical Liquidation Report;

          (d) CMSA REO Status Report;

          (e) CMSA Servicer Watch List/Portfolio Review Guidelines;

          (f) CMSA Operating Statement Analysis Report;

          (g) CMSA NOI Adjustment Worksheet;

          (h) CMSA Comparative Financial Status Report;

          (i) CMSA Loan Level Reserve/LOC Report; and

          (j) Monthly Additional Report on Recoveries and Reimbursements.

     Each of the reports referenced as CMSA reports will be in the form prescribed in the standard Commercial Mortgage Securities Association ("CMSA") investor reporting package. Forms of these reports are available at the CMSA's website located at www.cmbs.org.

     The reports identified in clauses (a), (b), (c), (d), (i) and (j) above are referred to in this prospectus supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this prospectus supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to the related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be responsible for the accuracy or completeness of any information supplied to it by a mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry

Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. On or prior to each Distribution Date, the Trustee will make available to the general public via its internet website initially located at "www.etrustee.net", (i) the related Distribution Date Statement, (ii) the CMSA Loan Periodic Update File, CMSA Loan Setup File, CMSA Bond File and CMSA Collateral Summary File, (iii) the Unrestricted Servicer Reports, (iv) as a convenience for the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the accompanying prospectus and the Pooling and Servicing Agreement, and (v) any other items at the request of the Depositor.

     In addition, on each Distribution Date, the Trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports and (ii) the CMSA Property File. The Trustee shall provide access to such restricted reports, upon receipt of a certification in the form attached to the Pooling and Servicing Agreement, to any Privileged Person and to any other person upon the direction of the Depositor.

     The Trustee and Master Servicer make no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.wachovia.com" (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer to such Privileged Person, the Restricted Servicer Reports and the CMSA Property File. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     "Privileged Person" means any Certificateholder or any person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of an Offered Certificate or any interests therein (that, with respect to any such holder or Certificate Owner or prospective transferee, has provided to the Trustee or the Master Servicer, as applicable, a certification in the form attached to the Pooling and Servicing Agreement), any Rating Agency, the Mortgage Loan Sellers, any holder of a Companion Loan, the Depositor and its designees, the Underwriters or any party to the Pooling and Servicing Agreement and the Park Place Mall Representative.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all

Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Evidence as to Compliance" in the prospectus,
(e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this prospectus supplement, which Distribution Date shall in each case be as follows:

                                                                 ASSUMED FINAL
CLASS DESIGNATION                                              DISTRIBUTION DATE
-----------------------------------------------------------   ------------------
Class A-1 .................................................    January 15, 2014
Class A-2 .................................................    August 15, 2014
Class B ...................................................    August 15, 2014
Class C ...................................................    August 15, 2014
Class D ...................................................    August 15, 2014


     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this prospectus supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND

MATURITY CONSIDERATIONS" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS" and "DESCRIPTION OF THE TRUST FUNDS" in the accompanying prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in August 2041 the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this prospectus supplement.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the aggregate in the case of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates (as adjusted by treating any Appraisal Reduction Amount as a Realized Loss solely for the purposes of adjusting Voting Rights) and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time; provided, however, that the treatment of any Appraisal Reduction Amount as a Realized Loss shall not reduce the Certificate Balances of any Class for the purpose of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. The holders of the Class R-I, Class R-II , Class Z and Class MAD Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the prospectus.


TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property (including the Park Place Mall Subordinate Loan) subject thereto, and (ii) the purchase of all of the Mortgage Loans (including the 11 Madison Avenue Non-Pooled Component and the Park Place Mall Subordinate Loan) and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer or any single Certificateholder (so long as such Certificateholder is not an affiliate of the Depositor or a Mortgage Loan Seller) that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical Class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans

(other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans (including, the Park Place Mall Subordinate Loan and with respect to the 11 Madison Avenue Loan, the 11 Madison Avenue Non-Pooled Component) is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this prospectus supplement under "--Distributions--Application of the Available Distribution Amount," except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

     An exchange by any Certificateholder of all of the then outstanding Certificates (other than the Class MAD Certificates, the Class PP Certificates, the Class Z Certificates and the REMIC Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund may be made:
(i) if the then outstanding Certificates (other than the Class MAD and the Class PP Certificates) are held by a single Certificateholder, (ii) after the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been paid in full, and (iii) by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 30 days prior to the anticipated date of exchange; provided, however, that with respect to the 11 Madison Avenue Loan, contemporaneously with such exchange for the Mortgage Loans, the holder of the Class MAD Certificates and such Certificateholder shall be required to enter into a participation and servicing agreement that provides the holder of the Class MAD Certificates substantially the same rights as provided to the 11 Madison Avenue Non-Pooled Component under the Pooling and Servicing Agreement in consideration for the Class MAD Certificates; and provided, further, that with respect to the Park Place Mall Whole Loan, contemporaneously with such exchange for the Mortgage Loans, the holders of the Class PP Certificates shall receive the note evidencing the Park Place Mall Subordinate Loan. In the event that such Certificateholder elects to exchange its Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund, such Certificateholder must deposit in the Certificate Account in immediately available funds in an amount equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the REMIC Administrator and their respective agents under the Pooling and Servicing Agreement.

     For purposes of the foregoing provisions relating to termination of the trust, with respect to the 11 Madison Avenue Loan, the term REO Property refers to the trust's beneficial interest in the related REO Property under the 2004-C10 Pooling and Servicing Agreement.

THE TRUSTEE

     LaSalle Bank National Association (the "Trustee") is acting as trustee pursuant to the Pooling and Servicing Agreement. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Distribution Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the Trustee Fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior

Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The Trustee Fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith. The Trustee will not be entitled to any fee with respect to any Companion Loan. The Trustee also has certain duties with respect to REMIC Administration (in such capacity, the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Residual Certificates--Reporting and Other Administrative Matters" in the prospectus.

     The Trustee is also authorized to invest or direct the investment of funds held in the Distribution Account and the Additional Interest Account maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and certain other permitted investment grade obligations, and the Trustee will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement, except in certain limited circumstances described in the Pooling and Servicing Agreement.


THE FISCAL AGENT

     ABN AMRO Bank N.V. (the "Fiscal Agent"), a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance; provided, that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer. The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "--P&I Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on, among other things, (a) the price at which such Certificate is purchased by an investor and
(b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate,
(ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable are in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of any Offered Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool will generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates, the Class D Certificates and then the Non-Offered Certificates (other than the Class X-C, Class X-P, Class MAD and Class PP Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans' documents.

     In addition, if the Master Servicer or the Trustee, as applicable, reimburses itself out of general collections on the Mortgage Pool for any Advance that it or the Special Servicer has determined is not recoverable out of collections on the related Mortgage Loan, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying Mortgage Loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and, after a Final Recovery Determination has been made, will create Realized Losses.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, including the Park Place Mall Loan, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this prospectus supplement and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans (or the Park Place Mall Subordinate Loan with respect to the Class PP Certificates) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans (or the Park Place Mall Subordinate Loan with respect to the Class PP Certificates) is distributed to or otherwise results in reduction of the principal balance of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans (or the Park Place Mall Subordinate Loan with respect to the Class PP Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the 11 Madison Avenue Non-Pooled Component, with respect to the 11 Madison Avenue Loan, and with respect to all other Mortgage Loans and the 11 Madison Avenue Pooled Component by the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations (and, with respect to the Park Place Mall Whole Loan, first by the holders of the Class PP Certificates, and then by the holders of the respective Classes of Sequential Pay Certificates to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations). Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this prospectus supplement, to the holders of the 11 Madison Avenue Non-Pooled Component, with respect to the 11 Madison Avenue Loan, and with respect to all other Mortgage Loans and the 11 Madison Avenue Pooled Component by the respective Classes of Sequential Pay Certificates other than the Class A-1 and Class A-2 Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations (and, with respect to the Park Place Mall Loan, first by the holders of the Class PP Certificates, and then by the holders of the respective Classes of Sequential Pay Certificates, other than the Class A-1 and Class A-2 Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations). In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 Certificates and Class A-2 Certificates Certificates (and the Class X Certificates and with respect to shortfalls of interest). As more fully described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest" in this prospectus supplement, Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class X and Class MAD Certificates) on a pro rata basis.

     Pass-Through Rate. The yield on the Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates could be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates since those Classes bear interest at a rate limited by, based upon, or equal to, the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums, Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--The Mortgage Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this prospectus supplement and "YIELD CONSIDERATIONS--Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period, subject, in some cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 15 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the Available Distribution Amount" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Optional Termination. Any optional termination of the Trust Fund would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in any Certificates purchased at a premium might not fully recoup their initial investment. See "DESCRIPTION OF THE
CERTIFICATES--Termination" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2, Class B, Class C and Class D Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and then, to the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the Mortgage Pool generally be distributable entirely in respect of the Class B Certificates, the Class C Certificates and the Class D Certificates in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The tables below indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the tables set forth below, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "25% CPR", "50% CPR", "75% CPR" and "100% CPR", respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The tables below were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged or any period during which a yield maintenance charge or prepayment premium is required (otherwise, in the case of each table, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this prospectus supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized

Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this prospectus supplement (i.e., a 30/360 basis or an Actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the Mortgage Loan Sellers' representations and warranties regarding its Mortgage Loans, (x) all applicable Prepayment Premiums and Yield Maintenance Charges are collected, (xi) no party entitled thereto exercises its right of optional termination of the Trust Fund and no party entitled thereto will exercise its option to purchase any Mortgage Loan from the Trust Fund described in this prospectus supplement, and the Park Place Mall Representative will not exercise its option to purchase the Park Place Mall Loan, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in September 2004, and (xiii) the Closing Date for the sale of the Offered Certificates is August 25, 2004.

     The tables set forth below indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.

      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-1
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
15-Aug-05 ................................       98          98          98          98          98
15-Aug-06 ................................       96          96          96          96          96
15-Aug-07 ................................       94          94          94          94          94
15-Aug-08 ................................       92          92          92          92          92
15-Aug-09 ................................       62          61          59          57          36
15-Aug-10 ................................       34          34          34          34          34
15-Aug-11 ................................       14          14          14          14          14
15-Aug-12 ................................       12          12          12          12          12
15-Aug-13 ................................        3           2           1           0           0
15-Aug-14 ................................        0           0           0           0           0
Weighted average life (in years) .........      5.70        5.68        5.66        5.63        5.45


      PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS A-2
                                  CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
15-Aug-05 ................................      100         100         100         100         100
15-Aug-06 ................................      100         100         100         100         100
15-Aug-07 ................................      100         100         100         100         100
15-Aug-08 ................................      100         100         100         100         100
15-Aug-09 ................................      100         100         100         100         100
15-Aug-10 ................................      100         100         100         100         100
15-Aug-11 ................................      100         100         100         100         100
15-Aug-12 ................................      100         100         100         100         100
15-Aug-13 ................................      100         100         100         100          96
15-Aug-14 ................................        0           0           0           0           0
Weighted average life (in years) .........      9.81        9.78        9.75        9.71        9.53

PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
15-Aug-05 ................................      100         100         100         100         100
15-Aug-06 ................................      100         100         100         100         100
15-Aug-07 ................................      100         100         100         100         100
15-Aug-08 ................................      100         100         100         100         100
15-Aug-09 ................................      100         100         100         100         100
15-Aug-10 ................................      100         100         100         100         100
15-Aug-11 ................................      100         100         100         100         100
15-Aug-12 ................................      100         100         100         100         100
15-Aug-13 ................................      100         100         100         100         100
15-Aug-14 ................................        0           0           0           0           0
Weighted average life (in years) .........      9.97        9.97        9.97        9.94        9.79


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
15-Aug-05 ................................      100         100         100         100         100
15-Aug-06 ................................      100         100         100         100         100
15-Aug-07 ................................      100         100         100         100         100
15-Aug-08 ................................      100         100         100         100         100
15-Aug-09 ................................      100         100         100         100         100
15-Aug-10 ................................      100         100         100         100         100
15-Aug-11 ................................      100         100         100         100         100
15-Aug-12 ................................      100         100         100         100         100
15-Aug-13 ................................      100         100         100         100         100
15-Aug-14 ................................        0           0           0           0           0
Weighted average life (in years) .........      9.97        9.97        9.97        9.97        9.81


PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                             0% CPR DURING LOCKOUT, DEFEASANCE AND YIELD MAINTENANCE
                                                            OTHERWISE AT INDICATED CPR
                                             --------------------------------------------------------
             DISTRIBUTION DATE                0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
------------------------------------------   --------   ---------   ---------   ---------   ---------
Initial Date .............................      100         100         100         100         100
15-Aug-05 ................................      100         100         100         100         100
15-Aug-06 ................................      100         100         100         100         100
15-Aug-07 ................................      100         100         100         100         100
15-Aug-08 ................................      100         100         100         100         100
15-Aug-09 ................................      100         100         100         100         100
15-Aug-10 ................................      100         100         100         100         100
15-Aug-11 ................................      100         100         100         100         100
15-Aug-12 ................................      100         100         100         100         100
15-Aug-13 ................................      100         100         100         100         100
15-Aug-14 ................................        0           0           0           0           0
Weighted average life (in years) .........      9.97        9.97        9.97        9.97        9.81

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Dechert LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, two separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than the 11 Madison Avenue Loan and any Additional Interest on the ARD Loans. In addition, a separate REMIC election will be made with respect to the 11 Madison Avenue Loan (other than any related Additional Interest). Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion generally to the effect that, assuming (1) the making of appropriate elections, (2) compliance with all provisions of the Pooling and Servicing Agreement, (3) compliance with the 2004-C10 Pooling and Servicing Agreement and related documents and any amendments thereto and the continued qualification of the REMICs formed thereunder, and (4) compliance with applicable changes in the Code, for federal income tax purposes, each such REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as newly originated debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus. The portion of the Trust Fund consisting of Additional Interest and the Additional Interest Account will be treated as a grantor trust for federal income tax purposes, and the Class Z and Class MAD Certificates will represent undivided beneficial interests in the related assets. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Grantor Trust Funds" in the accompanying prospectus.


TAXATION OF THE OFFERED CERTIFICATES

     Based on expected issue prices, it is anticipated that the Class Certificates will be treated as having been issued at a premium for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, or amortization of issue premium for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will pay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will pay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" and "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the accompanying prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate if such Offered Certificate were treated as issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     Whether any holder of a Class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"). In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by multifamily and mobile home park properties (approximately 29.6% by initial Cut-Off Date Pool Balance) and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. The Offered Certificates will not qualify under the foregoing sections to the extent of any Mortgage Loan that has been defeased with US government obligations.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Yield Maintenance Charge or Prepayment Premium should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges or Prepayment Premiums will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Yield Maintenance Charge or Prepayment Premium, as the case may be. It is not entirely clear whether Yield Maintenance Charges or Prepayment Premiums give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Yield Maintenance Charges and Prepayment Premiums in general.

     The Treasury Department has issued final regulations that make certain modifications to the withholding, backup withholding, and information reporting rules. Prospective non-United States investors are urged to consult their tax advisors regarding these regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the accompanying prospectus.


                             ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Code consequences, each potential investor that is a Plan (as described below) is advised to consult its own legal advisor with respect to the specific ERISA and Code consequences of investing in the Offered Certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Other employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA and provided no election has been made under Section 410(d) of the Code), while not subject to the foregoing provisions of ERISA or the Code, may be subject to materially similar provisions of applicable federal, state or local law ("Similar Law").

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption ("PTE") 96-22 (April 3,
1996) to Wachovia Corporation, and its subsidiaries and its affiliates, which include Wachovia Capital Markets, LLC ("Wachovia Securities"), PTE 89-88 (October 17, 1989) to Goldman, Sachs & Co. ("Goldman, Sachs & Co.") and PTE 90-59 (September 6, 1990) to Greenwich Capital Markets, Inc. ("Greenwich Capital") (each, as amended, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemptions are satisfied. For purposes of this discussion, the term "Underwriter" shall include (a) Wachovia Securities, (b) Greenwich Capital, (c) Goldman, Sachs & Co., (d) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia Securities, Goldman, Sachs & Co. or Greenwich Capital and (e) any member of the underwriting syndicate or selling group of which Wachovia Securities, Goldman, Sachs & Co., Greenwich Capital or a person described in
(e) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Offered Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed Plans as described in Section 404(c) of ERISA or Plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. The Exemptions would not apply to governmental plans, certain church plans and other employee benefit plans that are not subject to the prohibited transaction provisions of ERISA or the Code but that may be subject to Similar Law.

     The Exemptions set forth five general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms, including the price paid for the Certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") or any successor thereto (each, an "NRSRO"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group, other than an Underwriter. The "Restricted Group" consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer and any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any of their affiliates. Fourth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of the Offered Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any Class of the Offered Certificates must make its own determination that, at the time of such purchase, such Certificates satisfy the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

     If the general conditions of the Exemptions are satisfied, the Exemptions may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or an obligor with respect to Mortgage Loans is a "Party in Interest," as defined in the accompanying prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of the Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by reason of Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor with respect to Mortgage Loans acting as a fiduciary with respect to the investment of a Plan's assets in the Offered Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust, (ii) the investing Plan is not an Excluded Plan, (iii) a Plan's investment in each Class of the Offered Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition, (iv) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(v) in the case of the acquisition of the Offered Certificates in connection with their initial issuance, at least 50% of each Class of Offered Certificates in which Plans have invested and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so described, have been approved by an NRSRO and do not result in any Offered Certificates receiving a lower credit rating from the NRSRO than the current rating. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Class of Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     Any Plan fiduciary considering the purchase of Offered Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Offered Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans and certain church plans, under Similar Law) with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule. Each purchaser of the Offered Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold an interest in any Class of Offered Certificates unless such Certificates are rated in one of the top four generic rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60.

     Persons who have an ongoing relationship with the New York State Common Retirement Fund or the Teachers' Retirement System of the State of Illinois, each of which is a governmental plan, should note that this plan owns certain equity interests in certain borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PERSON THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, THAT THE EXEMPTIONS WOULD APPLY TO THE ACQUISITION OF THIS INVESTMENT BY PLANS IN GENERAL OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Wachovia Securities, Goldman, Sachs & Co. and Greenwich Capital (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Wachovia Securities, Goldman, Sachs & Co. and Greenwich Capital, and each of Wachovia Securities, Goldman, Sachs & Co. and Greenwich Capital has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below, subject in each case to a variance of 5%:

        CLASS           WACHOVIA SECURITIES     GOLDMAN, SACHS & CO.     GREENWICH CAPITAL
--------------------   ---------------------   ----------------------   ------------------
Class A-1 ..........
Class A-2 ..........
Class B ............
Class C ............
Class D ............

     Wachovia Securities is acting as lead manager for this offering and Goldman, Sachs & Co. and Greenwich Capital are acting as co-managers for this offering. Wachovia Securities is acting as sole bookrunner with respect to all Classes of Offered Certificates.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately
$          which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Wachovia Securities or one of its affiliates may purchase a portion of certain Classes of the Offered Certificates, purchase certain Offered Certificates for its own account or sell certain Offered Certificates to one of its affiliates. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, Wachovia Securities, Goldman, Sachs & Co. and Greenwich Capital may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, none of the Underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Liquidity for Certificates May Be Limited" in this prospectus supplement and "RISK FACTORS--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics" in the accompanying prospectus.

     This prospectus supplement and the accompanying prospectus may be used by the Depositor, Wachovia Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. Wachovia Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     Wachovia Securities, one of the Underwriters, is an affiliate of the Depositor and Wachovia Bank, National Association, which is one of the Mortgage Loan Sellers and the Master Servicer. In addition, it is expected that Wachovia Securities or one of its affiliates will be the initial holder of the Class PP Certificates and the Class MAD Certificates.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Dechert LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.


                                     RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from Moody's and S&P (the "Rating Agencies"):

                                                                    EXPECTED
                                                                  RATINGS FROM
                            CLASS                                  S&P/MOODY'S
---------------------------------------------------------------   -------------
Class A-1 .....................................................      AAA/Aaa
Class A-2 .....................................................      AAA/Aaa
Class B .......................................................       AA/Aa2
Class C .......................................................      AA-/Aa3
Class D .......................................................        A/A2

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and distributions of principal by the Rated Final Distribution Date set forth on the cover page of this prospectus supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity providers. A security rating does not represent any assessment of the yield to maturity that investors may experience. In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or (v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized or allocated to Certificateholders.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK FACTORS-- Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks" in the accompanying prospectus.

                             INDEX OF DEFINED TERMS

                                                                            PAGE
11 Madison Avenue Loan REMIC ...............................................S-27
11 Madison Avenue Loan ..............................................S-96, S-135
11 Madison Avenue Pari Passu I Loan .......................................S-135
11 Madison Avenue Pari Passu II Loan ......................................S-135
11 Madison Avenue Pari Passu III Loan .....................................S-135
11 Madison Avenue Subordinate Loans .......................................S-135
11 Madison Avenue Companion Loans ..........................................S-97
11 Madison Avenue Control Appraisal Period ................................S-198
11 Madison Avenue Intercreditor Agreement ..................................S-97
11 Madison Avenue Non-Pooled Component ..................S-90, S-96, S-98, S-135
11 Madison Avenue Pari Passu Loans .........................................S-96
11 Madison Avenue Pooled Component ......................S-90, S-96, S-98, S-135
11 Madison Avenue Senior Loans .............................................S-97
11 Madison Avenue Subordinate Loans ........................................S-96
11 Madison Avenue Whole Loan ...............................................S-97
1750 H Street Loan ........................................................S-151
1% ( ) ....................................................................S-108
2004-C10 Controlling Class Representative ..................................S-98
2004-C10 Master Servicer ...................................................S-98
2004-C10 Pooling and Servicing Agreement ...................................S-98
2004-C10 Special Servicer ..................................................S-98
2004-C10 Trustee ...........................................................S-98
2004-C11 Controlling Class Representative ..................................S-98
2004-C11 Pooling and Servicing Agreement ...................................S-98
2004-C12 Controlling Class Representative ..................................S-98
2004-C12 Pooling and Servicing Agreement ...................................S-98
2% ( ) ....................................................................S-108
30/360 basis .........................................................S-37, S-92
3%( ) .....................................................................S-108
444 North Michigan Avenue Loan ............................................S-139
Accrued Certificate Interest ..............................................S-222
actual/ 360 basis ..........................................................S-37
Actual/360 basis ...........................................................S-92
Additional Interest Account ...............................................S-214
Additional Interest ........................................................S-92
Additional Trust Fund Expenses ............................................S-230
Administrative Cost Rate ..................................................S-107
Advance ...................................................................S-232
Allied Capital ............................................................S-188
Anticipated Repayment Date .................................................S-92
Aon .......................................................................S-135
Appraisal Reduction Amount ................................................S-235
ARD Loans ..................................................................S-92
Artesia Mortgage Loans ....................................................S-178
Artesia .............................................................S-91, S-178
Assumed Final Distribution Date ...........................................S-240
Assumed Scheduled Payment .................................................S-225
Available Distribution Amount .............................................S-212


                                                                            PAGE
Aylesbury Farms Apartment Homes Loan ......................................S-154
Balloon Loans ..............................................................S-92
Balloon Payment ............................................................S-92
Bank-Fund Staff FCU .......................................................S-151
Barneys New York -- Beverly Hills, CA Loan ................................S-148
Barneys New York ..........................................................S-148
BJB Portfolio Loan ........................................................S-131
BJB Portfolio Restoration .................................................S-131
Borders ...................................................................S-123
Breach ....................................................................S-185
Capital Imp. Reserve ......................................................S-108
Century ...................................................................S-123
Certificate Balance .......................................................S-206
Certificate Deferred Interest .............................................S-208
Certificateholders ........................................................S-211
Certificates ..............................................................S-203
Class .....................................................................S-203
Class A Certificates ......................................................S-203
Class MAD Available Distribution Amount ...................................S-213
Class MAD Certificates ....................................................S-203
Class MAD Principal Distribution Amount ...................................S-224
Class PP Available Distribution Amount ....................................S-213
Class PP Certificates .....................................................S-203
Class PP Distributable Certificate Interest ...............................S-221
Class PP Principal Distribution Amount ....................................S-225
Class X Certificates ......................................................S-203
Class X-C Components ......................................................S-209
Class X-C Strip Rate ......................................................S-209
Class X-P Components ......................................................S-210
Class X-P Strip Rate ......................................................S-210
Clearstream Participants ..................................................S-205
Clearstream ...............................................................S-203
CMSA Bond File ............................................................S-238
CMSA Collateral Summary File ..............................................S-238
CMSA Loan Periodic Update File ............................................S-238
CMSA Property File ........................................................S-238
CMSA Reconciliation of Funds Report .......................................S-238
CMSA ......................................................................S-238
Collection Period .........................................................S-211
Companion Loans ............................................................S-97
Compensating Interest Payment .............................................S-193
Component Principal Balance ...............................................S-208
Constant Prepayment Rate ..................................................S-247
Controlling Class Representative ..........................................S-189
Controlling Class .........................................................S-189
Core Material Documents ...................................................S-181
Corrected Mortgage Loan ...................................................S-191
CPR .......................................................................S-247
Crossed Group .............................................................S-185

                                                                            PAGE
Crossed Loan ..............................................................S-185
CSFB ......................................................................S-135
Custodian .................................................................S-179
Cut-Off Date Balance .......................................................S-90
Cut-Off Date LTV Ratio ....................................................S-107
Cut-Off Date LTV ..........................................................S-107
Cut-Off Date Pool Balance ..................................................S-90
Cut-Off Date ...............................................................S-90
D ( ) .....................................................................S-108
Defaulted Mortgage Loan ...................................................S-200
Defeasance Collateral ......................................................S-93
Defeasance ................................................................S-108
Defect ....................................................................S-185
Depositaries ..............................................................S-204
Determination Date ........................................................S-211
Determination Party .......................................................S-185
Discount Rate .............................................................S-227
Distributable Certificate Interest ........................................S-221
Distribution Account ......................................................S-214
Distribution Date Statement ...............................................S-236
Distribution Date .........................................................S-211
DSC Ratio .................................................................S-105
DSCR ......................................................................S-105
DTC .......................................................................S-203
Due Date ...................................................................S-92
ERISA .....................................................................S-251
Euroclear Operator ........................................................S-203
Euroclear Participants ....................................................S-205
Euroclear System ..........................................................S-203
Excess Cash Flow ...........................................................S-92
Excluded Plan .............................................................S-253
Exemption .................................................................S-252
Exemptions ................................................................S-252
expense ...................................................................S-106
FBI Field Office -- Baltimore, MD Loan ....................................S-145
Final Recovery Determination ..............................................S-236
Fiscal Agent ..............................................................S-243
Fitch .....................................................................S-252
Form 8-K ..................................................................S-186
Fully Amortizing Loans .....................................................S-92
Gain on Sale Reserve Account ..............................................S-214
GGP .......................................................................S-123
GGPLP .....................................................................S-125
Goldman, Sachs & Co. ......................................................S-252
Gordon & Glickson .........................................................S-139
Greenwich Capital .........................................................S-252
IBM .......................................................................S-135
IDA Premises ...............................................................S-90
IDA ........................................................................S-90
Independence Plaza Loan ...................................................S-142

                                                                            PAGE
Indirect Participants .....................................................S-204
Intercreditor Agreements ...................................................S-97
Interest Accrual Period ...................................................S-210
Interest Reserve Account ..................................................S-214
Interest Reserve Amount ...................................................S-214
Interest Reserve Loans ....................................................S-214
IRS .......................................................................S-250
KCCF ......................................................................S-142
Kennedy Ridge Apartments Loan .............................................S-157
L ( ) .....................................................................S-107
Liquidation Fee ...........................................................S-194
Loan Pair .................................................................S-187
Loan per Sq. Ft., Unit, Pad or Room .......................................S-107
Lockout Period ............................................................S-107
Lockout ...................................................................S-107
LTV at ARD or Maturity ....................................................S-107
Majority Subordinate Certificateholder ....................................S-241
Master Servicer ...........................................................S-188
Master Servicing Fee Rate .................................................S-193
Master Servicing Fee ......................................................S-192
Maturity Date LTV Ratio ...................................................S-107
Money Rates ...............................................................S-233
Monster Worldwide .........................................................S-139
Moody's ...................................................................S-252
Mortgage Deferred Interest ................................................S-207
Mortgage File .............................................................S-180
Mortgage Loan Purchase Agreement ..........................................S-178
Mortgage Loan Purchase Agreements .........................................S-178
Mortgage Loan ..............................................................S-90
Mortgage Loans ......................................................S-90, S-193
Mortgage Note ..............................................................S-90
Mortgage Pool ..............................................................S-90
Mortgage Rate ..............................................................S-91
Mortgage ...................................................................S-90
Mortgaged Property .........................................................S-90
NA ........................................................................S-108
NAV .......................................................................S-108
Net Aggregate Prepayment Interest Shortfall ...............................S-221
Net Cash Flow .............................................................S-105
net cash flow .............................................................S-106
Net Mortgage Rate .........................................................S-210
Non-Offered Certificates ..................................................S-203
Nonrecoverable P&I Advance ................................................S-232
Notional Amount ...........................................................S-206
NRSRO .....................................................................S-252
NTEU ......................................................................S-151
NYSCRF ....................................................................S-125
O ( ) .....................................................................S-108
Occupancy Percentage ......................................................S-108
Offered Certificates ......................................................S-203

                                                                            PAGE
OID Regulations ...........................................................S-250
Old Navy ..................................................................S-123
Omnicom ...................................................................S-135
Open Period ...............................................................S-108
Option Price ..............................................................S-200
Original Term to Maturity .................................................S-108
P&I Advance ...............................................................S-230
Park Place Mall Cash Collateral Account ...................................S-126
Park Place Mall Control Appraisal Period ..................................S-102
Park Place Mall Intercreditor Agreement ....................................S-97
Park Place Mall Loan Option Price .........................................S-102
Park Place Mall Loan ................................................S-96, S-123
Park Place Mall Lockbox Bank ..............................................S-126
Park Place Mall Lockbox Period ............................................S-126
Park Place Mall Lockbox ...................................................S-126
Park Place Mall Mortgage ..................................................S-123
Park Place Mall Note ......................................................S-123
Park Place Mall Permitted Owner ...........................................S-124
Park Place Mall Purchase Option ...........................................S-102
Park Place Mall Qualified Pledgee .........................................S-125
Park Place Mall Qualified Transferee ......................................S-124
Park Place Mall Representative ............................................S-190
Park Place Mall Restoration ...............................................S-124
Park Place Mall Sponsors ..................................................S-125
Park Place Mall Subordinate Loan ....................................S-97, S-123
Park Place Mall Subordinate Note ..........................................S-123
Park Place Mall Whole Loan ..........................................S-97, S-123
Participants ..............................................................S-203
Party in Interest .........................................................S-253
Periodic Payments ..........................................................S-92
Plan ......................................................................S-251
Pointe West Intercreditor Agreement ........................................S-97
Pointe West Medical Office Building Loan ...................................S-96
Pointe West Medical Office Building Subordinate Loan .......................S-97
Pointe West Medical Office Building Whole Loan .............................S-97
Pooling and Servicing Agreement ...........................................S-203
Prepayment Interest Excess ................................................S-193
Prepayment Interest Shortfall .............................................S-193
Prepayment Premiums .......................................................S-226
Price .....................................................................S-125
Primary Collateral ........................................................S-186
Principal Distribution Amount .............................................S-223
Privileged Person .........................................................S-239
PTE .......................................................................S-252
Purchase Option ...........................................................S-200
Purchase Price ............................................................S-181
Qualified Appraiser .......................................................S-234
Qualified Substitute Mortgage Loan ........................................S-181
Rated Final Distribution Date .............................................S-241

                                                                            PAGE
Rating Agencies ...........................................................S-256
Realized Losses ...........................................................S-229
Reimbursement Rate ........................................................S-233
REIT ......................................................................S-251
Related Proceeds ..........................................................S-232
Remaining Amortization Term ...............................................S-107
Remaining Term to Maturity ................................................S-107
remaining term .............................................................S-38
REMIC Administrator .......................................................S-243
REMIC I ....................................................................S-27
REMIC II ...................................................................S-27
REMIC Regular Certificates ................................................S-203
REMIC Regulations .........................................................S-250
REMIC Residual Certificates ...............................................S-203
REMIC ......................................................................S-27
Rental Property ...........................................................S-105
REO Extension .............................................................S-201
REO Mortgage Loan .........................................................S-226
REO Property ..............................................................S-191
Replacement Reserve .......................................................S-108
Required Appraisal Date ...................................................S-234
Required Appraisal Loan ...................................................S-234
Restricted Group ..........................................................S-252
Restricted Servicer Reports ...............................................S-238
revenue ...................................................................S-106
Rules .....................................................................S-204
S&P .......................................................................S-252
Scenario ..................................................................S-247
Scheduled Payment .........................................................S-225
Sequential Pay Certificates ...............................................S-203
Servicing Fees ............................................................S-193
Servicing Standard ........................................................S-187
Servicing Transfer Event ..................................................S-190
Shefsky ...................................................................S-139
Similar Law ...............................................................S-252
Special Servicer ..........................................................S-188
Special Servicing Fee Rate ................................................S-193
Special Servicing Fee .....................................................S-193
Specially Serviced Mortgage Loans .........................................S-191
Specially Serviced Trust Fund Assets ......................................S-191
Stated Principal Balance ..................................................S-211
Subordinate Certificates ..................................................S-203
Subordinate Companion Loans ................................................S-97
Substitution Shortfall Amount .............................................S-181
Table Assumptions .........................................................S-247
Terms and Conditions ......................................................S-205
The Kan Am Group ..........................................................S-139
TI/LC Reserve .............................................................S-108
TMA .......................................................................S-157
Transwestern ..............................................................S-142

                                                                            PAGE
TRS .......................................................................S-125
Trust Fund ................................................................S-203
Trustee Fee ...............................................................S-242
Trustee ...................................................................S-242
Underwriter ...............................................................S-252
Underwriters ..............................................................S-255
Underwriting Agreement ....................................................S-255
Underwritten Replacement Reserves .........................................S-107
Unrestricted Servicer Reports .............................................S-238
Voting Rights .............................................................S-241
Wachovia Mortgage Loans ...................................................S-178

                                                                            PAGE
Wachovia Securities .......................................................S-252
Wachovia ............................................................S-91, S-178
Weighted Average Net Mortgage Rate ........................................S-210
weighted averages .........................................................S-107
Wells Fargo ...............................................................S-151
Workout Fee ...............................................................S-194
Workout-Delayed Reimbursement Amount ......................................S-232
Year Built ................................................................S-107
Yield Maintenance Charges .................................................S-226
YM ( ) ....................................................................S-108

 WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C14

     ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

MORTGAGE
  LOAN
 NUMBER                          PROPERTY NAME                                                         ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
    1   Park Place Mall(1)                                                 5870 East Broadway Boulevard
    2   11 Madison Avenue(2)                                               11 Madison Avenue
    3   444 North Michigan Avenue                                          444 North Michigan Avenue
    4   Independence Plaza                                                 1050 17th Street
    5   FBI Field Office - Baltimore, MD                                   2600 Lord Baltimore Drive
    6   Barneys New York - Beverly Hills, CA                               9570-9584 Wilshire Boulevard
    7   1750 H Street                                                      1750 H Street, N.W.
    8   Aylesbury Farms Apartment Homes                                    6115 Abbotts Bridge Road
    9   Kennedy Ridge Apartments                                           10700 East Dartmouth Avenue
   10   4100 North Marine Drive                                            4100 North Marine Drive
   11   21-27 East Delaware Place                                          21-27 East Delaware Place
   12   Bel Villaggio, Phases I & II                                       41233 - 42301 Margarita Road
   13   Cranbrook at Biltmore Park                                         300 Cranbrook Drive
   14   451 West Wrightwood Avenue                                         451 West Wrightwood Avenue
   15   Summer View at Sherman Oaks Apartments                             15353 Weddington Street
   16   Valley Center Towers - Phase I                                     5373 South Green Street
   17   The Harrington Apartments                                          2305 New England Street
   18   Hot Springs Mall                                                   4501 Central Avenue
   19   Carriage Club Apartments                                           175 Carriage Club Drive
   20   Glasshouse Square Shopping Center                                  3102-3146 Sports Arena Boulevard
   21   18 East Elm Street                                                 18 East Elm Street
   22   443 West Wrightwood Avenue                                         443 West Wrightwood Avenue
   23   Weston Commercial Center                                           2600-2900 Glades Circle
   24   Elmbrook Plaza Shopping Center                                     2315 North 124th Street
   25   Rocky Point Plaza                                                  Route 25A & Fairway Drive
   26   Rockdale Square Shopping Center                                    1910 Highway 20 Southeast
   27   Mini U Storage I - Newport Beach, CA                               1177 Camelback Street
   28   Donner Springs Mobile Home Park                                    4465 Boca Way
   29   The Vineyards Shopping Center                                      2095 Highway 211
   30   Shadelands Self Storage                                            1925 Oak Grove Road
   31   East Jefferson Medical Office Building                             4224 Houma Boulevard
   32   Kingwood Shopping Center                                           1153-1387 Kingwood Drive
   33   Mini U Storage II - Newport Beach, CA                              1111 Camelback Street
   34   Oakview Apartments                                                 3135 Campus Drive
   35   Villa del Sur Apartments                                           2701 West McFadden Avenue
   36   Vallejo Mobile Estates                                             285 West Lincoln Road
   37   Malibu Apartments                                                  8600 North Lamar
   38   Telegraph Marketplace Shopping Center                              740 & 844 West Telegraph Street
   39   Summit Gardens Apartments                                          30 Arcadia Road
   40   FDA - Lenexa, KS                                                   11510 & 11630 West 80th Street
   41   Twin Oaks Business & Technology Center                             1800-1815 Northwest 169th Place
   42   Pointe West Medical Office Building(1)                             6015 Pointe West Boulevard
   43   Park 80 East                                                       160 Pehle Avenue
   44   The Sevilla                                                        2801 John F. Kennedy Boulevard
   45   Kroger Shops & 7339 Forest Hill Avenue                             Various
  45.1  Kroger Shops                                                       1500 West Broad Street; 618-800 Bowe Street
  45.2  7339 Forest Hill Avenue                                            7339 Forest Hill Avenue
   46   Sierra Royal Mobile Home Park                                      675 Parlanti Lane
   47   587 Fifth Avenue                                                   587 5th Avenue
   48   Park Knoll Apartments                                              10680 Coloma Road
   49   Hampton Inn & Suites - St. Petersburg, FL                          80 Beach Drive Northeast
   50   Three South Executive Park                                         6115 Park South Road
   51   1213-1229 West Diversey Parkway &                                  1213-1229 West Diversey Parkway &
          2751-2753 North Magnolia Street                                    2751-2753 North Magnolia Street
   52   Martinazzi Square Retail Center                                    19221-19449 Southwest Martinazzi Avenue
   53   The Crystal Village Apartments                                     2610-A Camellia Drive
   54   WCI Prudential Building                                            8751 West Broward Boulevard
   55   Eckerd - Fairfax, VA                                               8416 Lee Highway
   56   Alamance Crossing                                                  1040 Alamance Church Road
   57   1939 North Lincoln Avenue                                          1939 North Lincoln Avenue
   58   Great American Plaza Building A-1                                  8360 West Sahara Boulevard
   59   Perry Hill Estates and Ridgeview Heights Portfolio                 Various
  59.1  Perry Hill Estates                                                 52 Perry Hill Road
  59.2  Ridgeview Heights Apartments                                       456 Tolland Turnpike
   60   Piggly Wiggly - Menasha, WI                                        1151 Midway Road
   61   Walgreens - Cypress, TX                                            11803 Barker-Cypress Road
   62   Suburban Lodge - Stuart, FL                                        1900 South Federal Highway
   63   Stoughton Plaza Shopping Center                                    1750-1800 West Main Street
   64   Manakin Trade Center                                               12820 West Creek Parkway
   65   Eckerd - Jupiter, FL                                               4100 Military Trail
   66   CVS - Columbus, OH                                                 2100 East Dublin-Granville Road
   67   1230 & 1246 Taylor Street                                          1230 & 1246 Taylor Street, N.W.
   68   Good Guys - Stevenson Ranch, CA                                    24840 Pico Canyon Road
   69   Renaissance Center                                                 8283-8393 South Memorial Drive
   70   Alban Retail Center                                                8081 & 8091 Alban Road
   71   Walgreens - Oakland Park, FL                                       2104 West Oakland Park Boulevard
   72   Mission Viejo Retail Building                                      25410 Marguerite Parkway
   73   Broad Trace Apartments                                             1210, 1215, 1225 & 1235 Tryon Street
   74   Walgreens - Beaumont, TX                                           3990 East Lucas Drive
   75   482-484 West Deming Place                                          482-484 West Deming Place
   76   Cape Coral Mini-Storage                                            8330 Littleton Road
   77   Sears Hardware - Portage, IN                                       6169 US Highway 6
   78   Embassy House Apartments                                           415 North Gadsden Street
   79   507-509 West Wrightwood Avenue                                     507-509 West Wrightwood Avenue




   80   734-742 West Oakdale Avenue                                        734-742 West Oakdale Avenue
   81   Kinko's - Albuquerque, NM                                          10032 Coors Boulevard Northwest

MORTGAGE
  LOAN                                                  CROSS COLLATERALIZED AND CROSS                             GENERAL PROPERTY
 NUMBER           CITY       STATE      ZIP CODE            DEFAULTED LOAN FLAG              LOAN ORIGINATOR             TYPE
------------------------------------------------------------------------------------------------------------------------------------
    1    Tucson               AZ          85711                                                 Wachovia                 Retail
    2    New York             NY          10010                                                 Wachovia                 Office
    3    Chicago              IL          60611                                                 Wachovia                 Office
    4    Denver               CO          80265                                                 Wachovia                 Office
    5    Baltimore            MD          21244                                                  Artesia                 Office
    6    Beverly Hills        CA          90212                                                 Wachovia                 Retail
    7    Washington           DC          20006                                                 Wachovia                 Office
    8    Duluth               GA          30097                                                 Wachovia              Multifamily
    9    Denver               CO          80014                                                 Wachovia              Multifamily
   10    Chicago              IL          60613                 BJB Portfolio                   Wachovia              Multifamily
   11    Chicago              IL          60611                 BJB Portfolio                   Wachovia              Multifamily
   12    Temecula             CA          92591                                                 Wachovia                 Retail
   13    Arden                NC          28704                                                 Wachovia              Multifamily
   14    Chicago              IL          60614                 BJB Portfolio                   Wachovia              Multifamily
   15    Sherman Oaks         CA          91411                                                 Wachovia              Multifamily
   16    Murray               UT          84123                                                 Wachovia                 Office
   17    Charlotte            NC          28269                                                 Wachovia              Multifamily
   18    Hot Springs          AR          71913                                                 Wachovia                 Retail
   19    Mooresville          NC          28117                                                 Wachovia              Multifamily
   20    San Diego            CA          92110                                                 Wachovia                 Retail
   21    Chicago              IL          60611                 BJB Portfolio                   Wachovia              Multifamily
   22    Chicago              IL          60614                 BJB Portfolio                   Wachovia              Multifamily
   23    Weston               FL          33327                                                 Wachovia               Mixed Use
   24    Brookfield           WI          53005                                                 Wachovia                 Retail
   25    Rocky Point          NY          11778                                                 Wachovia                 Retail
   26    Conyers              GA          30013                                                 Wachovia                 Retail
   27    Newport Beach        CA          92660                                                 Wachovia              Self Storage
   28    Reno                 NV          89502                                                 Wachovia            Mobile Home Park
   29    Braselton            GA          30517                                                 Wachovia                 Retail
   30    Walnut Creek         CA          94598                                                  Artesia              Self Storage
   31    Metairie             LA          70006                                                 Wachovia                 Office
   32    Kingwood             TX          77339                                                 Wachovia                 Retail
   33    Newport Beach        CA          92660                                                 Wachovia              Self Storage
   34    San Mateo            CA          94403                                                 Wachovia              Multifamily
   35    Santa Ana            CA          92704                                                 Wachovia              Multifamily
   36    Vallejo              CA          94590                                                 Wachovia            Mobile Home Park
   37    Austin               TX          78753                                                 Wachovia              Multifamily
   38    Washington           UT          84780                                                 Wachovia                 Retail
   39    Hackensack           NJ          07601                                                 Wachovia              Multifamily
   40    Lenexa               KS          66214                                                  Artesia                 Office
   41    Beaverton            OR          97006                                                 Wachovia                 Office
   42    Bradenton            FL          34209                                                 Wachovia                 Office
   43    Saddle Brook         NJ          07663                                                  Artesia                 Office
   44    Jersey City          NJ          07306                                                 Wachovia              Multifamily
   45    Richmond             VA         Various                                                Wachovia                 Retail
  45.1   Richmond             VA          23220                                                                          Retail
  45.2   Richmond             VA          23225                                                                          Retail
   46    Sparks               NV          89434                                                 Wachovia            Mobile Home Park
   47    New York             NY          10017                                                 Wachovia                 Office
   48    Rancho Cordova       CA          95670                                                  Artesia              Multifamily
   49    St. Petersburg       FL          33701                                                 Wachovia              Hospitality
   50    Charlotte            NC          28210                                                 Wachovia                 Office
   51    Chicago              IL          60614                 BJB Portfolio                   Wachovia              Multifamily
   52    Tualatin             OR          97062                                                 Wachovia                 Retail
   53    Durham               NC          27705                                                 Wachovia              Multifamily
   54    Plantation           FL          33324                                                 Wachovia                 Office
   55    Fairfax              VA          22031                                                 Wachovia                 Retail
   56    Greensboro           NC          27406                                                 Wachovia                 Retail
   57    Chicago              IL          60614                 BJB Portfolio                   Wachovia              Multifamily
   58    Las Vegas            NV          89117                                                 Wachovia                 Office
   59    Various              CT         Various                                                Wachovia              Multifamily
  59.1   Ashford              CT          06278                                                                       Multifamily
  59.2   Willington           CT          06279                                                                       Multifamily
   60    Menasha              WI          54952           Stoughton / Piggly Wiggly             Wachovia                 Retail
   61    Cypress              TX          77433                                                  Artesia                 Retail
   62    Stuart               FL          34994                                                  Artesia              Hospitality
   63    Stoughton            WI          53589           Stoughton / Piggly Wiggly             Wachovia                 Retail
   64    Richmond             VA          23238                                                 Wachovia                 Office
   65    Jupiter              FL          33458                                                  Artesia                 Retail
   66    Columbus             OH          46229                                                 Wachovia                 Retail
   67    Washington           DC          20011                                                 Wachovia                 Office
   68    Stevenson Ranch      CA          91381                                                  Artesia                 Retail
   69    Tulsa                OK          74133                                                  Artesia                 Retail
   70    Springfield          VA          22150                                                 Wachovia                 Retail
   71    Oakland Park         FL          33311                                                  Artesia                 Retail
   72    Mission Viejo        CA          92692                                                  Artesia                 Retail
   73    Sumter               SC          29150                                                  Artesia              Multifamily
   74    Beaumont             TX          77708                                                  Artesia                 Retail
   75    Chicago              IL          60614                 BJB Portfolio                   Wachovia              Multifamily
   76    Fort Myers           FL          33903                                                  Artesia              Self Storage
   77    Portage              IN          46368                                                 Wachovia                  Land
   78    Tallahassee          FL          32301                                                  Artesia              Multifamily
   79    Chicago              IL          60614                 BJB Portfolio                   Wachovia              Multifamily
   80    Chicago              IL          60657                 BJB Portfolio                   Wachovia              Multifamily
   81    Albuquerque          NM          87114                                                  Artesia                 Retail

MORTGAGE                                                         CUT-OFF DATE        % OF AGGREGATE
  LOAN                                        ORIGINAL LOAN      LOAN BALANCE         CUT-OFF DATE      ORIGINATION        FIRST PAY
 NUMBER        SPECIFIC PROPERTY TYPE          BALANCE ($)            ($)               BALANCE             DATE             DATE
------------------------------------------------------------------------------------------------------------------------------------
    1                 Anchored               150,000,000.00     149,846,168.99           13.66%           06/14/04         08/11/04
    2                   CBD                   82,000,000.00      82,000,000.00           7.47%            12/23/03         02/11/04
    3                   CBD                   71,500,000.00      71,500,000.00           6.52%            07/27/04         08/11/04
    4                   CBD                   44,000,000.00      44,000,000.00           4.01%            07/14/04         09/11/04
    5                 Suburban                41,900,000.00      41,900,000.00           3.82%            06/24/04         09/11/04
    6             Shadow Anchored             37,000,000.00      37,000,000.00           3.37%            07/12/04         09/11/04
    7                   CBD                   35,400,000.00      35,400,000.00           3.23%            06/18/04         08/11/04
    8               Conventional              33,000,000.00      33,000,000.00           3.01%            07/30/04         09/11/04
    9               Conventional              30,000,000.00      29,973,129.87           2.73%            06/30/04         08/11/04
   10               Conventional              30,051,000.00      29,958,221.25           2.73%            05/07/04         06/11/04
   11               Conventional              20,207,000.00      20,143,496.19           1.84%            05/07/04         06/11/04
   12             Shadow Anchored             18,000,000.00      17,985,041.60           1.64%            07/08/04         08/11/04
   13               Conventional              17,800,000.00      17,800,000.00           1.62%            06/30/04         08/11/04
   14               Conventional              17,520,000.00      17,464,940.52           1.59%            05/07/04         06/11/04
   15               Conventional              16,000,000.00      16,000,000.00           1.46%            06/24/04         08/11/04
   16                 Suburban                16,000,000.00      16,000,000.00           1.46%            07/02/04         08/11/04
   17               Conventional              15,000,000.00      15,000,000.00           1.37%            07/13/04         09/11/04
   18                 Anchored                15,000,000.00      15,000,000.00           1.37%            07/26/04         09/11/04
   19               Conventional              14,900,000.00      14,900,000.00           1.36%            06/29/04         08/11/04
   20                 Anchored                14,500,000.00      14,487,258.80           1.32%            06/17/04         08/11/04
   21               Conventional              14,240,000.00      14,195,248.47           1.29%            05/07/04         06/11/04
   22               Conventional              14,198,000.00      14,153,380.44           1.29%            05/07/04         06/11/04
   23               Office/Flex               13,000,000.00      12,989,839.68           1.18%            06/23/04         08/11/04
   24                 Anchored                12,850,000.00      12,850,000.00           1.17%            05/21/04         07/11/04
   25                 Anchored                11,840,000.00      11,840,000.00           1.08%            07/26/04         09/11/04
   26                 Anchored                11,500,000.00      11,500,000.00           1.05%            07/14/04         09/11/04
   27               Self Storage              11,200,000.00      11,168,981.59           1.02%            06/01/04         07/11/04
   28             Mobile Home Park            10,650,000.00      10,650,000.00           0.97%            07/19/04         09/11/04
   29                 Anchored                10,600,000.00      10,590,934.45           0.97%            06/29/04         08/11/04
   30               Self Storage              10,300,000.00      10,300,000.00           0.94%            07/28/04         09/11/04
   31                 Medical                 10,000,000.00      10,000,000.00           0.91%            07/14/04         09/10/04
   32                 Anchored                9,850,000.00       9,850,000.00            0.90%            06/25/04         08/01/04
   33               Self Storage              8,800,000.00       8,775,628.38            0.80%            06/01/04         07/11/04
   34               Conventional              8,700,000.00       8,692,286.59            0.79%            06/15/04         08/11/04
   35               Conventional              8,600,000.00       8,600,000.00            0.78%            08/05/04         09/11/04
   36             Mobile Home Park            8,570,000.00       8,570,000.00            0.78%            08/04/04         09/11/04
   37               Conventional              8,500,000.00       8,500,000.00            0.77%            07/14/04         09/11/04
   38                 Anchored                8,500,000.00       8,492,673.77            0.77%            06/18/04         08/11/04
   39               Conventional              8,400,000.00       8,400,000.00            0.77%            07/28/04         09/11/04
   40                 Suburban                8,000,000.00       8,000,000.00            0.73%            07/28/04         09/11/04
   41                 Suburban                7,200,000.00       7,200,000.00            0.66%            08/04/04         09/11/04
   42                 Medical                 7,120,000.00       7,108,484.08            0.65%            06/10/04         07/11/04
   43                 Suburban                7,000,000.00       6,993,523.39            0.64%            06/25/04         08/11/04
   44               Conventional              6,900,000.00       6,894,175.11            0.63%            07/08/04         08/11/04
   45                 Various                 6,800,000.00       6,800,000.00            0.62%            07/12/04         09/11/04
  45.1                Anchored
  45.2            Shadow Anchored
   46             Mobile Home Park            6,700,000.00       6,700,000.00            0.61%            07/19/04         09/11/04
   47                   CBD                   6,400,000.00       6,388,447.55            0.58%            06/03/04         07/11/04
   48               Conventional              6,160,000.00       6,133,687.07            0.56%            03/22/04         05/11/04
   49             Limited Service             6,100,000.00       6,100,000.00            0.56%            08/03/04         09/11/04
   50                 Suburban                6,000,000.00       6,000,000.00            0.55%            07/08/04         08/11/04
   51               Conventional              6,000,000.00       5,988,012.78            0.55%            05/20/04         07/11/04
   52                Unanchored               5,850,000.00       5,850,000.00            0.53%            08/04/04         09/11/04
   53               Conventional              5,800,000.00       5,800,000.00            0.53%            06/28/04         08/11/04
   54                 Suburban                5,700,000.00       5,700,000.00            0.52%            06/01/04         07/11/04
   55                Unanchored               5,550,000.00       5,545,973.51            0.51%            06/29/04         08/11/04
   56                 Anchored                5,250,000.00       5,250,000.00            0.48%            07/19/04         09/11/04
   57               Conventional              5,040,000.00       5,028,704.44            0.46%            05/20/04         07/11/04
   58                 Suburban                4,200,000.00       4,186,118.68            0.38%            05/07/04         06/11/04
   59               Conventional              4,120,000.00       4,116,603.14            0.38%            06/16/04         08/11/04
  59.1              Conventional
  59.2              Conventional
   60                 Anchored                3,856,000.00       3,856,000.00            0.35%            06/03/04         07/11/04
   61                 Anchored                3,700,000.00       3,696,769.58            0.34%            06/22/04         08/11/04
   62      Limited Service Extended Stay      3,640,000.00       3,640,000.00            0.33%            07/27/04         09/11/04
   63                 Anchored                3,444,000.00       3,444,000.00            0.31%            06/03/04         07/11/04
   64               Office/Flex               3,440,000.00       3,440,000.00            0.31%            08/04/04         09/11/04
   65                Unanchored               3,200,000.00       3,197,234.75            0.29%            06/30/04         08/11/04
   66                 Anchored                3,150,000.00       3,150,000.00            0.29%            07/15/04         09/11/04
   67                 Suburban                3,100,000.00       3,094,136.78            0.28%            06/14/04         08/01/04
   68                Unanchored               3,200,000.00       3,055,058.47            0.28%            12/22/00         02/01/01
   69                Unanchored               3,000,000.00       2,997,546.10            0.27%            07/01/04         08/11/04
   70                Unanchored               2,700,000.00       2,698,019.10            0.25%            06/22/04         08/01/04
   71                 Anchored                2,650,000.00       2,650,000.00            0.24%            07/12/04         09/11/04
   72             Shadow Anchored             2,500,000.00       2,500,000.00            0.23%            07/27/04         09/11/04
   73               Conventional              2,465,000.00       2,465,000.00            0.22%            07/15/04         09/11/04
   74                 Anchored                2,025,000.00       2,025,000.00            0.18%            07/15/04         09/11/04
   75               Conventional              1,750,000.00       1,746,077.94            0.16%            05/20/04         07/11/04
   76               Self Storage              1,700,000.00       1,700,000.00            0.15%            07/09/04         09/11/04
   77             Anchored Retail             1,600,000.00       1,600,000.00            0.15%            08/02/04         09/11/04
   78               Conventional              1,400,000.00       1,400,000.00            0.13%            07/15/04         09/11/04
   79               Conventional              1,360,000.00       1,356,951.99            0.12%            05/20/04         07/11/04
   80               Conventional              1,120,000.00       1,117,489.88            0.10%            05/20/04         07/11/04
   81             Shadow Anchored              966,000.00         940,104.57             0.09%            08/18/00         10/01/00

                                              LOAN                           INTEREST       ORIGINAL        REMAINING
MORTGAGE                                 ADMINISTRATIVE      INTEREST        ACCRUAL         TERM TO         TERM TO       REMAINING
  LOAN    MATURITY DATE     MORTGAGE        COST RATE        ACCRUAL          METHOD       MATURITY OR     MATURITY OR     IO PERIOD
 NUMBER       OR ARD        RATE (%)           (%)            METHOD        DURING IO      ARD (MOS.)       ARD (MOS.)       (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
    1        01/11/10       5.1500%         0.04210%        Actual/360                         66               65
    2        01/11/14       5.3043%         0.04210%        Actual/360      Actual/360         120             113             53
    3        07/11/14       5.6800%         0.04210%        Actual/360      Actual/360         120             119            119
    4        08/11/09       5.0600%         0.04210%          30/360          30/360           60               60             60
    5        08/11/13       6.2400%         0.04210%        Actual/360      Actual/360         108             108             24
    6        08/11/14       5.7800%         0.04210%        Actual/360                         120             120
    7        07/11/14       5.6000%         0.04210%          30/360          30/360           120             119             11
    8        08/11/14       5.6600%         0.04210%        Actual/360      Actual/360         120             120             60
    9        07/11/09       5.7000%         0.04210%        Actual/360                         60               59
   10        05/11/11       5.3600%         0.04210%        Actual/360                         84               81
   11        05/11/11       5.2800%         0.04210%        Actual/360                         84               81
   12        07/11/14       5.9900%         0.04210%        Actual/360                         120             119
   13        07/11/14       5.7100%         0.04210%        Actual/360      Actual/360         120             119             23
   14        05/11/11       5.2800%         0.04210%        Actual/360                         84               81
   15        07/11/14       5.9100%         0.04210%        Actual/360      Actual/360         120             119             35
   16        07/11/14       6.2000%         0.04210%        Actual/360      Actual/360         120             119             11
   17        08/11/09       5.1500%         0.04210%        Actual/360      Actual/360         60               60             12
   18        08/11/14       6.1200%         0.04210%        Actual/360                         120             120
   19        07/11/09       5.1500%         0.04210%        Actual/360      Actual/360         60               59             11
   20        07/11/14       5.7750%         0.04210%        Actual/360                         120             119
   21        05/11/11       5.2800%         0.04210%        Actual/360                         84               81
   22        05/11/11       5.2800%         0.04210%        Actual/360                         84               81
   23        07/11/14       6.2200%         0.04210%        Actual/360                         120             119
   24        06/11/09       5.4100%         0.04210%        Actual/360      Actual/360         60               58             10
   25        08/11/14       5.9000%         0.04210%        Actual/360        30/360           120             120             36
   26        08/11/14       4.9900%         0.04210%        Actual/360                         120             120
   27        06/11/14       5.9100%         0.04210%        Actual/360                         120             118
   28        08/11/14       5.5900%         0.04210%        Actual/360                         120             120
   29        07/11/14       5.8800%         0.04210%        Actual/360                         120             119
   30        08/11/14       5.7200%         0.04210%        Actual/360                         120             120
   31        08/10/14       6.0100%         0.09210%        Actual/360                         120             120
   32        07/01/09       5.1600%         0.04210%        Actual/360      Actual/360         60               59             11
   33        06/11/14       5.9100%         0.04210%        Actual/360                         120             118
   34        07/11/14       5.7400%         0.04210%        Actual/360                         120             119
   35        08/11/14       5.6800%         0.07210%        Actual/360      Actual/360         120             120             24
   36        08/11/14       5.6700%         0.04210%        Actual/360                         120             120
   37        08/11/14       5.8400%         0.04210%        Actual/360      Actual/360         120             120             24
   38        07/11/14       5.8500%         0.04210%        Actual/360                         120             119
   39        08/11/14       5.7900%         0.04210%        Actual/360                         120             120
   40        08/11/09       5.4400%         0.04210%        Actual/360                         60               60
   41        08/11/14       6.2700%         0.04210%        Actual/360                         120             120
   42        06/11/14       6.5400%         0.04210%        Actual/360                         120             118
   43        07/11/24       6.6500%         0.04210%        Actual/360                         240             239
   44        07/11/14       5.9300%         0.04210%        Actual/360                         120             119
   45        08/11/14       5.8500%         0.04210%        Actual/360                         120             120
  45.1
  45.2
   46        08/11/14       5.5900%         0.04210%        Actual/360                         120             120
   47        06/11/14       6.0600%         0.04210%        Actual/360                         120             118
   48        04/11/14       5.3100%         0.04210%        Actual/360                         120             116
   49        08/11/14       6.5600%         0.04210%        Actual/360                         120             120
   50        07/11/14       6.1300%         0.04210%        Actual/360      Actual/360         120             119             23
   51        06/11/14       5.6000%         0.04210%        Actual/360                         120             118
   52        08/11/14       6.0700%         0.04210%        Actual/360                         120             120
   53        07/11/14       5.9700%         0.04210%        Actual/360      Actual/360         120             119             11
   54        06/11/14       6.0800%         0.04210%        Actual/360      Actual/360         120             118             46
   55        07/11/14       6.4900%         0.04210%        Actual/360                         120             119
   56        08/11/14       5.9300%         0.04210%        Actual/360                         120             120
   57        06/11/09       5.0600%         0.04210%        Actual/360                         60               58
   58        05/11/14       5.0500%         0.04210%        Actual/360                         120             117
   59        07/11/14       6.0200%         0.04210%        Actual/360                         120             119
  59.1
  59.2
   60        06/11/09       5.6100%         0.04210%        Actual/360      Actual/360         60               58             10
   61        07/11/14       5.8000%         0.04210%        Actual/360                         120             119
   62        08/11/11       7.0200%         0.04210%        Actual/360                         84               84
   63        06/11/09       5.6100%         0.04210%        Actual/360      Actual/360         60               58             10
   64        08/11/19       6.2600%         0.04210%        Actual/360                         180             180
   65        07/11/14       5.8400%         0.04210%        Actual/360                         120             119
   66        08/11/14       5.9900%         0.04210%        Actual/360                         120             120
   67        07/01/24       6.3800%         0.04210%        Actual/360                         240             239
   68        01/01/12       8.3000%         0.04210%        Actual/360                         132              89
   69        07/11/14       6.0500%         0.04210%        Actual/360                         120             119
   70        07/01/14       6.4500%         0.04210%        Actual/360                         120             119
   71        08/11/14       5.9700%         0.04210%        Actual/360                         120             120
   72        08/11/24       6.1900%         0.04210%        Actual/360                         240             240
   73        08/11/14       5.9000%         0.11210%        Actual/360                         120             120
   74        08/11/14       5.6100%         0.04210%        Actual/360                         120             120
   75        06/11/09       5.0600%         0.04210%        Actual/360                         60               58
   76        08/11/22       5.4900%         0.04210%        Actual/360                         216             216
   77        08/11/11       5.9200%         0.04210%        Actual/360                         84               84
   78        08/11/14       5.9500%         0.04210%        Actual/360                         120             120
   79        06/11/09       5.0600%         0.04210%        Actual/360                         60               58
   80        06/11/09       5.0600%         0.04210%        Actual/360                         60               58
   81        09/01/10       8.7000%         0.04210%        Actual/360                         120              73

MORTGAGE     ORIGINAL        REMAINING                                 MATURITY DATE OR
  LOAN      AMORT TERM       AMORT TERM          MONTHLY P&I             ARD BALLOON         ARD
 NUMBER       (MOS.)          (MOS.)            PAYMENTS ($)             BALANCE ($)         LOAN     PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------
    1           360             359              819,039.34             137,372,067.26        N       L(25),D(34),O(7)
    2           360             360              455,568.81             75,961,366.74         Y       L(31),D(86),O(3)
    3           IO              IO                   IO                 71,500,000.00         N       L(25),D(92),O(3)
    4           IO              IO                   IO                 44,000,000.00         N       L(24),D(32),O(4)
    5           360             360              Various(3)             37,169,286.00         Y       L(36),D(69),O(3)
    6           360             360              216,627.61             31,170,361.54         N       L(24),D(93),O(3)
    7           300             300              219,506.10             27,796,488.06         Y       L(25),D(88),O(7)
    8           360             360              190,696.47             30,727,002.87         N       L(24),D(78),O(18)
    9           360             359              174,120.13             27,949,873.71         Y       L(48),D(9),O(3)
   10           360             357              167,996.05             26,806,124.12         Y       L(48),D(33),O(3)
   11           360             357              111,959.57             17,994,771.81         Y       L(48),D(33),O(3)
   12           360             359              107,803.40             15,260,768.10         Y       L(48),D(67),O(5)
   13           360             360              103,424.10             15,672,021.07         Y       L(48),D(69),O(3)
   14           360             357               97,071.89             15,601,939.95         Y       L(48),D(33),O(3)
   15           360             360               95,004.25             14,435,711.70         N       L(48),D(69),O(3)
   16           360             360               97,995.04             13,956,269.16         Y       L(48),D(67),O(5)
   17           360             360               81,903.93             14,116,459.98         N       L(24),D(32),O(4)
   18           360             360               91,093.09             12,764,376.83         N       L(24),D(89),O(7)
   19           360             360               81,357.91             14,022,697.10         N       L(25),D(31),O(4)
   20           360             359               84,848.49             12,214,819.89         Y       L(25),D(92),O(3)
   21           360             357               78,898.61             12,681,029.20         Y       L(48),D(33),O(3)
   22           360             357               78,665.91             12,643,626.62         Y       L(48),D(33),O(3)
   23           360             359               79,789.76             11,095,778.79         Y       L(48),D(69),O(3)
   24           360             360               72,236.94             12,129,398.86         Y       L(48),D(9),O(3)
   25           360             360               70,227.36             10,679,661.03         N       L(24),D(93),O(3)
   26           360             360               61,664.22              9,450,822.38         N       L(24),D(92),O(4)
   27           300             298               71,546.84              8,645,983.52         N       L(48),D(68),O(4)
   28           360             360               61,072.27              8,920,311.75         Y       L(23),YM2%(94),O(3)
   29           360             359               62,736.88              8,957,623.30         N       L(48),D(68),O(4)
   30           360             360               59,911.85              8,661,441.75         N       L(60),YM1%(57),O(3)
   31           300             300               64,491.28              7,745,552.78         Y       L(24),D(92),O(4)
   32           360             360               53,844.29              9,271,122.39         N       L(11),YM1%(48),O(1)
   33           300             298               56,215.38              6,793,271.83         N       L(48),D(68),O(4)
   34           360             359               50,715.58              7,321,146.29         Y       L(48),D(69),O(3)
   35           360             360               49,805.49              7,566,013.73         Y       L(48),D(69),O(3)
   36           360             360               49,577.51              7,195,716.19         N       L(48),D(69),O(3)
   37           360             360               50,090.73              7,505,930.49         N       L(48),D(69),O(3)
   38           360             359               50,144.98              7,176,564.04         Y       L(25),D(92),O(3)
   39           360             360               49,233.78              7,078,643.96         N       L(48),D(69),O(3)
   40           324             324               47,158.79              7,285,440.43         Y       L(24),D(33),O(3)
   41           360             360               44,425.34              6,153,453.63         N       L(24),D(93),O(3)
   42           360             358               45,190.71              6,131,769.42         N       L(48),D(69),O(3)
   43           324             323               46,561.33              3,361,810.56         N       L(25),D(212),O(3)
   44           360             359               41,058.97              5,839,586.63         N       L(48),D(69),O(3)
   45           360             360               40,115.98              5,740,651.62         N       L(48),D(69),O(3)
  45.1
  45.2
   46           360             360               38,421.05              5,611,839.72         Y       L(23),YM2%(94),O(3)
   47           360             358               38,618.46              5,436,757.23         N       L(48),D(68),O(4)
   48           360             356               34,245.03              5,114,916.21         N       L(36),D(81),O(3)
   49           300             300               41,416.63              4,811,229.22         N       L(48),D(69),O(3)
   50           360             360               36,476.03              5,333,699.70         Y       L(25),D(92),O(3)
   51           360             358               34,444.74              5,027,182.82         Y       L(48),D(69),O(3)
   52           360             360               35,337.41              4,970,861.29         N       L(24),D(93),O(3)
   53           360             360               34,662.14              5,029,267.47         Y       L(48),D(69),O(3)
   54           360             360               34,468.10              5,250,689.02         Y       L(26),D(91),O(3)
   55           360             359               35,043.28              4,773,486.47         Y       L(48),D(69),O(3)
   56           360             360               31,240.52              4,442,687.94         N       L(48),D(69),O(3)
   57           360             358               27,240.93              4,652,287.82         Y       L(48),D(9),O(3)
   58           360             357               22,675.03              3,458,703.85         Y       L(48),D(69),O(3)
   59           360             359               24,754.48              3,496,107.76         Y       L(48),D(69),O(3)
  59.1
  59.2
   60           300             300               23,933.19              3,552,619.86         Y       L(48),D(9),O(3)
   61           360             359               21,709.86              3,119,233.67         N       L(60),YM1%(57),O(3)
   62           240             240               28,264.60              2,916,862.74         Y       L(24),D(57),O(3)
   63           300             300               21,376.01              3,173,035.12         Y       L(48),D(9),O(3)
   64           360             360               21,203.05              2,541,517.46         N       L(48),D(129),O(3)
   65           360             359               18,857.69              2,700,956.10         Y       L(25),D(92),O(3)
   66           360             360               18,865.59              2,670,343.99         Y       L(48),D(69),O(3)
   67           240             239               22,894.28               83,382.93           N       L(25),D(211),O(4)
   68           300             257               25,337.42              2,575,298.50         N       L(67),D(59),O(6)
   69           360             359               18,083.07              2,547,951.25         N       L(36),D(81),O(3)
   70           360             359               16,977.15              2,319,633.22         N       L(25),D(92),O(3)
   71           360             360               15,837.01              2,245,155.20         Y       L(24),D(93),O(3)
   72           240             240               18,316.56                  0.00             N       L(36),D(201),O(3)
   73           360             360               14,620.81              2,084,091.37         N       L(36),D(81),O(3)
   74           360             360               11,637.87              1,697,157.06         Y       L(24),D(93),O(3)
   75           360             358               9,458.65               1,615,378.14         Y       L(48),D(9),O(3)
   76           216             216               12,480.68                  0.00             N       L(60),YM1%(153),O(3)
   77           360             360               9,510.67               1,443,402.64         N       L(24),D(57),O(3)
   78           300             300               8,977.48               1,082,182.57         N       L(24),D(93),O(3)
   79           360             358               7,350.73               1,255,379.06         Y       L(48),D(9),O(3)
   80           360             358               6,053.54               1,033,841.74         Y       L(48),D(9),O(3)
   81           360             313               7,565.06                877,574.39          N       L(71),D(45),O(4)

MORTGAGE                                                                                   LTV RATIO AT
  LOAN                               APPRAISAL                        CUT-OFF DATE          MATURITY OR       YEAR
 NUMBER    APPRAISED VALUE ($)         DATE          DSCR (X)          LTV RATIO               ARD           BUILT
---------------------------------------------------------------------------------------------------------------------
    1         235,000,000            06/04/04          1.64             63.76%               58.46%          1974
    2         675,000,000            12/02/03          1.81             54.67%               50.64%          1932
    3         110,000,000            06/01/04          1.69             65.00%               65.00%          1976
    4          85,500,000            04/20/04          2.94             51.46%               51.46%          1971
    5          55,800,000            07/01/04          1.42             75.09%               66.61%          2004
    6          50,000,000            07/01/04          1.27             74.00%               62.34%          1993
    7          47,500,000            05/17/04          1.26             74.53%               58.52%          2002
    8          41,250,000            07/19/04          1.31             80.00%               74.49%          1996
    9          39,400,000            05/06/04          1.23             76.07%               70.94%          1972
   10          38,400,000            11/26/03          1.20             78.02%               69.81%          1952
   11          25,700,000            04/17/04          1.20             78.38%               70.02%          1926
   12          23,500,000            04/18/04          1.21             76.53%               64.94%          2002
   13          22,800,000            05/21/04          1.24             78.07%               68.74%          2002
   14          21,900,000            11/02/03          1.26             79.75%               71.24%          1928
   15          20,500,000            05/26/04          1.23             78.05%               70.42%          1964
   16          21,825,000            05/03/04          1.25             73.31%               63.95%          2003
   17          20,600,000            06/06/04          1.28             72.82%               68.53%          1997
   18          20,200,000            04/28/04          1.49             74.26%               63.19%          1981
   19          19,850,000            04/29/04          1.29             75.06%               70.64%          2000
   20          22,000,000            05/20/04          1.46             65.85%               55.52%          1981
   21          17,800,000            11/26/03          1.20             79.75%               71.24%          1920
   22          18,100,000            11/02/03          1.27             78.20%               69.85%          1928
   23          18,200,000            05/12/04          1.29             71.37%               60.97%          2001
   24          16,400,000            07/01/04          1.36             78.35%               73.96%          1958
   25          14,800,000            04/28/04          1.27             80.00%               72.16%          1987
   26          15,600,000            06/02/04          1.29             73.72%               60.58%          1994
   27          16,450,000            05/03/04          1.61             67.90%               52.56%          1995
   28          13,500,000            05/12/04          1.22             78.89%               66.08%          1984
   29          13,250,000            06/14/04          1.20             79.93%               67.60%          2003
   30          17,300,000            07/01/04          1.81             59.54%               50.07%          1998
   31          13,230,000            03/15/04          1.31             75.59%               58.55%          1987
   32          16,750,000            06/05/04          1.70             58.81%               55.35%          1980
   33          12,700,000            05/03/04          1.60             69.10%               53.49%          1998
   34          12,800,000            05/13/04          1.35             67.91%               57.20%          1974
   35          12,100,000            05/14/04          1.20             71.07%               62.53%          1969
   36          10,715,000            05/14/04          1.33             79.98%               67.16%          1972
   37          10,750,000            06/02/04          1.26             79.07%               69.82%          1974
   38          10,800,000            06/01/04          1.32             78.64%               66.45%          2004
   39          10,500,000            06/01/04          1.24             80.00%               67.42%          1950
   40          10,500,000            05/04/04          1.41             76.19%               69.39%          1991
   41          11,300,000            06/02/04          1.47             63.72%               54.46%          1984
   42           8,900,000            05/21/04          1.36             79.87%               68.90%          1999
   43          10,600,000            06/03/04          1.41             65.98%               31.72%          1968
   44           8,800,000            04/22/04          1.25             78.34%               66.36%          1925
   45           8,500,000            04/15/04          1.31             80.00%               67.54%         Various
  45.1          6,300,000            04/15/04                                                                2003
  45.2          2,200,000            04/15/04                                                                2000
   46           8,500,000            05/12/04          1.27             78.82%               66.02%          1978
   47           9,000,000            05/12/04          1.20             70.98%               60.41%          1921
   48           9,310,000            01/21/04          1.49             65.88%               54.94%          1976
   49          10,400,000            06/15/04          1.79             58.65%               46.26%          2003
   50           8,100,000            06/04/04          1.35             74.07%               65.85%          2002
   51           8,400,000            04/16/04          1.28             71.29%               59.85%          1928
   52           9,600,000            06/10/04          1.48             60.94%               51.78%          1986
   53           7,300,000            04/01/04          1.20             79.45%               68.89%          1985
   54           7,500,000            04/26/04          1.36             76.00%               70.01%          1972
   55           7,100,000            05/28/04          1.26             78.11%               67.23%          2003
   56           6,575,000            06/11/04          1.27             79.85%               67.57%          1995
   57           6,300,000            04/16/04          1.30             79.82%               73.85%          1928
   58           5,600,000            03/30/04          1.57             74.75%               61.76%          2004
   59           5,900,000            04/29/04          1.36             69.77%               59.26%         Various
  59.1          3,200,000            04/29/04                                                                1969
  59.2          2,700,000            04/29/04                                                                1970
   60           5,150,000            05/02/04          1.43             74.87%               68.98%          2000
   61           5,330,000            05/17/04          1.30             69.36%               58.52%          2004
   62           5,700,000            05/04/04          1.49             63.86%               51.17%          1999
   63           4,600,000            05/01/04          1.35             74.87%               68.98%          1988
   64           4,300,000            03/25/04          1.27             80.00%               59.11%          2000
   65           4,700,000            06/06/04          1.62             68.03%               57.47%          2003
   66           4,200,000            06/15/04          1.27             75.00%               63.58%          1997
   67           5,600,000            04/13/04          1.50             55.25%                1.49%          1923
   68           4,990,000            09/12/02          1.44             61.22%               51.61%          1995
   69           4,000,000            05/25/04          1.56             74.94%               63.70%          2003
   70           3,600,000            06/01/04          1.34             74.94%               64.43%          2002
   71           3,800,000            06/16/04          1.30             69.74%               59.08%          2000
   72           4,800,000            05/28/04          1.44             52.08%                0.00%          1976
   73           3,140,000            05/04/04          1.37             78.50%               66.37%          2003
   74           2,900,000            05/05/04          1.39             69.83%               58.52%          1994
   75           2,200,000            04/16/04          1.20             79.37%               73.43%          1890
   76           4,400,000            04/22/04          2.44             38.64%                0.00%          1974
   77           3,000,000            06/21/04          1.77             53.33%               48.11%          2001
   78           2,200,000            06/23/04          1.69             63.64%               49.19%          1969
   79           1,700,000            04/16/04          1.28             79.82%               73.85%          1890
   80           1,400,000            04/16/04          1.32             79.82%               73.85%          1930
   81           1,500,000            07/18/00          1.38             62.67%               58.50%          1999

MORTGAGE                                            CUT-OFF DATE
  LOAN        YEAR         NUMBER OF    UNIT OF     LOAN AMOUNT     OCCUPANCY          OCCUPANCY
 NUMBER    RENOVATED         UNITS      MEASURE    PER (UNIT) ($)    RATE (%)        "AS OF" DATE             MOST RECENT PERIOD
------------------------------------------------------------------------------------------------------------------------------------
    1         2001         467,141      Sq. Ft.          321          95.48%            06/04/04               2004 GGP Budget
    2         1997        2,256,552     Sq. Ft.          36           98.60%            04/01/04                 TTM 11/15/03
    3         1991         511,201      Sq. Ft.          140          85.81%            05/21/04                 TTM 03/31/04
    4         1995         561,957      Sq. Ft.          78           87.67%            06/11/04                 TTM 02/29/04
    5                      155,755      Sq. Ft.          269          100.00%           06/07/04
    6                      114,978      Sq. Ft.          322          100.00%           07/12/04
    7                      111,373      Sq. Ft.          318          100.00%           05/31/04                   YE 2003
    8         2000           380         Units         86,842         92.11%            07/06/04                  ECC Budget
    9         2002           959         Units         31,255         83.94%            06/01/04                 TTM 04/30/04
   10         2002           190         Units         157,675        94.74%            06/15/04          T-3 02/04-05/04 Annualized
   11         2003           146         Units         137,969        95.21%            06/15/04          T-3 02/04-05/04 Annualized
   12                       77,251      Sq. Ft.          233          80.85%            06/09/04                2004 Proforma
   13                        276         Units         64,493         93.48%            06/16/04          T-5 01/04-05/04 Annualized
   14         2004           177         Units         98,672         94.92%            06/15/04          T-3 03/04-05/04 Annualized
   15         2003           169         Units         94,675         93.49%            06/21/04
   16                      124,462      Sq. Ft.          129          82.04%            07/23/04
   17                        288         Units         52,083         95.49%            06/23/04          T-4 01/04-04/04 Annualized
   18                      318,645      Sq. Ft.          47           80.01%            06/25/04                 TTM 05/31/04
   19                        268         Units         55,597         93.66%            06/23/04          T-4 01/04-04/04 Annualized
   20         2004         101,893      Sq. Ft.          142          98.82%            06/08/04                 2004 Budget
   21         2004           150         Units         94,635         94.67%            06/15/04          T-3 02/04-05/04 Annualized
   22         2004           176         Units         80,417         95.45%            06/15/04          T-3 02/04-05/04 Annualized
   23                      111,989      Sq. Ft.          116          98.66%            06/01/04          T-5 01/04-05/04 Annualized
   24         2002         219,665      Sq. Ft.          58           97.94%            05/13/04                 2004 Budget
   25         2000          95,029      Sq. Ft.          125          100.00%           07/13/04                 2004 Budget
   26                      102,707      Sq. Ft.          112          94.55%            06/30/04                   YE 2003
   27                        915         Units         12,207         96.18%            05/23/04                   YE 2003
   28                        218         Pads          48,853         100.00%           07/21/04          T-6 11/03-5/04 Annualized
   29                       79,047      Sq. Ft.          134          92.10%            06/28/04
   30                       1,195        Units          8,619         87.20%            07/19/04          T-5 01/04-05/04 Annualized
   31                       98,153      Sq. Ft.          102          100.00%           07/16/04                   YE 2003
   32                      151,154      Sq. Ft.          65           82.54%            07/01/04                 2005 Budget
   33                        755         Units         11,623         92.19%            05/23/04                   YE 2003
   34                         96         Units         90,545         96.88%            05/06/04                   YE 2003
   35         2003           112         Units         76,786         97.32%            07/13/04                   YE 2003
   36                        253         Pads          33,874         98.42%            06/18/04                   YE 2003
   37         2001           476         Units         17,857         96.64%            07/07/04                 TTM 04/30/04
   38                       60,742      Sq. Ft.          140          97.70%            07/26/04
   39         2003           135         Units         62,222         100.00%           07/01/04                 TTM 05/31/04
   40         2002          53,730      Sq. Ft.          149          100.00%           06/10/04                   YE 2003
   41                      125,641      Sq. Ft.          57           100.00%           07/01/04                   YE 2003
   42                       40,535      Sq. Ft.          175          100.00%           07/15/04              Borrower Proforma
   43         2003          83,049      Sq. Ft.          84           100.00%           06/01/04                   YE 2003
   44                        116         Units         59,433         98.28%            07/19/04                 2004 Budget
   45                       77,086      Sq. Ft.          88           100.00%           07/22/04
  45.1                      71,021      Sq. Ft.                       100.00%           07/22/04
  45.2                      6,065       Sq. Ft.                       100.00%           07/22/04
   46                        151         Pads          44,371         100.00%           07/21/04          T-5 01/04-05/04 Annualized
   47         2003          37,486      Sq. Ft.          170          95.13%            06/03/04               2003 Annualized
   48         2001           160         Units         38,336         93.13%            05/31/04          T-4 01/04-04/04 Annualized
   49                         91         Rooms         67,033         70.80%            05/23/04          T-5 01/04-05/04 Annualized
   50                       54,353      Sq. Ft.          110          82.71%            05/01/04                 2005 Budget
   51         2003            46         Units         130,174        95.65%            06/15/04              Borrower Proforma
   52                       50,836      Sq. Ft.          115          91.68%            07/01/04                   YE 2003
   53                        136         Units         42,647         95.59%            05/24/04          T-3 01/04-03/04 Annualized
   54                       61,317      Sq. Ft.          93           97.12%            05/06/04                 2004 Budget
   55                       12,738      Sq. Ft.          435          100.00%           06/21/04
   56                       63,350      Sq. Ft.          83           100.00%           06/11/04                   YE 2003
   57         2003            57         Units         88,223         94.74%            06/15/04           T-1 05/30/04 Annualized
   58                       26,307      Sq. Ft.          159          100.00%           05/06/04                 2004 Budget
   59                         96         Units         42,881         92.71%             Various                   YE 2003
  59.1                        48         Units                        93.75%            03/16/04
  59.2                        48         Units                        91.67%            05/18/04
   60                       68,485      Sq. Ft.          56           100.00%           12/16/03
   61                       14,560      Sq. Ft.          254          100.00%           06/08/04
   62                        126         Rooms         28,889         82.70%            03/31/04                 TTM 03/31/04
   63                       92,452      Sq. Ft.          37           100.00%           12/16/03                   YE 2003
   64                       49,648      Sq. Ft.          69           100.00%           07/28/04
   65                       10,908      Sq. Ft.          293          100.00%           06/02/04          T-5 01/04-05/04 Annualized
   66                       11,348      Sq. Ft.          278          100.00%           06/21/04
   67         2000          34,278      Sq. Ft.          90           100.00%           06/14/04                   YE 2003
   68                       20,970      Sq. Ft.          146          100.00%           07/12/04                   YE 2003
   69                       26,120      Sq. Ft.          115          100.00%           05/28/04
   70                       18,000      Sq. Ft.          150          100.00%           06/08/04                 2004 Budget
   71                       13,905      Sq. Ft.          191          100.00%           07/22/04
   72         2000          23,340      Sq. Ft.          107          100.00%           06/22/04          T-5 01/04-05/04 Annualized
   73                         48         Units         51,354         100.00%           06/01/04
   74                       13,500      Sq. Ft.          150          100.00%           06/01/04
   75         2002            6          Units         291,013        100.00%           07/30/04          T-3 03/04-05/04 Annualized
   76         1997          1,197        Units          1,420         88.64%            03/31/04          T-3 01/04-03/04 Annualized
   77                       55,344      Sq. Ft.          29           100.00%           07/22/04
   78                         48         Units         29,167         97.92%            05/18/04                 TTM 04/30/04
   79         2003            7          Units         193,850        100.00%           06/15/04          T-3 03/04-05/04 Annualized
   80         2003            9          Units         124,166        100.00%           06/15/04          T-3 03/04-05/04 Annualized
   81                       6,580       Sq. Ft.          143          100.00%           03/31/04                   YE 2003

              MOST
MORTGAGE     RECENT                                         MOST                                             UW NET
  LOAN      REVENUES     MOST RECENT     MOST RECENT       RECENT           UW               UW            OPERATING     UW NET CASH
 NUMBER        ($)       EXPENSES ($)       NOI ($)        NCF ($)      REVENUES ($)     EXPENSES ($)      INCOME ($)       FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------
    1      21,063,638      5,170,077      15,893,561      15,823,490     21,716,349       5,206,577        16,509,771     16,085,495
    2      62,279,306     17,608,014      44,671,292      44,445,637     63,438,713       18,543,090       44,895,623     44,558,893
    3      14,739,110      7,297,878       7,441,231      7,384,999      15,581,084       8,045,998         7,535,086      6,851,264
    4      12,165,953      5,057,325       7,108,628      6,968,139      12,441,154       5,102,305         7,338,849      6,547,188
    5                                                                     5,919,756       1,332,459         4,587,297      4,405,554
    6                                                                     3,358,320         33,583          3,324,737      3,306,961
    7       5,649,849      1,573,530       4,076,319      4,059,613       5,274,073       1,865,242         3,408,831      3,317,365
    8       4,594,000      1,452,781       3,141,219      3,055,719       4,618,834       1,546,491         3,072,343      2,986,843
    9       5,800,463      3,139,169       2,661,294      2,429,216       5,866,932       3,056,455         2,810,477      2,578,399
   10       3,074,324       831,021        2,243,303      2,200,553       3,240,270        776,402          2,463,869      2,421,119
   11       1,947,720       538,648        1,409,072      1,376,222       2,175,393        530,813          1,644,580      1,611,730
   12       2,237,423       445,414        1,792,009      1,784,284       2,312,376        688,989          1,623,388      1,561,181
   13       2,570,143       973,859        1,596,284      1,527,284       2,581,589        971,461          1,610,127      1,541,127
   14       2,070,840       549,998        1,520,842      1,481,017       2,070,871        564,735          1,506,136      1,466,311
   15                                                                     2,182,470        750,073          1,432,397      1,398,597
   16                                                                     2,281,452        666,658          1,614,794      1,466,656
   17       2,343,069      1,133,274       1,209,795      1,152,195       2,478,425       1,165,998         1,312,427      1,254,827
   18       3,407,186      1,466,244       1,940,942      1,883,586       3,353,351       1,514,500         1,838,851      1,630,035
   19       2,077,926       777,112        1,300,814      1,247,214       2,083,704        771,403          1,312,301      1,258,701
   20       2,196,536       473,269        1,723,267      1,691,777       2,071,309        500,558          1,570,751      1,491,286
   21       1,543,980       414,923        1,129,057      1,095,307       1,552,672        381,733          1,170,939      1,137,189
   22       1,795,492       582,151        1,213,341      1,173,741       1,795,644        557,263          1,238,381      1,198,781
   23       2,049,264       485,760        1,563,504      1,490,061       2,286,979        875,098          1,411,881      1,236,750
   24       1,925,760       661,019        1,264,741      1,231,791       1,955,521        658,529          1,296,992      1,181,996
   25       1,673,545       486,174        1,187,371      1,175,017       1,659,434        555,665          1,103,769      1,070,734
   26       1,209,740       267,650         942,090        933,874        1,293,325        265,477          1,027,848       951,543
   27       1,758,966       341,002        1,417,964      1,399,892       1,809,471        406,476          1,402,996      1,384,925
   28       1,196,626       298,254         898,372        890,785        1,235,840        336,934           898,905        891,319
   29                                                                     1,231,404        292,660           938,744        901,816
   30       1,601,626       441,361        1,160,265      1,160,265       1,905,867        584,795          1,321,071      1,299,926
   31       2,101,213       861,110        1,240,103      1,209,676       2,079,372        882,997          1,196,375      1,014,013
   32       1,811,116       506,392        1,304,724      1,274,494       1,683,446        479,280          1,204,166      1,098,528
   33       1,366,976       307,469        1,059,507      1,049,758       1,439,355        348,033          1,091,322      1,081,573
   34       1,182,517       337,951         844,566        820,566        1,187,817        341,486           846,331        822,331
   35       1,057,835       383,477         674,358        640,852        1,125,950        373,394           752,556        719,050
   36       1,613,730       881,498         732,233        713,258        1,641,126        830,670           810,456        791,481
   37       2,150,143      1,327,895        822,248        704,676        2,191,952       1,319,845          872,107        754,535
   38                                                                     1,009,551        197,782           811,769        793,986
   39       1,496,164       662,373         833,791        800,041        1,495,949        731,140           764,809        731,059
   40       1,225,931       332,880         893,052        879,217        1,232,742        393,005           839,737        799,189
   41       1,331,000       391,846         939,154        899,774        1,305,056        395,144           909,912        781,771
   42       1,364,858       500,174         864,684        858,604        1,306,382        515,598           790,784        735,262
   43       1,852,415       831,663        1,020,752      1,018,838       1,756,447        875,887           880,560        790,080
   44       1,207,521       540,441         667,080        638,080        1,180,940        537,284           643,655        614,655
   45                                                                      765,067         119,986           645,081        632,785
  45.1
  45.2
   46        813,930        226,131         587,799        581,759         860,700         267,160           593,540        587,500
   47       1,420,646      1,225,030        195,616        191,118        1,874,650       1,244,155          630,495        556,142
   48       1,066,218       423,087         643,131        585,561        1,129,198        469,501           659,697        611,697
   49       3,575,225      1,927,513       1,647,712      1,504,703       2,940,893       1,932,477         1,008,416       890,781
   50        992,791        271,347         721,444        673,009         938,346         292,175           646,171        590,657
   51        823,411        113,655         709,756        698,256         680,107         139,117           540,990        529,490
   52       1,034,713       298,887         735,826        721,525         974,843         284,857           689,986        625,707
   53        959,260        395,762         563,498        522,698         941,315         399,306           542,009        501,209
   54       1,371,904       622,771         749,133        738,096        1,283,980        653,875           630,105        564,483
   55                                                                      535,970          5,388            530,582        530,384
   56        657,505        139,274         518,231        511,896         640,788         151,316           489,471        476,447
   57        614,016        88,713          525,303        511,053         609,233         170,960           438,273        424,023
   58        563,656        98,127          465,529        460,268         561,583         100,114           461,469        428,247
   59        770,725        345,631         425,094        398,598         772,718         343,414           429,304        402,808
  59.1
  59.2
   60                                                                      439,160          21,958           417,202        410,354
   61                                                                      351,820          10,555           341,265        339,081
   62       1,516,478       853,741         662,737        634,822        1,450,490        870,971           579,519        506,994
   63        395,849        39,469          356,379        347,134         375,301          18,765           356,536        347,290
   64                                                                      431,190          75,300           355,890        323,705
   65        414,095                        414,095        414,095         383,038          11,491           371,547        366,353
   66                                                                      297,998          8,940            289,059        287,924
   67        667,587        93,491          574,096        567,240         613,894         140,061           473,834        412,228
   68        434,320        16,614          417,706        417,706         481,402          25,672           455,730        438,588
   69                                                                      449,594          84,480           365,114        339,195
   70        486,200        119,298         366,902        364,202         402,905         108,220           294,685        272,374
   71                                                                      259,700          10,791           248,909        246,823
   72        367,668        77,501          290,167        279,168         445,079         104,406           340,673        316,075
   73                                                                      368,448         116,080           252,368        240,368
   74                                                                      214,326          10,180           204,146        194,609
   75        204,600        53,011          151,589        150,071         193,654          55,543           138,111        136,593
   76        671,408        180,957         490,451        490,451         613,530         238,517           375,014        365,346
   77                                                                      210,000          4,200            205,800        201,863
   78        343,510        193,679         149,831        118,976         337,744         142,977           194,768        181,568
   79        144,292        30,193          114,099        112,076         144,238          29,459           114,779        112,756
   80        139,056        41,669          97,387          94,660         133,182          34,651           98,531         95,804
   81        168,296        19,280          149,016        143,094         157,928          24,596           133,332        125,698

MORTGAGE                                                LARGEST         LARGEST
  LOAN                                                TENANT SQ.         TENANT         LARGEST TENANT
 NUMBER     LARGEST TENANT NAME                           FT.           % OF NRA          EXP. DATE
----------------------------------------------------------------------------------------------------------
    1       Century Theaters                            73,280           15.69%            08/10/21
    2       Credit Suisse First Boston                 1,921,459         85.15%        Multiple Spaces
    3       Shefsky & Froelich Limited                  43,612           8.53%             05/30/05
    4       AT&T                                        59,940           10.67%            08/31/08
    5       United States Government                    155,755         100.00%            06/30/14
    6       Barneys New York, Inc.                      114,978         100.00%            01/27/19
    7       National Treasury Employees Union           63,212           56.76%            12/31/17
    8
    9
   10
   11
   12       Macaroni Grill                               6,876           8.90%             04/30/18
   13
   14
   15
   16       University of Phoenix                       57,485           46.19%            05/31/13
   17
   18       Sears                                       70,480           22.12%            03/02/07
   19
   20       Sports Arena Fitness (Gold's Gym)           33,966           33.33%        Multiple Spaces
   21
   22
   23       Park Avenue Gymnastics at Weston            12,000           10.72%            11/24/10
   24       Kohl's Dept Store                           127,987          58.26%            03/31/13
   25       APW Supermarkets, Inc. (Waldbaums)          56,711           59.68%            01/31/20
   26       Publix                                      56,077           54.60%            05/24/14
   27
   28
   29       Publix Supermarket                          44,271           56.01%            01/31/23
   30
   31       Cardiovascular Specialties, Inc.             7,711           7.86%         Multiple Spaces
   32       Stein Mart                                  37,528           24.83%            10/31/05
   33
   34
   35
   36
   37
   38       Bed Bath and Beyond                         22,054           36.31%            01/31/15
   39
   40       FDA-USA                                     53,730          100.00%        Multiple Spaces
   41       ESCO, LLC                                   15,850           12.62%            06/30/05
   42       Neuro Spinal Associates                     24,608           60.71%            06/30/14
   43       Liberty Mutual                              24,529           29.54%            10/31/07
   44
   45       Various                                     Various         Various            Various
  45.1      Kroger (Ground Lease)                       56,346           79.34%            09/30/23
  45.2      Wendy's                                      3,320           54.74%            08/30/19
   46
   47       Preferred Jewelbrokers                       6,617           17.65%            02/01/13
   48
   49
   50       Decision One Mortgage                       18,544           34.12%            06/30/08
   51
   52       Head to Toes                                 5,472           10.76%            12/31/08
   53
   54       Prudential Florida Realty                   13,614           22.20%            01/31/07
   55       Eckerd                                      12,738          100.00%            11/18/33
   56       Bi-Lo                                       42,680           67.37%            03/31/15
   57
   58       Orgill Singer Associates                    20,000           76.03%            04/25/16
   59
  59.1
  59.2
   60       Fresh Brands (dba Piggly Wiggly)            68,485          100.00%            09/01/18
   61       Walgreens                                   14,560          100.00%            03/31/79
   62
   63       Pic N Save                                  51,148           55.32%            12/31/08
   64       Intellibot Robotics                         14,592           29.39%            12/01/08
   65       Eckerd                                      10,908          100.00%            08/20/23
   66       CVS                                         11,348          100.00%            12/28/17
   67       CSOSA                                       23,878           69.66%            08/31/15
   68       The Good Guys, Inc.                         20,970          100.00%            02/29/12
   69       Savory Chef                                  4,080           15.62%            07/31/09
   70       Elany Image Day Spa                          3,000           16.67%            08/31/09
   71       Walgreens                                   13,905          100.00%            09/30/60
   72       Party America                               12,500           53.56%            12/31/05
   73
   74       Walgreens                                   13,500          100.00%            09/30/44
   75
   76
   77       Sears                                       55,344          100.00%            04/30/11
   78
   79
   80
   81       Kinko's                                      6,580          100.00%            06/02/09

                                                                                         2ND
MORTGAGE                                                          2ND LARGEST          LARGEST          2ND LARGEST
  LOAN                                                             TENANT SQ.         TENANT %          TENANT EXP.
 NUMBER       2ND LARGEST TENANT NAME                                 FT.            OF NRA (%)            DATE
------------------------------------------------------------------------------------------------------------------------
    1         Borders Books & Music                                  26,878             5.75%            03/31/20
    2         Aon (sublet to IBM)                                   138,072             6.12%            04/30/13
    3         Gordon & Glickson LLC                                  30,999             6.06%            12/31/07
    4         Questar                                                38,333             6.82%            08/31/07
    5
    6
    7         Bank-Fund Staff Federal Credit Union                   23,845            21.41%            09/30/13
    8
    9
   10
   11
   12         Stuffs Pizza                                           4,326              5.60%            04/30/23
   13
   14
   15
   16         Lincoln National Life Insurance Company                23,103            18.56%         Multiple Spaces
   17
   18         JC Penney                                              67,553            21.20%            02/28/07
   19
   20         Staples                                                27,848            27.33%            08/31/11
   21
   22
   23         St. Katherine Drexel Catholic Church                   10,934             9.76%            03/19/07
   24         G&R - 124 Street Foods, Inc.                           46,929            21.36%            04/30/14
   25         Maces Closeout City of Rocky Point, Inc.               11,000            11.58%            10/31/12
   26         Cato                                                   6,000              5.84%            01/31/07
   27
   28
   29         Blockbuster Video                                      4,200              5.31%            03/31/10
   30
   31         East Jefferson Gen. Hospital                           7,697              7.84%         Multiple Spaces
   32         Sears                                                  21,371            14.14%            08/25/07
   33
   34
   35
   36
   37
   38         Best Buy                                               20,524            33.79%            01/31/15
   39
   40
   41         Oregon Micro Systems Inc.                              11,475             9.13%            10/31/07
   42         Axcess Diagnostics                                     7,219             17.81%            06/30/14
   43         Sealed Air Corporation                                 21,182            25.51%            08/31/08
   44
   45         Various                                               Various            Various            Various
  45.1        Downtown Locker Room                                   3,925              5.53%            04/30/09
  45.2        Chubby's Convenience Store                             2,745             45.26%            01/31/12
   46
   47         Premier Gem                                            6,000             16.01%            12/31/05
   48
   49
   50         Loeffler Associates                                    13,555            24.94%            11/30/11
   51
   52         Prudential Northwest Properties                        4,916              9.67%            02/28/05
   53
   54         Fenster & Faerber, P.A.                                5,825              9.50%            09/30/07
   55
   56         CVS                                                    10,720            16.92%            01/31/15
   57
   58         Huntington Development                                 2,442              9.28%            07/15/09
   59
  59.1
  59.2
   60
   61
   62
   63         Wal-Mart                                               41,304            44.68%            04/30/08
   64         Luck Stone Corporation                                 10,275            20.70%            03/01/08
   65
   66
   67         High Road School                                       10,400            30.34%         Multiple Spaces
   68
   69         Ihloff Salon/Spa                                       4,000             15.31%            04/30/13
   70         Sally Beauty Supplies                                  2,800             15.56%            05/31/09
   71
   72         Trader Joe's                                           10,840            46.44%            04/30/13
   73
   74
   75
   76
   77
   78
   79
   80
   81

                                                              3RD           3RD
MORTGAGE                                                    LARGEST       LARGEST        3RD LARGEST
  LOAN                                                       TENANT      TENANT %        TENANT EXP.
 NUMBER       3RD LARGEST TENANT NAME                        SQ. FT       OF NRA            DATE
---------------------------------------------------------------------------------------------------------
    1         Old Navy                                       22,958        4.91%          01/31/05
    2         Omnicom                                        95,557        4.23%          09/30/08
    3         TMP Worldwide Inc.                             30,816        6.03%          09/30/10
    4         Kennedy Christopher Childs & Fogg              30,302        5.39%          02/28/10
    5
    6
    7         Wells Fargo                                    13,807       12.40%          10/31/12
    8
    9
   10
   11
   12         USA Credit Union                               3,865         5.00%          02/28/08
   13
   14
   15
   16         FDIC                                           9,500         7.63%          03/31/09
   17
   18         Fye Music & Movies                             12,716        3.99%          01/31/10
   19
   20         CEC Entertainment, Inc.                        11,523       11.31%          04/18/13
   21
   22
   23         Chung's Tae Kwon Do Center                     6,045         5.40%          04/18/11
   24         Occucenter                                     11,000        5.01%          06/30/09
   25         Pier 1 Imports                                 9,178         9.66%          02/29/12
   26         Dollar Tree                                    4,730         4.61%          12/31/04
   27
   28
   29         Chateau Animal Hospital                        2,688         3.40%          01/31/09
   30
   31         Riley Sibley, MD                               4,716         4.80%          10/31/09
   32         On the Park, Inc.                              5,000         3.31%          10/31/11
   33
   34
   35
   36
   37
   38         4 Ever Golf, LLC                               3,560         5.86%          06/14/09
   39
   40
   41         Direct Repair Laboratories                     11,460        9.12%          11/30/04
   42         Muscular Ambulatory Surgery Center             4,606        11.36%          06/30/14
   43         GSA                                            18,844       22.69%          09/14/06
   44
   45         Various                                       Various       Various          Various
  45.1        Movie Gallery                                  2,750         3.87%          04/30/09
  45.2
   46
   47         Jean & Alex                                    4,163        11.11%          03/31/14
   48
   49
   50         Navigant International                         5,335         9.82%          10/31/07
   51
   52         Wong's Chinese Restaurant                      4,824         9.49%          12/31/07
   53
   54         Kindred Hospitals East, LLC                    4,361         7.11%          10/21/04
   55
   56         Movie Gallery                                  4,000         6.31%          11/30/08
   57
   58         Dream Home Realty, LLC                         1,940         7.37%          05/09/09
   59
  59.1
  59.2
   60
   61
   62
   63
   64         Delta Group of Virginia                        9,885        19.91%          10/01/08
   65
   66
   67
   68
   69         US Cellular                                    3,080        11.79%          11/30/08
   70         Bozzelli's                                     2,800        15.56%          09/30/07
   71
   72
   73
   74
   75
   76
   77
   78
   79
   80
   81

MORTGAGE
  LOAN                                                          LARGEST AFFILIATED SPONSOR FLAG
 NUMBER          LOCKBOX                                              (> THAN 4% OF POOL)
-----------------------------------------------------------------------------------------------------------------------------------
    1             Day 1                                         General Growth Properties, Inc.
    2             Day 1                                                   Tamir Sapir
    3             Day 1                                                The Andalex Group
    4           Springing                                               Kevin J. Martin
    5             Day 1
    6             Day 1
    7           Springing
    8
    9           Springing
   10           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   11           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   12           Springing
   13           Springing
   14           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   15
   16           Springing
   17
   18
   19
   20           Springing
   21           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   22           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   23           Springing
   24           Springing
   25             Day 1
   26
   27
   28           Springing
   29
   30
   31             Day 1
   32
   33
   34           Springing
   35           Springing
   36
   37
   38           Springing
   39
   40           Springing
   41
   42
   43
   44
   45
  45.1
  45.2
   46           Springing
   47
   48             Day 1
   49
   50           Springing
   51           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   52
   53           Springing
   54           Springing
   55           Springing
   56
   57           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   58           Springing
   59           Springing
  59.1
  59.2
   60           Springing
   61
   62             Day 1
   63           Springing
   64
   65           Springing
   66           Springing
   67             Day 1
   68
   69
   70
   71           Springing
   72
   73
   74           Springing
   75           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   76
   77
   78
   79           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   80           Springing         Barry, Donal P.; Barry, Margaret H.; Barry, Donal P. Jr.; Barry, Sean T.; Purcell, James W.
   81

(1) This Mortgage Loan is part of a split loan structure. With respect to this Mortgage Loan, unless otherwise specified, the calculations of LTV ratios and DSC ratios exclude the related subordinate companion loan(s).

(2) This Mortgage Loan represents the senior component of a loan that is part of a split loan structure, the related pari passu companion loans and subordinate companion loans of which are not included in the trust fund. With respect to this Mortgage Loan, unless otherwise specified, the calculations of LTV ratios and DSC ratios were based upon the aggregate indebtedness of this Mortgage Loan (excluding the non-pooled subordinate component) and the related pari passu companion loans, but such calculations exclude the related subordinate companion loans.

(3) Pursuant to Annex A-6, fixed monthly payments of principal and interest for the first 12 months on a 20-year amortization schedule, interest-only payments for months 13 through 36, and thereafter, fixed monthly payments of principal and interest on a 30-year amortization schedule.

See "DESCRIPTION OF THE MORTGAGED POOL - Additional Mortgage Loan Information" in the prospectus supplement.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C14

         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

     ANNEX A-2

MORTGAGE
  LOAN
 NUMBER       PROPERTY NAME                                                               PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
   8          Aylesbury Farms Apartment Homes                                             6115 Abbotts Bridge Road
   9          Kennedy Ridge Apartments                                                    10700 East Dartmouth Avenue
   10         4100 North Marine Drive                                                     4100 North Marine Drive
   11         21-27 East Delaware Place                                                   21-27 East Delaware Place
   13         Cranbrook at Biltmore Park                                                  300 Cranbrook Drive
   14         451 West Wrightwood Avenue                                                  451 West Wrightwood Avenue
   15         Summer View at Sherman Oaks Apartments                                      15353 Weddington Street
   17         The Harrington Apartments                                                   2305 New England Street
   19         Carriage Club Apartments                                                    175 Carriage Club Drive
   21         18 East Elm Street                                                          18 East Elm Street
   22         443 West Wrightwood Avenue                                                  443 West Wrightwood Avenue
   34         Oakview Apartments                                                          3135 Campus Drive
   35         Villa del Sur Apartments                                                    2701 West McFadden Avenue
   37         Malibu Apartments                                                           8600 North Lamar
   39         Summit Gardens Apartments                                                   30 Arcadia Road
   44         The Sevilla                                                                 2801 John F. Kennedy Boulevard
   48         Park Knoll Apartments                                                       10680 Coloma Road
   51         1213-1229 West Diversey Parkway &                                           1213-1229 West Diversey Parkway &
               2751-2753 North Magnolia Street                                             2751-2753 North Magnolia Street
   53         The Crystal Village Apartments                                              2610-A Camellia Drive
   57         1939 North Lincoln Avenue                                                   1939 North Lincoln Avenue
   59         Perry Hill Estates and Ridgeview Heights Portfolio                          Various
  59.1        Perry Hill Estates                                                          52 Perry Hill Road
  59.2        Ridgeview Heights Apartments                                                456 Tolland Turnpike
   73         Broad Trace Apartments                                                      1210, 1215, 1225 & 1235 Tryon Street
   75         482-484 West Deming Place                                                   482-484 West Deming Place
   78         Embassy House Apartments                                                    415 North Gadsden Street
   79         507-509 West Wrightwood Avenue                                              507-509 West Wrightwood Avenue
   80         734-742 West Oakdale Avenue                                                 734-742 West Oakdale Avenue

MORTGAGE                                                                      GENERAL                                      UTILITIES
  LOAN                              PROPERTY     PROPERTY                     PROPERTY      SPECIFIC PROPERTY  ELEVATOR      TENANT
 NUMBER       PROPERTY CITY          STATE       ZIP CODE        COUNTY         TYPE               TYPE        BUILDINGS     PAYS
------------------------------------------------------------------------------------------------------------------------------------
   8          Duluth                   GA          30097         Fulton     Multifamily        Conventional        N        E,W,P,C
   9          Denver                   CO          80014         Denver     Multifamily        Conventional        N       E,G,W,S,T
   10         Chicago                  IL          60613          Cook      Multifamily        Conventional        Y          E,G
   11         Chicago                  IL          60611          Cook      Multifamily        Conventional        Y          E,G
   13         Arden                    NC          28704        Buncombe    Multifamily        Conventional        N           E
   14         Chicago                  IL          60614          Cook      Multifamily        Conventional        Y          E,G
   15         Sherman Oaks             CA          91411      Los Angeles   Multifamily        Conventional        N        E,W,S,T
   17         Charlotte                NC          28269      Mecklenburg   Multifamily        Conventional        N         E,W,S
   19         Mooresville              NC          28117        Iredell     Multifamily        Conventional        N         E,W,S
   21         Chicago                  IL          60611          Cook      Multifamily        Conventional        Y          E,G
   22         Chicago                  IL          60614          Cook      Multifamily        Conventional        Y          E,G
   34         San Mateo                CA          94403       San Mateo    Multifamily        Conventional        Y           E
   35         Santa Ana                CA          92704         Orange     Multifamily        Conventional        N           E
   37         Austin                   TX          78753         Travis     Multifamily        Conventional        N         E,W,S
   39         Hackensack               NJ          07601         Bergen     Multifamily        Conventional        N          E,G
   44         Jersey City              NJ          07306         Hudson     Multifamily        Conventional        Y          E,G
   48         Rancho Cordova           CA          95670       Sacramento   Multifamily        Conventional        N           E
   51         Chicago                  IL          60614          Cook      Multifamily        Conventional        N          E,G
   53         Durham                   NC          27705         Durham     Multifamily        Conventional        N         E,W,S
   57         Chicago                  IL          60614          Cook      Multifamily        Conventional        Y          E,G
   59         Various                  CT         Various       Various     Multifamily        Conventional        N       E,W,S,P,C
  59.1        Ashford                  CT          06278        Windham     Multifamily        Conventional        N       E,W,S,P,C
  59.2        Willington               CT          06279        Tolland     Multifamily        Conventional        N       E,W,S,P,C
   73         Sumter                   SC          29150         Sumter     Multifamily        Conventional        N          W,E
   75         Chicago                  IL          60614          Cook      Multifamily        Conventional        N          E,G
   78         Tallahassee              FL          32301          Leon      Multifamily        Conventional        N           E
   79         Chicago                  IL          60614          Cook      Multifamily        Conventional        N          E,G
   80         Chicago                  IL          60657          Cook      Multifamily        Conventional        N          E,G

MORTGAGE         NUMBER       NUMBER      NUMBER      NUMBER       NUMBER
  LOAN          OF STUDIO     OF 1 BR     OF 2 BR     OF 3 BR     OF 4+ BR
 NUMBER           UNITS        UNITS       UNITS       UNITS       UNITS
---------------------------------------------------------------------------
   8                            106         206         68
   9               108          515         336
   10              17           52          104         17
   11              63           51          31           1
   13                           78          165         33
   14              83           72          22
   15               2           166          1
   17                           103         140         45
   19                           110         136         22
   21              94           53           3
   22              113          63
   34              35           55           6
   35              84            1          27
   37                           388         88
   39                           65          70
   44              35           76                       5
   48               8           74          76           2
   51               6           39           1
   53                           48          88
   57              47           10
   59                         Various     Various
  59.1                                      48
  59.2                          24          24
   73                                       48
   75                                                    6
   78                           24          24
   79                            2           4           1
   80                                        6           3

MORTGAGE      AVERAGE RENT;       AVERAGE RENT;        AVERAGE RENT;        AVERAGE RENT;       AVERAGE RENT;
  LOAN        RENT RANGES -       RENT RANGES -        RENT RANGES -        RENT RANGES -       RENT RANGES -
 NUMBER       STUDIO UNITS         1 BR UNITS           2 BR UNITS           3 BR UNITS          4+ BR UNITS
------------------------------------------------------------------------------------------------------------------
   8                               898;883-913        1088;1068-1107       1235;1215-1255
   9          450;450-450          541;510-550          687;645-710
   10         788;700-875         1173;935-1410        1320;900-1795       1661;1326-1995
   11         760;650-870         1105;900-1310       1765;1345-2395       2495;2495-2495
   13                              707;695-770          816;780-840        1217;1010-1295
   14         840;650-1030        1015;900-1130       1320;1029-1610
   15        1000;1000-1000      1148;1145-1200       1725;1725-1725
   17                              627;540-791          823;780-915         976;914-1300
   19                              683;683-683          825;785-875          958;958-958
   21         788;625-950         1023;855-1190       1472;1395-1510
   22         750;599-900         933;790-1075
   34         975;950-1000       1145;1095-1195       1495;1495-1495
   35         788;725-850          850;850-850        1068;1000-1135
   37                              369;340-440          560;560-560
   39                              877;624-987         1031;745-1135
   44         559;360-719          714;428-902                              996;722-1402
   48         500;500-500          599;575-600          700;700-700          787;775-800
   51         703;695-710         1098;900-1295       1395;1395-1395
   53                              550;550-550          650;650-650
   57         800;649-950         1035;975-1095
   59                                Various              Various
  59.1                                                  751;655-820
  59.2                             608;570-640          720;675-765
   73                                                   650;650-650
   75                                                                      2095;1995-2195
   78                              548;545-560          675;655-710
   79                            1355;1260-1450       1476;1350-1595       2385;2385-2385
   80                                                 1448;1100-1795       1163;1100-1225

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C14

                           RESERVE ACCOUNT INFORMATION

     ANNEX A-3

MORTGAGE
  LOAN
 NUMBER  PROPERTY NAME                                                        GENERAL PROPERTY TYPE        SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
   1     Park Place Mall                                                              Retail                      Anchored
   2     11 Madison Avenue                                                            Office                        CBD
   3     444 North Michigan Avenue                                                    Office                        CBD
   4     Independence Plaza                                                           Office                        CBD
   5     FBI Field Office - Baltimore, MD                                             Office                      Suburban
   6     Barneys New York - Beverly Hills, CA                                         Retail                  Shadow Anchored
   7     1750 H Street                                                                Office                        CBD
   8     Aylesbury Farms Apartment Homes                                           Multifamily                  Conventional
   9     Kennedy Ridge Apartments                                                  Multifamily                  Conventional
   10    4100 North Marine Drive                                                   Multifamily                  Conventional
   11    21-27 East Delaware Place                                                 Multifamily                  Conventional
   12    Bel Villaggio, Phases I & II                                                 Retail                  Shadow Anchored
   13    Cranbrook at Biltmore Park                                                Multifamily                  Conventional
   14    451 West Wrightwood Avenue                                                Multifamily                  Conventional
   15    Summer View at Sherman Oaks Apartments                                    Multifamily                  Conventional
   16    Valley Center Towers - Phase I                                               Office                      Suburban
   17    The Harrington Apartments                                                 Multifamily                  Conventional
   18    Hot Springs Mall                                                             Retail                      Anchored
   19    Carriage Club Apartments                                                  Multifamily                  Conventional
   20    Glasshouse Square Shopping Center                                            Retail                      Anchored
   21    18 East Elm Street                                                        Multifamily                  Conventional
   22    443 West Wrightwood Avenue                                                Multifamily                  Conventional
   23    Weston Commercial Center                                                   Mixed Use                   Office/Flex
   24    Elmbrook Plaza Shopping Center                                               Retail                      Anchored
   25    Rocky Point Plaza                                                            Retail                      Anchored
   26    Rockdale Square Shopping Center                                              Retail                      Anchored
   27    Mini U Storage I - Newport Beach, CA                                      Self Storage                 Self Storage
   28    Donner Springs Mobile Home Park                                         Mobile Home Park             Mobile Home Park
   29    The Vineyards Shopping Center                                                Retail                      Anchored
   30    Shadelands Self Storage                                                   Self Storage                 Self Storage
   31    East Jefferson Medical Office Building                                       Office                      Medical
   32    Kingwood Shopping Center                                                     Retail                      Anchored
   33    Mini U Storage II - Newport Beach, CA                                     Self Storage                 Self Storage
   34    Oakview Apartments                                                        Multifamily                  Conventional
   35    Villa del Sur Apartments                                                  Multifamily                  Conventional
   36    Vallejo Mobile Estates                                                  Mobile Home Park             Mobile Home Park
   37    Malibu Apartments                                                         Multifamily                  Conventional
   38    Telegraph Marketplace Shopping Center                                        Retail                      Anchored
   39    Summit Gardens Apartments                                                 Multifamily                  Conventional
   40    FDA - Lenexa, KS                                                             Office                      Suburban
   41    Twin Oaks Business & Technology Center                                       Office                      Suburban
   42    Pointe West Medical Office Building                                          Office                      Medical
   43    Park 80 East                                                                 Office                      Suburban
   44    The Sevilla                                                               Multifamily                  Conventional
   45    Kroger Shops & 7339 Forest Hill Avenue                                       Retail                      Various
  45.1   Kroger Shops                                                                 Retail                      Anchored
  45.2   7339 Forest Hill Avenue                                                      Retail                  Shadow Anchored
   46    Sierra Royal Mobile Home Park                                           Mobile Home Park             Mobile Home Park
   47    587 Fifth Avenue                                                             Office                        CBD
   48    Park Knoll Apartments                                                     Multifamily                  Conventional
   49    Hampton Inn & Suites - St. Petersburg, FL                                 Hospitality                Limited Service
   50    Three South Executive Park                                                   Office                      Suburban
   51    1213-1229 West Diversey Parkway & 2751-2753 North Magnolia Street         Multifamily                  Conventional

MORTGAGE
  LOAN
 NUMBER  PROPERTY NAME                                                        GENERAL PROPERTY TYPE        SPECIFIC PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
   52    Martinazzi Square Retail Center                                              Retail                     Unanchored
   53    The Crystal Village Apartments                                            Multifamily                  Conventional
   54    WCI Prudential Building                                                      Office                      Suburban
   55    Eckerd - Fairfax, VA                                                         Retail                     Unanchored
   56    Alamance Crossing                                                            Retail                      Anchored
   57    1939 North Lincoln Avenue                                                 Multifamily                  Conventional
   58    Great American Plaza Building A-1                                            Office                      Suburban
   59    Perry Hill Estates and Ridgeview Heights Portfolio                        Multifamily                  Conventional
  59.1   Perry Hill Estates                                                        Multifamily                  Conventional
  59.2   Ridgeview Heights Apartments                                              Multifamily                  Conventional
   60    Piggly Wiggly - Menasha, WI                                                  Retail                      Anchored
   61    Walgreens - Cypress, TX                                                      Retail                      Anchored
   62    Suburban Lodge - Stuart, FL                                               Hospitality         Limited Service Extended Stay
   63    Stoughton Plaza Shopping Center                                              Retail                      Anchored
   64    Manakin Trade Center                                                         Office                    Office/Flex
   65    Eckerd - Jupiter, FL                                                         Retail                     Unanchored
   66    CVS - Columbus, OH                                                           Retail                      Anchored
   67    1230 & 1246 Taylor Street                                                    Office                      Suburban
   68    Good Guys - Stevenson Ranch, CA                                              Retail                     Unanchored
   69    Renaissance Center                                                           Retail                     Unanchored
   70    Alban Retail Center                                                          Retail                     Unanchored
   71    Walgreens - Oakland Park, FL                                                 Retail                      Anchored
   72    Mission Viejo Retail Building                                                Retail                  Shadow Anchored
   73    Broad Trace Apartments                                                    Multifamily                  Conventional
   74    Walgreens - Beaumont, TX                                                     Retail                      Anchored
   75    482-484 West Deming Place                                                 Multifamily                  Conventional
   76    Cape Coral Mini-Storage                                                   Self Storage                 Self Storage
   77    Sears Hardware - Portage, IN                                                  Land                   Anchored Retail
   78    Embassy House Apartments                                                  Multifamily                  Conventional
   79    507-509 West Wrightwood Avenue                                            Multifamily                  Conventional
   80    734-742 West Oakdale Avenue                                               Multifamily                  Conventional
   81    Kinko's - Albuquerque, NM                                                    Retail                  Shadow Anchored

                                                                         INITIAL DEPOSIT TO
MORTGAGE                          MONTHLY         ANNUAL DEPOSIT               CAPITAL
  LOAN         MONTHLY TAX       INSURANCE        TO REPLACEMENT            IMPROVEMENTS          INITIAL TI/LC       ONGOING TI/LC
 NUMBER          ESCROW           ESCROW             RESERVES                  RESERVE                ESCROW             FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------
   1
   2             222,900          108,333             225,655                                                              (1)
   3             305,500          18,837              56,232                                         425,000               (1)
   4             79,639                                                        326,238
   5             33,333            3,537              31,151
   6
   7             61,770            5,680               7,687                                                               (1)
   8             32,053            6,001              85,500
   9             21,597           35,083              232,078                  371,625
   10            32,483            5,166              42,750                   23,000
   11            16,798            2,955              32,850
   12             6,878            2,144               7,725                                          90,000               (1)
   13             9,958
   14            21,146            3,389              39,825                   15,000
   15            16,823            6,496              34,000                   31,239
   16            10,084            1,277               8,712                                                               (1)
   17            17,405            3,072
   18            13,300            6,667              57,356                    6,250
   19            10,910            2,595
   20            13,901            4,192              31,488                   22,846                150,000               (1)
   21            10,910            2,855              33,750                    6,250
   22            19,763            3,419              39,600                   11,031
   23            16,996            9,459               3,782                                                               (1)
   24            26,327            2,850               9,073                    5,000
   25            25,614            2,083               9,503                                                               (1)
   26            11,326                                8,217                    8,123
   27             5,214
   28            10,821             819                                         3,750
   29             5,129
   30             6,250            1,833
   31            13,329            4,057              26,496                   76,766
   32            22,435                                                                              200,000
   33             4,244
   34             3,850            3,298              23,608
   35             6,342            2,806              33,504                    2,675
   36             6,571                               12,191                   12,188
   37            22,295            4,440              117,572                  143,231
   38             3,945            1,166               2,426                                         432,400               (1)
   39            14,948            3,272              32,001                    4,375
   40                                                 10,746
   41            12,276
   42             8,801            1,553               6,080                    2,563                                      (1)
   43            16,130                               17,440                                         350,000               (1)
   44            14,644            3,925              28,500                   40,938
   45             3,400             769                1,917
  45.1
  45.2
   46             5,541             648               11,112
   47            31,545            3,726               4,498                    4,500                400,000
   48             1,700            3,042              48,000                   47,375
   49            13,333                               117,636
   50             3,714             637                                                                                    (1)

                                                                         INITIAL DEPOSIT TO
MORTGAGE                          MONTHLY         ANNUAL DEPOSIT               CAPITAL
  LOAN         MONTHLY TAX       INSURANCE        TO REPLACEMENT            IMPROVEMENTS          INITIAL TI/LC       ONGOING TI/LC
 NUMBER          ESCROW           ESCROW             RESERVES                  RESERVE                ESCROW             FOOTNOTE
------------------------------------------------------------------------------------------------------------------------------------
   51             4,099            1,007              11,500                    2,250
   52             8,302                                                         2,888
   53             6,043            2,728              40,800                   62,750
   54            12,472                               11,037                                          50,000               (1)
   55
   56             4,411            1,313               6,335                   19,375
   57             6,570            1,209              12,825                    2,625
   58             2,263             429                2,844                                                               (1)
   59             5,777            2,778              26,496                   59,715
  59.1
  59.2
   60
   61                                                  2,184
   62             5,943            1,368              53,439
   63                                                  9,245                    2,875                                      (1)
   64             2,148                                4,965
   65
   66
   67                                                  6,864                                          3,000                (1)
   68                               742                3,146                                         150,000               (1)
   69             2,128            1,039               3,918                                                               (1)
   70             2,808             343                2,700                     225                  1,250                (1)
   71
   72             4,044             789                5,858                                                               (1)
   73             3,049             767               10,800
   74                                                  2,025
   75             2,906             225                1,518
   76             2,814             895                9,668
   77
   78             2,119            1,047              13,200                   18,750
   79              960              302                2,023                    3,625
   80             1,465             312                2,727                   10,194
   81             1,614                                 987                                                                (1)

(1) In addition to any such escrows funded at loan closing for potential TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C14

     ANNEX A-4

                           COMMERCIAL TENANT SCHEDULE

MORTGAGE                                                                                         CUT-OFF         NUMBER
  LOAN                                                    GENERAL           SPECIFIC            DATE LOAN       OF UNITS     UNIT OF
 NUMBER                    PROPERTY NAME               PROPERTY TYPE     PROPERTY TYPE         BALANCE ($)       (UNITS)     MEASURE
------------------------------------------------------------------------------------------------------------------------------------
   1      Park Place Mall                                  Retail           Anchored          149,846,168.99     467,141     Sq. Ft.
   2      11 Madison Avenue                                Office             CBD             82,000,000.00     2,256,552    Sq. Ft.
   3      444 North Michigan Avenue                        Office             CBD             71,500,000.00      511,201     Sq. Ft.
   4      Independence Plaza                               Office             CBD             44,000,000.00      561,957     Sq. Ft.
   5      FBI Field Office - Baltimore, MD                 Office           Suburban          41,900,000.00      155,755     Sq. Ft.
   6      Barneys New York - Beverly Hills, CA             Retail       Shadow Anchored       37,000,000.00      114,978     Sq. Ft.
   7      1750 H Street                                    Office             CBD             35,400,000.00      111,373     Sq. Ft.
   12     Bel Villaggio, Phases I & II                     Retail       Shadow Anchored       17,985,041.60      77,251      Sq. Ft.
   16     Valley Center Towers - Phase I                   Office           Suburban          16,000,000.00      124,462     Sq. Ft.
   18     Hot Springs Mall                                 Retail           Anchored          15,000,000.00      318,645     Sq. Ft.
   20     Glasshouse Square Shopping Center                Retail           Anchored          14,487,258.80      101,893     Sq. Ft.
   23     Weston Commercial Center                       Mixed Use        Office/Flex         12,989,839.68      111,989     Sq. Ft.
   24     Elmbrook Plaza Shopping Center                   Retail           Anchored          12,850,000.00      219,665     Sq. Ft.
   25     Rocky Point Plaza                                Retail           Anchored          11,840,000.00      95,029      Sq. Ft.
   26     Rockdale Square Shopping Center                  Retail           Anchored          11,500,000.00      102,707     Sq. Ft.
   29     The Vineyards Shopping Center                    Retail           Anchored          10,590,934.45      79,047      Sq. Ft.
   31     East Jefferson Medical Office Building           Office           Medical           10,000,000.00      98,153      Sq. Ft.
   32     Kingwood Shopping Center                         Retail           Anchored           9,850,000.00      151,154     Sq. Ft.
   38     Telegraph Marketplace Shopping Center            Retail           Anchored           8,492,673.77      60,742      Sq. Ft.
   40     FDA - Lenexa, KS                                 Office           Suburban           8,000,000.00      53,730      Sq. Ft.
   41     Twin Oaks Business & Technology Center           Office           Suburban           7,200,000.00      125,641     Sq. Ft.
   42     Pointe West Medical Office Building              Office           Medical            7,108,484.08      40,535      Sq. Ft.
   43     Park 80 East                                     Office           Suburban           6,993,523.39      83,049      Sq. Ft.
   45     Kroger Shops & 7339 Forest Hill Avenue           Retail           Various            6,800,000.00      77,086      Sq. Ft.
  45.1    Kroger Shops                                     Retail           Anchored                             71,021      Sq. Ft.
  45.2    7339 Forest Hill Avenue                          Retail       Shadow Anchored                           6,065      Sq. Ft.
   47     587 Fifth Avenue                                 Office             CBD              6,388,447.55      37,486      Sq. Ft.
   50     Three South Executive Park                       Office           Suburban           6,000,000.00      54,353      Sq. Ft.
   52     Martinazzi Square Retail Center                  Retail          Unanchored          5,850,000.00      50,836      Sq. Ft.
   54     WCI Prudential Building                          Office           Suburban           5,700,000.00      61,317      Sq. Ft.
   55     Eckerd - Fairfax, VA                             Retail          Unanchored          5,545,973.51      12,738      Sq. Ft.
   56     Alamance Crossing                                Retail           Anchored           5,250,000.00      63,350      Sq. Ft.
   58     Great American Plaza Building A-1                Office           Suburban           4,186,118.68      26,307      Sq. Ft.
   60     Piggly Wiggly - Menasha, WI                      Retail           Anchored           3,856,000.00      68,485      Sq. Ft.
   61     Walgreens - Cypress, TX                          Retail           Anchored           3,696,769.58      14,560      Sq. Ft.
   63     Stoughton Plaza Shopping Center                  Retail           Anchored           3,444,000.00      92,452      Sq. Ft.
   64     Manakin Trade Center                             Office         Office/Flex          3,440,000.00      49,648      Sq. Ft.
   65     Eckerd - Jupiter, FL                             Retail          Unanchored          3,197,234.75      10,908      Sq. Ft.
   66     CVS - Columbus, OH                               Retail           Anchored           3,150,000.00      11,348      Sq. Ft.
   67     1230 & 1246 Taylor Street                        Office           Suburban           3,094,136.78      34,278      Sq. Ft.
   68     Good Guys - Stevenson Ranch, CA                  Retail          Unanchored          3,055,058.47      20,970      Sq. Ft.
   69     Renaissance Center                               Retail          Unanchored          2,997,546.10      26,120      Sq. Ft.
   70     Alban Retail Center                              Retail          Unanchored          2,698,019.10      18,000      Sq. Ft.
   71     Walgreens - Oakland Park, FL                     Retail           Anchored           2,650,000.00      13,905      Sq. Ft.
   72     Mission Viejo Retail Building                    Retail       Shadow Anchored        2,500,000.00      23,340      Sq. Ft.
   74     Walgreens - Beaumont, TX                         Retail           Anchored           2,025,000.00      13,500      Sq. Ft.
   77     Sears Hardware - Portage, IN                      Land        Anchored Retail        1,600,000.00      55,344      Sq. Ft.
   81     Kinko's - Albuquerque, NM                        Retail       Shadow Anchored         940,104.57        6,580      Sq. Ft.

MORTGAGE                                                       LARGEST            LARGEST
  LOAN                                                          TENANT             TENANT
 NUMBER       LARGEST TENANT                                   % OF NRA          EXP. DATE
-------------------------------------------------------------------------------------------------
   1          Century Theaters                                  15.69%            08/10/21
   2          Credit Suisse First Boston                        85.15%        Multiple Spaces
   3          Shefsky & Froelich Limited                        8.53%             05/30/05
   4          AT&T                                              10.67%            08/31/08
   5          United States Government                         100.00%            06/30/14
   6          Barneys New York, Inc.                           100.00%            01/27/19
   7          National Treasury Employees Union                 56.76%            12/31/17
   12         Macaroni Grill                                    8.90%             04/30/18
   16         University of Phoenix                             46.19%            05/31/13
   18         Sears                                             22.12%            03/02/07
   20         Sports Arena Fitness (Gold's Gym)                 33.33%        Multiple Spaces
   23         Park Avenue Gymnastics at Weston                  10.72%            11/24/10
   24         Kohl's Dept Store                                 58.26%            03/31/13
   25         APW Supermarkets, Inc. (Waldbaums)                59.68%            01/31/20
   26         Publix                                            54.60%            05/24/14
   29         Publix Supermarket                                56.01%            01/31/23
   31         Cardiovascular Specialties, Inc.                  7.86%         Multiple Spaces
   32         Stein Mart                                        24.83%            10/31/05
   38         Bed Bath and Beyond                               36.31%            01/31/15
   40         FDA-USA                                          100.00%        Multiple Spaces
   41         ESCO, LLC                                         12.62%            06/30/05
   42         Neuro Spinal Associates                           60.71%            06/30/14
   43         Liberty Mutual                                    29.54%            10/31/07
   45         Various                                          Various            Various
  45.1        Kroger (Ground Lease)                             79.34%            09/30/23
  45.2        Wendy's                                           54.74%            08/30/19
   47         Preferred Jewelbrokers                            17.65%            02/01/13
   50         Decision One Mortgage                             34.12%            06/30/08
   52         Head to Toes                                      10.76%            12/31/08
   54         Prudential Florida Realty                         22.20%            01/31/07
   55         Eckerd                                           100.00%            11/18/33
   56         Bi-Lo                                             67.37%            03/31/15
   58         Orgill Singer Associates                          76.03%            04/25/16
   60         Fresh Brands (dba Piggly Wiggly)                 100.00%            09/01/18
   61         Walgreens                                        100.00%            03/31/79
   63         Pic N Save                                        55.32%            12/31/08
   64         Intellibot Robotics                               29.39%            12/01/08
   65         Eckerd                                           100.00%            08/20/23
   66         CVS                                              100.00%            12/28/17
   67         CSOSA                                             69.66%            08/31/15
   68         The Good Guys, Inc.                              100.00%            02/29/12
   69         Savory Chef                                       15.62%            07/31/09
   70         Elany Image Day Spa                               16.67%            08/31/09
   71         Walgreens                                        100.00%            09/30/60
   72         Party America                                     53.56%            12/31/05
   74         Walgreens                                        100.00%            09/30/44
   77         Sears                                            100.00%            04/30/11
   81         Kinko's                                          100.00%            06/02/09

MORTGAGE                                                          2ND LARGEST         2ND LARGEST
  LOAN                                                              TENANT %          TENANT EXP.
 NUMBER       2ND LARGEST TENANT NAME                              OF NRA (%)            DATE
------------------------------------------------------------------------------------------------------
   1          Borders Books & Music                                  5.75%             03/31/20
   2          Aon (sublet to IBM)                                    6.12%             04/30/13
   3          Gordon & Glickson LLC                                  6.06%             12/31/07
   4          Questar                                                6.82%             08/31/07
   5
   6
   7          Bank-Fund Staff Federal Credit Union                   21.41%            09/30/13
   12         Stuffs Pizza                                           5.60%             04/30/23
   16         Lincoln National Life Insurance Company                18.56%         Multiple Spaces
   18         JC Penney                                              21.20%            02/28/07
   20         Staples                                                27.33%            08/31/11
   23         St. Katherine Drexel Catholic Church                   9.76%             03/19/07
   24         G&R - 124 Street Foods, Inc.                           21.36%            04/30/14
   25         Maces Closeout City of Rocky Point, Inc.               11.58%            10/31/12
   26         Cato                                                   5.84%             01/31/07
   29         Blockbuster Video                                      5.31%             03/31/10
   31         East Jefferson Gen. Hospital                           7.84%          Multiple Spaces
   32         Sears                                                  14.14%            08/25/07
   38         Best Buy                                               33.79%            01/31/15
   40
   41         Oregon Micro Systems Inc.                              9.13%             10/31/07
   42         Axcess Diagnostics                                     17.81%            06/30/14
   43         Sealed Air Corporation                                 25.51%            08/31/08
   45         Various                                               Various             Various
  45.1        Downtown Locker Room                                   5.53%             04/30/09
  45.2        Chubby's Convenience Store                             45.26%            01/31/12
   47         Premier Gem                                            16.01%            12/31/05
   50         Loeffler Associates                                    24.94%            11/30/11
   52         Prudential Northwest Properties                        9.67%             02/28/05
   54         Fenster & Faerber, P.A.                                9.50%             09/30/07
   55
   56         CVS                                                    16.92%            01/31/15
   58         Huntington Development                                 9.28%             07/15/09
   60
   61
   63         Wal-Mart                                               44.68%            04/30/08
   64         Luck Stone Corporation                                 20.70%            03/01/08
   65
   66
   67         High Road School                                       30.34%         Multiple Spaces
   68
   69         Ihloff Salon/Spa                                       15.31%            04/30/13
   70         Sally Beauty Supplies                                  15.56%            05/31/09
   71
   72         Trader Joe's                                           46.44%            04/30/13
   74
   77
   81

MORTGAGE                                                      3RD LARGEST        3RD LARGEST
  LOAN                                                          TENANT %         TENANT EXP.
 NUMBER       3RD LARGEST TENANT NAME                            OF NRA              DATE
-------------------------------------------------------------------------------------------------
   1          Old Navy                                           4.91%             01/31/05
   2          Omnicom                                            4.23%             09/30/08
   3          TMP Worldwide Inc.                                 6.03%             09/30/10
   4          Kennedy Christopher Childs & Fogg                  5.39%             02/28/10
   5
   6
   7          Wells Fargo                                        12.40%            10/31/12
   12         USA Credit Union                                   5.00%             02/28/08
   16         FDIC                                               7.63%             03/31/09
   18         Fye Music & Movies                                 3.99%             01/31/10
   20         CEC Entertainment, Inc.                            11.31%            04/18/13
   23         Chung's Tae Kwon Do Center                         5.40%             04/18/11
   24         Occucenter                                         5.01%             06/30/09
   25         Pier 1 Imports                                     9.66%             02/29/12
   26         Dollar Tree                                        4.61%             12/31/04
   29         Chateau Animal Hospital                            3.40%             01/31/09
   31         Riley Sibley, MD                                   4.80%             10/31/09
   32         On the Park, Inc.                                  3.31%             10/31/11
   38         4 Ever Golf, LLC                                   5.86%             06/14/09
   40
   41         Direct Repair Laboratories                         9.12%             11/30/04
   42         Muscular Ambulatory Surgery Center                 11.36%            06/30/14
   43         GSA                                                22.69%            09/14/06
   45         Various                                           Various            Various
  45.1        Movie Gallery                                      3.87%             04/30/09
  45.2
   47         Jean & Alex                                        11.11%            03/31/14
   50         Navigant International                             9.82%             10/31/07
   52         Wong's Chinese Restaurant                          9.49%             12/31/07
   54         Kindred Hospitals East, LLC                        7.11%             10/21/04
   55
   56         Movie Gallery                                      6.31%             11/30/08
   58         Dream Home Realty, LLC                             7.37%             05/09/09
   60
   61
   63
   64         Delta Group of Virginia                            19.91%            10/01/08
   65
   66
   67
   68
   69         US Cellular                                        11.79%            11/30/08
   70         Bozzelli's                                         15.56%            09/30/07
   71
   72
   74
   77
   81

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C14

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)
     ANNEX A-5


MORTGAGE
  LOAN
 NUMBER                               PROPERTY NAME                               CITY    STATE
--------------------------------------------------------------------------------------------------

Various   BJB Portfolio                                                         Chicago    IL
--------------------------------------------------------------------------------------------------
   10     4100 North Marine Drive                                               Chicago    IL
   11     21-27 East Delaware Place                                             Chicago    IL
   14     451 West Wrightwood Avenue                                            Chicago    IL
   21     18 East Elm Street                                                    Chicago    IL
   22     443 West Wrightwood Avenue                                            Chicago    IL
   51     1213-1229 West Diversey Parkway & 2751-2753 North Magnolia Street     Chicago    IL
   57     1939 North Lincoln Avenue                                             Chicago    IL
   75     482-484 West Deming Place                                             Chicago    IL
   79     507-509 West Wrightwood Avenue                                        Chicago    IL
   80     734-742 West Oakdale Avenue                                           Chicago    IL

Various   Stoughton / Piggly Wiggly Portfolio                                   Various    WI
--------------------------------------------------------------------------------------------------
   60     Piggly Wiggly - Menasha, WI                                           Menasha    WI
   63     Stoughton Plaza Shopping Center                                       Stoughton  WI

   45     Kroger Shops & 7339 Forest Hill Avenue                                Richmond   VA
--------------------------------------------------------------------------------------------------
  45.1    Kroger Shops                                                          Richmond   VA
  45.2    7339 Forest Hill Avenue                                               Richmond   VA

   59     Perry Hill Estates and Ridgeview Heights Portfolio                    Various    CT
--------------------------------------------------------------------------------------------------
  59.1    Perry Hill Estates                                                    Ashford    CT
  59.2    Ridgeview Heights Apartments                                          Willington CT

                                                                                                                   % OF
MORTGAGE                                                                                     CUT-OFF             AGGREGATE
  LOAN                  CROSS COLLATERALIZED AND CROSS               ORIGINAL LOAN          DATE LOAN          CUT-OFF DATE
 NUMBER                      DEFAULTED LOAN FLAG                      BALANCE ($)          BALANCE ($)            BALANCE
---------------------------------------------------------------------------------------------------------------------------------

Various                         BJB Portfolio                       111,486,000.00       111,152,523.90           10.13%
---------------------------------------------------------------------------------------------------------------------------------
   10                           BJB Portfolio                        30,051,000.00        29,958,221.25            2.73%
   11                           BJB Portfolio                        20,207,000.00        20,143,496.19            1.84%
   14                           BJB Portfolio                        17,520,000.00        17,464,940.52            1.59%
   21                           BJB Portfolio                        14,240,000.00        14,195,248.47            1.29%
   22                           BJB Portfolio                        14,198,000.00        14,153,380.44            1.29%
   51                           BJB Portfolio                        6,000,000.00         5,988,012.78             0.55%
   57                           BJB Portfolio                        5,040,000.00         5,028,704.44             0.46%
   75                           BJB Portfolio                        1,750,000.00         1,746,077.94             0.16%
   79                           BJB Portfolio                        1,360,000.00         1,356,951.99             0.12%
   80                           BJB Portfolio                        1,120,000.00         1,117,489.88             0.10%

Various              Stoughton / Piggly Wiggly Portfolio             7,300,000.00         7,300,000.00             0.67%
---------------------------------------------------------------------------------------------------------------------------------
   60                Stoughton / Piggly Wiggly Portfolio             3,856,000.00         3,856,000.00             0.35%
   63                Stoughton / Piggly Wiggly Portfolio             3,444,000.00         3,444,000.00             0.31%

   45                                                                6,800,000.00         6,800,000.00             0.62%
---------------------------------------------------------------------------------------------------------------------------------
  45.1
  45.2

   59                                                                4,120,000.00         4,116,603.14             0.38%
---------------------------------------------------------------------------------------------------------------------------------
  59.1
  59.2

                                     REMAINING                     ORIGINAL                        MONTHLY
MORTGAGE        ORIGINAL TERM         TERM TO        REMAINING      AMORT       REMAINING            P&I             MATURITY DATE
  LOAN         TO MATURITY OR       MATURITY OR      IO PERIOD       TERM      AMORT TERM         PAYMENTS           OR ARD BALLOON
 NUMBER          ARD (MOS.)          ARD (MOS.)        (MOS.)       (MOS.)       (MOS.)              ($)              BALANCE ($)
------------------------------------------------------------------------------------------------------------------------------------

Various            Various            Various                        360         Various         619,140.62          99,311,561.28
------------------------------------------------------------------------------------------------------------------------------------
   10                84                  81                          360           357           167,996.05          26,806,124.12
   11                84                  81                          360           357           111,959.57          17,994,771.81
   14                84                  81                          360           357            97,071.89          15,601,939.95
   21                84                  81                          360           357            78,898.61          12,681,029.20
   22                84                  81                          360           357            78,665.91          12,643,626.62
   51                120                118                          360           358            34,444.74           5,027,182.82
   57                60                  58                          360           358            27,240.93           4,652,287.82
   75                60                  58                          360           358            9,458.65            1,615,378.14
   79                60                  58                          360           358            7,350.73            1,255,379.06
   80                60                  58                          360           358            6,053.54            1,033,841.74

Various              60                  58              10          300           300            45,309.20           6,725,654.98
------------------------------------------------------------------------------------------------------------------------------------
   60                60                  58              10          300           300            23,933.19           3,552,619.86
   63                60                  58              10          300           300            21,376.01           3,173,035.12

   45                120                120                          360           360            40,115.98           5,740,651.62
------------------------------------------------------------------------------------------------------------------------------------
  45.1
  45.2

   59                120                119                          360           359            24,754.48           3,496,107.76
------------------------------------------------------------------------------------------------------------------------------------
  59.1
  59.2

                                                                                                         CUT-OFF
                                                                                                           DATE
                                                                                                           LOAN
MORTGAGE                                    CUT-OFF       LTV RATIO        NUMBER                         AMOUNT           UW NET
  LOAN         APPRAISED                   DATE LTV      AT MATURITY      OF UNITS       UNIT OF        PER (UNIT)        CASH FLOW
 NUMBER        VALUE ($)     DSCR (X)        RATIO          OR ARD        (UNITS)        MEASURE           ($)               ($)
------------------------------------------------------------------------------------------------------------------------------------

Various     141,900,000.00     1.23         78.33%          69.99%          964           Units         115,303.45      9,133,794.62
------------------------------------------------------------------------------------------------------------------------------------
   10        38,400,000.00     1.20         78.02%          69.81%          190           Units         157,674.85      2,421,118.54
   11        25,700,000.00     1.20         78.38%          70.02%          146           Units         137,969.15      1,611,730.28
   14        21,900,000.00     1.26         79.75%          71.24%          177           Units         98,671.98       1,466,311.40
   21        17,800,000.00     1.20         79.75%          71.24%          150           Units         94,634.99       1,137,188.78
   22        18,100,000.00     1.27         78.20%          69.85%          176           Units         80,416.93       1,198,780.76
   51        8,400,000.00      1.28         71.29%          59.85%           46           Units         130,174.19       529,489.72
   57        6,300,000.00      1.30         79.82%          73.85%           57           Units         88,222.88        424,022.68
   75        2,200,000.00      1.20         79.37%          73.43%           6            Units         291,012.99       136,592.76
   79        1,700,000.00      1.28         79.82%          73.85%           7            Units         193,850.28       112,755.80
   80        1,400,000.00      1.32         79.82%          73.85%           9            Units         124,165.54        95,803.90

Various      9,750,000.00      1.39         74.87%          68.98%        160,937        Sq. Ft.          45.36          757,644.05
------------------------------------------------------------------------------------------------------------------------------------
   60        5,150,000.00      1.43         74.87%          68.98%         68,485        Sq. Ft.          56.30          410,353.56
   63        4,600,000.00      1.35         74.87%          68.98%         92,452        Sq. Ft.          37.25          347,290.49

   45        8,500,000.00      1.31         80.00%          67.54%         77,086        Sq. Ft.          88.21          632,785.25
------------------------------------------------------------------------------------------------------------------------------------
  45.1       6,300,000.00                                                  71,021        Sq. Ft.
  45.2       2,200,000.00                                                  6,065         Sq. Ft.

   59        5,900,000.00      1.36         69.77%          59.26%           96           Units         42,881.28        402,807.67
------------------------------------------------------------------------------------------------------------------------------------
  59.1       3,200,000.00                                                    48           Units
  59.2       2,700,000.00                                                    48           Units

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST SERIES 2004-C14

 ANNEX A-6    DEBT SERVICE PAYMENT SCHEDULE FOR FBI FIELD OFFICE - BALTIMORE, MD


LOAN PAY PERIOD   DEBT SERVICE ($)         LOAN PAY PERIOD     DEBT SERVICE ($)
---------------   --------------------     ---------------     -----------------
       1                   306,014.75             55                  257,713.06
       2                   306,014.75             56                  257,713.06
       3                   306,014.75             57                  257,713.06
       4                   306,014.75             58                  257,713.06
       5                   306,014.75             59                  257,713.06
       6                   306,014.75             60                  257,713.06
       7                   306,014.75             61                  257,713.06
       8                   306,014.75             62                  257,713.06
       9                   306,014.75             63                  257,713.06
       10                  306,014.75             64                  257,713.06
       11                  306,014.75             65                  257,713.06
       12                  306,014.75             66                  257,713.06
       13                  219,493.33             67                  257,713.06
       14                  212,412.90             68                  257,713.06
       15                  219,493.33             69                  257,713.06
       16                  212,412.90             70                  257,713.06
       17                  219,493.33             71                  257,713.06
       18                  219,493.33             72                  257,713.06
       19                  198,252.04             73                  257,713.06
       20                  219,493.33             74                  257,713.06
       21                  212,412.90             75                  257,713.06
       22                  219,493.33             76                  257,713.06
       23                  212,412.90             77                  257,713.06
       24                  219,493.33             78                  257,713.06
       25                  219,493.33             79                  257,713.06
       26                  212,412.90             80                  257,713.06
       27                  219,493.33             81                  257,713.06
       28                  212,412.90             82                  257,713.06
       29                  219,493.33             83                  257,713.06
       30                  219,493.33             84                  257,713.06
       31                  198,252.04             85                  257,713.06
       32                  219,493.33             86                  257,713.06
       33                  212,412.90             87                  257,713.06
       34                  219,493.33             88                  257,713.06
       35                  212,412.90             89                  257,713.06
       36                  219,493.33             90                  257,713.06
       37                  257,713.06             91                  257,713.06
       38                  257,713.06             92                  257,713.06
       39                  257,713.06             93                  257,713.06
       40                  257,713.06             94                  257,713.06
       41                  257,713.06             95                  257,713.06
       42                  257,713.06             96                  257,713.06
       43                  257,713.06             97                  257,713.06
       44                  257,713.06             98                  257,713.06
       45                  257,713.06             99                  257,713.06
       46                  257,713.06             100                 257,713.06
       47                  257,713.06             101                 257,713.06
       48                  257,713.06             102                 257,713.06
       49                  257,713.06             103                 257,713.06
       50                  257,713.06             104                 257,713.06
       51                  257,713.06             105                 257,713.06
       52                  257,713.06             106                 257,713.06
       53                  257,713.06             107                 257,713.06
       54                  257,713.06             108              37,426,999.37

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX B


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX
Administrator:                                                                                         Analyst:
                                           REPORTING PACKAGE TABLE OF CONTENTS

=============================================== =========================================== ========================================
                                                                                   Page(s)
                                                                                   -------
Issue Id:                             WBCM4C14   REMIC Certificate Report                    Closing Date:                08/20/2004
Monthly Data File Name:  WBCM4C14_YYYYMM_3.ZIP   Bond Interest Reconciliation                First Payment Date:          09/17/2004
                                                 Cash Reconciliation Summary                 Assumed Final Payment Date:  09/17/2034
===============================================  15 Month Historical Loan Status
                                                   Summary                                  ========================================
                                                 15 Month Historical Payoff/Loss
                                                   Summary
                                                 Historical Collateral Level
                                                   Prepayment Report
                                                 Delinquent Loan Detail
                                                 Mortgage Loan Characteristics
                                                 Loan Level Detail
                                                 Specially Serviced Report
                                                 Modified Loan Detail
                                                 Realized Loss Detail
                                                 Appraisal Reduction Detail
                                                ===========================================

                   =====================================================================================================
                                                         PARTIES TO THE TRANSACTION
                   -----------------------------------------------------------------------------------------------------
                                          DEPOSITOR: Wachovia Commercial Mortgage Securities, Inc.
                                                 UNDERWRITER: Wachovia Capital Markets, LLC
                                             MASTER SERVICER: Wachovia Bank, National Association
                                                 SPECIAL SERVICER: Allied Capital Corporation
                              RATING AGENCY: Moody's Investor Service, Inc./Standard & Poor's Ratings Services

                   =====================================================================================================

                                    ========================================================================
                                       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                    ------------------------------------------------------------------------
                                      LaSalle Web Site                                     www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                                    (800) 246-5761
                                    ========================================================================

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
WAC:                                                                                                   Next Payment:      10/15/2004
WA Life Term:                                                                                          Record Date:       08/31/2004
WA Amort Term:                                    ABN AMRO ACCT: XXXXXX
Current Index:
Next Index:                                     REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL       NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
 CLASS    FACE VALUE(1)    BALANCE     PAYMENT     ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT(2)   ADJUSTMENT       RATE
 CUSIP      Per 1,000     Per 1,000   Per 1,000      Per 1,000      Per 1,000    Per 1,000   Per 1,000    Per 1,000     Per 1,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                0.00        0.00         0.00         0.00            0.00           0.00          0.00        0.00
====================================================================================================================================
                                                                               Total P&I Payment   0.00
                                                                              ===========================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                              BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                            Deductions                                Additions
                                              ----------------------------------- --------------------------------------------------
          Accrual                   Accrued                 Deferred &              Prior      Int. Accrual                Other
       --------------  Pass Thru  Certificate   Allocable   Accretion   Interest  Int. Short-    on prior    Prepayment   Interest
 Class  Method  Days      Rate      Interest       PPIS      Interest   Loss/Exp   falls Due   Shortfall(3)   Penalties  Proceeds(1)
------------------------------------------------------------------------------------------------------------------------------------














                                  --------------------------------------------------------------------------------------------------
                                         0.00       0.00         0.00      0.00         0.00                       0.00        0.00
====================================================================================================================================



======================== =======================================================================================

                                                              Remaining
         Distributable    Interest      Current Period       Outstanding             Credit Support
          Certificate     Payment        (Shortfall)/          Interest       ------------------------------
 Class    Interest(2)      Amount          Recovery           Shortfalls        Original        Current(4)
------------------------ ---------------------------------------------------------------------------------------














         ------------------------------------------------------------------
                0.00        0.00                                0.00
         ==============  ==================================================



(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

--------------------------------------------  ---------------------------------------  ---------------------------------------------
          INTEREST SUMMARY                              PRINCIPAL SUMMARY                        SERVICING FEE SUMMARY
--------------------------------------------  ---------------------------------------  ---------------------------------------------
Current Scheduled Interest                    SCHEDULED PRINCIPAL:                     Current Servicing Fees
Less Deferred Interest                        --------------------                     Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int              Current Scheduled Principal              Less Reducation for PPIS
Plus Gross Advance Interest                   Advanced Scheduled Principal             Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction              ---------------------------------------  ---------------------------------------------
Less Other Interest Not Advanced              Scheduled Principal                      Total Servicing Fees
Less Other Adjustment                         ---------------------------------------  ---------------------------------------------
--------------------------------------------  UNSCHEDULED PRINCIPAL:
Total                                         ----------------------
--------------------------------------------  Curtailments
UNSCHEDULED INTEREST:                         Advanced Scheduled Principal
--------------------------------------------  Liquidation Proceeds
Prepayment Penalties                          Repurchase Proceeds
Yield Maintenance Penalties                   Other Principal Proceeds
Other Interest Proceeds                       ---------------------------------------
--------------------------------------------  Total Unscheduled Principal
Total                                         ---------------------------------------
--------------------------------------------  Remittance Principal
Less Fees Paid to Servicer                    ---------------------------------------
Less Fee Strips Paid by Servicer              Remittance P&I Due Trust
--------------------------------------------  ---------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER      Remittance P&I Due Certs                 ---------------------------------------------
--------------------------------------------  ---------------------------------------                PPIS SUMMARY
Special Servicing Fees                                                                 ---------------------------------------------
Workout Fees                                  ---------------------------------------  Gross PPIS
Liquidation Fees                                      POOL BALANCE SUMMARY             Reduced by PPIE
Interest Due Serv on Advances                 ---------------------------------------  Reduced by Shortfalls in Fees
Non Recoverable Advances                                             BALANCE   COUNT   Reduced by Other Amounts
Misc. Fees & Expenses                         ---------------------------------------  ---------------------------------------------
--------------------------------------------  Beginning Pool                           PPIS Reducing Scheduled Interest
Plus Trustee Fees Paid by Servicer            Scheduled Principal                      ---------------------------------------------
--------------------------------------------  Unscheduled Principal                    PPIS Reducing Servicing Fee
Total Unscheduled Fees & Expenses             Deferred Interest                        ---------------------------------------------
--------------------------------------------  Liquidations                             PPIS Due Certificate
Total Interest Due Trust                      Repurchases                              ---------------------------------------------
--------------------------------------------  ---------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST         Ending Pool                              ---------------------------------------------
--------------------------------------------  ---------------------------------------    ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Trustee Fee                                                                            ---------------------------------------------
Fee Strips                                                                                                    Principal   Interest
Misc. Fees                                                                             ---------------------------------------------
Interest Reserve Withholding                                                           Prior Outstanding
Plus Interest Reserve Deposit                                                          Plus Current Period
--------------------------------------------                                           Less Recovered
Total                                                                                  Less Non Recovered
--------------------------------------------                                           ---------------------------------------------
Total Interest Due Certs                                                               Ending Outstanding
--------------------------------------------                                           ---------------------------------------------

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

          ASSET BACKED FACTS - 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============  ======================================================================= ==============================================
                                   Deliquency Aging Categories                                  Special Event Categories(1)
              -----------------------------------------------------------------------  ---------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3 Months  Foreclosure    REO     Modifications  Specially Serviced  Bankruptcy
Distribution  --------------  ---------------  ---------------  ----------- ---------  -------------  ------------------  ----------
    Date       #   Balance      #   Balance      #   Balance    #  Balance  # Balance    #  Balance       #   Balance     #  Balance
============  =======================================================================  =============================================
 09/17/04
------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

============  =======================================================================  =============================================

(1) Modifications, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

          ASSET BACKED FACTS - 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  =================================================================================  ===================================
                                                     Appraisal                      Realized
              Ending Pool(1)  Payoffs(2)  Penalties  Reduct.(2)  Liquidations(2)    Losses(2)    Remaining Term   Curr Weighted Avg.
Distribution  --------------  ----------  ---------  ----------  ---------------    -----------  --------------   ------------------
    Date       #   Balance    #  Balance  #  Amount  #  Balance    #   Balance      #   Amount    Life    Amort.   Coupon    Remit
============  =================================================================================  ===================================
 09/17/04
------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

------------  -----------------------------------------------------------------------  ---------------------------------------------

============  =======================================================================  =============================================

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==================================================  ========================  ============================
 Disclosure     Payoff      Initial                    Payoff      Penalty      Prepayment   Maturity     Property       Geographic
 Control #      Period      Balance        Type        Amount       Amount          Date       Date          Type         Location
========================  ==================================================  ========================  ============================
































========================  ==================================================  ========================  ============================
                             CURRENT                      0             0
                             CUMULATIVE
                                                    ========================

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.
                                                              B-7


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                             DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                 Outstanding    Out. Property                      Special
Disclosure     Thru   Current P&I       P&I         Protection       Advance          Servicer     Foreclosure   Bankruptcy   REO
 Control #     Date     Advance      Advances**      Advances     Description(1)   Transfer Date      Date          Date      Date
====================================================================================================================================
























====================================================================================================================================
A. P&I Advance - Loan in Grace Period        1. P&I Advance - Loan delinquent 1 month           4. Matured Balloon/Assumed Scheduled
B. P&I Advance - Late Payment but            2. P&I Advance - Loan delinquent 2 months          7. P&I Advance (Foreclosure)
                 (less than) 1 month delinq  3. P&I Advance - Loan delinquent 3 months or More  9. P&I Advance (REO)
====================================================================================================================================

** Oustanding P&I Advances include the current period P&I Advance

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                          MORTGAGE LOAN CHARACTERISTICS

             DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
===============================================================  ===================================================================
   Current                                   Weighted Average    Current Mortgage                                Weighted Average
  Scheduled    # of    Scheduled   % of    --------------------      Interest      # of    Scheduled   % of    --------------------
  Balances     Loans    Balance   Balance  Term   Coupon   DSCR        Rate       Loans    Balance   Balance  Term   Coupon   DSCR
===============================================================  ===================================================================











                                                                 ===================================================================
                                                                                     0             0    0.00%
                                                                 ===================================================================
                                                                 Minimum Mortgage Interest Rate 10.0000%
                                                                 Maximum Mortgage Interest Rate 10.0000%
                                                                 ===================================================================



===============================================================
                  0           0    0.00%
===============================================================                  DISTRIBUTION OF REMAINING TERM (BALLOON)
Average Scheduled Balance                                        ===================================================================
Maximum Scheduled Balance                                            Balloon                                     Weighted Average
Minimum Scheduled Balance                                           Mortgage       # of    Scheduled   % of    --------------------
                                                                      Loans       Loans    Balance   Balance  Term   Coupon   DSCR
                                                                 ===================================================================
      DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
===============================================================    0   to   60
    Fully                                    Weighted Average     61   to  120
  Amortizing    # of   Scheduled   % of    --------------------  121   to  180
Mortgage Loans  Loans   Balance   Balance  Term   Coupon   DSCR  181   to  240
===============================================================  241   to  360






===============================================================  ===================================================================
                  0           0    0.00%                                             0             0    0.00%
===============================================================  ===================================================================
                                Minimum Remaining Term           Minimum Remaining Term    0
                                Maximum Remaining Term           Maximum Remaining Term    0


07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.


[LASALLE BANK LOGO OMITTED]             WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:            N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                          MORTGAGE LOAN CHARACTERISTICS

                DISTRIBUTION OF DSCR (CURRENT)                                           GEOGRAPHIC DISTRIBUTION
===============================================================  ===================================================================
 Debt Service   # of    Scheduled   % of                           Geographic    # of    Scheduled   % of
Coverage Ratio  Loans    Balance   Balance  WAMM   WAC    DSCR       Location    Loans    Balance   Balance  WAMM    WAC     DSCR
===============================================================  ===================================================================










===============================================================
                    0         0      0.00%
===============================================================
Maximum DSCR   0.000
Minimum DSCR   0.000


                DISTRIBUTION OF DSCR (CUTOFF)
===============================================================
 Debt Service   # of    Scheduled   % of
Coverage Ratio  Loans    Balance   Balance  WAMM   WAC    DSCR
===============================================================










===============================================================  ===================================================================
                    0         0      0.00%                                           0             0    0.00%
===============================================================  ===================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

07/30/2004 - 10:16 (MXXX-MXXX) (c) 2000 LaSalle Bank, N.A.

ABN AMRO                                WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
                                     COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:           N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS


                         DISTRIBUTION OF PROPERTY TYPES
-----------------------------------------------------------------------------------------------------------
                         # of           Scheduled          % of
Property Types           Loans           Balance          Balance          WAMM           WAC          DSCR
-----------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------
                         0                   0              0.00%
-----------------------------------------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING
-----------------------------------------------------------------------------------------------------------
                         # of           Scheduled          % of
Number of Years          Loans           Balance          Balance          WAMM           WAC          DSCR
-----------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------
                         0                   0              0.00%
-----------------------------------------------------------------------------------------------------------

                       DISTRIBUTION OF AMORTIZATION TYPES
-----------------------------------------------------------------------------------------------------------
                         # of           Scheduled          % of
Amortization Types       Loans           Balance          Balance          WAMM           WAC          DSCR
-----------------------------------------------------------------------------------------------------------












-----------------------------------------------------------------------------------------------------------
                         0                   0              0.00%
-----------------------------------------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING
-----------------------------------------------------------------------------------------------------------
                         # of           Scheduled         % of
     Year               Loans           Balance          Balance          WAMM           WAC          DSCR
-----------------------------------------------------------------------------------------------------------
     2003
     2004
     2005
     2006
     2007
     2008
     2009
     2010
     2011
     2012
     2013
 2014 & Longer
-----------------------------------------------------------------------------------------------------------
                         0                   0              0.00%
-----------------------------------------------------------------------------------------------------------

07/30/2004 - 10:16 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

LA SALLE BANK                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
ABN AMRO                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:           N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL


---------------------------------------------------------------------------------------------------------------------------------
                                                                                          Operating                      Ending
Disclosure                         Property                                               Statement       Maturity      Principal
 Control #               Grp         Type            State         DSCR         NOI          Date           Date         Balance
---------------------------------------------------------------------------------------------------------------------------------
















---------------------------------------------------------------------------------------------------------------------------------
                                                      W/Avg       0.00           0                                           0
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  Spec.                     Loan                     Prepayment
Note              Scheduled         Mod.          Serv         ASER        Status    --------------------------------------------
Rate                 P&I            Flag          Flag         Flag        Code(1)    Amount           Penalty        Date
---------------------------------------------------------------------------------------------------------------------------------
















---------------------------------------------------------------------------------------------------------------------------------
                     0                                                                   0                0
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend   A. P&I Adv - in Grace Period              3. P&I Adv - delinquent 3+ months   7. Foreclosure     11. Modification
             B. P&I Adv - < one month delinq           4. Mat. Balloon/Assumed P&I         8. Bankruptcy
             1. P&I Adv - delinquent 1 month           5. Prepaid in Full                  9. REO
             2. P&I Adv - delinquent 2 months          6. Specially Serviced               10 DPO
------------------------------------------------------------------------------------------------------------------------------------

07/30/2004 - 10:16 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

LA SALLE BANK                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
ABN AMRO                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:           N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                      SPECIALLY SERVICED (PART I) -- LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                                        Balance                                         Remaining Term
Disclosure          Transfer       Loan Status     --------------------        Note      Maturity   --------------------------
 Control #            Date           Code (1)       Scheduled    Actual        Rate        Date       Life       Amort.
------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------
  Property                                                        NOI
    Type                State         NOI             DSCR        Date
-----------------------------------------------------------------------















-----------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend   A. P&I Adv - in Grace Period    1. P&I Adv - delinquent 1 month     3. P&I Adv - delinquent 3+ months  7. Foreclosure
             B. P&I Adv - < 1 month delinq   2. P&I Adv - delinquent 2 months    4. Mat. Balloon/Assumed P&I        9. REO
------------------------------------------------------------------------------------------------------------------------------------

07/30/2004 - 10:16 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

LA SALLE BANK                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
ABN AMRO                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:           N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                              SPECIALLY SERVICED LOAN DETAIL (PART II) -- SERVICER COMMENTS

------------------------------------------------------------------------------------------------------------------------------------
Disclosure               Resolution
Control #                 Strategy                          Comments
------------------------------------------------------------------------------------------------------------------------------------



























------------------------------------------------------------------------------------------------------------------------------------

07/30/2004 - 10:16 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

LA SALLE BANK                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
ABN AMRO                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:           N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                                  MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                      Cutoff            Modified
Disclosure       Modification        Maturity           Maturity            Modification
Control #           Date               Date               Date              Description
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------

07/30/2004 - 10:16 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

LA SALLE BANK                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
ABN AMRO                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:           N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                 Beginning                     Gross Proceeds        Aggregate
                       Disclosure     Appraisal      Appraisal   Scheduled          Gross        as a % of          Liquidation
Period                 Control #        Date           Value      Balance         Proceeds     Sched Principal       Expenses*
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                      0.00             0.00                                0.00
CUMULATIVE                                                         0.00             0.00                                0.00
------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------
                   Net          Net Proceeds
               Liquidation        as a % of       Realized
Period           Proceeds      Sched. Balance      Loss
-----------------------------------------------------------















-----------------------------------------------------------
CURRENT TOTAL     0.00                                0.00
CUMULATIVE        0.00                                0.00
-----------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

07/30/2004 - 10:16 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

LA SALLE BANK                           WACHOVIA BANK COMMERCIAL MORTGAGE TRUST                        Statement Date:    09/17/2004
ABN AMRO                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:      09/17/2004
                                                    SERIES 2004-C14                                    Prior Payment:           N/A
                                                                                                       Next Payment:      10/15/2004
                                                                                                       Record Date:       08/31/2004
                                                  ABN AMRO ACCT: XXXXXX

                                                APPRAISAL REDUCTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Remaining Term
Disclosure          Appraisal      Scheduled           ARA      Current P&I                 Note     Maturity   --------------------
 Control #          Red. Date       Balance           Amount      Advance       ASER        Rate       Date      Life        Amort.
------------------------------------------------------------------------------------------------------------------------------------
















------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                                                          Appraisal
  Property                                         ----------------------
    Type                State         DSCR           Value         Date
-------------------------------------------------------------------------
















------------------------------------------------------------------------

07/30/2004 - 10:16 (MXXX-MXXX) (C) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX C

                        CLASS X-P REFERENCE RATE SCHEDULE

    INTEREST                                 CLASS X-P          INTEREST                                CLASS X-P
 ACCRUAL PERIOD     DISTRIBUTION DATE     REFERENCE RATE     ACCRUAL PERIOD     DISTRIBUTION DATE     REFERENCE RATE
----------------   -------------------   ----------------   ----------------   -------------------   ---------------
         1               9/15/2004            5.74125%             43                3/15/2008            5.56848%
         2              10/15/2004            5.56905%             44                4/15/2008            5.74236%
         3              11/15/2004            5.74112%             45                5/15/2008            5.56823%
         4              12/15/2004            5.56894%             46                6/15/2008            5.74228%
         5               1/15/2005            5.56889%             47                7/15/2008            5.56815%
         6               2/15/2005            5.56884%             48                8/15/2008            5.74220%
         7               3/15/2005            5.56917%             49                9/15/2008            5.74216%
         8               4/15/2005            5.74078%             50               10/15/2008            5.56804%
         9               5/15/2005            5.56867%             51               11/15/2008            5.74207%
        10               6/15/2005            5.74065%             52               12/15/2008            5.56795%
        11               7/15/2005            5.56856%             53                1/15/2009            5.56790%
        12               8/15/2005            5.74052%             54                2/15/2009            5.56786%
        13               9/15/2005            5.74047%             55                3/15/2009            5.56843%
        14              10/15/2005            5.56846%             56                4/15/2009            5.74187%
        15              11/15/2005            5.74048%             57                5/15/2009            5.56780%
        16              12/15/2005            5.56848%             58                6/15/2009            5.74182%
        17               1/15/2006            5.56848%             59                7/15/2009            5.57480%
        18               2/15/2006            5.56849%             60                8/15/2009            5.75709%
        19               3/15/2006            5.56889%             61                9/15/2009            5.80246%
        20               4/15/2006            5.74049%             62               10/15/2009            5.62046%
        21               5/15/2006            5.56851%             63               11/15/2009            5.80248%
        22               6/15/2006            5.74050%             64               12/15/2009            5.62046%
        23               7/15/2006            5.56852%             65                1/15/2010            5.62047%
        24               8/15/2006            5.74051%             66                2/15/2010            5.71433%
        25               9/15/2006            5.74051%             67                3/15/2010            5.71498%
        26              10/15/2006            5.56853%             68                4/15/2010            5.89822%
        27              11/15/2006            5.74051%             69                5/15/2010            5.71425%
        28              12/15/2006            5.56853%             70                6/15/2010            5.89818%
        29               1/15/2007            5.56853%             71                7/15/2010            5.71072%
        30               2/15/2007            5.56853%             72                8/15/2010            5.89454%
        31               3/15/2007            5.56898%             73                9/15/2010            5.89452%
        32               4/15/2007            5.74048%             74               10/15/2010            5.71064%
        33               5/15/2007            5.56852%             75               11/15/2010            5.89448%
        34               6/15/2007            5.74047%             76               12/15/2010            5.71059%
        35               7/15/2007            5.56852%             77                1/15/2011            5.71056%
        36               8/15/2007            5.74046%             78                2/15/2011            5.71053%
        37               9/15/2007            5.74264%             79                3/15/2011            5.71122%
        38              10/15/2007            5.56848%             80                4/15/2011            5.89436%
        39              11/15/2007            5.74256%             81                5/15/2011            5.71043%
        40              12/15/2007            5.56841%             82                6/15/2011            5.95454%
        41               1/15/2008            5.74249%             83                7/15/2011            5.76386%
        42               2/15/2008            5.56834%             84                8/15/2011            5.94843%

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS



                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)


                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.


                                    DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     Neither the certificates nor any assets in the related trust fund will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o    direct obligations of the United States or other government agencies;
          or

     o    a combination of the assets described above.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" ON PAGE 14 AND IN THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                  June 17, 2004

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ...............................   5
ADDITIONAL INFORMATION .....................................................   6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ..........................   6
SUMMARY OF PROSPECTUS ......................................................   7
RISK FACTORS ...............................................................  14
DESCRIPTION OF THE TRUST FUNDS .............................................  34
  General ..................................................................  34
  Mortgage Loans--Leases ...................................................  34
  CMBS .....................................................................  38
  Certificate Accounts .....................................................  38
  Credit Support ...........................................................  39
  Cash Flow Agreements .....................................................  39
  Pre-Funding ..............................................................  39
YIELD CONSIDERATIONS .......................................................  40
  General ..................................................................  40
  Pass-Through Rate ........................................................  40
  Payment Delays ...........................................................  40
  Shortfalls in Collections of Interest Resulting from Prepayments .........  40
  Prepayment Considerations ................................................  40
  Weighted Average Life and Maturity .......................................  42
  Controlled Amortization Classes and Companion Classes ....................  43
  Other Factors Affecting Yield, Weighted Average Life and Maturity ........  43
THE DEPOSITOR ..............................................................  45
USE OF PROCEEDS ............................................................  45
DESCRIPTION OF THE CERTIFICATES ............................................  46
  General ..................................................................  46
  Distributions ............................................................  46
  Distributions of Interest on the Certificates ............................  47
  Distributions of Principal of the Certificates ...........................  48
  Components ...............................................................  48
  Distributions on the Certificates in Respect of Prepayment
     Premiums or in Respect of Equity Participations .......................  48
  Allocation of Losses and Shortfalls ......................................  48
  Advances in Respect of Delinquencies .....................................  49
  Reports to Certificateholders ............................................  49
  Voting Rights ............................................................  51
  Termination ..............................................................  51
  Book-Entry Registration and Definitive Certificates ......................  52
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ........................  53
  General ..................................................................  53
  Assignment of Mortgage Assets; Repurchases ...............................  53
  Representations and Warranties; Repurchases ..............................  54
  Certificate Account ......................................................  55
  Collection and Other Servicing Procedures ................................  58
  Realization upon Defaulted Mortgage Loans ................................  59
  Hazard Insurance Policies ................................................  60
  Due-on-Sale and Due-on-Encumbrance Provisions ............................  61
  Servicing Compensation and Payment of Expenses ...........................  61

  Evidence as to Compliance ................................................  62
  Certain Matters Regarding the Master Servicer and the Depositor ..........  62
  Events of Default ........................................................  63
  Rights upon Event of Default .............................................  63
  Amendment ................................................................  64
  List of Certificateholders ...............................................  65
  The Trustee ..............................................................  65
  Duties of the Trustee ....................................................  65
  Certain Matters Regarding the Trustee ....................................  65
  Resignation and Removal of the Trustee ...................................  65
DESCRIPTION OF CREDIT SUPPORT ..............................................  67
  General ..................................................................  67
  Subordinate Certificates .................................................  67
  Cross-Support Provisions .................................................  67
  Insurance or Guarantees with Respect to Mortgage Loans ...................  67
  Letter of Credit .........................................................  68
  Certificate Insurance and Surety Bonds ...................................  68
  Reserve Funds ............................................................  68
  Credit Support with Respect to CMBS ......................................  68
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES .........................  69
  General ..................................................................  69
  Types of Mortgage Instruments ............................................  69
  Leases and Rents .........................................................  70
  Personalty ...............................................................  70
  Cooperative Loans ........................................................  70
  Junior Mortgages; Rights of Senior Lenders ...............................  71
  Foreclosure ..............................................................  72
  Bankruptcy Laws ..........................................................  76
  Environmental Considerations .............................................  78
  Due-on-Sale and Due-on-Encumbrance .......................................  80
  Subordinate Financing ....................................................  80
  Default Interest and Limitations on Prepayments ..........................  80
  Certain Laws and Regulations; Types of Mortgaged Properties ..............  80
  Applicability of Usury Laws ..............................................  81
  Servicemembers Civil Relief Act ..........................................  81
  Americans with Disabilities Act ..........................................  81
  Forfeiture in Drug, RICO and Money Laundering Violations .................  82
  Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing ........  82
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ...................................  84
  General ..................................................................  84
  REMICs ...................................................................  84
  Taxation of Owners of REMIC Regular Certificates .........................  86
  Taxation of Owners of REMIC Residual Certificates ........................  89
  Grantor Trust Funds ...................................................... 100
  Characterization of Investments in Grantor Trust Certificates ............ 101
  Taxation of Owners of Grantor Trust Fractional Interest Certificates ..... 101
STATE AND OTHER TAX CONSEQUENCES ........................................... 108
ERISA CONSIDERATIONS ....................................................... 109
  General .................................................................. 109
  Prohibited Transaction Exemptions ........................................ 109

LEGAL INVESTMENT ........................................................... 112
METHOD OF DISTRIBUTION ..................................................... 114
LEGAL MATTERS .............................................................. 115
FINANCIAL INFORMATION ...................................................... 115
RATINGS .................................................................... 115
INDEX OF PRINCIPAL DEFINITIONS ............................................. 116

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series. This prospectus and the prospectus supplements also may be used by us, Wachovia Capital Markets, LLC, our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in the offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     Some capitalized terms used in this prospectus are defined under the caption "Index of Principal Definitions" beginning on page 116 in this prospectus.

     In this prospectus, the terms "depositor", "we", "us" and "our" refer to Wachovia Commercial Mortgage Securities, Inc.

                              ---------------------

     Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

     You should rely only on any information or representations contained or incorporated by reference in this prospectus and the related prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement do not contain all of the information set forth in the registration statement. For further information, you should refer to the registration statement and the exhibits attached thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at The Woolworth Building, 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

     We will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     We are incorporating in this prospectus by reference all documents and reports filed by us with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. You may obtain, without charge, a copy of any or all documents or reports incorporated in this prospectus by reference, to the extent such documents or reports relate to an offered certificate. Exhibits to those documents will be provided to you only if such exhibits were specifically incorporated by reference in those documents. Requests to the depositor should be directed in writing to Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-374-6161.

                              SUMMARY OF PROSPECTUS

     The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets..............   Each series of certificates will represent the
                                 entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

                                 o  mortgage assets;

                                 o  certificate accounts;

                                 o  forms of credit support;

                                 o  cash flow agreements; and

                                 o  amounts on deposit in a pre-funding account.

The Mortgage Assets...........   The mortgage assets with respect to each series
                                 of certificates may consist of any of the following:

                                 o multifamily and commercial mortgage loans, including participations therein;

                                 o  commercial mortgage-backed securities,
                                    including participations therein;

                                 o direct obligations of the United States or other government agencies; and

                                 o  a combination of the assets described above.

                                 The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

                                 o residential properties consisting of five or more rental or cooperatively owned dwelling units;

                                 o  shopping centers;

                                 o  retail buildings or centers;

                                 o  hotels and motels;

                                 o  office buildings;

                                 o  nursing homes;

                                 o  hospitals or other health-care related
                                    facilities;

                                 o  industrial properties;

                                 o warehouse, mini-warehouse or self-storage facilities;

                                 o  mobile home parks;

                                 o  mixed use properties; and

                                 o  other types of commercial properties.

                                 Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

                                 A mortgage loan may have an interest rate that has any of the following features:

                                 o  is fixed over its term;

                                 o  adjusts from time to time;

                                 o  is partially fixed and partially floating;

                                 o is floating based on one or more formulae or indices;

                                 o may be converted from a floating to a fixed interest rate;

                                 o may be converted from a fixed to a floating interest rate; or

                                 o  interest is not paid currently but is
                                    accrued and added to the principal balance.

                                 A mortgage loan may provide for any of the following:

                                 o  scheduled payments to maturity;

                                 o  payments that adjust from time to time;

                                 o  negative amortization or accelerated
                                    amortization;

                                 o  full amortization or require a balloon
                                    payment due on its stated maturity date;

                                 o  prohibitions on prepayment;

                                 o releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

                                 o payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

                                 Unless otherwise described in the prospectus supplement for a series of certificates:

                                 o the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

                                 o all mortgage loans will have original terms to maturity of not more than 40 years;


                                 o  all mortgage loans will have individual
                                    principal balances at origination of not less than $100,000;

                                 o all mortgage loans will have been originated by persons other than the depositor; and

                                 o  all mortgage assets will have been
                                    purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

                                 Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the prospectus supplement.

Certificate Accounts..........   Each trust fund will include one or more
                                 accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support................   The following types of credit support may be
                                 used to enhance the likelihood of distributions on certain classes of certificates:

                                 o  subordination of junior certificates;

                                 o  over collateralization;

                                 o  letters of credit;

                                 o  issurance policies;

                                 o  guarantees;

                                 o  reserve funds; and/or

                                 o other types of credit support described in the prospectus supplement and a combination of any of the above.

Cash Flow Agreements..........   Cash flow agreements are used to reduce the
                                 effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

                                 o  guaranteed investment contracts;

                                 o  interest rate swap or exchange contracts;

                                 o  interest rate cap or floor agreements;

                                 o  currency exchange agreements;

                                 o  yield supplement agreements; or

                                 o other types of similar agreements described in the prospectus supplement.


Pre-Funding Account;
  Capitalized Interest
  Account......................  A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

                                 If provided in the prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement.

                                 Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the prospectus supplement.

Description of Certificates...   Each series of certificates will include one or
                                 more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the prospectus supplement. Information on the non-offered certificates is being provided solely to assist you in your understanding of the offered certificates.

Distributions on
  Certificates.................  The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

                                 o provide for the accrual of interest thereon based on fixed, variable or floating rates;

                                 o  be senior or subordinate to one or more
                                    other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

                                 o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

                                 o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

                                 o provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

                                 o provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

                                 o  provide for distributions of principal
                                    sequentially, based on specified payment schedules or other methodologies; and

                                 o  provide for distributions based on a
                                    combination of any of the above features.

                                 Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding certificate balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the prospectus supplement.

                                 The certificate balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the certificate balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances......................   A servicer may be obligated as part of its
                                 servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances.
                                 One of our affiliates may have the
                                 responsibility to make such advances, but only if that affiliate is acting as a servicer or master servicer for the related series of certificates.

Termination...................   A series of certificates may be subject to
                                 optional early termination through the
                                 repurchase of the mortgage assets in the related trust fund.

Registration of Certificates...  One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the prospectus supplement.

Tax Status of
  the Certificates.............  The certificates of each series will constitute either:

                                 o "regular interests" or "ownership interests" in a trust fund treated as a "real estate mortgage investment conduit" under the Internal Revenue Code of 1986, as amended;

                                 o  interests in a trust fund treated as a
                                    grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended;

                                 o "regular interests" or "residual interests" in a trust fund treated as a "financial assets securitization investment trust" under the Internal Revenue Code of 1986, as amended; or

                                 o  any combination of any of the above
                                    features.

ERISA Considerations..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement that is subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use "plan assets" of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment..............   The prospectus supplement will specify whether
                                 the offered certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" herein.

Rating........................   At the date of issuance, as to each series,
                                 each class of offered certificates will not be rated lower than investment grade by one or more nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

     You should consider the following risk factors, in addition to the risk factors in the prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the prospectus supplement under "Risk Factors", summarize the material risks relating to your certificates.

Your Ability to Resell
  Certificates May Be
  Limited Because of
  Their Characteristics........  You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

                                 o a secondary market for your certificates may not develop;

                                 o  interest rate fluctuations;

                                 o  the absence of redemption rights; and

                                 o the limited sources of information about the certificates other than that provided in this prospectus, the prospectus supplement and the monthly report to certificateholders.


The Assets of the Trust Fund
  May Not Be Sufficient to
  Pay Your Certificates........  Unless otherwise specified in the prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

                                 Additionally, the trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, as described in the prospectus supplement. The trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

                                 The prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the prospectus supplement.

Prepayments and Repurchases of
  the Mortgage Assets Will
  Affect the  Timing of
  Your Cash Flow and May
  Affect Your Yield...........   Prepayments (including those caused by defaults
                                 on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage assets were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

                                 We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

                                 The rate of voluntary prepayments will also be affected by:

                                 o  the voluntary prepayment terms of the
                                    mortgage loan, including prepayment lock-out periods and prepayment premiums;

                                 o then-current interest rates being charged on similar mortgage loans; and

                                 o  the availability of mortgage credit.

                                 A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a lower priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

                                 If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

                                 The yield on your certificates may be less than anticipated because:

                                 o the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

                                 o  some courts may consider the prepayment
                                    premium to be usurious.


Optional Early Termination of
  the Trust Fund May Result in
  an Adverse Impact on Your
  Yield or May Result in
  a Loss.......................  A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.


Ratings Do Not Guarantee
  Payment and Do Not Address
  Prepayment Risks.............  Any rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of certificates of such class will receive payments to which such certificateholders are entitled under the related pooling and servicing agreement. Ratings do not address:

                                 o  the likelihood that principal prepayments
                                    (including those caused by defaults) on the related mortgage loans will be made;

                                 o the degree to which the rate of prepayments on the related mortgage loans might differ from that originally anticipated;

                                 o the likelihood of early optional termination of the related trust fund;

                                 o  the possibility that prepayments on the
                                    related mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield; or

                                 o  the possibility that an investor that
                                    purchases an offered certificate at a
                                    significant premium might fail to recoup its initial investment under certain prepayment scenarios.

                                 The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot provide assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, a rating agency may base their criteria upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot provide assurance that those values will not decline in the future.

Unused Amounts in Pre-Funding
  Accounts May Be Returned to
  You as a Prepayment..........  The prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.


Additional Mortgage Assets
  Acquired  in Connection with
  the Use of a Pre-Funding
  Account May Change the
  Aggregate Characteristics of
  a Trust Fund.................  Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.


Net Operating Income Produced
  by a Mortgaged Property May
  Be Inadequate to Repay the
  Mortgage Loans...............  The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower's ability to repay the loan.

                                 Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater affect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Value of a Mortgaged
  Property and its Net
  Operating Income and Cash
  Flow Is Not Predictable......  Commercial and multifamily property values and cash flows and net operating income from such mortgaged properties are volatile and may be insufficient to cover debt service on the related mortgage loan at any given time. Property value, cash flow and net operating income depend upon a number of factors, including:

                                 o  changes in general or local economic
                                    conditions and/or specific industry
                                    segments;

                                 o  declines in real estate values;

                                 o an oversupply of commercial or multifamily properties in the relevant market;

                                 o  declines in rental or occupancy rates;

                                 o increases in interest rates, real estate tax rates and other operating expenses;

                                 o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

                                 o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the property;

                                 o the age, construction quality and design of a particular property;

                                 o whether the mortgaged properties are readily convertible to alternative uses;

                                 o  acts of God; and

                                 o  other factors beyond our control or the
                                    control of a servicer.

Nonrecourse Loans Limit the
  Remedies Available Following
  a Mortgagor Default..........  The mortgage loans will not be an obligation of, or be insured or guaranteed by, any
                                 governmental entity, by any private mortgage insurer, or by the depositor, the originators, the master servicer, the special servicer, the trustee or any of their respective affiliates.

                                 Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Special Risks of Mortgage
  Loans Secured by Multifamily
  Properties...................  Mortgage loans secured by multifamily properties may constitute a material
                                 concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

                                 o  construction of additional housing units;

                                 o  local military base closings;

                                 o  developments at local colleges and
                                    universities;

                                 o  national, regional and local politics,
                                    including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

                                 o the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain the mortgaged properties in proper condition during periods of rapid inflation or declining market value of the mortgaged properties;

                                 o  tax credit and city, state and federal
                                    housing subsidy or similar programs which may impose income restrictions on tenants and which may reduce the number of eligible tenants in such mortgaged properties and result in a reduction in occupancy rates applicable thereto; and

                                 o the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

                                 All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

                                 The multifamily projects market is
                                 characterized generally by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

Special Risks of Mortgage
  Loans Secured by Retail
  Properties...................  Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of retail properties are:

                                 o  the quality of the tenants; and

                                 o the fundamental aspects of real estate such as location and market demographics.

                                 The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

                                 Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

                                 Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

                                 o  catalogue retailers;

                                 o  home shopping networks;

                                 o  the internet;

                                 o  telemarketing; and

                                 o  outlet centers.

                                 Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage
  Loans Secured by Hospitality
  Properties...................  Mortgage loans secured by hospitality properties (e.g., a hotel or motel) may
                                 constitute a material concentration of the mortgage loans in a trust fund. Various factors affect the economic viability of a hospitality property, including:

                                 o location, quality and franchise affiliation (or lack thereof);

                                 o adverse economic conditions, either local, regional or national, which may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels;

                                 o the construction of competing hospitality properties, which may result in a reduction in occupancy levels;

                                 o the increased sensitivity of hospitality properties (relative to other commercial properties) to adverse economic conditions and competition, as hotel rooms generally are rented for short periods of time;

                                 o the financial strength and capabilities of the owner and operator of a hospitality property, which may have a substantial impact on the property's quality of service and economic performance; and

                                 o  the generally seasonal nature of the
                                    hospitality industry, which can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

                                 In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

Special Risks of Mortgage
  Loans Secured by Office
  Buildings....................  Mortgage loans secured by office buildings may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

                                 o  the quality of the tenants in the building;


                                 o the physical attributes of the building in relation to competing buildings; and

                                 o the strength and stability of the market area as a desirable business location.

                                 An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                 Office buildings are also subject to
                                 competition with other office properties in the same market. Competition is affected by a property's:

                                 o  age;

                                 o  condition;

                                 o  design (e.g., floor sizes and layout);

                                 o  access to transportation; and

                                 o  ability or inability to offer certain
                                    amenities to its tenants, including
                                    sophisticated building systems (such as
                                    fiber optic cables, satellite communications or other base building technological features).

                                 The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.


Special Risks of Mortgage
  Loans Secured by Warehouse
  and Self Storage Facilities..  Mortgage loans secured by warehouse and storage facilities may constitute a material
                                 concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

                                 Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. Furthermore, the inability of a borrower to police what is stored in a self storage facility due to privacy considerations may increase environmental risks.

Special Risks of Mortgage
  Loans Secured by Healthcare-
  Related Properties...........  The mortgaged properties may include health care-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

                                 o  Senior housing generally consists of
                                    facilities with respect to which the
                                    residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

                                 o Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

                                 o Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

                                 o Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

                                 Certain types of health care-related
                                 properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of health care-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by health care-related facilities.

                                 Moreover, health care-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any health care-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

                                 Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a health care-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

                                 Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a health care-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

                                 Federal and state government "fraud and abuse" laws also apply to health care-related facilities. "Fraud and abuse" laws generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the health care-related mortgaged properties that are subject to those laws.

                                 The operators of health care-related facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a health care-related facility will generally depend upon:

                                 o the number of competing facilities in the local market;

                                 o  the facility's age and appearance;

                                 o  the reputation and management of the
                                    facility;

                                 o the types of services the facility provides; and

                                 o where applicable, the quality of care and the cost of that care.

                                 The inability of a health care-related
                                 mortgaged property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage
  Loans Secured by Industrial
  and Mixed-Use Facilities.....  Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

                                 o  the quality of tenants;

                                 o  building design and adaptability; and

                                 o  the location of the property.

                                 Concerns about the quality of tenants,
                                 particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

                                 Aspects of building site design and
                                 adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.


Poor Property Management Will
  Adversely Affect the
  Performance of the Related
  Mortgaged Property...........  Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

                                 o  operating the property;

                                 o  providing building services;

                                 o  responding to changes in the local market;
                                    and

                                 o  planning and implementing the rental
                                    structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

                                 We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.


Balloon Payments on Mortgage
  Loans Result in Heightened
  Risk of Borrower Default.....  Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

                                 o  its ability to fully refinance the loan; or


                                 o its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

                                 The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

                                 o  the value of the related mortgaged property;

                                 o the level of available mortgage interest rates at the time of sale or refinancing;

                                 o  the borrower's equity in the related
                                    mortgaged property;

                                 o  the financial condition and operating
                                    history of the borrower and the related
                                    mortgaged property;

                                 o  tax laws;

                                 o rent control laws (with respect to certain residential properties);

                                 o  Medicaid and Medicare reimbursement rates
                                    (with respect to hospitals and nursing
                                    homes);

                                 o  prevailing general economic conditions; and

                                 o the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

The Servicer Will Have
  Discretion to Handle or
  Avoid Obligor Defaults in a
  Manner Which May Be Adverse
  to Your Interests............  If and to the extent specified in the prospectus supplement defaulted mortgage loans exist or are imminent, in order to maximize recoveries on defaulted mortgage loans, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the related pooling and servicing agreement generally will require a master servicer to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, we cannot provide assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

                                 In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.


Proceeds Received upon
  Foreclosure of Mortgage
  Loans Secured Primarily by
  Junior Mortgages May Result
  in Losses....................  To the extent specified in the prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.


Credit Support May Not Cover
  Losses  or Risks Which Could
  Adversely Affect Payment on
  Your Certificates............  The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                 A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

                                 Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if the applicable rating agency indicates that the then-current rating of those certificates will not be adversely affected. The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance of those certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage assets substantially in excess of the levels contemplated by that rating agency at the time of its initial rating analysis. None of the depositor, the master servicer or any of our or the master servicer's affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of certificates.

Mortgagors of Commercial
  Mortgage Loans Are
  Sophisticated and May
  Take Actions Adverse to Your
  Interests....................  Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Some Actions Allowed by the
  Mortgage May Be Limited
  by Law.......................  Mortgages securing mortgage loans included in a trust fund may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property. Mortgages securing mortgage loans included in a trust fund may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.


Assignment of Leases and Rents
  to Provide Further Security
  for Mortgage Loans Poses
  Special Risks................  The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender's ability to collect the rents.

Inclusion in a Trust Fund of
  Delinquent Mortgage Loans
  May Adversely Affect Rate of
  Defaults and Prepayments on
  the Mortgage Loans...........  If so provided in the prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered "delinquent" if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund. If so specified in the prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

                                 Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May
  Affect the Lien on a
  Mortgaged Property and
  Expose the Lender to Costs...  Under certain laws, contamination of real property may give rise to a lien on the
                                 property to assure the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on a property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. If a trust fund includes mortgage loans and the prospectus supplement does not otherwise specify, the related pooling and servicing agreement will contain provisions generally to the effect that the master servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the master servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but we cannot provide assurance in a given case that those risks can be eliminated entirely. In addition, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.


One Action Jurisdiction May
  Limit the Ability of the
  Special Servicer to
  Foreclose on a Mortgaged
  Property.....................  Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

                                 In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Rights Against Tenants May Be
  Limited if Leases Are Not
  Subordinate to the Mortgage
  or Do Not Contain Attornment
  Provisions...................  Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

                                 In some states, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

                                 If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are
  Not in Compliance With
  Current Zoning Laws, You May
  Not Be Able to Restore
  Compliance Following a
  Casualty Loss................  Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-confirming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


Inspections of the Mortgaged
  Properties Were Limited......  The mortgaged properties were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns...........   There may be legal proceedings pending and,
                                 from time to time, threatened against the mortgagors or their affiliates relating to the business, or arising out of the ordinary course of business, of the mortgagors and their affiliates. We cannot provide assurance that such litigation will not have a material adverse effect on the distributions to you on your certificates.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans and participations therein, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans--Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

MORTGAGE LOANS--LEASES

     General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower's leasehold estate in a property; however, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor.

     If so specified in the prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Leases. To the extent specified in the prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the extent specified in the prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

     To the extent described in the prospectus supplement, the leases, which may include "bond-type" or "credit-type" leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

     If so specified in the prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. As specified in the prospectus supplement, some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee's responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgage property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the prospectus supplement, the Debt Service Coverage Ratio of a mortgage loan at any given time is the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to
(ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As more fully set forth in the prospectus supplement, Net Operating Income means, for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property. The Net Operating Income of a mortgaged property will fluctuate over time and may not be sufficient to cover debt service on the mortgage loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain health-care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related Debt Service Coverage Ratio is high.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. As may be further described in the prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans" and "--Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-Off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity (or for ARD loans, the anticipated repayment date) of the mortgage loans, (v) the original Loan-to-Value Ratios of the mortgage loans, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If specific information regarding the mortgage loans is not known to the depositor at the time the certificates are initially offered, the depositor will provide more general information of the nature described above in the prospectus supplement, and the depositor will set forth specific information of the nature described above in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer or the CMBS trustee on the dates specified in the prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer and CMBS trustee, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement.

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for the certificates of each series. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating a series of certificates. If so specified in the prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the prospectus supplement.

PRE-FUNDING

     If so provided in the prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-Off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the prospectus supplement.

     In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the prospectus supplement. See "Risk Factors--Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment."

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield." The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST RESULTING FROM PREPAYMENTS

     When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases of mortgage loans out of the trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate's yield to maturity.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor's offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

     In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the certificate balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk", that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

     A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage assets in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the prospectus supplement. As described in the prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or certificate balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

     Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the prospectus supplement. As specifically set forth in the prospectus supplement, "excess funds" generally will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.


                                  THE DEPOSITOR

     Wachovia Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of Wachovia Bank, National Association (formerly known as First Union National
Bank), a national banking association with its main office located in Charlotte, North Carolina. Wachovia Bank, National Association is a subsidiary of Wachovia Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Wachovia Corporation is a financial holding company under the Gramm-Leach-Bliley Act. The depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-374-6161. There can be no assurance that the depositor will have any significant assets.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to certificate balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the prospectus supplement. As provided in the prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the prospectus supplement, at the location specified in the prospectus supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be Limited Because of Their Characteristics," and "--The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates."

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee or master servicer on each distribution date as specified in the prospectus supplement from the Available Distribution Amount for such series and such distribution date.

     Except as otherwise specified in the prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC residual certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC residual certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC residual certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance thereof immediately prior to such distribution date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the certificate balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments" exceed the amount of any sums (including, if and to the extent specified in the prospectus supplement, the master servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the certificate balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class. See "Risk Factors--Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC residual certificates) will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-Off Date, after application of scheduled payments due on or before such date, whether or not received.

     As and to the extent described in the prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of certificates. In such case, reference in those sections to certificate balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related certificate account that are not included in the Available Distribution Amount for such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the prospectus supplement, each servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the prospectus supplement, advances of a servicer's (or another entity's) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

     If advances have been made from excess funds in a certificate account, the master servicer or other person that advanced such funds will be required to replace such funds in the certificate account on any future distribution date to the extent that funds then in the certificate account are insufficient to permit full distributions to certificateholders on that date. If so specified in the prospectus supplement, the obligation of a master servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

     If and to the extent so provided in the prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date a master servicer or trustee will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

          (i) the amount of such distribution to holders of certificates of such class applied to reduce the certificate balance thereof;

          (ii) the amount of such distribution to holders of certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of certificates of such class allocable to prepayment premiums;

          (iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution and the aggregate amount of unreimbursed advances at the close of business on, or as of a specified date shortly prior to, such distribution date;

          (vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

          (vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to any mortgage loan liquidated during the related prepayment period (as to the current distribution date, generally the period extending from the prior distribution date to and including the current distribution date) in connection with a default on that mortgage loan or because the mortgage loan was purchased out of the trust fund (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

          (ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

          (x) the certificate balance or notional amount of each class of certificates (including any class of certificates not offered hereby) immediately before and immediately after such distribution date, separately identifying any reduction in the certificate balance due to the allocation of any losses in respect of the related mortgage loans;

          (xi) the aggregate amount of principal prepayments made on the mortgage loans during the related prepayment period;

          (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on such distribution date;

          (xiii) the amount of any Accrued Certificate Interest due but not paid on such class of offered certificates at the close of business on such distribution date; and

          (xiv) if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

     Within a reasonable period of time after the end of each calendar year, the related master servicer or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the prospectus supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the prospectus supplement. See "Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See "Description of the Pooling and Servicing Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related certificate account, or otherwise by the related master servicer or trustee or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. In any event, unless otherwise disclosed in the prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO Properties) then included in a trust fund and the fair market value of all REO Properties then included in the trust fund, which may or may not result in full payment of the aggregate certificate balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participating organizations deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to indirect participants in the DTC system such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant in the DTC system, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry certificates under the DTC system must be made by or through direct participants in the DTC system, which will receive a credit for the book-entry certificates on DTC's records. A certificate owner's ownership interest as an actual purchaser of a book-entry certificate will in turn be recorded on the records of direct participants and indirect participants. Certificate owners will not receive written confirmation from DTC of their purchases, but certificate owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the direct participant or indirect participant through which each certificate owner entered into the transaction. Transfers of ownership interest in the book-entry certificates will be accomplished by entries made on the books of participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC will not know the identity of actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants in the DTC system to whose accounts such certificates are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to direct participants in the DTC system, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by participants to certificate owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such participant (and not of DTC, the depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, certificate owners may receive payments after the related distribution date.

     As may be provided in the prospectus supplement, the only "certificateholder" (as such term is used in the related pooling and servicing agreement) of a book-entry certificate will be the nominee of DTC, and the certificate owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. The depositor is informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of direct participants in the DTC system, who in turn act on behalf of indirect participants and certain certificate owners, the ability of a certificate owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to certificate owners or their nominees, rather than to DTC or its nominee, only if
(i) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or
(ii) the depositor notifies DTC of its intent to terminate the book-entry system through DTC with respect to such certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee or other designated party will be required to issue to the certificate owners identified in such instructions the definitive certificates to which they are entitled, and thereafter the holders of such definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.


               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the prospectus supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the prospectus supplement. As used in this prospectus with respect to any series, the term "certificate" refers to all of the certificates of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

     The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant seller of the mortgage asset. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the prospectus supplement, the mortgage asset seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be specified in the prospectus supplement.

     If so provided in the prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

     With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. Each warranting party will be identified in the prospectus supplement.

     Unless otherwise provided in the prospectus supplement, each pooling and servicing agreement will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a warranting party will be specified in the prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained certificate accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. As described in the prospectus supplement, a certificate account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the certificate account will be paid to the related master servicer or trustee as additional compensation. If permitted by such rating agency or agencies and so specified in the prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-Off Date (other than payments due on or before the Cut-Off Date):

          (i) all payments on account of principal, including principal prepayments, on the mortgage loans;

          (ii) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

          (iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support;"

          (v) any advances made as described under "Description of the Certificate--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans," and all liquidation proceeds resulting from any mortgage asset purchased as described under "Description of the Certificates--Termination;"

          (viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders' equity participations on the mortgage loans;

          (x) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

          (xii) any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the prospectus supplement, the master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund for any of the following purposes:

          (i) to make distributions to the certificateholders on each distribution date;

          (ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

          (iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

          (iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

          (v) if and to the extent described in the prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the prospectus supplement, to pay the fees of the trustee;

          (ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

          (x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the certificate account and, to the extent described in the prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences-- Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes;"

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of such mortgage loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

          (xv) to pay for the cost of recording the pooling and servicing agreement if recorded in accordance with the pooling and servicing agreement;

          (xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the prospectus supplement; and

          (xvii) to clear and terminate the certificate account upon the termination of the trust fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the pooling and servicing agreement.

     The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

     Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under such sub-servicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

     Special Servicers. If and to the extent specified in the prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the prospectus supplement.

     Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

     If a default on a mortgage loan has occurred, the master servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of, such mortgaged property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

          (i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the master servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the master servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The master servicer will be entitled to reimburse itself from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement may require the related master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the master servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related certificate account. The pooling and servicing agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related certificate account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-Sale and Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

     See "Yield Considerations--Shortfalls in Collections of Interest Resulting from Prepayments."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement may require that, on or before a specified date in each year, the master servicer cause a firm of independent public accountants to furnish a statement to the trustee to the effect that, based on an examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related pooling and servicing agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers requires it to report. Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a master servicer will be made available to certificateholders upon written request to the master servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer's resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies that has rated any one or more classes of certificates of the related series confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related certificate account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, provided that such failure is permitted so long as the failure is corrected by 10:00 a.m. on the related distribution date, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the prospectus supplement) is acceptable to each rating agency that assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or (v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of such certificate, (y) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (x), without the consent of the holders of all certificates of such class or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related certificate account, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the prospectus supplement, holders of the certificates of any series entitled to at least 51% (or such other percentage specified in the prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of over-collateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of credit support described in the prospectus supplement, or any combination of the foregoing. If so provided in the prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the prospectus supplement.

     The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-Off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement.

     If so specified in the prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency rating the certificates of such series. If so specified in the prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as "mortgages" in this prospectus and, unless otherwise specified, in any prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the beneficiary's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee's authority is further limited by the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Considerations." In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations. If specified in the prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower's default and thereby extinguish the trust fund's junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

     Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the

Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate. This may delay a trustee's exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

     Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Excluded from CERCLA's definition of "owner" or "operator," however, is a lender that, "without participating in the management" of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management." However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA,
(2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or
(4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel's liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE IN DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wachovia Bank, National Association (Wachovia) or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wachovia and other banks, were to find that any obligation of Wachovia or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wachovia or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wachovia or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wachovia or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wachovia or another bank or (iii) any other obligation of Wachovia or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wachovia or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wachovia or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of section 1221 of the Code and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (e.g., banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is given with respect to the consequences of contemplated actions and is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (i) REMIC Certificates representing interests in a trust, or a portion thereof, that the master servicer or the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) grantor trust certificates representing interests in a grantor trust fund as to which no such election will be made. If no REMIC election is made, the trust fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The prospectus supplement relating to such an election will describe the requirements for the classification of the trust as a FASIT and the consequences to a holder of owning certificates in a FASIT. The prospectus supplement for each series of certificates also will indicate whether a REMIC election (or elections) will be made for the related trust or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC Certificates and mortgage pass-through certificates, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements, other than guaranteed investment contracts, are included in a trust, the tax consequences associated with any cash flow agreements also will be disclosed in the related prospectus supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. It is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related pooling and servicing agreement and based upon the law on the date thereof, for federal income tax purposes the related trust will qualify as one or more REMICs and the REMIC Certificates offered will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") under the REMIC provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period during which the requirements for such status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and each such series of certificates will constitute assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. In addition, generally the REMIC Regular Certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The servicer or the trustee will report those determinations to certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The related prospectus supplement will describe whether any mortgage loans included in the trust fund will not be treated as assets described in the foregoing sections. The REMIC regulations do provide that payments on mortgage loans held pending distribution are considered part of the mortgage.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as separate or tiered REMICs for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will ach qualify as a REMIC and the REMIC Certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     For purposes of determining whether the REMIC Certificates are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income generated by these certificates is interest described in section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance, the issue price will be the fair market value on the issuance date. Under the OID regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." "Qualified stated interest" includes interest payable unconditionally at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," or a combination of a single fixed rate and one or more "qualified floating rates," or one "qualified inverse floating rates," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificates.

     It is not entirely clear under the Code that interest paid to the REMIC Regular Certificates that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the prospectus supplement, the trust fund intends to treat stated interest as "qualified stated interest" for determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, the related prospectus supplement will describe the manner in which these rules will be applied in preparing information returns to the certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the issuance of the certificates, a portion of the purchase price paid for a REMIC Regular Certificate will reflect accrued interest. The OID regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether such an election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying the number of complete years, rounding down for partial years, from the issue date until any payment is expected to be made (taking into account the prepayment assumption) by a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity. Under the OID Regulations, original issue discount of only a de minimis amount will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount that accrued with respect to such certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period, including the first day and (ii) the daily portions of original issue discount for all days during the related accrual period up to the day of determination.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If the election is made, it will apply to all market discount bonds acquired by such certificateholder on or after the first day of the taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable.

     Market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued, the rules described in the committee report accompanying the Tax Reform Act of 1986 apply. That committee report indicates that REMIC Regular Certificates should accrue market discount either:

     o    on the basis of a constant yield method;

     o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid during the accrual period bears to the total amount of stated interest remaining to be paid as of the beginning of the accrual period; or

     o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

     Furthermore, the prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under section 171 of the Code to amortize such premium against qualified stated interest under the constant yield method over the life of the certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The committee report accompanying the Tax Reform Act of 1986 states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under section 171 of the Code.

     Realized Losses. Under section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the residential loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's certificate becomes wholly worthless and that the loss will be characterized as a short-term capital loss. Losses sustained on the mortgage loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code section 1272(a)(6) for purposes of determining the amount of OID that accrues on a certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans included in a trust fund or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless the related prospectus supplement states otherwise. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such certificate from a prior holder of such certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or loss of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce or increase the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such certificate at a price greater than (or less than) the adjusted basis, such REMIC Residual Certificate would have had in the hands of an original holder of such certificate. The REMIC Regulations, however, do not provide for any such modifications.

     It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual Certificate should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest on the REMIC Regular Certificates, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered by this prospectus and the related prospectus supplement will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--

Original Issue Discount." If one or more classes of REMIC Certificates are retained initially rather than sold, the master servicer or the trustee may be required to estimate the fair market value of the REMIC's interests in its mortgage loans and other property in order to determine the basis to the REMIC of the mortgage loans and other property held by such REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) if the REMIC's basis in that mortgage loan is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption. However, this election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate; over

     o the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date the certificates were issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any tax treaty with respect to the 30% United States withholding tax imposed on distributions to foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income, excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. The Treasury could issue regulations which apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. The REMIC Regulations currently do not address this subject.

     In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a REMIC Residual Certificateholder. First, alternative minimum taxable income for a REMIC Residual Certificateholder is determined without regard to the special rule discussed above, that taxable income cannot be less than excess inclusions. Second, a REMIC Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumptions and on any required or permitted cleanup calls, or required liquidation provisions, the present value of the expected future distributions discounted at the "applicable Federal rate" on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other United States person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit to certify to the matters in the preceding sentence.

     In addition to the three conditions set forth above, a fourth condition must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer. Either:

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values are generally computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

          (b) the following requirements are satisfied:

               (i) the transferee is a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     On May 11, 2004 the Internal Revenue Service published final Treasury regulations (the "Inducement Fee Regulations") under Sections 446(b), 860C, and 863(a) of the Code relating to the proper method of accounting for, and source of income from, fees ("inducement fees") received by taxpayers to induce the acquisition of "noneconomic" REMIC residual interests. These regulations apply to taxpayers who receive inducement fees in connection with becoming the holder of a noneconomic REMIC residual interest for taxable years ending on or after May 11, 2004.

     Proposed Treasury Regulation section 1.863-1(e) provides that an inducement fee is treated as U.S. source income. Proposed Treasury Regulation section 1.446-6(c) sets forth a general rule (the "General Rule") which provides that a taxpayer must recognize in income an inducement fee received for acquiring a noneconomic REMIC residual interest "over the remaining expected life of the applicable REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that noneconomic residual interest."

     Under the Inducement Fee Regulations, a taxpayer is generally permitted to adopt an accounting method for the recognition of inducement fees that meets the General Rule described above. The Proposed Treasury Regulations state, however, that the treatment of inducement fees received on noneconomic REMIC residual interests constitutes a method of accounting for purposes of Internal

Revenue Code sections 446 and 481. Thus, under the Inducement Fee Regulations, once an accounting method is adopted it must be consistently applied to all inducement fees received by the taxpayer in respect of noneconomic REMIC residual interests, and may not be changed without the consent of the Commissioner, pursuant to section 446(e) of the Code and the Treasury Regulations and other procedures thereunder.

     The Inducement Fee Regulations set forth two alternative safe harbor methods of accounting for meeting the General Rule described above. The Commissioner is authorized to provide additional safe harbor methods by revenue ruling or revenue procedure.

     Under one safe harbor method of accounting set forth in the Inducement Fee Regulations (the "Book Method"), a taxpayer includes an inducement fee in income in accordance with the same accounting method and time period used by the taxpayer for financial reporting purposes, provided that the period over which such inducement fee is included in income is not less than the period the related REMIC is expected to generate taxable income.

     Under the second safe harbor accounting method (the "Modified REMIC Regulatory Method"), a taxpayer recognizes inducement fee income ratably over the remaining anticipated weighted average life of the REMIC. For this purpose, the REMIC's remaining anticipated weighted average life is determined as of the date of acquisition of the noneconomic REMIC residual interest using the methodology provided in current Treasury Regulation section 1.860E-1(a)(3)(iv).

     The Inducement Fee Regulations also provide that upon a sale or other disposition of a noneconomic REMIC residual interest (other than in a transaction to which section 381(c)(4) of the Code applies) the holder must include currently in income the balance of any previously unrecognized inducement fee amounts attributable to such residual interest.

     Mark-to-Market Rules. Section 475 provides a requirement that a securities dealer mark-to-market securities held for sale to customers. Treasury regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus cannot be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a certain "pass-through entity," an amount equal to these fees and expenses will be added to the certificateholder's gross income and the certificateholder will treat such fees and expenses as a miscellaneous itemized deduction subject to the limitation of section 67 of the Code to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over such amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However the section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity," beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such certificateholder, increased by income reported by such certificateholder with respect to such REMIC Regular Certificate, including original issue discount and market discount income, and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset within the meaning of section 1221 of the Code. Investors that recognize a loss on a sale or exchange of the REMIC Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of such REMIC Regular Certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to such sale.

     In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and substantially all of the taxpayer's return is attributable to the time value of money. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan;

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments;

     o    the receipt of compensation for services; or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

     It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. A REMIC may recognize "net income from foreclosure property" subject to federal income tax if the Trustee or applicable servicer determines that the recovery to certificateholders is likely to be greater on an after tax basis than earning qualifying income that is not subject to tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, contributions, "net income from foreclosure property" or state or local tax imposed on the REMIC will be borne by the related servicer or trustee in any case out of its own funds, if such tax arose out of a breach of such person's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a servicer or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

     o the present value discounted using the "applicable Federal rate" of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption, required or permitted cleanup calls, or required liquidation provisions. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests are not held by disqualified organizations and information necessary for the application of the tax are made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of the amount of excess inclusions allocable to the interest in the pass-through entity held by such disqualified organization and the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" generally means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would exclude as instrumentalities entities not treated as instrumentalities under section 168(h)(2)(D) of the Code or the Freddie Mac), or any organization (other than a cooperative described in section 521 of the Code);

     o any organization that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code; or

     o    any organization described in section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, either the trustee or the servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the trustee or the servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee or the servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring that information relating to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the trustee or the servicer, unless otherwise stated in the related prospectus supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, and proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" at a rate of 28% (increasing to 31% after 2010) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise stated in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed under penalties of perjury, certifying that such certificateholder is not a United States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means:

     o    a citizen or resident of the United States;

     o a corporation or partnership (or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are enacted that provide otherwise);

     o an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source; and

     o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by:

     o a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates; or

     o to the extent of the amount of interest paid by the related mortgagor on a particular mortgage loan, a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such mortgage or a controlled foreign corporation of which such mortgagor is a "United States shareholder" within the meaning of section 951(b) of the Code.

     If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty. In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation. Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

     The Treasury Department issued final regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their own tax advisors regarding these regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of grantor trust certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a grantor trust certificate generally will be treated as the owner of an interest in the mortgage loans included in the grantor trust fund.

     For purposes of the following discussion, a grantor trust certificate represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust fund, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate." A grantor trust certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related grantor trust fund less normal administration fees and any spread and interest paid to the holders of grantor trust fractional interest certificates issued with respect to a grantor trust fund will be referred to as a "grantor trust strip certificate." A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. Except as discussed in the related prospectus supplement, in the case of grantor trust fractional interest certificates, counsel to the depositor will deliver an opinion that, in general, grantor trust fractional interest certificates will represent interests in:

     o    assets described in section 7701(a)(19)(C) of the Code;

     o "obligation[s] which...[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and

     o "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

     In addition, counsel to the depositor will deliver an opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of mortgage loans that are assets described in section 7701(a)(19)(C) of the Code, "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and the income they produce, will be so characterized. Although the policies underlying such sections may suggest that such characterization is appropriate, counsel to the depositor will not deliver any opinion on the characterization of these certificates. Prospective purchasers of grantor trust strip certificates should consult their tax advisors regarding whether the grantor trust strip certificates, and the income they produce, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. In some situations, the taxpayer's deduction may be subject to itemized deduction limitations and be limited if the taxpayer is subject to the corporate alternative minimum tax. For a more detailed discussion of these limitations, see "--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions".

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates are issued, such fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of further guidance, it is intended to base information returns or reports on a method that allocates such expenses among classes of grantor trust certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if a class of grantor trust strip certificates is issued as part of the same series of Certificates or the depositor or any of its affiliates retains a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the mortgage loans for certain series of grantor trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to a servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and de minimis market discount discussion below. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount." Under the stripped bond rules, the holder of a grantor trust fractional interest certificate will be required to report "qualified stated interest" from its grantor trust fractional interest certificate for each month, as such amounts are received or accrued (based on the holder's method of accounting) and will be required to report an amount equal to the original issue discount income that accrues on such certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of such certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by such purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on such certificate, other than "qualified stated interest," and the certificate's share of reasonable servicing and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such grantor trust fractional interest certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such grantor trust fractional interest certificate to such holder. Such yield would be computed at the rate that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any spread or any other ownership interest in the mortgage loans retained by the depositor, a servicer, or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

     With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption and conforms to the prepayment assumption used in pricing the instrument. Regulations could be adopted applying those provisions to the grantor trust fractional interest certificates. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, with respect to any holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates.

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a discount or premium, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such certificate and the portion of the adjusted basis of such certificate that is allocable to such certificateholder's interest in the mortgage loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such stripped bond prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon, there is less than a de minimis amount of original issue discount or the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan before subtracting any servicing fee or any stripped coupon. Original issue discount or market discount on a grantor trust fractional interest certificate are de minimis if less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on such mortgage loan other than "qualified stated interest." "Qualified stated interest" generally includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate" or at an "objective rate." In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans in preparing information returns to the certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loan. For this purpose, the weighted average maturity of the mortgage loan will be computed by multiplying the number of full years from the issue date until such payment is expected to be made by a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the mortgage loan. Under the OID regulations, original issue discount of only a de minimis amount will generally be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the mortgage loan. The OID Regulations also permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a grantor trust fractional interest certificate that purchases such grantor trust fractional interest certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such grantor trust fractional interest certificate to such purchaser is in excess of such certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of the adjusted issue price of such mortgage loan at the beginning of the accrual period that includes such day plus the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     The trustee or servicer, as applicable, will provide to any holder of a grantor trust fractional interest certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of such discount that has accrued through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by or due to the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder during or after the first taxable year to which such election applies. In addition, the OID regulations would permit a certificateholder to elect to accrue all interest, discount and premium in income as interest, based on a constant yield method. If such an election were made with respect to a mortgage loan with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a certificateholder that made this election for a certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates-- Premium." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments where principal is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. For a more detailed discussion of the treatment of market discount, see "Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly lower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to mortgage loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the mortgage loans multiplied by the number of full years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such certificateholder may elect under section 171 of the Code to amortize using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "--If Stripped

Bond Rules Apply," no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the grantor trust strip certificates. Accordingly, holders of grantor trust strip certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such certificates.

     The OID regulations insofar as they describe the application of the constant yield method, do not apply to instruments to which section 1272(a)(6) applies, which may include grantor trust strip certificates as well as grantor trust fractional interest certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such grantor trust strip certificate at the beginning of such month and the yield of such grantor trust strip certificate to such holder. Such yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

     The accrual of income on the grantor trust strip certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative guidance, it is intended to base information returns or reports to the IRS and certificateholders on the stripped bond prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the stripped bond prepayment assumption. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the stripped bond prepayment assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument and the effect of prepayments is taken into account in computing yield with respect to such grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the stripped bond prepayment assumption. However, if a grantor trust strip certificate is treated as an interest in discrete mortgage loans, or if the stripped bond prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to such mortgage loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the mortgage loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non-contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, these regulations do not specifically address the grantor trust strip certificates or other securities subject to the stripped bond rules of section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis, recognized on such sale or exchange of a grantor trust certificate by an investor who holds such grantor trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such grantor.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk and the taxpayer's return is substantially attributable to the time value of money. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income. Investors that recognize a loss on a sale or exchange of the grantor trust certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Grantor Trust Reporting. As may be provided in the related prospectus supplement, the trustee or servicer, as applicable, will furnish to each holder of a grantor trust certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through interest rate. In addition, within a reasonable time after the end of each calendar year, the trustee or servicer will furnish to each certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or servicer's information reports. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984. However, to the extent the grantor trust certificate represents an interest in real property (e.g., because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. certificateholders and potential U.S. taxation.

     To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, such grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     On June 20, 2002, the IRS published regulations which will, when effective, and if finalized in their proposed form, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in offered certificates may cause the trust assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

     Wachovia Corporation ("Wachovia") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "underwriter" includes (i) Wachovia, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wachovia, and (iii) any member of the underwriting syndicate or selling group of which Wachovia or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See "Method of Distribution."

     The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch").

     Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The "Restricted Group" consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the provider of any credit support and any obligor with respect to mortgage assets (including mortgage loans underlying a CMBS not issued by Fannie Mae, Freddie Mac, Farmer Mac or Ginnie Mae) constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

     Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The prospectus supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of Standard & Poor's, Moody's, or Fitch for at least one year prior to the Plan's acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. It is not clear whether the Exemption applies to participant directed plans as described in

Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. If mortgage loans are secured by leasehold interests, each lease term must be at least 10 years longer than the term of the relevant mortgage loan.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by an NRSRO and do not result in any certificates receiving a lower credit rating from the NRSRO than the current rating. The pooling and servicing agreements will each be a "Pooling and Servicing Agreement" as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's, Moody's, or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under
Section 401(c) of ERISA, that became applicable on July 5, 2001.

     Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of Prohibited Transaction Class Exemption 95-60. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for such entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18,
2001) "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal and state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by the prospectus and the related prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wachovia Capital Markets, LLC, acting as underwriter with other underwriters, if any, named in the prospectus supplement. Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Wachovia Capital Markets, LLC acting as agent. If Wachovia Capital Markets, LLC acts as agent in the sale of offered certificates, Wachovia Capital Markets, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the prospectus supplement. To the extent that Wachovia Capital Markets, LLC elects to purchase offered certificates as principal, Wachovia Capital Markets, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

     This prospectus and prospectus supplements also may be used by the depositor, Wachovia Capital Markets, LLC, an affiliate of the depositor, and any other affiliate of the depositor when required under the federal securities laws in connection with offers and sales of offered certificates in furtherance of market-making activities in offered certificates. Wachovia Capital Markets, LLC or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC to one or more affiliates of the depositor. This prospectus and prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wachovia Capital Markets, LLC.

     The depositor will agree to indemnify Wachovia Capital Markets, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, Wachovia Capital Markets, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered certificates will not nonetheless issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned to a class of offered certificates by one or more of the rating agencies that has been requested by the depositor to rate the offered certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to qualification, revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

     "Accrual Certificates" means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding certificate balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under "Distributions of Interest on the Certificates" in this prospectus.

     "Available Distribution Amount" means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the prospectus supplement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-Off Date" means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the related prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time and as more fully set forth in the prospectus supplement, the ratio of (i) the Net Operating Income of the mortgaged property for a twelve-month period to (ii) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Farmer Mac" or "FAMC" means the Federal Agricultural Mortgage Corporation.

     "Loan-to-Value Ratio" means, as more fully set forth in the prospectus supplement, the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan.

     "Net Operating Income" means, as more fully set forth in the prospectus supplement and for any given period, the total operating revenues derived from a mortgaged property, minus the total operating expenses incurred in respect of the mortgaged property other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the mortgage loan) secured by liens on the mortgaged property.

     "REMIC" means a "real estate mortgage investment conduit" under the Code.

     "REMIC Certificate" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REO Property" means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Prepayment Assumption" or "SPA" means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

     The file "WBCMT 2004-C14 Prospectus Annexes A1-6.xls", which is a Microsoft Excel*, Version 5.0 spreadsheet, that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the prospectus supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2004-C14 Prospectus Annexes A1-6.xls" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "WBCMT 2004-C14 Prospectus Annexes A1-6.xls" to your hard drive or network drive. Copy the file "WBCMT 2004-C14 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 Multifamily Data" or "A-3 Reserve Accounts" or "A-4 Commercial Tenant Schedule" or "A-5 Crossed Collateralized Pool" or "A-6 FBI Payment Schedule", respectively.

     * Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

     UNTIL NOVEMBER   , 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE
OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                          ------
                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT .........................................   S-5
OVERVIEW OF THE CERTIFICATES .............................................   S-6
THE PARTIES ..............................................................   S-8
IMPORTANT DATES AND PERIODS ..............................................  S-10
THE CERTIFICATES .........................................................  S-11
THE MORTGAGE LOANS .......................................................  S-29
RISK FACTORS .............................................................  S-43
DESCRIPTION OF THE MORTGAGE POOL .........................................  S-90
SERVICING OF THE MORTGAGE LOANS .......................................... S-186
DESCRIPTION OF THE CERTIFICATES .......................................... S-203
YIELD AND MATURITY CONSIDERATIONS ........................................ S-244
USE OF PROCEEDS .......................................................... S-250
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................. S-250
ERISA CONSIDERATIONS ..................................................... S-251
LEGAL INVESTMENT ......................................................... S-254
METHOD OF DISTRIBUTION ................................................... S-255
LEGAL MATTERS ............................................................ S-256
RATINGS .................................................................. S-256
INDEX OF DEFINED TERMS ................................................... S-257
ANNEX A-1 ................................................................   A-1
ANNEX A-2 ................................................................   A-2
ANNEX A-3 ................................................................   A-3
ANNEX A-4 ................................................................   A-4
ANNEX A-5 ................................................................   A-5
ANNEX A-6 ................................................................   A-6
ANNEX B ..................................................................   B-1
ANNEX C ..................................................................   C-1

                                   PROSPECTUS

ADDITIONAL INFORMATION ...................................................     6
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ........................     6
SUMMARY OF PROSPECTUS ....................................................     7
RISK FACTORS .............................................................    14
DESCRIPTION OF THE TRUST FUNDS ...........................................    34
YIELD CONSIDERATIONS .....................................................    40
THE DEPOSITOR ............................................................    45
USE OF PROCEEDS ..........................................................    45
DESCRIPTION OF THE CERTIFICATES ..........................................    46
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS ......................    53
DESCRIPTION OF CREDIT SUPPORT ............................................    67
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES .......................    69
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................    84
STATE AND OTHER TAX CONSEQUENCES .........................................   108
ERISA CONSIDERATIONS .....................................................   109
LEGAL INVESTMENT .........................................................   112
METHOD OF DISTRIBUTION ...................................................   114
LEGAL MATTERS ............................................................   115
FINANCIAL INFORMATION ....................................................   115
RATINGS ..................................................................   115
INDEX OF PRINCIPAL DEFINITIONS ...........................................   116



                                 $1,007,897,000
                                  (APPROXIMATE)



                               WACHOVIA COMMERCIAL
                            MORTGAGE SECURITIES, INC.
                                   (DEPOSITOR)


                            WACHOVIA BANK COMMERCIAL
                                 MORTGAGE TRUST


                               COMMERCIAL MORTGAGE
                                  PASS-THROUGH
                          CERTIFICATES SERIES 2004-C14



                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------



                               WACHOVIA SECURITIES


                              GOLDMAN, SACHS & CO.


                              RBS GREENWICH CAPITAL



                                AUGUST   , 2004

================================================================================